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ANNEX B CONTENTS

As filed with the Securities and Exchange Commission on February 6, 2012

Registration No. 333-178991

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Aon Global Limited
(Exact name of registrant as specified in its charter)

England and Wales (State or other jurisdiction of incorporation or organization)	6411 (Primary Standard Industrial Classification Code Number)	98-1030901 (I.R.S. Employer Identification Number)

8 Devonshire Square
London EC2M 4PL
England
+44 20 7623 5500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Peter Lieb
Executive Vice President and General Counsel
200 East Randolph Street
Chicago, Illinois 60601
(312) 381-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Thomas A. Cole Frederick C. Lowinger Gary D. Gerstman Sidley Austin LLP One South Dearborn Street Chicago, Illinois 60603 (312) 853-7000	Julian Long Freshfields Bruckhaus Deringer LLP 65 Fleet Street London EC4Y 1HS England +44 20 7936 4000

          Approximate date of commencement of proposed sale of the securities to the public: As soon as reasonably practicable after the effectiveness of this Registration Statement and the completion of the merger described in the enclosed proxy statement/prospectus.

          If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

          Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer", "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED FEBRUARY 6, 2012

          You are cordially invited to the Special Meeting of Stockholders of Aon Corporation, a Delaware corporation ("Aon Delaware"), to be held at the offices of Aon Corporation, located at the Aon Center, 200 East Randolph Street, Chicago, Illinois, on March 16, 2012, at 1:00 p.m., local time. Only stockholders of record at the close of business on February 6, 2012 are entitled to notice of and to vote at the special meeting. Details of the business to be presented at the special meeting can be found in the accompanying Notice of Special Meeting of Stockholders and proxy statement/prospectus.

          At the special meeting, you will be asked to approve the adoption of an Agreement and Plan of Merger and Reorganization (the "merger agreement") between Aon Delaware and a wholly-owned, indirect subsidiary of Aon Delaware, which is one of the initial steps of a proposed reorganization of the corporate structure of Aon Delaware and the group of companies it controls (the "reorganization"). If the merger agreement is approved, we would consummate a merger the result of which is that the place of incorporation of our parent company would change from Delaware to England and you would hold Class A Ordinary Shares ("Class A Ordinary Shares") of a newly formed public limited company named "Aon plc" or a similar name ("Aon UK"), incorporated under English law and subject to U.K. tax laws. Aon UK is currently a private limited company named "Aon Global Limited." The number of Class A Ordinary Shares that you will own will be the same as the number of shares of common stock of Aon Delaware that you own immediately prior to the completion of the merger, and your proportionate ownership and relative voting rights will remain unchanged, subject, in each case, to your receipt of cash in lieu of any fractional shares that you own. We currently anticipate that the merger will be completed in the second quarter of 2012, although the merger may be abandoned by our Board at any time, including after stockholder approval.

          After the completion of the merger, Aon UK and its subsidiaries will continue to conduct the same business operations as conducted by Aon Delaware before the transaction. We will submit an application to the New York Stock Exchange (the "NYSE") and expect that, immediately following the effective time of the merger, the Class A Ordinary Shares will be listed on the NYSE under the symbol "AON," the current symbol for Aon Delaware common stock. We have no current plans to list Aon UK's shares on any other securities exchange, including the London Stock Exchange.

          Upon completion of the reorganization, we will remain subject to the U.S. Securities and Exchange Commission reporting requirements, the mandates of the Sarbanes-Oxley Act and the applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles. We also must comply with any additional reporting requirements of English law.

          Generally, for U.S. federal income tax purposes (i) stockholders of Aon Delaware who are U.S. persons should recognize gain, if any (but not loss), as a result of the merger, and (ii) stockholders of Aon Delaware who are not U.S. persons will not be subject to U.S. federal income tax as a result of the merger.

          At the special meeting, you will also be asked to approve a proposal to implement a reduction of capital of Aon UK through a customary court-approved process so that it will have sufficient distributable reserves under English law to declare dividends, make distributions or repurchase shares following the completion of the merger.

          You will also be asked to approve, on an advisory and non-binding basis, compensation that may be payable to certain named executive officers of Aon Delaware in connection with the merger and their relocation to the U.K. (the "relocation compensation").

          Finally, you will be asked to vote on a proposal to adjourn the special meeting, if necessary, to solicit additional votes if there are not sufficient votes in favor of Proposal 1.

          As further explained in the accompanying proxy statement/prospectus, we currently have substantial operations in the U.K. Our Board of Directors expects that the reorganization and the relocation of many of our senior executive officers and other key decision makers to the U.K. would, among other anticipated benefits, enhance our focus on growth by positioning our resources more proximately to the geographic areas poised to experience the highest level of growth, enable our Risk Solutions business to better exploit key retail and reinsurance initiatives that are or will be substantially driven from the U.K., allow us to expand the penetration of our HR Solutions segment into Europe, leverage our development, retention and acquisition of professional talent and optimize our fiscal planning and capital allocation and reduce our global tax rate in a manner that provides us with increased financial flexibility to invest in our growth, product innovation, expansion and talent development strategies while delivering increased shareholder value.

          Our Board of Directors has determined that the reorganization and the merger agreement are advisable and in the best interests of Aon Delaware and our stockholders and, as such, has approved the reorganization and the merger agreement. The Board of Directors recommends that you vote "FOR" the proposal to adopt the merger agreement, "FOR" the proposal to approve the implementation of a reduction of capital of Aon UK so that it will have sufficient distributable reserves under English law to declare dividends, make distributions or repurchase shares following the completion of the merger, "FOR" the proposal, on an advisory and non-binding basis, to approve the relocation compensation described in Proposal 3 and "FOR" the proposal to adjourn the special meeting if there are not sufficient votes in favor of Proposal 1.

        Your vote is very important.    Whether or not you plan to attend the special meeting, please take the time to vote by completing and mailing the enclosed proxy card or voting instruction card or, if the option is available to you, by granting your proxy electronically over the Internet or by telephone.

          The reorganization cannot be completed unless the proposal to adopt the merger agreement is approved by the holders of at least two-thirds of Aon Delaware's outstanding shares entitled to vote at the special meeting. Adoption of the merger agreement, approval of the reduction of capital of Aon UK, and approval of the relocation compensation are subject to separate votes by the Aon Delaware stockholders, and approval of the reduction of capital of Aon UK and approval of the relocation compensation are not conditions to the completion of the merger. This proxy statement/prospectus contains important information about us, the merger agreement, the proposed merger and the special meeting. I encourage you to read carefully this proxy statement/prospectus before voting, including the section entitled "Risk Factors" beginning on page 24.

Sincerely,

Gregory C. Case
President and Chief Executive Officer
Aon Corporation

          Neither the U.S. Securities and Exchange Commission, any state securities regulator nor the U.K.'s Financial Services Authority (the "FSA") has approved or disapproved of the transactions described in this proxy statement/prospectus or the securities to be delivered in the merger or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense. For the avoidance of doubt, this proxy statement/prospectus is not intended to be and is not a prospectus or circular for purposes of the U.K. FSA's Prospectus Rules and Listing Rules.

          This proxy statement/prospectus is dated February 6, 2012, and is first being mailed to stockholders of Aon Delaware on or about February 10, 2012.

AON CORPORATION
200 East Randolph Street
Chicago, IL 60601

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 16, 2012

        We will hold a special meeting of stockholders of Aon Corporation at the offices of Aon Corporation, located at the Aon Center, 200 East Randolph Street, Chicago, Illinois, on March 16, 2012, at 1:00 p.m., local time, for the following purposes:

          1.     To consider and vote upon a proposal to adopt the Agreement and Plan of Merger and Reorganization (the "merger agreement"), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A, by and between Aon Corporation, a Delaware corporation ("Aon Delaware"), and Market Mergeco Inc., a newly formed Delaware corporation ("Aon Mergeco") and a wholly-owned subsidiary of Aon Holdings LLC, a newly formed Delaware limited liability company ("Aon Intermediate") and a wholly-owned subsidiary of Aon Delaware, pursuant to which Aon Mergeco will merge (the "merger") with and into Aon Delaware, with Aon Delaware surviving the merger as a wholly-owned subsidiary of Aon Intermediate. Aon Intermediate will become, in connection with the merger, a wholly-owned subsidiary of Aon Global Limited, a newly formed private limited company incorporated under English law which, prior to the effective time of the merger, will re-register as a public limited company named "Aon plc" or a similar name ("Aon UK"). Pursuant to the merger agreement, each issued and outstanding share of the common stock of Aon Delaware will be converted into the right to receive one Class A Ordinary Share of Aon UK, nominal value $0.01 per share. Aon UK, together with its subsidiaries, will own and continue to conduct our business in substantially the same manner as is currently being conducted by Aon Delaware and its subsidiaries.

          2.     To consider and vote upon a proposal to approve the implementation of a reduction of capital of Aon UK through a customary court-approved process so that it will have sufficient distributable reserves under English law to declare dividends, make distributions or repurchase shares following the completion of the merger.

          3.     To consider and vote upon a proposal to approve, on an advisory and non-binding basis, compensation that may be payable to certain named executive officers of Aon Delaware in connection with the merger and their relocation to the U.K. (the "relocation compensation").

          4.     To consider and vote upon a proposal to adjourn the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposal 1.

        Only stockholders of record at the close of business on February 6, 2012, the record date for the special meeting, are entitled to notice of and to vote at the special meeting.

        The Aon Delaware board of directors recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the approval of the reduction of capital of Aon UK, "FOR" the approval, on an advisory and non-binding basis, of the relocation compensation and "FOR" the adjournment of the special meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of proposal 1.

        A list of stockholders eligible to vote at the special meeting will be available for inspection at the special meeting and at the executive offices of Aon Corporation during regular business hours for a period of no less than ten days prior to the special meeting.

        Your vote is very important.    It is important that your shares be represented and voted whether or not you plan to attend the special meeting in person. Instructions regarding the different methods for voting your shares are provided under the section entitled "General Information About the Merger and the Special Meeting—Questions and Answers Relating to the Special Meeting" beginning on page 10.

By Order of the Board of Directors,

Gregory C. Case President and Chief Executive Officer Aon Corporation

February 6, 2012

i

ii

        In this proxy statement/prospectus, we refer to Aon Corporation, the Delaware corporation whose shares you currently own (together with its subsidiaries where applicable), as "Aon" or "Aon Delaware," or the "Company." Additionally, we sometimes refer to Aon Delaware as "we," "us," or "our." "You" refers to the stockholders of Aon Delaware. We refer to Aon Global Limited, a newly formed private limited company incorporated under English law (which, prior to the effective time of the merger, will re-register as a public limited company and be renamed "Aon plc" or a similar name) as "Aon UK." A reference in this proxy statement/prospectus to a Class A Ordinary Share means a Class A Ordinary Share of Aon UK, nominal value $0.01 per share. The number of Class A Ordinary Shares to be delivered to the stockholders of Aon Delaware is equal to the number of shares of common stock of Aon Delaware held by the stockholders of Aon Delaware immediately prior to the effective time of the merger described in this proxy statement/prospectus. In addition, unless the context indicates otherwise, when we refer to shares of Aon Delaware common stock issued and outstanding, we are excluding the treasury shares of Aon Delaware common stock owned by or for the benefit of Aon Delaware or its subsidiaries. References to the "special meeting" also refer to any adjournment or postponement of the special meeting, if necessary. Unless otherwise noted, all monetary amounts are stated in U.S. dollars.

        This proxy statement/prospectus incorporates important business and financial information about Aon Delaware from documents Aon Delaware has filed with the U.S. Securities and Exchange Commission, or the "SEC," that are not included in or delivered with this proxy statement/prospectus. See "Where You Can Find More Information."

        You can obtain the documents incorporated by reference into this proxy statement/prospectus by accessing the SEC website maintained at www.sec.gov. Aon Delaware will also provide you with copies of the documents incorporated by reference into this proxy statement/prospectus, without charge. Those documents are available to any stockholder, including any beneficial owner, upon request directed to Aon Corporation at 200 East Randolph Street, Chicago, Illinois 60601, Attention: Investor Relations, telephone: (312) 381-1000.

        To ensure timely delivery of such documents, any request should be made no later than five business days prior to the date of the special meeting. The exhibits to those documents will generally not be made available unless they are specifically incorporated by reference into this proxy statement/prospectus or are otherwise requested by you.

        In addition, you may obtain copies of some of this information by accessing Aon Delaware's website at www.aon.com under the heading "Investor Relations," and then under the link "SEC Filings." We are providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus at these websites only for your convenience. We are not incorporating the contents of the websites of the SEC or Aon Delaware or any other entity into this proxy statement/prospectus.

iii

PROXY STATEMENT FOR THE SPECIAL MEETING OF
STOCKHOLDERS OF AON CORPORATION

TO BE HELD ON MARCH 16, 2012

        This proxy statement/prospectus and a proxy card or voting instruction card are first being sent or distributed to stockholders of Aon on or about February 10, 2012. Our Board of Directors, or the "Board," is soliciting your proxy to vote your shares at the Special Meeting of Stockholders to be held at the offices of Aon Corporation, located at the Aon Center, 200 East Randolph Street, Chicago, Illinois, on March 16, 2012, at 1:00 p.m., local time, or the "special meeting," and any adjournments or postponements of the special meeting. Our Board is soliciting your proxy to give all stockholders of record the opportunity to vote on matters that will be presented at the special meeting and any adjournments or postponements of the special meeting. This proxy statement/prospectus provides information on these matters to assist you in voting your shares.

GENERAL INFORMATION ABOUT THE MERGER AND THE SPECIAL MEETING

        The following questions and answers are intended to address briefly some commonly asked questions regarding the proposed merger and the special meeting. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its annexes and exhibits and the documents referred to or incorporated by reference in this proxy statement/prospectus. For instructions on obtaining the documents incorporated by reference, see "Where You Can Find More Information."

Why am I receiving this proxy statement/prospectus?

        Our Board has approved a reorganization of our corporate structure, which would include changing the jurisdiction of incorporation of our parent company from Delaware to England and relocating our principal executive offices and additional senior executive officers to the U.K. We would change the jurisdiction of incorporation of our parent company through a merger that will result in Aon UK becoming the parent company of the Aon group of companies and effectively will result in your owning shares in an English public limited company instead of shares in a Delaware corporation. The merger agreement requires stockholder approval, which is why we have called a special meeting of stockholders and sent you this proxy statement/prospectus.

Questions and Answers Relating to the Special Meeting Proposals

Who are the parties to the merger?

        The parties to the merger described in this proxy statement/prospectus are Aon Delaware and Market Mergeco Inc., or "Aon Mergeco," a newly formed Delaware corporation. Aon Mergeco is a wholly-owned subsidiary of Aon Holdings LLC, a newly formed Delaware limited liability company, or "Aon Intermediate." Aon Intermediate is a subsidiary of Aon Delaware.

What is the merger?

        Under the Agreement and Plan of Merger and Reorganization, or the "merger agreement," Aon Mergeco will merge into Aon Delaware (which we refer to as the "merger"), with Aon Delaware surviving the merger as a wholly-owned subsidiary of Aon Intermediate. Upon consummation of the merger, each issued and outstanding share of common stock of Aon Delaware will be converted into the right to receive one Class A Ordinary Share. Aon UK, together with its subsidiaries (including Aon Delaware), will own and continue to conduct our business in substantially the same manner as is currently being conducted by Aon Delaware and its subsidiaries.

What are the major actions that have been performed or will be performed to effect the merger?

        Aon Delaware has taken or will take the actions listed below to effect the merger. Charts describing the ownership structure among Aon Delaware, Aon UK, Aon Intermediate and Aon Mergeco before and after the effective time of the merger are also set forth below.

Major Actions

  •
  Aon Delaware formed Aon UK as its wholly-owned subsidiary.

  •
  Aon Delaware deposited the Class A Ordinary Shares of Aon UK with EES Trustees International Limited and an affiliated nominee, or "EES". Aon Delaware and EES entered into a depositary agreement governing the deposit of the Class A Ordinary Shares with EES.

  •
  Aon Delaware formed Aon Intermediate as its wholly-owned subsidiary.

  •
  Aon Intermediate formed Aon Mergeco as its wholly-owned subsidiary.

  •
  Conditional upon the effectiveness of the registration statement of which this proxy statement/prospectus is a part, (i) Aon Delaware will contribute all of its interests in the Class A Ordinary Shares to Aon Intermediate, and (ii) Aon Intermediate will contribute all of its interests in the Class A Ordinary Shares to Aon Mergeco.

  •
  Conditional upon approval of the merger agreement by its stockholders, Aon Delaware will contribute all shares of Aon Intermediate to Aon UK.

  •
  Aon Mergeco and Aon Delaware will merge, and Aon Mergeco will cause the Class A Ordinary Shares to be delivered to the Aon Delaware stockholders for exchange pursuant to the merger.

Structure Chart Prior to and after the Effective Time of the Merger

        The following diagram depicts our organizational structure before and after the merger. The diagram does not depict any legal entities owned by Aon Delaware other than those related to the merger nor any aspects of the reorganization that are anticipated to take place after the effective time of the merger.

What will be Aon's corporate presence in the U.K.?

        In conjunction with the reorganization, we plan to expand our already substantial presence in the U.K., which will include relocating our principal executive offices to the U.K. Many of our senior executive officers and key decision makers are already in the U.K., and we expect that more will move to the U.K. We also intend to hold more of our regularly scheduled board meetings in the U.K.

What will I receive in the merger?

        The merger agreement provides that each share of Aon Delaware issued and outstanding immediately prior to the effective time of the merger will be converted into the right to receive one Class A Ordinary Share of Aon UK.

Will the merger dilute my economic interest?

        No. Immediately after the effective time of the merger, your relative economic ownership in Aon UK will remain the same as your relative economic ownership of Aon Delaware immediately before the merger, subject to your receipt of cash in lieu of any fractional shares that you hold.

Why does Aon want to engage in the merger?

        The merger is part of a reorganization of Aon's corporate structure, which includes the relocation of the place of incorporation of our parent company and our principal executive offices to the U.K., and which we expect will enable us to expand our long-standing presence in the U.K. while concurrently investing in our business globally.

        We expect that the reorganization of our corporate structure, which we refer to as the "reorganization," will strengthen our long-term strategy by:

  •
  Enhancing our focus on growth by positioning our resources more proximately to the geographic areas poised to experience the highest level of growth and which areas today derive a substantial portion of their risk coverage through the U.K. market;

  •
  Enabling our Risk Solutions business to deliver superior value to our clients and differentiate us from our competition via key retail initiatives that are or will be substantially driven from the U.K., such as our Global Risk Insight Platform, or "GRIP", Programs & Facilities and Broking Excellence and key reinsurance initiatives that are or will be substantially driven from the U.K., such as facultative programs and further expanding our Aon Re Analytics capabilities;

  •
  Allowing us to expand the penetration of our HR Solutions segment into Europe through London, the current base for much of our European consulting operations and growing our U.K. and Europe, the Middle East and Africa, or "EMEA", benefits administration and human resources business process outsourcing, or "HR BPO", business lines;

  •
  Leveraging our development, retention and acquisition of professional talent and optimizing its geographic deployment around the world in each of our primary and developing markets;

  •
  Optimizing our fiscal planning and capital allocation and reducing our global tax rate in a manner that provides us with increased financial flexibility to invest in our growth, Risk Solutions product innovation, HR Solutions expansion and talent development strategies while delivering increased shareholder value as follows:

  •
  Providing greater global access, as a result of the U.K.'s tax rules regarding the repatriation of earnings, to expected increases in future cash flow as Aon delivers on its long-term operating margin targets while certain required uses of cash decrease over the next several years as restructuring costs decline and contributions to our material pension plans that are closed to new entrants and, where statutorily permitted, frozen from continued benefit accruals, are reduced as those plans become more fully funded;

  •
  Enabling us to access approximately $300 million of excess capital held internationally on our balance sheet upon consummation of this reorganization;

    •
    Increasing future cash flows through a significant reduction in our global tax rate over the long term due to changes in the geographic distribution of income, similar to the reduction achieved over the last five years, which would allow us to remain competitive with certain global competitors; and

    •
    Delivering increased shareholder value as we effectively allocate capital through share repurchases and dividends.

        We also expect that the reorganization will result in operational and administrative efficiencies over the long term and enhance our ability to further expand in the Europe, Middle East & Africa and Asia Pacific geographic regions, which represented approximately 27 percent of our consolidated revenue for the year ended December 31, 2010 on a pro forma basis assuming the acquisition of Hewitt on January 1, 2010. As we continue to grow our business internationally, we believe that relocating our principal executive offices to the U.K. will provide increased strategic flexibility and operational benefits. We thus believe the merger will allow us to compete more effectively on a global scale. See "Proposal 1—Approval of the Adoption of the Merger Agreement—Background and Reasons for the Merger."

Will the merger affect current or future operations?

        Our principal executive offices will be moved to the U.K., which we expect will create more operational efficiencies. However, the merger is not expected to have a material impact on how we conduct day-to-day operations in the United States below the senior executive level. We expect, for example, to increase the size of our Chicago and other U.S.-based workforce as a result of the reorganization. While the new corporate structure would not change our future operational plans to grow our business or diminish our focus on our U.S. business, it may improve our ability to expand within our Europe, Middle East & Africa and Asia Pacific geographic regions. The location of future operations will depend on the needs of the business. Please see "Proposal 1—Approval of the Adoption of the Merger Agreement—Background and Reasons for the Merger."

What actions are expected to be taken following the merger?

        Following the consummation of the merger, Aon UK, as Aon Delaware's ultimate parent company, expects to examine various potential transactions that could bring about a further restructuring of Aon Delaware and certain of its subsidiaries. We refer to these activities and transactions in this proxy statement/prospectus as "subsequent actions." Refer to "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors" below for a description of certain risks associated with the reorganization.

When do you expect to complete the merger?

        If the proposal to adopt the merger agreement is approved by our stockholders at the special meeting, we anticipate that the merger will become effective as soon as practicable following stockholder approval. We currently anticipate that the merger will be completed in the second quarter of 2012, although the merger may be abandoned by our Board at any time, including after stockholder approval. Please see "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors."

Is the merger taxable to me?

        For U.S. federal income tax purposes, the conversion of each issued and outstanding share of the common stock of Aon Delaware into the right to receive a Class A Ordinary Share upon the consummation of the merger generally will be treated as an exchange of such share for the Class A Ordinary Share. Therefore, the U.S. federal income tax discussion contained herein refers to an "exchange" rather than a "conversion" in describing the U.S. federal income tax consequences of the merger.

        Generally, for U.S. federal income tax purposes, a "U.S. holder," which is defined below in "Material Tax Considerations Relating to the Merger—U.S. Federal Income Tax Considerations—Material Tax Consequences to Stockholders," should recognize gain, if any, but not loss, on the receipt of Class A Ordinary Shares in exchange for Aon Delaware common stock in connection with the merger. A U.S. holder should generally recognize gain equal to the excess, if any, of the fair market value of the Class A Ordinary Shares received in the merger over the U.S. holder's adjusted tax basis in the shares of Aon Delaware common stock. Generally, this gain should be a capital gain. U.S. holders should not be permitted to recognize any loss realized on the exchange of their shares of Aon Delaware common stock in the merger. In determining the amount of gain recognized, each of the Aon Delaware shares exchanged should be treated as the subject of a separate exchange. Thus, if a U.S. holder exchanges some Aon Delaware shares on which gains are realized and other Aon Delaware shares on which losses are realized, the U.S. holder may not net the losses against the gains to determine the amount of gain recognized. In the case of a loss, the adjusted tax basis in each Class A Ordinary Share received by a U.S. holder should equal the adjusted tax basis of each share of Aon Delaware common stock exchanged therefor.

        Cash received by a U.S. holder in exchange for a fractional share of Aon Delaware common stock should be treated as having been received in redemption of such fractional share. Thus, gain or loss generally should be recognized by such U.S. holder in an amount equal to the difference between the amount of cash received and the U.S. holder's adjusted tax basis in such fractional share. A non-U.S. holder generally will not be subject to U.S. federal income tax on gain recognized, if any, on the exchange of Aon Delaware shares for Class A Ordinary Shares or on the receipt of cash in exchange for fractional shares of Aon Delaware common stock. Please see "Material Tax Considerations Relating to the Merger—U.S. Federal Income Tax Considerations—Material Tax Consequences to Stockholders."

        For U.K. tax purposes, stockholders of Aon Delaware who are residents of the U.S., and not residents of the U.K., will generally not be subject to U.K. taxation as a result of the merger. Generally, U.K. resident stockholders of Aon Delaware may realize a chargeable gain or an allowable loss for U.K. corporation tax or capital gains tax purposes (as the case may be) as a result of the merger, which will be treated as giving rise to a disposal of their stock in Aon Delaware. Generally, non-U.K. resident stockholders of Aon Delaware should not be subject to either U.K. corporation tax or capital gains tax as a result of the merger, unless they carry on a trade in the U.K. through a permanent establishment in the U.K. or through a branch or agency in the U.K. for the purposes of U.K. corporation tax or capital gains tax, respectively, and the stock is attributable to that permanent establishment, branch or agency. In general, you will be treated as acquiring the Class A Ordinary Shares received in the merger for consideration equal to the market value at the effective time of the merger of your shares of Aon Delaware common stock converted in the merger. Please see "Material Tax Considerations Relating to the Merger—U.K. Tax Considerations—Material Tax Consequences to Shareholders."

        For stockholders of Aon Delaware who are citizens or residents of, or otherwise subject to taxation in, a country other than the U.S. or the U.K., the tax treatment of the merger will depend on the applicable tax laws in such country.

        WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE SPECIAL MEETING REGARDING THE PARTICULAR TAX CONSIDERATIONS OF THE MERGER FOR YOU.

Will Aon Delaware or Aon UK be taxed as a result of the merger?

        We believe that Aon Delaware and Aon UK should not incur any significant taxes in connection with consummation of the merger. Although changes in tax laws, treaties or regulations or the interpretation or enforcement of these tax laws, treaties or regulations could adversely affect the intended tax benefits of the merger to Aon UK and its subsidiaries or the tax treatment of the post-merger corporate structure of Aon UK, we do not believe that any of such changes would result in a material increase in taxes as compared to our current, pre-merger tax position.

Has the IRS or HMRC rendered a ruling on any aspects of the merger?

        No ruling has been requested from the U.S. Internal Revenue Service, or "IRS," in connection with the merger, and the IRS has adopted a policy of not issuing a ruling that a merger qualifies as non-taxable, unless there is a separate significant issue related to the merger. Furthermore, the IRS will not rule on whether the U.S. anti-inversion rules will apply to the merger. See "Material Tax Considerations Relating to the Merger—U.S. Federal Income Tax Considerations—The U.S. Anti-Inversion Rules."

        No ruling has been obtained from H.M. Revenue & Customs, or "HMRC," as to the U.K. corporation tax consequences of the merger. We have obtained a ruling from HMRC that, following the merger, the "temporary period exemption" from the U.K.'s controlled foreign company rules will apply such that, subject to certain conditions and limitations based on our facts and circumstances, Aon UK will not be subject to tax on the profits of any controlled company which is resident in a foreign jurisdiction under the CFC rules until 24 months after the end of the accounting period in which the merger occurs, subject to any changes of legislation. See "Material Tax Considerations Relating to the Merger—Material U.K. Tax Considerations—Material U.K. Tax Considerations Relating to and After the Merger—After the Merger—Controlled Foreign Companies". A ruling has also been obtained from HMRC regarding the U.K. stamp duty and stamp duty reserve tax ("SDRT") consequences of the merger. See "Material Tax Considerations Relating to the Merger—Material U.K. Tax Considerations—Material U.K. Tax Considerations Relating to and After the Merger—The Merger."

What types of information and reports will Aon UK make available following the merger?

        After the effective time of the merger, we will continue to prepare financial statements in accordance with U.S. Generally Accepted Accounting Principles, or "U.S. GAAP," and report in U.S. dollars, and will continue to file reports under the U.S. Securities Exchange Act of 1934, as amended, or the "Exchange Act," including reports on Forms 10-K, 10-Q and 8-K with the SEC, as we currently do. We also must comply with additional reporting requirements of English law.

        For so long as Aon UK has a class of securities listed on the New York Stock Exchange, or "NYSE," Aon UK will be subject to rules regarding proxy solicitations and tender offers and the corporate governance requirements of the NYSE, the Exchange Act and the U.S. Sarbanes-Oxley Act of 2002 including, for example, independence requirements for audit committee composition, annual certification requirements and auditor independence rules, unless certain circumstances change. Aon UK will be required to disclose any significant ways in which its corporate governance practices differ from those followed by U.S. domestic companies under the NYSE's listing standards. To the extent possible under English law, Aon UK's corporate governance practices are expected to be comparable to those of Aon Delaware. Please see "Proposal 1—Approval of the Adoption of the Merger Agreement—Stock Exchange Listing," "Comparison of Rights of Stockholders/Shareholders," and "Proposal 1—Approval of the Adoption of the Merger Agreement—Effect of the Reorganization on Potential Future Status as a Foreign Private Issuer."

What must I do to obtain ownership of Class A Ordinary Shares that I become entitled to receive as a result of the merger?

        If you hold Aon Delaware share certificates, you will be sent a letter of transmittal, which is to be used to surrender your Aon Delaware share certificates and to request that Class A Ordinary Shares be delivered to you. The letter of transmittal will contain instructions explaining the procedure for surrendering Aon Delaware share certificates and requesting Class A Ordinary Shares. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.

        If you hold shares as a record holder in direct registration form (under the Direct Registration System) without a share certificate you will not be required to take any action. Your Class A Ordinary Shares will be issued in accordance with the arrangements described below.

        Beneficial holders of shares held in "street name" through a bank, broker or other financial institution will not be required to take any action. Your ownership of Class A Ordinary Shares will be recorded in book entry form by your broker without the need for any additional action on your part.

        All shares delivered in connection with the merger will initially be delivered in a manner that will allow those shares to be transferred through the facilities of The Depository Trust Company, or "DTC". As a result, if you hold share certificates representing Aon Delaware shares or if you otherwise hold Aon Delaware shares as a record holder of uncertificated shares, your shares will initially be delivered to Computershare Trust Company, N.A., an affiliate, or another bank or trust company, as custodian for you, or the "Custodian", and held in its account at DTC. No former record holder of Aon Delaware whose Class A Ordinary Shares are delivered to the Custodian will be required to pay any fees to the Custodian for the initial 90 day period. Any such holder who wishes to transfer its shares from the custody of the Custodian to another bank or broker or to receive certificated Class A Ordinary Shares will not be charged any fees to do so by the Custodian or Aon UK. Following the effective time, former record holders of Aon Delaware shares will also be provided with terms and conditions governing their custody account. Shareholders who wish the Custodian to continue holding their Class A Ordinary Shares must provide the Custodian with "know your customer" information and other customary documentation and must agree to the terms and conditions. A failure to provide such information and agreement within 90 days following the effective time will result in such holders no longer holding their shares through the Custodian and instead holding shares as record holders of certificated shares of Aon UK. Certain non-U.S. shareholders will not be eligible to hold their shares through the Custodian after the initial 90 day period. Any such shareholders who do not inform the Custodian of another bank or broker to whom their shares should be transferred prior to the end of the initial 90 day period will be issued shares in certificated form. You should particularly note that subsequent transfers of Class A Ordinary shares may attract stamp duty and SDRT under U.K. law. For more information, see "Material Tax Considerations Relating to the Merger—U.K. Tax Considerations—Material U.K. Tax Considerations Relating to and After the Merger—Stamp Duty and SDRT." As a result, each former record holder is strongly encouraged to provide the documents and information requested by the Custodian in a timely manner, so the shares may continue to be held within the facilities of DTC.

        For more information, see "Proposal 1—Approval of the Adoption of the Merger Agreement—Ownership in Aon UK; Conversion of Shares; Delivery of Shares to Former Record Holders."

        It is expected that, prior to the effective time of the merger, Computershare Inc. and/or one of its affiliates will be appointed as the exchange agent for the merger, or the "exchange agent." Aon UK's current share registrar is Computershare Investor Services PLC, P.O. Box 82, The Pavilions, Bridgwater Road, Bristol BS13 8AE, England, which will continue to serve as the U.K. share registrar for its Class A Ordinary Shares after the effective time of the merger. It is also expected that prior to the effective time of the merger, Computershare Trust Company, N.A., 250 Royall Street, Canton, Massachusetts, 02021 will be appointed to act as Aon UK's U.S. transfer agent as required under the rules of the New York Stock Exchange.

If I hold share certificates representing Aon Delaware shares, what will be my rights in relation to Aon UK before I exchange my certificates for Class A Ordinary Shares?

        From and after the effective time of the merger and pursuant to the terms of the merger agreement, Class A Ordinary Shares for stockholders who hold share certificates in Aon Delaware will initially be held in "street name" through the Custodian and, for so long as such shares are held by the Custodian, will be required to exercise their rights through the Custodian. Until Aon Delaware stock certificates are surrendered for exchange, any dividends or other distributions declared by Aon UK after the effective time of the merger with respect to Class A Ordinary Shares delivered to former Aon Delaware stockholders, other than any Class A Ordinary Shares held by Aon Delaware or any other subsidiary of Aon UK, will accrue but will not be paid to the Custodian, as custodian for such holder, and holders of such shares will not have voting rights with respect to Aon UK. See "Proposal 1—Approval of the Adoption of the Merger Agreement—Ownership in Aon UK; Conversion of Shares; Delivery of Shares to Former Record Holders" and "Proposal 1—Approval of the Adoption of the Merger Agreement—Dividends and Distributions; Withholdings; Termination of Exchange Fund; No Liability." It is expected that Computershare Inc. and/or one or more of its affiliates will serve as exchange agent for the exchange of Aon Delaware certificates for Class A Ordinary Shares.

What happens to Aon Delaware stock options, restricted stock units and other equity-based awards at the effective time of the merger?

        As of the effective time of the merger, Aon UK will adopt and assume, and become the plan sponsor of, the Aon Stock Incentive Plan, the Amended and Restated Global Stock and Incentive Plan of Hewitt Associates, Inc., the Aon Corporation 2011 Incentive Plan, and each change-in-control agreement with a key employee and under the Aon Corporation Executive Special Severance Plan, each as may be amended from time to time. With respect to all other existing plan and arrangements, Aon Delaware will remain the plan sponsor. With respect to all equity incentive plans or arrangements, however, Class A Ordinary Shares, rights to Class A Ordinary Shares or benefits or amounts based on Class A Ordinary Shares will thereafter be granted or issued under each equity incentive plan instead of shares of Aon Delaware currently being granted or issued under such plans. Future awards would be subject to, and governed by, the terms of our equity incentive plans, as assumed by Aon UK if applicable, and any agreements entered into pursuant thereto. Please see "Proposal 1—Approval of the Adoption of the Merger Agreement—Stock Compensation and Benefit Plans and Programs" for more information, including a description of the tax withholding and regulatory consequences of the merger.

        At the effective time of the merger, all outstanding options to purchase shares of Aon Delaware common stock and all outstanding awards of restricted stock units and other equity-based awards granted to employees and directors by the Company under our equity incentive plans prior to the effective time of the merger will entitle the holder to purchase or receive, or receive benefits or amounts based on, as applicable, an equal number of Class A Ordinary Shares. All of such equity-based awards will generally be subject to the same terms and conditions as were applicable to such awards granted or issued by Aon Delaware immediately prior to the effective time of the merger.

Can I trade my Aon Delaware shares before the merger is completed?

        Yes. Aon Delaware common stock will continue trading on the NYSE through the last trading day prior to the date of completion of the merger.

After the merger, where can I trade my Class A Ordinary Shares?

        It is a condition to the completion of the merger that the Class A Ordinary Shares will be authorized for listing on the NYSE. We will submit an application to the NYSE and expect that, immediately following the effective time of the merger, the Class A Ordinary Shares will be listed on the NYSE under the symbol "AON," the same symbol under which your Aon Delaware common stock is currently listed. We have no current plans to list Aon UK's shares on any other securities exchange, including the London Stock Exchange.

Why am I being asked to approve a reduction of capital of Aon UK?

        Under English law, Aon UK will only be able to declare dividends, make distributions or repurchase shares out of "distributable reserves." Immediately after the merger, as a newly formed public limited company, Aon UK will not have any distributable reserves. In order to have sufficient distributable reserves to continue paying quarterly dividends and to repurchase shares on the anticipated schedule for the foreseeable future, Aon UK will seek to have an amount approximately equal to the sum of Aon Delaware's retained earnings and additional paid-in capital less Aon Delaware's outstanding indebtedness as of a date on or around the closing created as distributable reserves following a reduction of capital of Aon UK implemented through a customary and conventional one-time court proceeding. Please see "Risk Factors—English law will require that we meet certain additional financial requirements before we declare dividends and repurchase shares following the merger", "Proposal 1—Approval of the Adoption of the Merger Agreement—Dividends", and "Proposal 2—Implementation of a Reduction of Capital of Aon UK" for more information. In particular, the current shareholder of Aon UK (which is Aon Delaware) has passed a resolution to reduce the capital of Aon UK to allow the creation of distributable reserves following the merger. If the proposal to reduce Aon UK's capital is approved by Aon Delaware's stockholders as set forth in Proposal 2 and the merger is completed, we will seek to obtain the approval of the English Companies Court through a customary process, which is required for the creation of distributable reserves to be effective, as soon as practicable following the transaction. The approval of the English Companies Court is expected to be received within four weeks after the completion of the merger.

What will happen if stockholders do not approve the reduction of capital of Aon UK?

        The approval by Aon Delaware's stockholders of the reduction of capital of Aon UK through a customary court-approved process is not a condition to the completion of the merger. If stockholders do not approve the proposal to approve an implementation of a reduction of capital of Aon UK through a court-approved process, Aon UK would achieve the reduction in capital through other methods to allow it to declare dividends, make distributions or repurchase shares following the completion of the merger. These efforts may include certain customary intra-group reorganizations, which are established and often-used alternatives for the creation of distributable reserves in a U.K. public limited company, but which we believe to be less advantageous than the proposed court-approved reduction in capital.

Why am I being asked to cast an advisory, non-binding vote to approve compensation that certain named executive officers of Aon Delaware may receive in connection with the merger?

        The Securities and Exchange Commission has adopted rules that require public companies to seek an advisory, non-binding vote with respect to certain payments received by named executive officers in connection with mergers and other corporate transactions. Because certain compensation that has been awarded by Aon Delaware to certain of its named executive officers in connection with the merger and their relocation to the U.K., or the "relocation compensation", may be deemed to be subject to these rules, we are holding an advisory vote regarding the relocation compensation.

Under what arrangements would relocation compensation be payable?

        Such compensation would be payable under international assignment letters entered into by Aon Delaware and the relocating executive officers. For more information, see "Proposal 1—Approval of the Adoption of the Merger Agreement—Interests of Directors and Executive Officers in the Merger".

What will happen if stockholders do not approve the relocation compensation at the special meeting?

        Approval of the relocation compensation that may be payable to certain of Aon Delaware's named executive officers in connection with the merger and their relocation to the U.K. is not a condition to completion of the merger. The vote with respect to such compensation is an advisory vote and will not be binding on Aon Delaware. Therefore, if the merger agreement is adopted by the stockholders and the merger is completed, the relocation compensation payable to certain of Aon Delaware's named executive officers will still be paid regardless of the outcome of this advisory vote.

What is the voting requirement to approve the proposal to adopt the merger agreement? What is the voting requirement to approve the other proposals?

        For the merger to be able to proceed, at least two-thirds of the outstanding shares of common stock of Aon Delaware entitled to vote at the special meeting must be voted in the affirmative for the adoption of the merger agreement, as set forth in Proposal 1. Each of the other proposals will be approved if it receives the affirmative vote of the holders of a majority of the shares of common stock of Aon Delaware present in person or represented by proxy at the special meeting and entitled to vote thereon, whether or not a quorum is present.

What is the Board's voting recommendation?

        Our Board recommends that you vote your shares as follows:

        Proposal 1—FOR the adoption of the merger agreement;

        Proposal 2—FOR the approval of the implementation of a reduction of capital of Aon UK through a customary court-approved process so that it will have sufficient distributable reserves under U.K. law;

        Proposal 3—FOR the approval of the relocation compensation; and

        Proposal 4—FOR the approval of any adjournments of the special meeting to a later date to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the adoption of the merger agreement.

Questions and Answers Relating to the Special Meeting

When and where is the special meeting?

        Our special meeting will take place on March 16, 2012, at 1:00 p.m., local time, at the offices of Aon Corporation, located at the Aon Center, 200 East Randolph Street, Chicago, Illinois.

Who is entitled to notice of and to vote at the special meeting?

        Only stockholders of record on the record date (i.e., February 6, 2012) are entitled to notice of, and to vote at, the special meeting. As of the record date, our directors and executive officers and their affiliates beneficially owned, in the aggregate, approximately 1,049,455 of such shares, representing beneficial ownership of less than 0.32 percent of the outstanding shares of Aon Delaware common stock as of that date, and these shares are included in the number of shares entitled to vote at the special meeting.

Who may attend the meeting?

        Only Aon Delaware stockholders on the record date may attend the special meeting. If you are a stockholder of record, you will need to present the proxy card that you received, together with a form of personal photo identification, in order to be admitted into the meeting. If you hold your shares in "street name," you will need to provide proof of ownership, such as a recent account statement or letter from your bank, broker or other nominee, along with a form of personal photo identification. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted into the meeting or adjacent areas. All other items may be subject to search.

What is this proxy statement/prospectus?

        This document serves as the proxy statement of Aon Delaware in connection with the solicitation of proxies to obtain votes on a proposal to adopt the merger agreement and the other proposals described herein. This document is also a prospectus of Aon UK for purposes of the U.S. Securities Act of 1933, as amended, or the "Securities Act," in connection with the issuance of Class A Ordinary

Shares. For the avoidance of doubt, however, this proxy statement/prospectus is not intended to be and is not a prospectus or circular for purposes of the U.K. FSA's Prospectus Rules and Listing Rules.

We encourage you to read this proxy statement/prospectus carefully.

What is being delivered with the proxy statement/prospectus?

        These proxy materials include:

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  The notice of special meeting and proxy statement/prospectus for the special meeting; and

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  The accompanying proxy card (or voting instruction card from your broker or other intermediary) to register your vote on the proposal to adopt the merger agreement and the other proposals described herein.

Why am I receiving paper copies of these proxy materials when previously I received only a "Notice of Internet Availability of Proxy Materials" for the Company's annual stockholders' meeting?

        Under SEC rules, we are required to distribute paper copies of these proxy materials because of the subject matter of the business to be conducted at the special meeting.

Who is soliciting my proxy?

        Proxies are being solicited by the Board of Aon Delaware.

Who is paying for the cost of this proxy solicitation?

        We are paying the costs of soliciting proxies. Upon request, we will reimburse brokers, banks, trusts and other nominees for reasonable expenses incurred by them in forwarding the proxy materials to beneficial owners of shares of our common stock.

        In addition to soliciting proxies by mail and over the Internet, our Board, our officers and employees, or our transfer agent, may solicit proxies on our behalf, personally or by telephone, and we have engaged a proxy solicitor to solicit proxies on our behalf by telephone and by other means. We expect the cost of our private proxy solicitor to be approximately $20,000. We will also solicit proxies by e-mail from stockholders who are employees or who previously requested proxy materials be sent electronically. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Aon Delaware shares held by those persons, and Aon Delaware will reimburse such persons for reasonable expenses incurred by them in connection with the forwarding of solicitation materials.

        Stockholders that vote through the Internet are advised that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies that will be borne by the stockholder in order for the stockholder to connect to or access the Internet site.

Whom should I contact with questions?

        We have retained Georgeson as proxy solicitor in connection with the special meeting. Our stockholders may contact our proxy soliciting agent at:

199 Water Street, 26th Floor
New York, NY 10038

Banks and Brokers may call (212) 440-9800
All others may call toll-free at (866) 647-8869

Where are Aon Delaware's principal executive offices located and what is the main telephone number?

        Aon Delaware's principal executive offices are located at 200 East Randolph Street, Chicago, Illinois 60601 and the main telephone number is (312) 381-1000.

What is the quorum requirement for the special meeting?

        For purposes of the special meeting, the holders of at least a majority of the shares of our common stock issued and outstanding and entitled to vote at the special meeting, present in person or represented by proxy, will constitute a quorum. For purposes of determining whether there is a quorum, abstentions and broker "non-votes," described below under "What happens if I do not give specific voting instructions? How are broker non-votes treated?" and "How are abstentions treated?", are treated as shares that are present.

What is the difference between holding shares as a stockholder of record and as a beneficial owner of shares held in street name?

        Stockholders of Record.    If your shares are registered directly in your name with our transfer agent, you are a "stockholder of record" with respect to those shares, and this proxy statement/prospectus was sent directly to you by us. As a record holder, you vote your shares directly by following the instructions set forth in the enclosed proxy card.

        Beneficial Owners of Shares Held in Street Name.    If your shares are held in the name of a broker, bank, trust or other nominee as a custodian or in the general account of the broker or other organization, you are a "street name" holder. Consequently, this proxy statement/prospectus was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the special meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account by executing a voting instruction card. You should receive information regarding voting instructions directly from that organization.

If I am a stockholder of Aon Delaware, how do I vote?

        Stockholders of Record.    If you are a "stockholder of record," you have several choices. You can vote your shares by following the specific instructions provided on the proxy card:

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  via the Internet at www.envisionreports.com/Aon;

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  over the telephone by calling (800) 562-VOTE (8683); or

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  by mailing in the proxy card.

        Beneficial Owners of Shares Held in Street Name.    If you hold your shares in "street name," your broker, bank, trust or other nominee will arrange to provide materials and instructions for voting your shares.

        Beneficial Owners of Shares Held in the Aon Savings Plan.    If you are a current or former Aon Delaware employee who holds shares in the Aon Savings Plan, you will receive voting instructions from the trustee of the plan for shares allocated to your account. If you fail to give voting instructions to the trustee, your shares will be voted by the trustee in the same proportion as shares held by the trustee for which voting instructions were received. To allow sufficient time for voting by the trustee and administrator of the Aon Savings Plan, your voting instructions for shares held in the plan must be received by 5:00 p.m. Eastern Daylight Time on March 13, 2012.

What happens if I do not give specific voting instructions? How are broker non-votes treated?

        Stockholders of Record.    All properly executed proxy cards received by the Board from stockholders of record that do not specify how stock should be voted will be voted "FOR" the proposal to adopt the merger agreement and each of the other proposals. With respect to any other matter that may properly be brought before the special meeting, the shares shall be voted in accordance with the judgment of the person or persons named on the proxy card.

        Beneficial Owners of Shares Held in Street Name.    If you are a beneficial owner of shares held in street name and do not provide the organization that holds your shares with specific voting instructions, under the rules of various national and regional securities exchanges, the organization that holds your shares may generally vote on "routine" matters but cannot vote on "non-routine" matters. If the organization that holds your shares does not receive instructions from you on how to vote your shares on a non-routine matter or otherwise elects not to vote your shares in the absence of your direction on a routine matter, the organization that holds your shares will inform our Inspector of Election that it does not have the authority (or otherwise declines) to vote on such matter with respect to your shares. This is generally referred to as a "broker non-vote."

        A vote on the proposal to adopt the merger agreement is regarded as a non-routine matter and failure to direct your broker on how to vote on such a proposal has the same effect as a vote AGAINST it. A broker non-vote with respect to any of the other proposals will have no effect. We encourage you to provide voting instructions to the organization that holds your shares by carefully following the instructions provided in the proxy card or voting instruction card.

Can I vote my shares in person at the special meeting?

        Stockholders of Record.    If you are a "stockholder of record," you may vote your shares in person at the special meeting.

        Beneficial Owners of Shares Held in Street Name.    If you hold your shares in "street name," you must obtain a proxy from your broker, bank, trust or other nominee giving you the right to vote the shares at the special meeting.

How are abstentions treated?

        In determining the number of votes cast for a proposal, shares abstaining from voting or not voted on a matter will be counted for quorum purposes. However, shares abstaining from voting or not voted with respect to any of the proposals will have the same effect as a vote AGAINST it.

May I change my vote after I have voted?

        You may revoke your proxy or otherwise change your vote by doing one of the following:

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  by sending a written notice of revocation to our Secretary that must be received prior to the special meeting, stating that you revoke your proxy;

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  by signing and submitting a later-dated proxy card that must be received prior to the special meeting in accordance with the instructions included in the proxy card; or

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  by attending the special meeting and voting your shares in person.

        If you voted electronically or by phone, you can also change your vote before the special meeting. Follow the same voting process and your original vote will be superseded.

        If you are a beneficial owner of our shares and a broker or other nominee holds your shares, you can revoke your proxy or otherwise change your vote by following the instructions provided by your broker or other nominee.

SUMMARY

        This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. For a more complete description of the merger, you should read carefully this entire proxy statement/prospectus, including the Annexes. See also "Where You Can Find More Information." The merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, contains the terms and conditions of the merger. The articles of association of Aon UK as in effect after the merger will serve purposes substantially similar to the certificate of incorporation and by-laws of Aon Delaware, subject to certain changes required to comply with English law, in particular, U.K. Companies Act 2006, or "Companies Act." A copy of the articles of association of Aon UK, in the form attached to this proxy statement/prospectus as Annex B, will govern Aon UK after the effective time of the merger.

THE MERGER

Parties to the Merger (see page 37)

        Aon Delaware was incorporated in 1979 under the laws of Delaware. Aon Delaware provides risk management services, insurance and reinsurance brokerage, and human resource consulting and outsourcing, delivering distinctive client value via innovative and effective risk management and workforce productivity solutions. Aon Delaware delivers its technical expertise locally through colleagues worldwide.

        We serve clients through the following businesses:

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  Risk Solutions acts as an advisor and insurance and reinsurance broker, helping clients manage their risks via consultation, as well as negotiation and placement of insurance risk with insurance carriers through our global distribution network.

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  HR Solutions partners with organizations to solve their most complex benefits, talent and related financial challenges, and improve business performance by designing, implementing, communicating and administering a wide range of human capital, retirement, investment management, health care, compensation and talent management strategies.

        Our clients include corporations and businesses, insurance companies, professional organizations, independent agents and brokers, governments, and other entities. We also serve individuals through personal lines, affinity groups, and certain specialty operations.

        In October 2010, we completed the acquisition of Hewitt Associates, Inc., or Hewitt, one of the world's leading human resource consulting and outsourcing companies. Hewitt operates globally together with our existing consulting and outsourcing operations under the Aon Hewitt brand in our HR Solutions segment.

        Aon Mergeco is a newly formed Delaware corporation and currently is a wholly-owned subsidiary of Aon Intermediate, which is a newly formed Delaware limited liability company and currently is a wholly-owned subsidiary of Aon Delaware. Neither Aon Intermediate nor Aon Mergeco has a significant amount of assets or liabilities and neither has engaged in any business since its formation other than activities associated with its anticipated participation in the merger.

The Merger (see page 44)

        Under the merger agreement, Aon Mergeco will merge with and into Aon Delaware, with Aon Delaware being the surviving company. As a result of the merger, each of our stockholders will have the right to receive the number of Class A Ordinary Shares equal to the number of shares of common stock of Aon Delaware that such stockholder owned immediately prior to the merger. Upon completion of the merger, Aon UK and its subsidiaries will own and continue to conduct the business that Aon Delaware and its subsidiaries currently conduct in substantially the same manner.

        In connection with the merger, a number of Class A Ordinary Shares will have been issued equal in number to the number of shares of common stock of Aon Delaware that will have been issued and outstanding immediately prior to the effective time of the merger (disregarding treasury shares and shares held by its subsidiaries, which we expect to cancel and fractional shares, for which we will pay cash). Our Board reserves the right to defer or abandon the merger at any time, including after stockholder approval. Please see "Risk Factors—Our Board may choose to defer or abandon the merger at any time," as well as other risk factors set forth under "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors."

Reasons for the Merger (see page 40)

        In reaching its decision to approve the adoption of the merger agreement and the reorganization, our Board identified several potential benefits to us and our stockholders, which are described below under "Proposal 1—Approval of the Adoption of the Merger Agreement—Background and Reasons for the Merger." The merger is part of a reorganization of Aon's corporate structure, which includes a relocation of the place of incorporation of our parent company and our principal executive offices to the U.K., and which we expect will enable us to expand our long-standing presence in the U.K. while concurrently investing in our business globally.

        We expect that the reorganization of our corporate structure, which we refer to as the "reorganization," will strengthen our long-term strategy by:

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  Enhancing our focus on growth by positioning our resources more proximately to the geographic areas poised to experience the highest level of growth and which areas today derive a substantial portion of their risk coverage through the U.K. market;

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  Enabling our Risk Solutions business to deliver superior value to our clients and differentiate us from our competition via key retail initiatives that are or will be substantially driven from the U.K., such as our Global Risk Insight Platform, or GRIP, Programs & Facilities and Broking Excellence and key reinsurance initiatives that are or will be substantially driven from the U.K., such as facultative programs and further expanding our Aon Re Analytics capabilities;

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  Allowing us to expand the penetration of our HR Solutions segment into Europe through London, the current base for much of our European consulting operations and growing our U.K. and EMEA benefits administration and HR BPO business lines;

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  Leveraging our development, retention and acquisition of professional talent and optimizing its geographic deployment around the world in each of our primary and developing markets;

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  Optimizing our fiscal planning and capital allocation and reducing our global tax rate in a manner that provides us with increased financial flexibility to properly invest in our growth, Risk Solutions product innovation, HR Solutions expansion and talent development strategies while delivering increased shareholder value as follows:

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  Providing greater global access, as a result of the U.K.'s tax rules regarding the repatriation of earnings, to expected increases in future cash flow as Aon delivers on its long-term operating margin targets while certain required uses of cash decrease over the next several years as restructuring costs decline and contributions to our material pension plans that are closed to new entrants and, where statutorily permitted, frozen from continued benefit accruals, are reduced as those plans become more fully funded;

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  Enabling us to access approximately $300 million of excess capital held internationally on our balance sheet upon consummation of this reorganization;

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    Increasing future cash flows through a significant reduction in our global tax rate over the long term due to changes in the geographic distribution of income, similar to the reduction achieved over the last five years, which would allow us to remain competitive with certain global competitors; and

    •
    Delivering increased shareholder value as we effectively allocate capital through share repurchases and dividends.

        We also expect that the reorganization will result in operational and administrative efficiencies over the long term and enhance our ability to further expand in the Europe, Middle East & Africa and Asia Pacific geographic regions, which represented approximately 27 percent of our consolidated revenue for the year ended December 31, 2010 on a pro forma basis assuming the acquisition of Hewitt on January 1, 2010. As we continue to grow our business internationally, we believe that relocating our principal executive offices to the U.K. will provide increased strategic flexibility and operational benefits. We thus believe the merger will allow us to compete more effectively on a global scale. See "Proposal 1—Approval of the Adoption of the Merger Agreement—Background and Reasons for the Merger."

        Refer to "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors" below for a description of certain risks associated with the reorganization.

Conditions to Completion of the Merger (see page 49)

        The merger will not be completed unless the following conditions, among others, are satisfied or, if allowed by law, waived:

  •
  upon the SEC's declaration of effectiveness of the registration statement on Form S-4 with respect to the merger, Aon Delaware will have contributed all of its interests in the Class A Ordinary Shares to Aon Intermediate, which will in turn have contributed all of its interests in the Class A Ordinary Shares to Aon Mergeco;

  •
  the merger agreement will have been adopted by the requisite vote of Aon Delaware stockholders;

  •
  Aon UK will have re-registered as a public limited company;

  •
  following stockholder approval of the merger agreement, Aon Delaware will have contributed all shares of Aon Intermediate to Aon UK;

  •
  a special resolution will have been passed to alter the rights of the holders of the Class A Ordinary Shares to have the same rights as holders of Class B Ordinary Shares, nominal value £0.10 each, or "Class B Ordinary Shares," conditional upon the merger becoming unconditional;

  •
  the Class A Ordinary Shares will have been authorized for listing on the NYSE, subject to official notice of issuance and satisfaction of other standard conditions;

  •
  the Class A Ordinary Shares shall have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates;

  •
  McDermott Will & Emery LLP, legal counsel to Aon Delaware, will have delivered a tax opinion in form and substance acceptable to Aon Delaware;

  •
  no decree, order or injunction will have been in effect with respect to the SEC registration statement of which this proxy statement/prospectus is a part;

  •
  other than the filing of the certificate of merger with the Secretary of State of Delaware in connection with the merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Aon Delaware, Aon

    Mergeco or any of their respective subsidiaries to consummate the merger and the other transactions contemplated by the merger agreement, including without limitation any consents, authorizations, filings or registrations required under (i) applicable U.S. state securities and "Blue Sky" laws, (ii) U.K. financial services laws, and (iii) laws governing insurance brokerage in various countries in which we do business, shall have been obtained or made; and

  •
  none of the parties to the merger agreement shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., the U.K., the European Union or any other country, that prohibits the consummation of the merger.

        Our Board does not intend to waive (where capable of waiver) any of these or any other conditions unless it determines that the merger is in the best interest of Aon Delaware and our stockholders despite the condition(s) not being satisfied in whole or in part. Notwithstanding the foregoing, our Board reserves the right to defer or abandon the merger at any time, including after stockholder approval, for the reasons described under "Risk Factors—Our Board may choose to defer or abandon the merger at any time."

        Approval of the reduction of capital of Aon UK described in Proposal 2 and the approval of the relocation compensation in the advisory, non-binding vote described in Proposal 3 are not conditions to the completion of the merger.

        In addition, the expected timing for the completion of the merger and the reorganization may be impacted by other conditions described in this proxy statement/prospectus.

Interests of Directors and Executive Officers in the Merger (see page 51)

        The directors and executive officers of Aon Delaware have interests in the transaction that are in addition to their interests as stockholders of Aon Delaware generally. Our Board was aware of these interests and considered them, among other matters, in approving the merger and in determining to recommend that Aon Delaware stockholders adopt the merger agreement.

Regulatory Approvals (see page 56)

        The only material governmental or regulatory approvals or actions that we are aware are required to complete the merger are compliance with U.S. federal and state securities laws, U.K. financial services laws, laws governing insurance brokerage in various countries in which we do business, the NYSE rules and regulations and the Delaware General Corporation Law, or "DGCL."

Rights of Dissenting Stockholders (see page 56)

        Under the DGCL, you will not have appraisal rights in connection with the merger.

Accounting Treatment of the Merger (see page 57)

        The merger will be accounted for under U.S. GAAP using the historical cost basis method of accounting. Because the merger will be accounted for as a reorganization of entities under common control, there will be no revaluation of Aon Delaware's assets and liabilities.

TAX CONSIDERATIONS

Taxation of Aon Delaware and Aon UK (see page 59)

        We believe that Aon Delaware and Aon UK should not incur any significant taxes in connection with consummation of the merger. Although changes in tax laws, treaties or regulations or the interpretation or enforcement of these tax laws, treaties or regulations could adversely affect the intended tax benefits of the merger to Aon UK and its subsidiaries or the tax treatment of the post-merger corporate structure of Aon UK, we do not believe that any of such changes would result in a material increase in taxes compared to our current, pre-merger tax position.

U.S. Tax Considerations (see page 59)

        For U.S. federal income tax purposes, the conversion of each issued and outstanding share of the common stock of Aon Delaware into the right to receive a Class A Ordinary Share upon the consummation of the merger generally will be treated as an exchange of such share for the Class A Ordinary Share. Therefore, the U.S. federal income tax discussion contained herein refers to an "exchange" rather than a "conversion" in describing the U.S. federal income tax consequences of the merger.

Taxation of U.S. Holders

        Generally, for U.S. federal income tax purposes, a U.S. holder should recognize gain, if any, but not loss, on the receipt of Class A Ordinary Shares in exchange for Aon Delaware common stock in connection with the merger. A U.S. holder should generally recognize gain equal to the excess, if any, of the fair market value of the Class A Ordinary Shares received in the merger over the U.S. holder's adjusted tax basis in the shares of Aon Delaware common stock exchanged therefor. Generally, this gain should be capital gain. U.S. holders should not be permitted to recognize any loss realized on the exchange of their shares of Aon Delaware common stock in the merger. In determining the amount of gain recognized, each of the Aon Delaware shares transferred should be treated as the subject of a separate exchange. Thus, if a U.S. holder transfers some Aon Delaware shares on which gains are realized and other Aon Delaware shares on which losses are realized, the U.S. holder may not net the losses against the gains to determine the amount of gain recognized. In the case of a loss, the adjusted tax basis in each Class A Ordinary Share received by a U.S. holder should equal the adjusted tax basis of each share of Aon Delaware common stock exchanged therefor. In addition, the holding period for any Class A Ordinary Shares received by U.S. holders should include the holding period of the Aon Delaware shares exchanged therefor. Cash received by a U.S. holder in exchange for a fractional share of Aon Delaware common stock should be treated as having been received in redemption of such fractional share. Thus, gain or loss generally should be recognized by such U.S. holder in an amount equal to the difference between the amount of cash received and the U.S. holder's adjusted tax basis in such fractional share. Please see "Material Income Tax Considerations Relating to the Merger—U.S. Federal Income Tax Considerations—Material Tax Consequences to Stockholders."

Taxation of Non-U.S. Holders

        A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain recognized, if any, on the exchange of Aon Delaware shares for Class A Ordinary Shares or on the receipt of cash in exchange for fractional shares of Aon Delaware common stock.

U.K. Tax Considerations (see page 66)

Taxation of U.K. Holders

        Generally, U.K. resident stockholders of Aon Delaware may realize a chargeable gain or an allowable loss for U.K. corporation tax or capital gains tax purposes (as the case may be) as a result of the merger, which will be treated as giving rise to a disposal of their stock in Aon Delaware. In general, you will be treated as acquiring the Class A Ordinary Shares received in the merger for a consideration equal to the market value at the effective time of the merger of your shares of Aon Delaware common stock converted in the merger. Please see "Material Tax Considerations Relating to the Merger—U.K. Tax Considerations—Material Tax Consequences to Shareholders."

Taxation of Non-U.K. Holders

        Generally, non-U.K. resident stockholders of Aon Delaware should not be subject to either U.K. corporation tax or capital gains tax on a chargeable gain or allowable loss arising as a result of the merger, unless they carry on a trade in the U.K. through a permanent establishment in the U.K. or through a branch or agency in the U.K. for the purposes of U.K. corporation tax or capital gains tax respectively, and the stock is attributable to that permanent establishment, branch or agency. In those circumstances, the non-U.K. resident stockholders may realize a chargeable gain or an allowable loss for U.K. corporation tax or capital gains tax purposes (as the case may be) as a result of the merger, which will be treated as giving rise to a disposal of their stock in Aon Delaware. In general, you will be treated as acquiring the Class A Ordinary Shares received in the merger for a consideration equal to the market value at the effective time of the merger.

Stamp Duty and SDRT

        Stamp duty and/or SDRT are imposed in the U.K. on certain transfers of chargeable securities (which include shares in companies incorporated in the U.K.) at a rate of 0.5 percent of the consideration paid for the transfer. Certain issues or transfers of shares to depositaries or into clearance systems are charged a higher rate of 1.5 percent. Transfers of interests in shares within a depositary or clearance system, and from a depositary to a clearance system, are generally exempt from stamp duty and SDRT.

        We have obtained a ruling from HMRC in respect of the stamp duty and SDRT consequences of the reorganization, and SDRT has been paid in accordance with the terms of this ruling in respect of the deposit of Class A Ordinary Shares with EES.

        Transfers of the Class A Ordinary Shares held in book entry form through the facilities of DTC will not attract a charge to stamp duty or SDRT in the U.K. Any transfers of title to the Class A Ordinary shares that occur entirely outside the DTC system, including repurchase by Aon UK, will ordinarily attract stamp duty at a rate of 0.5 percent. This duty must be paid (and the transfer document stamped by HMRC) before the transfer can be registered in the books of Aon UK. A transfer of title in the shares from within the DTC system out of the DTC system will not attract stamp duty or SDRT if undertaken for no consideration. But if those shares are redeposited into DTC, the redeposit will attract stamp duty or SDRT.

        Shareholders should therefore note that the withdrawal of Class A Ordinary Shares from the DTC system, or any transfers outside it, are likely to cause additional costs and delays in disposing of their Class A Ordinary Shares than would be the case if they continue to hold their shares in book entry form through DTC.

        Following the merger, SDRT will be imposed upon the issue of shares in settlement of equity-based awards or for other purposes. Aon UK expects to pay SDRT upon issuance of those shares and expects to put in place arrangements to pay any stamp duty or SDRT before transferring the newly issued Class A Ordinary Shares to DTC, thereby enabling future issuances of Class A Ordinary Shares to be transferred into the DTC system without incurring further SDRT or stamp duty.

        Aon UK also expects to put in place arrangements to require that shares held in certificated form cannot be transferred into the DTC system until the transferor of the shares has first delivered the shares to a depository specified by Aon UK so that SDRT may be collected in connection with the initial delivery to the depository. Any such shares will be evidenced by a receipt issued by the depository. Before the transfer can be registered in the books of Aon UK, the transferor will also be required to put in the depository funds to settle the resultant liability to SDRT, which will be charged at a rate of 1.5 percent of the value of the shares.

 Other Tax Considerations

        For stockholders of Aon Delaware who are citizens or residents of, or otherwise subject to taxation in, a country other than the U.S. or the U.K., the tax treatment of the merger will depend on the applicable tax laws in such country.

        WE ENCOURAGE YOU TO READ THE SECTIONS ENTITLED "MATERIAL TAX CONSIDERATIONS RELATING TO THE MERGER—U.S. FEDERAL INCOME TAX CONSIDERATIONS—MATERIAL TAX CONSEQUENCES TO STOCKHOLDERS," AND "MATERIAL TAX CONSIDERATIONS RELATING TO THE MERGER—U.K. TAX CONSIDERATIONS—MATERIAL TAX CONSEQUENCES TO SHAREHOLDERS" FOR A MORE DETAILED DESCRIPTION OF THESE TAX CONSIDERATIONS. WE ALSO URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE SPECIAL MEETING REGARDING THE PARTICULAR TAX CONSIDERATIONS OF THE MERGER APPLICABLE TO YOU.

OTHER INFORMATION

Ownership in Aon UK; Conversion of Shares (see page 45)

        Your ownership of Class A Ordinary Shares will be recorded in book entry form by your broker if you are currently a beneficial holder, with no need for any additional action on your part. If you hold shares directly, following the effective time of the merger, Class A Ordinary Shares will be delivered to the exchange agent for delivery to the Custodian, as your custodian, upon surrender of the certificates representing Aon Delaware common stock. Please see "Proposal 1—Approval of the Adoption of the Merger Agreement—Ownership in Aon UK; Conversion of Shares; Delivery of Shares to Former Record Holders" for further information, including procedures for surrendering share certificates.

Rights of Stockholders/Shareholders (see page 79)

        There are differences between the principal attributes of the Aon Delaware shares and the Class A Ordinary Shares, which include differences between the rights of stockholders under the DGCL and the rights of shareholders under the Companies Act and differences between the provisions of Aon Delaware's certificate of incorporation and by-laws and Aon UK's articles of association. Please see "Description of the Class A Ordinary Shares of Aon UK" and "Comparison of Rights of Stockholders/Shareholders."

Stock Exchange Listings (see page 56)

        It is a condition to the completion of the merger that the Class A Ordinary Shares will be authorized for listing on the NYSE, subject to official notice of issuance and satisfaction of other standard conditions. We will submit an application to the NYSE and expect that, immediately following the effective time of the merger, the Class A Ordinary Shares will be listed on the NYSE under the symbol "AON," which is the same symbol under which shares of Aon Delaware are currently listed.

Market Price Information

        On January 12, 2012, the last trading day before the public announcement of the merger, the closing price of our shares on the NYSE was $46.43 per share. On February 3, 2012, the most recent practicable date before the date of this proxy statement/prospectus, the closing price of our shares was $48.06 per share.

Recommendation of the Board (see page 43)

        Our Board has determined that the reorganization to be effected by the merger is advisable and in the best interests of Aon Delaware and our stockholders and, as such, has approved the reorganization and the merger agreement. The Board recommends that you vote "FOR" the adoption of the merger agreement, "FOR" the reduction of capital of Aon UK, "FOR" the approval of the relocation compensation and "FOR" the proposal to adjourn the meeting to solicit additional votes, if necessary.

Special Meeting of Stockholders (see page 1)

        You can vote at the special meeting if you owned Aon Delaware common stock at the close of business on the record date (i.e., February 6, 2012). On that date, there were 325,278,955 shares of Aon Delaware common stock outstanding and entitled to vote. For the merger to be able to proceed, at least two-thirds of the outstanding shares of common stock of Aon Delaware entitled to vote at the special meeting must be voted in the affirmative for the adoption of the merger agreement. Approval of each of the other proposals requires the affirmative vote of a majority of the shares of common stock of Aon Delaware present in person or represented by proxy at the special meeting and entitled to vote thereon. As of the record date, our directors and executive officers and their affiliates beneficially owned, in the aggregate, approximately 1,049,455 of such shares, representing beneficial ownership of less than 0.32 percent of the outstanding shares of Aon Delaware common stock as of that date. These shares are included in the number of shares entitled to vote at the special meeting.

Selected Historical Consolidated Financial Data

        The following tables set forth selected historical consolidated financial and operating data for Aon Delaware. The selected consolidated financial and operating data as of and for the years ended December 31, 2010, 2009 and 2008 have been derived from Aon Delaware's audited consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the year ended December 31, 2010, which is incorporated by reference into this proxy statement/prospectus. The selected consolidated financial and operating data as of and for the years ended December 31, 2007 and 2006 have also been derived from portions of Aon Delaware's Annual Report on Form 10-K for the year ended December 31, 2010. The selected consolidated financial and operating data as of and for the nine months ended September 30, 2011 and 2010 have been derived from Aon Delaware's unaudited condensed consolidated financial statements, and related notes contained in Aon Delaware's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, which is incorporated by reference into this proxy statement/prospectus, except that the balance sheet data as of September 30, 2010 has been derived from Aon Delaware's unaudited condensed consolidated financial statements contained in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2010, which has not been incorporated by reference in this proxy statement/prospectus. The results for the nine months ended September 30, 2011 and 2010 are not necessarily indicative of the results that may be expected for the entire fiscal year. Aon Delaware's unaudited interim financial statements reflect all adjustments that management of Aon Delaware considers necessary for fair presentation of the financial position and results of operations for such periods in accordance with U.S. GAAP. Historical results are not necessarily indicative of the results that may be expected for any future period.

        This selected consolidated financial and operating data should be read in conjunction with Aon Delaware's audited consolidated financial statements, the notes related thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Aon Delaware's Annual Report on Form 10-K for the year ended December 31, 2010 and Aon Delaware's unaudited consolidated financial statements, the notes related thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in Aon's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011. See "Where You Can Find More Information" beginning on page 108.

	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
	(millions, except stockholders, employees and per share data)
Income Statement Data
Commissions, fees and other	$8,255	$5,560	$8,457	$7,521	$7,357	$7,054	$6,546
Fiduciary investment income	38	43	55	74	171	180	142

Total revenue	$8,293	$5,603	$8,512	$7,595	$7,528	$7,234	$6,688

Operating income	$1,171	$804	$1,226	$1,021	$940	$1,003	$760
Income from continuing operations	726	517	759	681	637	675	499
Income (Loss) from discontinued operations(1)	4	(26)	(27)	111	841	202	230
Cumulative effect of change of accounting principle, net(2)	—	—	—	—	—	—	1
Net Income	$730	$491	$732	$792	$1,478	$877	$730
Less: Net income attributable to noncontrolling interests	28	16	26	45	16	13	10

Net income attributable to Aon Delaware stockholders	$702	$475	$706	$747	$1,462	$864	$720

Basic Net Income (Loss) Per Share Attributable to Aon Delaware Stockholders(3)
Continuing operations	$2.07	$1.80	$2.50	$2.25	$2.12	$2.17	$1.52
Discontinued operations	0.01	(0.09)	(0.09)	0.39	2.87	0.66	0.71

Cumulative effect of change in accounting principle	—	—	—	—	—	—	—

Net Income	$2.08	$1.71	$2.41	$2.64	$4.99	$2.83	$2.23

Diluted Net Income (Loss) Per Share Attributable to Aon Delaware Stockholders(3)
Continuing operations	$2.04	$1.78	$2.46	$2.19	$2.04	$2.04	$1.43
Discontinued operations	0.01	(0.10)	(0.09)	0.38	2.76	0.62	0.67
Cumulative effect of change in accounting principle
Discontinued operations	—	—	—	—	—	—	—

Net Income	$2.05	$1.68	$2.37	$2.57	$4.80	$2.66	$2.10

	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
	(millions, except stockholders, employees and per share data)
Balance Sheet Data
Fiduciary assets(4)	$10,315	$9,545	$10,063	$10,835	$10,678	$9,498	$9,704
Goodwill and intangible assets(5)(6)	12,196	6,730	12,258	6,869	6,416	5,119	4,646
Total assets	28,745	23,358	28,982	22,958	22,940	24,929	24,384
Total debt	4,578	3,756	4,506	2,008	1,977	2,145	2,285
Total equity(7)	8,279	5,844	8,306	5,431	5,415	6,261	5,251

	Nine Months Ended September 30, 2011	Nine Months Ended September 30, 2010	Year Ended December 31, 2010	Year Ended December 31, 2009	Year Ended December 31, 2008	Year Ended December 31, 2007	Year Ended December 31, 2006
	(millions, except stockholders, employees and per share data)
Common Stock and Other Data
Dividends paid per share	$0.45	$0.45	$0.60	$0.60	$0.60	$0.60	$0.60
Price range:
High	54.58	44.34	46.24	46.19	50.00	51.32	42.76
Low	39.68	35.10	35.10	34.81	32.83	34.30	31.01
At period-end:
Market price	$41.98	$39.11	$46.01	$38.34	$45.68	$47.69	$35.34
Common stockholders	8,324	9,403	9,316	9,883	9,089	9,437	10,013
Shares outstanding	323.3	270.9	332.3	266.2	271.8	304.6	299.6
Number of employees			59,100	36,200	37,700	42,500	43,100

(1)
Aon Delaware has sold certain businesses whose results have been reclassified as discontinued operations, including AIS Management Corporation and Aon Delaware's P&C Operations (both sold in 2009), and Combined Insurance Company of America and Sterling Life Insurance Company (both sold in 2008), and Aon Warranty Group and Construction Program Group (both sold in 2006).

(2)
Effective January 1, 2006, Aon Delaware adopted a new accounting standard on share-based payments.

(3)
Effective January 1, 2009, Aon Delaware adopted additional guidance regarding participating securities and computing net income per share using the two-class method. Prior years' basic and diluted net income per share have been adjusted to conform to the new guidance.

(4)
Represents insurance premiums receivables from clients as well as cash and investments held in a fiduciary capacity.

(5)
On October 1, 2010, Aon Delaware completed the acquisition of Hewitt. In connection with the acquisition, Aon Delaware recorded intangible assets of $5.6 billion, based on the preliminary purchase accounting.

(6)
In 2008, Aon Delaware completed the acquisition of Benfield Group Limited. In connection with the acquisition, Aon Delaware recorded intangible assets of $1.7 billion.

(7)
Effective January 1, 2009, Aon Delaware adopted a new accounting standard requiring non-controlling interests to be separately presented as a component of total equity. Prior years have been adjusted to conform to the new standard.

Summary Pro Forma Financial Information

        Pro forma financial statements for Aon UK are not presented in this proxy statement/prospectus because no significant pro forma adjustments are required to be made to the historical unaudited interim condensed consolidated financial statements of Aon Delaware for the nine-month period ended September 30, 2011 or to the historical audited consolidated financial statements of Aon Delaware for the year-ended December 31, 2010. Those financial statements are included in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011 and in our Annual Report on Form 10-K for the annual period ended December 31, 2010, each of which is incorporated by reference into this proxy statement/prospectus.

RISK FACTORS

        In considering whether to vote in favor of the proposals contained in this proxy statement/prospectus, you should consider carefully the following risks or investment considerations, in addition to the other information in this proxy statement/prospectus, including the matters addressed in "Cautionary Statement Concerning Forward-Looking Statements" beginning on page 34. You should consider these risks when deciding how to vote. In addition, you should also review carefully the risk factors discussed in Part I, Item 1A "Risk Factors" of our Annual Report on Form 10-K for the annual period ended December 31, 2010 and any risk factors included in our subsequent reports filed pursuant to the Securities Exchange Act of 1934, as amended, as they discuss risks affecting our business generally that could also cause our actual plans or results to differ materially from those included in the forward-looking statements contained or incorporated by reference herein.

Some Aon Delaware stockholders will recognize a taxable gain as a result of the merger and, in some cases, will not be able to recognize any losses realized.

        For U.S. federal income tax purposes, the conversion of each issued and outstanding share of the common stock of Aon Delaware into the right to receive a Class A Ordinary Share upon the consummation of the merger generally will be treated as an exchange of such share for the Class A Ordinary Share. Therefore, the U.S. federal income tax discussion contained herein refers to an "exchange" rather than a "conversion" in describing the U.S. federal income tax consequences of the merger.

        Generally, for U.S. federal income tax purposes, a U.S. holder, which is defined below in "Material Tax Considerations Relating to the Merger—U.S. Federal Income Tax Considerations—Material Tax Consequences to Stockholders," should recognize gain, if any, but not loss, on the receipt of Class A Ordinary Shares in exchange for Aon Delaware common stock in connection with the merger. A U.S. holder should generally recognize gain equal to the excess, if any, of the fair market value of the Class A Ordinary Shares received in the merger over the U.S. holder's adjusted tax basis in the shares of Aon Delaware common stock exchanged therefor. Generally, this gain should be capital gain. U.S. holders should not be permitted to recognize any loss realized on the exchange of their shares of Aon Delaware common stock in the merger. In determining the amount of gain recognized, each of the Aon Delaware shares exchanged should be treated as the subject of a separate exchange. Thus, if a U.S. holder exchanges some Aon Delaware shares on which gains are recognized and other Aon Delaware shares on which losses are realized, the U.S. holder may not net the losses against the gains to determine the amount of gain recognized. In the case of a loss, the adjusted tax basis in each Class A Ordinary Share received by a U.S. holder should equal the adjusted tax basis of each share of Aon Delaware common stock exchanged therefor. In addition, the holding period for any Class A Ordinary Shares received by U.S. holders should include the holding period of the Aon Delaware shares exchanged therefor.

        Cash received by a U.S. holder in exchange for a fractional share of Aon Delaware common stock should be treated as having been received in redemption of such fractional share. Thus, gain or loss generally should be recognized by such U.S. holder in an amount equal to the difference between the amount of cash received and the U.S. holder's adjusted tax basis in such fractional share. A non-U.S. holder generally will not be subject to U.S. federal income tax on gain realized, if any, on the exchange of Aon Delaware shares for Class A Ordinary Shares or on the receipt of cash in exchange for fractional shares of Aon Delaware common stock. Please see "Material Tax Considerations Relating to the Merger—U.S. Federal Income Tax Considerations—Material Tax Consequences to Stockholders."

        Generally, U.K. resident stockholders of Aon Delaware may realize a chargeable gain or an allowable loss for U.K. corporation tax or capital gains tax purposes (as the case may be) as a result of the merger, which will be treated as giving rise to a disposal of their stock in Aon Delaware. Generally,

non-U.K. resident stockholders of Aon Delaware should not be subject to either U.K. corporation tax or capital gains tax as a result of the merger, unless they carry on a trade in the U.K. through a permanent establishment in the U.K. or through a branch or agency in the U.K. for the purposes of U.K. corporation tax or capital gains tax respectively, and the stock is attributable to that permanent establishment, branch or agency. In general, you will be treated as acquiring the Class A Ordinary Shares received in the merger for a consideration equal to the market value at the effective time of the merger of your shares of Aon Delaware common stock converted in the merger. Please see "Material Tax Considerations Relating to the Merger—U.K. Tax Considerations—Material Tax Consequences to Shareholders."

        For stockholders of Aon Delaware who are citizens or residents of, or otherwise subject to taxation in, a country other than the U.S. or the U.K., the tax treatment of the merger will depend on the applicable tax laws in such country.

        WE URGE YOU TO CONSULT YOUR OWN TAX ADVISOR PRIOR TO THE SPECIAL MEETING REGARDING THE PARTICULAR TAX CONSIDERATIONS OF THE MERGER APPLICABLE TO YOU.

The expected benefits of the reorganization may not be realized.

        There can be no assurance that all of the goals of the reorganization will be achievable, particularly as the achievement of the benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors, analysts and U.K. and U.S. taxing authorities.

        While we expect that, as a result of the reorganization, we will benefit from the U.K. dividend exemption system for certain non-U.K. source dividends repatriated to the U.K. thereby increasing our financial flexibility, we cannot be assured that the benefits we expect will be received. In particular, U.K. or U.S. tax authorities may challenge our application and/or interpretation of relevant tax laws, regulations or treaties, valuations and methodologies or other supporting documentation, and, if they are successful in doing so, we may not experience the level of benefits we anticipate; or, we may be subject to adverse tax consequences. Even if we are successful in maintaining our positions, we may incur significant expense in contesting positions asserted or claims made by tax authorities, which may reduce the anticipated level of benefits.

        Our effective tax rates and the benefits described herein are also subject to a variety of other factors, many of which are beyond our ability to control, such as changes in the rate of economic growth in the U.K. and the U.S., the financial performance of our business in various jurisdictions, currency exchange rate fluctuations (especially as between the British pound and the U.S. dollar), and significant changes in trade, monetary or fiscal policies of the U.K. or the U.S., including changes in interest rates. The impact of these factors, individually and in the aggregate, is difficult to predict, in part because the occurrence of the events or circumstances described in such factors may be (and, in fact, often seem to be) interrelated, and the impact to us of the occurrence of any one of these events or circumstances could be compounded or, alternatively, reduced, offset, or more than offset, by the occurrence of one or more of the other events or circumstances described in such factors.

Aon UK may be treated as a U.S. corporation for U.S. federal tax purposes following the merger.

        Generally for U.S. federal income tax purposes, a corporation is considered a tax resident in the place of its incorporation. Because Aon UK is incorporated under U.K. law, it should be a U.K. corporation and a U.K. tax resident under these general rules. However, Section 7874 of the U.S. Internal Revenue Code of 1986, as amended (which we refer to as the "Code") generally provides that a corporation organized outside the U.S. which acquires substantially all of the assets of a corporation organized in the U.S. will be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal tax purposes if former shareholders of the acquired U.S. corporation own at least 80 percent (of either the voting power or the value) of the stock of the acquiring foreign corporation after the acquisition and the expanded affiliated group does not have "substantial business activities" in the country in which the acquiring foreign corporation is organized. Pursuant to the merger, Aon UK will acquire directly or indirectly all of Aon Delaware's assets, and Aon Delaware stockholders will hold 100 percent of Aon UK by virtue of their stock ownership of Aon Delaware. As a result, the Aon Delaware expanded affiliated group and, following the merger, the Aon UK expanded affiliated group must have substantial business activities in the U.K. in order for Aon UK not to be treated as a U.S. corporation for U.S. federal tax purposes under Section 7874. There is no "safe harbor" or other guidance that confirms when an expanded affiliated group's business activities in a country of incorporation are deemed to be substantial. Therefore, it is possible that the IRS would interpret the Section 7874 "anti-inversion" rules so as to treat Aon UK as a U.S. corporation after the consummation of the merger and that such an IRS position would be sustained in litigation. Moreover, the United States Congress, the IRS, the United Kingdom Parliament or HMRC may enact new statutory or regulatory provisions that could adversely affect Aon UK's status as a non-U.S. corporation or otherwise adversely affect Aon UK's anticipated global tax position following the merger and any subsequent actions. Retroactive statutory or regulatory actions have occurred in the past, and there can be no assurance that any such provisions, if enacted or promulgated, would not have retroactive application to Aon UK, the merger or any subsequent actions.

        Although we believe Aon UK should not be treated as a U.S. corporation for U.S. federal tax purposes under Section 7874, there is no certainty that the IRS will not assert a contrary position, in which case, we could become involved in a tax controversy with the IRS regarding possible additional U.S. tax liability. If we are unsuccessful in resolving any such tax controversy in our favor, we would likely not realize the tax savings we expect to achieve through reorganization. Please see "Material Tax Considerations Relating to the Merger—U.S. Federal Income Tax Considerations—The U.S. Anti-Inversion Rules."

HMRC may disagree with our conclusions on the U.K. tax treatment of the merger, or relevant U.K. legislation may be subject to change.

        Based on current U.K. corporation tax law and the current U.K.-U.S. income tax treaty, as amended, and any amendments to either current U.K. corporation tax law or such treaty announced prior to the date hereof, we expect that the merger will not result in any material U.K. corporation tax liability to any of Aon Delaware, Aon UK or Aon Mergeco.

        Further, we have obtained a ruling from HMRC in respect of the stamp duty and SDRT consequences of the merger and as a result believe that we have satisfied all stamp duty and SDRT payment and filing obligations in connection with the issuance of the Class A Ordinary Shares issuable in connection with the merger.

        We have also obtained a ruling from HMRC that, following the merger, the "temporary period exemption" from the U.K.'s controlled foreign company rules will apply such that, subject to certain conditions and limitations based on our facts and circumstances, Aon UK will not be subject to tax on the profits of any controlled company which is resident in a foreign jurisdiction under the CFC rules until 24 months after the end of the accounting period in which the merger occurs, subject to any changes of legislation. The U.K. Government is expected to bring major reforms to the CFC rules before Parliament in March 2012. While HMRC cannot provide any assurance in respect of the application of legislation that has not been enacted, we are of the view based on the Government's proposals and published draft legislation that the new CFC rules should not have a material adverse effect on Aon UK's tax treatment in the U.K. if enacted in their current form. However, to the extent that the draft legislation is enacted in a form different to that currently proposed, this may result in additional corporation tax liabilities becoming payable following implementation of the revised legislation. See "Material Tax Considerations Relating to the Merger—U.K. Tax Considerations—Material U.K. Tax Considerations Relating to and After the Merger—Controlled Foreign Companies."

        Further, if HMRC disagrees with our view of any issues in respect of which no ruling has been obtained, it may take the position that material U.K. corporation tax or SDRT liabilities or amounts on account thereof are payable by any one or more of these companies as a result of the reorganization, in which case we expect that we would contest such assessment. To contest such assessment, we may be required to remit cash or provide security of the amount in dispute, or such lesser amount as permitted under U.K. law and acceptable to HMRC, to prevent HMRC from seeking enforcement actions pending the dispute of such assessment. If we were unsuccessful in disputing the assessment, the implications could be materially adverse to us. To the extent that HMRC has not provided (and we have not requested) a ruling on the U.K. tax aspects of the merger, there can be no assurance that HMRC will agree with our interpretation of the U.K. tax aspects of the merger or any related matters associated therewith.

Aon UK's net income and cash flow would be reduced if Aon UK becomes subject to U.S. corporate income tax.

        Aon UK and other non-U.S. Aon UK affiliates will conduct their operations in a manner intended to ensure that Aon UK and its non-U.S. affiliates do not engage in the conduct of a U.S. trade or business. However, if Aon UK or any of its non-U.S. affiliates is or are engaged in a trade or business in the U.S., Aon UK or such non-U.S. affiliates would be required to pay U.S. corporate income tax on income that is subject to the taxing jurisdiction of the U.S. If this occurs, our results of operations may be adversely affected. Additionally, after the merger, Aon Delaware and its then existing U.S. subsidiaries will continue to be subject to U.S. corporate income tax on their worldwide income, and Aon Delaware's then existing foreign subsidiaries will continue to be subject to U.S. corporate income tax on their U.S. operations.

The merger may not allow us to maintain a competitive global tax rate.

        We believe that the merger should significantly improve our ability to maintain a competitive global tax rate because the U.K. has implemented a dividend exemption system that generally does not subject non-U.K. earnings to U.K. tax when such earnings are repatriated to the U.K. in the form of dividends from non-U.K. subsidiaries. This should allow the Company to optimize its capital allocation and deploy efficient fiscal structures. However, we cannot provide any assurances as to what our global tax rate will be after the merger because of, among other things, uncertainty regarding the nature and extent of our business activities in any particular jurisdiction in the future and the tax laws of such jurisdictions, as well as changes in U.S. and other tax laws, treaties and regulations. Our actual global tax rate may vary from our expectation and that variance may be material. Additionally, the tax laws of the U.K. and other jurisdictions could change in the future, and such changes could cause a material change in our global tax rate.

        We also could be subject to future audits conducted by foreign and domestic tax authorities, and the resolution of such audits could impact our tax rate in future periods, as would any reclassification or other matter (such as changes in applicable accounting rules) that increases the amounts we have provided for income taxes in our consolidated financial statements. There can be no assurance that we would be successful in attempting to mitigate the adverse impacts resulting from any changes in law, audits and other matters. Our inability to mitigate the negative consequences of any changes in the law, audits and other matters could cause our global tax rate to increase and our results of operations to suffer.

The IRS may disagree with our conclusions on tax treatment of the merger.

        We expect that the merger will not result in any material U.S. federal income tax liability to Aon Delaware or Aon UK. However, the IRS may disagree with our assessments of the effects or interpretation of the tax laws, treaties or regulations or their enforcement with respect to the merger. Nevertheless, even if our conclusions on the U.S. tax treatment of the merger to Aon Delaware and Aon UK do not ultimately prevail, we do not believe that a contrary treatment of the merger by the IRS would result in a material increase in U.S. taxes compared to our current, pre-merger U.S. tax position. In this event, however, we may not realize the expected tax benefits of the merger and our results of operations may be adversely affected in comparison to what they would have been if our conclusions had ultimately prevailed.

We may experience difficulty attracting and retaining colleagues as a result of the proposed merger.

        If the transactions contemplated by this proxy statement/prospectus are completed, we will relocate our principal executive offices to London, England. Following the completion of those transactions, we will need to retain those personnel we have relocated to London in that area, and, in the future, will need to attract and retain new personnel to the London area. Although we believe that London's status as a major international city will facilitate the retention and attraction of personnel, there can be no assurance that we will be successful in this regard.

Negative publicity resulting from the proposed merger could adversely affect our business and our stock price.

        Foreign reincorporations that have been undertaken by other companies have generated significant press coverage, much of which has been negative. In such situations, press coverage has been particularly negative where a company undertaking a proposed reincorporation has a historical connection to a particular U.S. locality or geographic region. Although we have grown around the world to be a global leader in many of our businesses and have significant history in the U.K., our company was founded in, and has historically been connected to, the Chicago, Illinois area.

        Negative publicity generated by the proposed merger could cause our colleagues, particularly those in the United States, generally, and the Chicago area, in particular, to perceive uncertainty regarding future opportunities available to them. In addition, negative publicity could cause some of our clients to be more reluctant to do business with us. Either of these events could have a significant adverse impact on our business. Negative publicity could also cause some of our stockholders to sell our stock or decrease the demand for new investors to purchase our stock, which could have an adverse impact on our stock price.

Our Board may choose to defer or abandon the merger at any time.

        Completion of the merger may be deferred or abandoned by action of our Board at any time, including after stockholder approval. While we currently expect the merger to take place promptly after the proposal to adopt the merger agreement is approved at the special meeting, the Board may defer completion before or after the special meeting or may abandon the merger at any time, including after stockholder approval, because of, among other reasons, changes in existing or proposed tax legislation, failure of McDermott Will & Emery LLP to deliver tax opinions in form and substance acceptable to us, our determination that HMRC does not agree with our view of the U.K. corporation tax or SDRT implications of certain aspects of the reorganization, our determination that the Class A Ordinary Shares will not be eligible for inclusion in the facilities of DTC, our determination that the IRS does not agree with our views on certain tax matters, our determination that the reorganization would involve tax or other risks that outweigh their benefits, our determination that the level of expected benefits associated with the reorganization would otherwise be reduced, a dispute with the taxation authorities over the reorganization (or certain aspects thereof), changes in U.K. or U.S. tax laws, rates, treaties or regulations that would adversely affect our ability to achieve the expected benefits of the reorganization, an unexpected increase in the cost to complete the reorganization or any other determination by our Board that the reorganization would not be in the best interests of Aon Delaware or its stockholders or that the reorganization would have material adverse consequences to Aon Delaware or its stockholders.

Your rights as a stockholder of Aon Delaware will change as a result of the merger.

        The consummation of the merger will change the governing law that applies to our stockholders from Delaware law (which applies to shares of common stock of Aon Delaware) to English law (which applies to the Class A Ordinary Shares). Some of the principal attributes of the common stock of Aon Delaware and the Class A Ordinary Shares will be similar. There are, however, several significant differences between the rights of stockholders under Delaware law and shareholders under English law, and there are differences between our current certificate of incorporation and by-laws and the proposed articles of association that will apply to our stockholders after the consummation of the merger. For a detailed discussion of these differences, see "Comparison of Rights of Stockholders/Shareholders."

As a result of increased shareholder approval requirements, we may have less flexibility as an English public limited company than as a Delaware corporation with respect to certain aspects of capital management.

        Under Delaware law, our directors may issue, without further shareholder approval, any shares authorized in our certificate of incorporation that are not already issued or reserved. Delaware law also provides substantial flexibility in establishing the terms of preferred shares. However, English law provides that a board of directors may only allot shares with the prior authorization of shareholders, such authorization being up to the aggregate nominal amount of shares and for a maximum period of five years, each as specified in the articles of association or relevant shareholder resolution. This authorization would need to be renewed by our shareholders upon its expiration (i.e., at least every five years). The articles of association that will apply to Aon UK after the effective time will authorize the allotment of additional shares, and renewal of such authorization for additional five year terms may be sought more frequently. See "Description of Class A Ordinary Shares of Aon UK—Preemptive Rights and New Issues of Shares."

        English law also generally provides shareholders with preemptive rights when new shares are issued for cash; however, it is possible for the articles of association, or shareholders in general meeting, to exclude preemptive rights. Such an exclusion of preemptive rights may be for a maximum period of up to five years from the date of adoption of the articles of association, if the exclusion is contained in the articles of association, or from the date of the shareholder resolution, if the exclusion is by shareholder resolution; in either case, this exclusion would need to be renewed upon its expiration (i.e., at least every five years). The articles of association that will apply to Aon UK after the effective time will exclude preemptive rights prior to the effective time of the merger, and renewal of such exclusion for additional five year terms may be sought more frequently. See "Description of Class A Ordinary Shares of Aon UK—Preemptive Rights and New Issues of Shares."

        English law also generally prohibits a company from repurchasing its own shares by way of "off market purchases" without the prior approval of 75 percent of shareholders by special resolution. Such approval lasts for a maximum period of up to five years. English law prohibits Aon UK from conducting "on market purchases" as its shares will not be traded on a recognized investment exchange in the U.K. We anticipate that a special resolution will be adopted to permit "off market purchases" prior to the effective time of the merger. See "Description of Class A Ordinary shares of Aon UK—Alteration of Share Capital/Repurchase of Shares." This special resolution will need to be renewed upon expiration (i.e., at least every five years) but may be sought more frequently for additional five year terms.

English law will require that we meet certain additional financial requirements before we declare dividends and repurchase shares following the merger.

        Under English law, Aon UK will only be able to declare dividends, make distributions or repurchase shares out of "distributable reserves." "Distributable reserves" are a company's accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. Immediately after the merger, Aon UK will not have "distributable reserves." The current shareholder of Aon UK (which is Aon Delaware) has passed a resolution to reduce the capital of Aon UK to allow the creation of distributable reserves following the merger. If the proposal to reduce Aon UK's capital is approved by Aon Delaware's stockholders and the merger is completed, we will seek to obtain the approval of the English Companies Court through a customary process, which is required for the creation of distributable reserves to be effective, as soon as practicable following the transaction. The approval of the English Companies Court is expected to be received within four weeks after the completion of the merger. If that approval is received, it is expected that Aon UK will have "distributable reserves" in an amount sufficient to continue paying quarterly dividends and to repurchase shares on the anticipated schedule for the foreseeable future.

        The approval by Aon Delaware's stockholders of the reduction of capital of Aon UK is not a condition to the completion of the merger. If stockholders do not approve the proposal to approve an implementation of a reduction of capital of Aon UK through a customary court-approved process, Aon UK would undertake other efforts to allow it to declare dividends, make distributions or repurchase shares following the completion of the merger. These efforts may include certain customary intra-group reorganizations, which are established and often-used alternatives for the creation of distributable reserves in a U.K. public limited company, but which we believe to be less advantageous than the proposed court-approved reduction in capital.

The enforcement of civil liabilities against Aon UK may be more difficult.

        Because Aon UK will be a public limited company incorporated under English law, after the effective time of the merger, investors could experience more difficulty enforcing judgments obtained against Aon UK in U.S. courts than would currently be the case for U.S. judgments obtained against Aon Delaware. In addition, it may be more difficult (or impossible) to bring some types of claims against Aon UK in courts in England than it would be to bring similar claims against a U.S. company in a U.S. court.

Following the effective time of the merger, it is possible that we will be removed from the S&P 500 stock index and other indices, which could have an adverse impact on our share price.

        Our shares currently are a component of the Standard & Poor's 500 Index and other indices. Based on current S&P guidelines, we believe that our Class A Ordinary Shares meet S&P criteria for inclusion in the S&P 500 Index upon completion of the merger, which criteria include requirements that its constituent companies file Annual Reports on Form 10-K, are not foreign private issuers, derive a plurality of revenues or have a plurality of fixed assets in the U.S., are primarily listed on the NYSE or NASDAQ and have a corporate governance consistent with U.S. practice. Nonetheless, S&P retains discretion to determine whether our shares should continue as a component of the S&P 500 upon the completion of the merger. We anticipate that S&P will determine whether the Class A Ordinary Shares qualify for inclusion on or around the effectiveness of the merger. However, following the effective time of the merger, it is possible that, if we were to fail to meet any of S&P's guidelines for inclusion in the S&P 500, our Class A Ordinary Shares would be excluded from the index. If our Class A Ordinary Shares are not included as a component of the S&P 500 or other indices or no longer meet the qualifications of such funds, institutional investors that are required to track the performance of the S&P 500 or such other indices or the funds that impose those qualifications would potentially be required to sell their Class A Ordinary Shares, which could adversely affect the price of the Class A Ordinary Shares.

The market for Class A Ordinary Shares may differ from the current market for Aon Delaware shares.

        Although it is anticipated that the Class A Ordinary Shares will be authorized for listing on the NYSE under the symbol "AON," which is the same symbol under which shares of Aon Delaware are currently listed, the market prices, trading volume and volatility of the Class A Ordinary Shares could be different from those of the Aon Delaware shares.

Transfers of the Class A Ordinary Shares may be subject to stamp duty or SDRT in the U.K., which would increase the cost of dealing in the Class A Ordinary Shares as compared to the Aon Delaware shares.

        Stamp duty and/or SDRT are imposed in the U.K. on certain transfers of chargeable securities (which include shares in companies incorporated in the U.K.) at a rate of 0.5 percent of the consideration paid for the transfer. Certain issues or transfers of shares to depositaries or into clearance systems are charged at a higher rate of 1.5 percent.

        You are strongly encouraged to hold your Class A Ordinary Shares in book entry form through the facilities of DTC. Transfers of shares held in book entry form through DTC will not attract a charge to stamp duty or SDRT in the U.K. A transfer of title in the shares from within the DTC system out of DTC and any subsequent transfers that occur entirely outside the DTC system, including repurchase by Aon UK, will attract a charge to stamp duty at a rate of 0.5 percent of any consideration, which is payable by the transferee of the shares. Any such duty must be paid (and the relevant transfer document stamped by HMRC) before the transfer can be registered in the books of Aon UK. But if those shares are redeposited into DTC, the redeposit will attract stamp duty or SDRT.

        Following the merger, Aon UK expects to put in place arrangements to require that shares held in certificated form cannot be transferred into the DTC system until the transferor of the shares has first delivered the shares to a depository specified by Aon UK so that SDRT may be collected in connection with the initial delivery to the depository. Any such shares will be evidenced by a receipt issued by the depository. Before the transfer can be registered in the books of Aon UK, the transferor will also be required to put in the depository funds to settle the resultant liability to SDRT, which will be charged at a rate of 1.5 percent of the value of the shares.

        Following the merger, SDRT will be imposed upon the issue of shares in settlement of equity-based awards under our stock or share incentive plans. This could increase our costs to continue such plans as currently designed and utilized. Following the merger, SDRT may also be imposed on other future issuances of our stock, increasing the costs of engaging in those transactions. Aon UK expects to put in place arrangements to pay any stamp duty or SDRT before transferring the newly issued shares to DTC, thereby enabling future issuances of Class A Ordinary Shares to be transferred into the DTC system without incurring further SDRT or stamp duty.

        The enforceability of the 1.5 percent charge is in doubt and is the subject of ongoing litigation following the decision of the European Court of Justice in HSBC Holdings plc, Vidacos Nominees Ltd v HMRC Case C-569/07. It is possible that the U.K. government may change the law in relation to stamp duty and SDRT in response to this litigation, and that this will have a material effect on the cost of dealing in the Aon UK shares.

If the Class A Ordinary Shares are not eligible for deposit and clearing within the facilities of DTC, then transactions in our securities may be disrupted.

        The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms. We believe that approximately 98% of the outstanding shares of common stock of Aon Delaware are currently held within the DTC system. We expect that, upon the consummation of the merger, the Class A Ordinary Shares of Aon UK will be eligible for deposit and clearing within the DTC system. However, while we are aware of a number of U.K. companies whose ordinary shares trade in the United States in the form of American Depository Receipts, we are not aware of any other U.K. company whose ordinary shares are directly traded on a U.S. securities exchange and are cleared through the DTC system. We believe that this is, in part, a result of concern on the part of DTC regarding its potential liability for stamp duty and/or SDRT in connection with transactions in ordinary shares of U.K. companies. In connection with the closing of the merger, we expect to enter into arrangements with DTC whereby we will agree to indemnify DTC for any stamp duty and/or SDRT that may be assessed upon it as a result of its service as a depository and clearing agency for our Class A Ordinary Shares. In addition, we have obtained a ruling from HMRC in respect of the stamp duty and SDRT consequences of the reorganization, and SDRT has been paid in accordance with the terms of this ruling in respect of the deposit of Class A Ordinary Shares with EES. We expect these actions, among others, will result in DTC agreeing to the accept the Class A Ordinary Shares for deposit and clearing within its facilities upon consummation of the merger.

        DTC is not obligated to accept the Class A Ordinary Shares for deposit and clearing within its facilities at the closing and, even if DTC does initially accept the Class A Ordinary Shares, it will generally have discretion to cease to act as a depository and clearing agency for the Class A Ordinary Shares. If DTC determined prior to the consummation of the merger that the Class A Ordinary Shares are not eligible for clearance within the DTC system, then we would not expect to complete the transactions contemplated by this proxy statement/prospectus in their current form. However, if DTC determined at any time after the consummation of the merger that the Class A Ordinary Shares were not eligible for continued deposit and clearance within its facilities, then we believe the Class A Ordinary Shares would not be eligible for continued listing on a U.S. securities exchange or inclusion in the S&P 500 and trading in the Class A Ordinary Shares would be disrupted. While we would pursue alternative arrangements to preserve our listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the Class A Ordinary Shares.

Our executive officers and directors have interests in the merger that are different from, or in addition to, the interests of our stockholders.

        Aon Delaware's executive officers and directors have financial interests in the merger that are different from, or in addition to, their interests as Aon Delaware stockholders. In particular, Aon Delaware's executive officers who will relocate to the UK in connection with the transactions contemplated by this proxy statement/prospectus will receive relocation benefits pursuant to international assignment letter agreements that we have signed with them. For more information, see "Proposal 1—Approval of the Adoption of the Merger Agreement—Interests of Directors and Executive Officers in the Merger."

        In addition, in connection with the merger, Aon UK intends to enter into customary indemnification agreements with the directors and officers of Aon UK.

If we are not successful in amending or waiving certain provisions of our bank credit facilities, the merger may result in a breach of certain provisions of these facilities.

        In connection with the reorganization, we expect to seek the amendment or waiver of certain provisions of, or to renegotiate the terms of, the US Term Facility, the US Revolving Facility and the Euro Revolving Facility. For more information regarding these facilities, see "Proposal 1—Approval of the Adoption of the Merger Agreement—Additional Agreements and Actions." If we are unsuccessful in modifying these credit facilities by the effective time of the merger, we may be in breach of certain provisions of these credit facilities. Although we believe that we will be successful in obtaining any necessary modifications of our credit facilities, we can offer no assurance as to what additional or different terms or conditions, if any, our lenders may request in connection with those modifications. Any such changes in terms or conditions could result in an increase in our borrowing costs or a decrease in our financial or operating flexibility.

We expect to incur transaction costs in connection with the completion of the reorganization, some of which will be incurred whether or not the reorganization is completed.

        We have begun to incur and expect to incur in 2011 and 2012 a total of approximately $20 million in transaction costs in connection with the reorganization. The substantial majority of these costs will be incurred regardless of whether the reorganization is completed and prior to your vote on the proposal.

        Following the merger and in connection with the reorganization, we plan to examine various potential transactions for the further repositioning of the organizational structure of Aon Delaware and certain of its subsidiaries. We refer to these activities and transactions in this proxy statement/prospectus as "subsequent actions." Aon Delaware could recognize gain, and be subject to U.S. federal income tax on any such gain, as a result of one or more of these transactions. The amount of income taxes incurred in connection with any transactions will depend on a number of factors. Based on information currently available, we do not expect any transactions to have a significant impact on our reported income tax expense.

        In connection with the completion of the reorganization, we will reevaluate the ability to realize our deferred tax assets related to U.S. operations under the new Aon UK corporate structure and we may recognize a non-cash, deferred tax expense upon the conclusion of this evaluation. Based on information currently available, we do not expect the additional deferred tax expense, if any, to be significant.

The reorganization will result in additional ongoing costs to us.

        The completion of the reorganization will result in an increase in some of our ongoing expenses and require us to incur some new expenses. Some costs, including those related to employees in our U.K. offices and holding board meetings in the U.K., are expected to be higher than would be the case if our principal executive offices were not relocated to the U.K.. We also expect to incur new expenses, including professional fees and SDRT in connection with settlement of equity-based awards under our stock or share incentive plans, to comply with U.K. corporate and tax laws.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This proxy statement/prospectus contains certain statements related to future results, or states our intentions, beliefs and expectations or predictions for the future which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to expectations or forecasts of future events. They use words such as "anticipate," "believe," "estimate," "expect," "forecast," "project," "intend," "plan," "potential," and other similar terms, and future or conditional tense verbs like "could," "may," "might," "should," "will" and "would." You can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. For example, we may use forward-looking statements when addressing topics such as the reorganization and our plans, objectives, expectations and intentions with respect thereto and with respect to future operations, including the benefits and tax savings or impact described in this proxy statement/prospectus that we expect to achieve as a result of the reorganization. Forward-looking statements may also include statements regarding market and industry conditions, including competitive and pricing trends; changes in our business strategies and methods of generating revenue; the development and performance of our services and products; changes in the composition or level of our revenues; our cost structure and the outcome of cost-saving or restructuring initiatives; the outcome of contingencies; dividend policy; the expected impact of acquisitions and dispositions; pension obligations; cash flow and liquidity; future actions by regulators; and the impact of changes in accounting rules. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from either historical or anticipated results depending on a variety of factors. Potential factors that could impact results include:

  •
  the merger may not be approved by our stockholders;

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  our Board may choose to defer or abandon the merger at any time;

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  changes in foreign or domestic laws, including tax laws, or other regulatory actions, orders or rulings by foreign or domestic governmental entities, that could effectively preclude us from completing the merger or reduce or eliminate the benefits we expect to achieve from the reorganization;

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  negative publicity resulting from the proposed merger having an adverse effect on our business;

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  an SEC stop order or other action or any other decree, order or injunction preventing the registration statement of which this proxy statement/prospectus is a part from becoming or remaining effective or preventing us from holding the special meeting or completing the merger;

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  an inability to satisfy all of the conditions to closing set forth in the merger agreement;

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  an inability to realize expected benefits from the merger or the occurrence of difficulties in connection with the merger, or a delay in the realization of such benefits, including as a result of possible turnover among our U.S. colleagues or loss of U.S. clients;

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  costs related to the merger, which could be greater than expected;

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  our possible removal from the S&P 500 stock index;

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  the possibility that our Class A Ordinary Shares will not be or will cease to be eligible for acceptance by DTC or that their eligibility is subject to additional expenses;

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  general economic conditions in different countries in which we do business around the world;

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  changes in the competitive environment;

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  changes in global equity and fixed income markets that could influence the return on invested assets;

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  changes in the funding status of our various defined benefit pension plans and the impact of any increased pension funding resulting from those changes;

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  rating agency actions that could affect our ability to borrow funds;

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  fluctuations in exchange and interest rates that could impact revenue and expense;

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  the impact of class actions and individual lawsuits including client class actions, securities class actions, derivative actions and ERISA class actions;

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  the impact of any investigations brought by regulatory authorities in the U.S., U.K. and other countries;

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  the cost of resolution of other contingent liabilities and loss contingencies, including potential liabilities arising from errors and omission claims against us;

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  failure to retain and attract qualified personnel, including potential difficulties in executive succession-planning related to our need to attract talent to London if the merger is completed;

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  the impact of, and potential challenges in complying with, legislation and regulation in the jurisdictions in which we operate, particularly given the global scope of our business and the possibility of conflicting regulatory requirements across jurisdictions in which we do business;

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  the extent to which we retain existing clients and attract new businesses and our ability to incentivize and retain key employees;

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  the extent to which we manage certain risks created in connection with the various services, including fiduciary and advisory services, among others, that we currently provide, or will provide in the future, to clients;

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  our ability to maintain the security and privacy of confidential information belonging to our clients, and in the case of our HR Solutions clients, our clients' current and former employees;

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  our ability to innovate and keep pace with rapid and continuing changes in technology, industry standards and client preferences;

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  disruption from the merger with Hewitt making it more difficult to maintain business and operational relationships;

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  the possibility that the expected efficiencies and cost savings from the merger with Hewitt will not be realized, or will not be realized within the expected time period;

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  the risk that the Hewitt businesses will not be integrated successfully;

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  our ability to implement restructuring initiatives and other initiatives intended to yield cost savings, and the ability to achieve those cost savings;

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  our implementation of changes to the methods in which we internally process and monitor transactions;

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  changes in commercial property and casualty markets and commercial premium rates that could impact revenues;

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  the outcome of any inquiries from regulators relating to compliance with the U.S. Foreign Corrupt Practices Act and non-U.S. anti-corruption laws, such as the U.K. Bribery Act 2010; and

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  changes in costs or assumptions associated with our HR Solutions' outsourcing and consulting arrangement that affect the profitability of these arrangements.

        Any or all of our forward-looking statements may turn out to be inaccurate, and there are no guarantees about our performance. The factors identified above are not exhaustive. Aon Delaware and its subsidiaries operate in a dynamic business environment in which new risks may emerge frequently. Accordingly, readers should not place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. We are under no obligation (and expressly disclaim any obligation) to update or alter any forward-looking statement that we may make from time to time, whether as a result of new information, future events or otherwise. Further information about factors that could materially affect Aon, including our results of operations and financial condition, is contained in the "Risk Factors" section in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010.

PROPOSAL 1—APPROVAL OF THE ADOPTION OF THE MERGER AGREEMENT

        The following includes a brief summary of the material provisions of the merger agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. We encourage you to read the merger agreement in its entirety for a more complete description of the merger. In the event of any discrepancy between the terms of the merger agreement and the following summary, the merger agreement will control.

The Merger Agreement

Introduction

        The merger agreement you are being asked to adopt at the special meeting provides for a merger that would result in your shares of Aon Delaware common stock being converted into the right to receive Class A Ordinary Shares of Aon UK which will be, at the effective time of the merger, a public limited company incorporated under English law. Aon UK, together with its subsidiaries, will thereafter own and continue to conduct our business in substantially the same manner as is currently being conducted by Aon Delaware and its subsidiaries. Immediately following the merger, you will have the right to receive Class A Ordinary Shares of Aon UK, which will be managed by the same board of directors and executive officers that manage Aon Delaware immediately prior to the merger. Additionally, the consolidated assets and business of Aon UK immediately after the merger will be the same as those of Aon Delaware immediately prior to the merger.

        Under the merger agreement, Aon Mergeco, a wholly-owned subsidiary of Aon Intermediate (which itself is currently a wholly-owned subsidiary of Aon Delaware) will merge with and into Aon Delaware, with Aon Delaware surviving the merger as a wholly-owned subsidiary of Aon Intermediate. If the merger agreement is adopted by the stockholders, we anticipate that the merger will become effective shortly after such approval, subject to the making or receipt of applicable regulatory filings, registrations, consents and approvals. We currently anticipate that the merger will become effective in the second quarter of 2012.

The Parties to the Merger

        Aon Delaware provides risk management services, insurance and reinsurance brokerage, and human resource consulting and outsourcing, delivering distinctive client value via innovative and effective risk management and workforce productivity solutions. Aon Delaware delivers its technical expertise locally through colleagues worldwide.

        We serve clients through the following businesses:

  •
  Risk Solutions acts as an advisor and insurance and reinsurance broker, helping clients manage their risks via consultation, as well as negotiation and placement of insurance risk with insurance carriers through our global distribution network.

  •
  HR Solutions partners with organizations to solve their most complex benefits, talent and related financial challenges, and improve business performance by designing, implementing, communicating and administering a wide range of human capital, retirement, investment management, health care, compensation and talent management strategies.

        Our clients include corporations and businesses, insurance companies, professional organizations, independent agents and brokers, governments, and other entities. We also serve individuals through personal lines, affinity groups, and certain specialty operations.

        Aon Mergeco is a newly formed Delaware corporation and currently is a wholly-owned subsidiary of Aon Intermediate, which is a newly formed Delaware limited liability company and currently is a wholly-owned subsidiary of Aon Delaware. Neither Aon Intermediate nor Aon Mergeco has a

significant amount of assets or liabilities and neither has engaged in any business since its formation other than activities associated with its anticipated participation in the merger.

        The principal executive offices of Aon Delaware, Aon Intermediate and Aon Mergeco in the U.S. are currently located at 200 East Randolph Street, Chicago, Illinois 60601, U.S.A., and the telephone number of each company is (312) 381-1000.

        The principal executive offices of Aon UK are currently located at 8 Devonshire Square, London EC2M 4PL, England, and its telephone number is +44 20 7623 5500.

Background and Reasons for the Merger

Background

  Current U.K. Operations

        Aon has had a long-standing history and presence in the U.K. Aon was created in 1982 when the Ryan Insurance Group merged with Combined International Corporation. In March of 1987, the shareholders voted to change Combined International Corporation's name to Aon. Aon expanded rapidly during the 1980s and 1990s through several strategic acquisitions that enabled the company to reposition itself as a premier global insurance and reinsurance broker with close ties to the Lloyd's market. Aon acquired numerous brokers during this period with a strong Lloyd's heritage, one of the oldest having been a Lloyd's broker since 1823. Among the UK brokers acquired by Aon during this period were: Agricultural Risk Management, Asset Security Managers, Bain Hogg, Bishopsgate, Jenner Fenton Slade, Live Wire Group, Minet, Nicholson, Chamberlain & Colls, NYA Brand, Open & Direct Group Limited (Footmann James), Reed Stenhouse, Sinser Holdings AB, Supercover, Surety & Guarantee Consultants Ltd, Water for Fish, and Z Yen Limited. In addition, Aon acquired several global brokers that had a substantial UK presence, including Alexander & Alexander Services Inc., Frank B. Hall, Gallagher Re and Benfield. Over its recent history, Aon has also acquired several consulting firms with substantial UK operations, including, Surety & Guarantee Consultants Ltd., Water for Fish, Z Yen Limited, Live Wire Group, Agricultural Risk Management and NYA Brand.

        London continues to be a key geographic center of our global business. Aon has a substantial retail insurance brokerage business that places insurance on behalf of its UK-based clients. In addition, our Risk Solutions business currently places coverage in London for a large number of risks on behalf of non-UK-based clients requiring the expertise and breadth of the insurance offerings available in the mature London market. While certain basic insurance policies can be placed locally in many jurisdictions around the world, we will typically place complex or large policies in London. For example, a client in Houston may be able to easily secure basic property insurance on a small office building from a local carrier. However, that same client would be unable to insure its portfolio of oil platforms in the Gulf of Mexico, as the expertise and financial backing to cover that risk exists almost entirely in London. In its role as that client's broker, the local Aon affiliate will work with Aon brokers stationed in the Lloyd's of London market to arrange for the policy to be placed. In addition, the Lloyd's market operates through syndicates of global carriers, which share the relevant risks related to the placement. This allows Aon clients to access a diverse carrier listing which bear global risks, and are less impacted by local factors.

        Lloyd's of London has a long tradition of being the most exclusive and preeminent insurance and reinsurance market in the world, having developed over the last three hundred years through the interactions between brokers and underwriters. Lloyd's remains a relationship-driven operation that requires face-to-face interaction between brokers and underwriters. Business is conducted in the underwriting room at the Lloyd's Building, where brokers have immediate access to underwriters to negotiate and agree on pricing for the policies placed on behalf of clients. As most of the risks placed through Lloyd's are often large, complex, and highly individualized and large-scale, in-person negotiations are critical to successfully placing insurance and reinsurance policies. Maintaining a close connection with the insurance underwriters that operate at the Lloyd's market continues to be an important driver of our business.

        In addition, we have a number of specialty groups that make a substantial proportion of their placements in London. These include the Energy, Power, Mining, Marine, Aviation, Construction, Crisis Management, and Professional Services Groups. Each of these businesses deals in substantially complicated, and typically large, insurance policies for which specialty knowledge is required and an experienced market like Lloyd's is essential.

        The London market is also a center of our reinsurance brokerage operations. The reinsurance brokerage industry developed in London in the late 1800s, with a principal contributor being Cuthbert Heath, the "Founder of Modern Lloyd's." Reinsurance brokerage facilitated expansion of Lloyd's insurers into foreign markets at the turn of the twentieth century by allowing them to alleviate their risks in unfamiliar social and political geographies. London reinsurance brokers continue to be the principal developers of emerging markets, particularly in Eastern Europe and Asia. Aon Re already had substantial London business operations when it acquired UK-headquartered Benfield—at the time the world's third-largest reinsurance broker—to create the preeminent reinsurance brokerage firm in the world. Benfield's corporate ancestry dates back to the founding of W.T. Greig Ltd. in 1921, the company credited as the principal innovator of the London reinsurance brokerage industry with its development of catastrophic analytics and overseas expansion. Aon Re is therefore well positioned in the important London market where a disproportionate amount of Aon Re's business continues to be placed for non-UK and UK clients. London is a critical reinsurance center both because of the large number of clients based in London as well as the presence of specialist capability which means a disproportionate amount of business is placed through London.

        The United Kingdom is also a central location for our HR Solutions business. Throughout the 2000s, the business associated with HR Solutions, under the Hewitt name, acquired a number of companies with substantial operations in London. In 2000, Aon acquired Bacon & Woodrow, the third-largest employee benefits consulting firm in the U.K. By 2003, over 10% of Hewitt's employees were located in the U.K. In 2004, Hewitt made its largest acquisition, the purchase of Exult Inc., a publically-traded company specializing in multi-process HR Outsourcing (now called HR BPO). Exult's international headquarters were located in the U.K., and its core HR BPO service lines, such as payroll and HR information systems, were natural adjacencies to Hewitt's core benefits business. This acquisition accelerated Hewitt's existing market presence both within the HR BPO space as well as internationally through the London presence. In 2008, Hewitt acquired New Bridge Street Consultants, a U.K. based consultancy that assists companies in designing and implementing remuneration policies that help them meet their strategic goals. As a result of these acquisitions, London has been established as a key international market for each of HR Solutions' business lines of consulting, benefits administration and HR BPO.

        In 2010, Aon Hewitt earned $4.5 billion in revenue on a pro forma basis. Of this amount, roughly $2.2 billion is from Aon Hewitt's Benefits Administration and BPO businesses and $2.3 billion is from its consulting business. Of the $2.3 billion in consulting revenues, $1.2 billion is earned internationally and over $400 million was earned in the U.K.

        Overall, our U.K. business accounted for approximately 15.5% of our 2010 revenue.

  Expansion of our Global Presence

        Over the last 20 years, Aon has transformed its profile from a US-centric firm to a more global professional services firm. Our revenue mix from international operations has increased significantly during this period—from 13% of global revenues in 1990 to 52% of global pro forma revenues in 2010.

        Aon drives its capital decision making process around return on invested capital, firmly believing this methodology has a higher correlation than any other metric with creation of shareholder value. In this regard:

  •
  Beginning in 2006, we began to simplify our global organization and execute on a strategy to exit lower margin and more capital intensive insurance underwriting businesses.

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  From 2006 to 2009, Aon divested significant non-core assets including: Aon Warranty Group, Construction Program Group, Sterling Life Insurance, and Combined Insurance Companies of America, each of which had substantial US operations.

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  The successful exit of the low margin, capital intensive insurance underwriting businesses and non-core assets strategically eliminated 23% of the company's total revenue in 2006.

        Then, with the acquisitions of Benfield Group in 2008 and Hewitt Associates, Inc. in 2010, Aon successfully transformed its portfolio to higher-margin, capital-light professional services businesses with 75% of revenues in Risk Solutions and 25% of total revenues in HR Solutions, resulting in high recurring revenue streams and strong free cash flow generation characteristics. For the nine months ended September 30, 2011, 60% of our revenues were earned by Risk Solutions and 40% by HR Solutions. Aon expects to experience a growing international presence in both segments.

Reasons for the Merger

        The merger is part of a reorganization of Aon's corporate structure, which includes a change of our place of incorporation from Delaware to the U.K., where we already have substantial operations, and the relocation of several key executive officers with global responsibilities to London.

        We believe the reorganization will strengthen our long-term strategy by:

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  Enhancing our focus on growth by positioning our resources more proximately to the geographic areas poised to experience the highest level of expansion and which areas today derive a substantial portion of their risk coverage through the U.K. market;

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  Enabling our Risk Solutions business to deliver superior value to our clients and differentiate us from our competition via key retail initiatives that are or will be substantially driven from the U.K., such as GRIP, Programs & Facilities and Broking Excellence and key reinsurance initiatives that are or will be substantially driven from the U.K., such as facultative programs and further expanding our Aon Re Analytics capabilities;

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  Allowing us to expand the penetration of our HR Solutions segment into Europe through London, the current base for much of our European consulting operations and growing our U.K. and EMEA benefits administration and HR BPO business lines;

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  Leveraging our development, retention and acquisition of professional talent and optimizing its geographic deployment around the world in each of our primary and developing markets;

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  Optimizing our fiscal planning and capital allocation and reducing our global tax rate in a manner that provides us with increased financial flexibility to properly invest in our growth, Risk Solutions product innovation, HR Solutions expansion and talent development strategies while delivering increased shareholder value as follows:

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  Providing greater global access, as a result of the U.K.'s tax rules regarding the repatriation of earnings, to expected increases in future cash flow as Aon delivers on its long-term operating margin targets while certain required uses of cash decrease over the next several years as restructuring costs decline and contributions to our material pension plans that are closed to new entrants and, where statutorily permitted, frozen from continued benefit accruals are reduced, as those plans become more fully funded;

    •
    Enabling us to access approximately $300 million of excess capital held internationally on our balance sheet upon consummation of this reorganization;

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    Increasing future cash flows through a significant reduction in our global tax rate over the long term due to changes in the geographic distribution of income, similar to the reduction achieved over the last five years, which would allow us to remain competitive with certain global competitors; and

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    Delivering increased shareholder value as we effectively allocate capital through share repurchases and dividends.

  Growth

        We expect our revenues outside of North America to increase as a proportion of our overall revenues and we believe that this growth will come disproportionately from Latin America, Asia, Africa and Eastern Europe, and is correlated with growth in insurance premium penetration, increased need for broad based human resources solutions, higher GDP growth and high employment rates.

        The reorganization is intended to position our company to further benefit from these growth opportunities and allow our management to more effectively implement our global strategy and increase our focus on customer development in these areas by positioning more resources closer to these areas. In this regard, we also expect that the reorganization will result in operational and administrative efficiencies over the long term and enhance our ability to expand in the U.K., Europe and internationally, while maintaining our focus on our critical U.S. market as well as better serving our large U.S. multinational customers.

  Risk Solutions

        Our broking strategies are expected to drive growth in our Risk Solutions business through product and broking innovations such as the Global Risk Insight Platform, Programs & Facilities, retail Broking Excellence, and reinsurance broking. In particular:

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  Our GRIP product offers world class benchmarking for all complex or large risks placed through the London market. Through continually enhancing and expanding these GRIP activities with our Lloyd's carriers, we can continue to develop new products and best in class broking solutions for our clients.

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  Our broking activities in London are key to our Programs & Facilities strategy as they allow us to continually provide innovative best in class solutions underwritten out of London to address new and existing risks for our clients at the right price with the best coverage. These solutions often need the capacity of the London market and the capability of the people to design and develop such facilities in a way that meet the global needs of the network offices serving local clients.

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  Our retail Broking Excellence strategy is centered out of our Global Broking Centre ("GBC") in London providing solutions in the many specialist lines and wholesale markets for our global clients' large and complex risks. Expanding and investing in the capability and expertise in the GBC is critical to our ability to continue delivering these best in class program design solutions within this Broking Excellence strategy. Residing close to Lloyd's enables access to both the talent resource pool and specialist capability that is needed to achieve this.

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  Our reinsurance broking strategy depends heavily on the expertise and specialist knowledge provided by the Lloyd's market and London based capital providers of global reinsurers. It is essential we utilize this specialist capability and London talent to be able to innovate and deliver robust solutions and analytics that meet our insurance and reinsurance clients' business strategy needs and their balance sheet protection needs.

        To efficiently develop these innovations for clients, there is a need for their supporting teams to be close to Lloyd's of London and the specialist capability and talent that exists among Aon's UK brokers. London has historically been a global center for training brokers, and Benfield has a long-standing tradition for training reinsurance brokers from brokerage firms in Asia, Europe and the United States. As a result, teams responsible for developing and supporting these innovations are centered in London. We expect that locating more executive resources in London will increase and improve our access to the insurance markets there as well as appropriately leveraging our technical capabilities and talent in the London office.

  HR Solutions

        Through our HR Solutions business we expect to be a leading consulting and benefits outsourcing service provider in all markets in the world. London is a key market for each of the Aon Hewitt business lines of consulting, benefits administration and HR Business Process Outsourcing. Within the consulting line, London is the base for the European business which governs emerging Eastern European, Middle Eastern and African markets where Aon Hewitt has identified future growth potential. The retirement benefits consulting industry is similarly based out of London, with substantial Aon Hewitt human capital working with key European and global clients. The investment consulting business is also headquartered in London, with research and data analytics being performed for pension plans around the world. London is also a key market for the global benefits administration and business process outsourcing business. Administration of retirement and flexible benefits, the largest line of business in the administration industry, is principally performed out of London for all of Europe, and back office functions performed in Poland are directed out of London.

  Talent Development and Deployment

        We believe that a substantial investment in talent development across Aon will be central to our success over the next twenty years. A considerable effort is already underway, entitled "Aon United Talent." This initiative establishes a global approach to talent development, retention and acquisition. Being the "destination of choice" for the best talent in Risk and HR is fundamental to our delivering the best professional services to clients. This effort will also result in additional hiring and investment in offices of regional significance to Aon, including London, Chicago and Singapore.

        Given the importance of London and the U.K. to our business, we already have several key senior executives who are located there or have been trained in our London office. As a result of this reorganization, certain additional key senior executive positions are expected to relocate to London. Our London office will continue to be a global training center for our executives and brokers, as well as our Chicago and Singapore offices. We expect that having more senior executives located in a more central location will permit them to coordinate and interact with worldwide operations during their normal business hours, and improve executive oversight of these operations.

  Financial Flexibility

        The reorganization will provide the additional benefit of allowing us the opportunity to optimize our fiscal planning and capital allocation in a manner that allows us to better utilize our capital, including to support and further enable our strategies to drive future growth, enhance product innovation in our Risk Solutions segment, expand the geographic reach of our HR Solutions segment, and spur talent development. It will create financial flexibility for us in four primary ways:

  •
  The reorganization will provide us with greater global access, as a result of the U.K.'s tax rules regarding the repatriation of earnings, to expected increases in future cash flow as Aon delivers on its long-term operating margin targets while certain required uses of cash decrease over the next several years; as restructuring costs decline and contributions to our material pension plans that are closed to new entrants and where statutorily permitted, frozen from continued benefit accruals, are reduced as those plans become more fully funded.

  •
  Upon its consummation, the reorganization will also allow us to access approximately $300 million of excess capital held internationally on our balance sheet.

  •
  We expect that due to changes in the geographic distribution of our income after the reorganization, future cash flows should increase as our global tax rate is significantly reduced.

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  The improvement in capital allocation should enable us to deliver increased shareholder value through share repurchases and dividend distributions.

        While we expect that the reorganization should improve our financial flexibility along these lines, we cannot give any assurance as to what the scope or magnitude of the improvement in our capital position will be after the reorganization. Nor can we give any assurances that tax laws in the U.K. or the U.S. will not be modified or interpreted in a manner that adversely impacts our ability to avail ourselves of these benefits.

        While the reasons set forth above were the principal rationale for our Board's approval of the reorganization, the Board also took into account that the U.K. is a major financial center known for its stability and financial sophistication and that the U.K. has a stable and well-developed legal system that we believe encourages high standards of corporate governance and provides shareholders with substantial rights. See "Description of Class A Ordinary Shares of Aon UK," and "Comparison of Rights of Stockholders/Shareholders."

        In approving the merger, our Board was also cognizant of and considered a variety of negative or potentially negative factors, including the possibility that the uncertainty created by the relocation of our legal domicile and potential negative press coverage associated with that relocation and relocation of certain key executives could create uncertainty among our colleagues in the U.S. generally, and Chicago, specifically; the possibility that such negative coverage could make some of our clients, particularly those in the U.S., reluctant to do business with us; the capital gains tax that will affect some of our stockholders; the fact that we expect to incur costs to complete the reorganization, including the costs to relocate colleagues to the U.K., and the costs to further invest in our U.K. presence; the fact that U.K. corporate law imposes additional obligations on the Company and that compliance with applicable U.K. corporate regimes will result in increased costs worldwide; the diversion of management's time and attention; and the fact that the expected benefits of the reorganization may not be realized for a variety of reasons or delayed for a significant period of time, including as a result of authorities disagreeing with our conclusions on tax treatment or changing applicable tax laws and regulations with potentially retroactive effect.

        In the course of its review of the reorganization and its attendant risks, our Board engaged in discussions with management and external advisors to evaluate and determine methods to mitigate potentially negative consequences of the reorganization. Please see "Cautionary Statement Concerning Forward-Looking Statements" and "Risk Factors" for further discussion of the negative and potentially negative factors discussed above and for a discussion of factors that could prevent us from achieving the benefits described above that we anticipate from completion of the reorganization.

        After completing its process of review of the expected benefits and potential risks, our Board determined, with its members Edgar J. Jannotta, Andrew J. McKenna and John W. Rogers, Jr. abstaining and each of the other members of the Board voting in favor, that the merger, the reorganization and the passage of each of the proposals contained in this proxy statement is in the best interests of Aon Delaware and its stockholders and to recommend that Aon Delaware stockholders should vote in favor of the adoption of the merger agreement and each of the other proposals contained in this proxy statement.

The Merger

        The steps that have been taken to date, and that will be taken, to complete the merger are:

  •
  Aon Delaware formed Aon UK as an English private limited company, with Class A Ordinary Shares and Class B Ordinary Shares.

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  Aon Delaware deposited the Class A Ordinary Shares of Aon UK with EES. Aon Delaware and EES entered into a depositary agreement governing the deposit of the Class A Ordinary Shares with EES. Aon Delaware continued to hold the Class B Ordinary Shares.

  •
  Aon Delaware formed Aon Intermediate as a Delaware limited liability company and a direct wholly-owned subsidiary of Aon Delaware.

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  Aon Intermediate formed Aon Mergeco as a Delaware corporation and a direct wholly-owned subsidiary of Aon Intermediate.

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  Aon Delaware and Aon Mergeco entered into the merger agreement;

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  The stockholders of Aon Mergeco adopted and approved the merger agreement;

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  Aon Delaware and Aon Intermediate entered into a contribution agreement whereby Aon Delaware agreed that, conditional upon the effectiveness of the registration statement of which this proxy statement/prospectus is a part, Aon Delaware will contribute all of its interests in the Class A Ordinary Shares to Aon Intermediate. Aon Intermediate and Aon Mergeco entered into a contribution agreement whereby Aon Intermediate agreed that, conditional upon its receiving such interests in the Class A Ordinary Shares, Aon Intermediate will contribute all of its interests in the Class A Ordinary Shares to Aon Mergeco.

  •
  Aon Delaware and Aon UK entered into a contribution agreement whereby Aon Delaware agreed that, conditional upon approval of the merger agreement by its stockholders, Aon Delaware will contribute all shares of Aon Intermediate to Aon UK.

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  Prior to the effective time of the merger, Aon UK will re-register as a public limited company and change its name to "Aon plc" or a similar name.

  •
  A special resolution of Aon UK will be passed to alter the rights of the holders of the Class A Ordinary Shares to have the same rights as holders of Class B Ordinary Shares, conditional upon the merger becoming unconditional in all respects.

  •
  After the stockholders of Aon Delaware approve the adoption of the merger agreement, Aon Delaware will contribute all shares of Aon Intermediate to Aon UK.

  •
  When the merger becomes effective,

  •
  Each share of Aon Delaware common stock (other than treasury shares) will be converted by operation of law into and become the right to receive one Class A Ordinary Share. This will result in each holder of Aon Delaware common stock receiving one Class A Ordinary Share for each share of Aon Delaware common stock held immediately prior to the merger;

  •
  Each holder of Aon Delaware common stock exchanged in the merger who would otherwise have received a fraction of a Class A Ordinary Share will receive cash in an amount determined by multiplying the fractional interest to which such holder would otherwise be entitled by the closing price for a share of Aon Delaware common stock as reported on the New York Stock Exchange on the last trading day prior to the effective time of the merger. All fractional interests to which a single holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places. Any cash payment in exchange for a fractional interest will be made in U.S. dollars and will be rounded to the nearest cent; and

  •
  Each issued share of Aon Mergeco will be converted by operation of law into one share of Aon Delaware (as the surviving corporation), which will be held by Aon Intermediate.

  •
  The Class A Ordinary Shares shall have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates;

  •
  In addition, all shares of Aon Delaware common stock held in treasury immediately prior to the merger will automatically be cancelled and retired and will cease to exist, without consideration being delivered for such cancellation and all Class B Ordinary Shares of Aon UK will remain outstanding, but will have no voting rights or rights to dividends or distributions to the extent that they are held by Aon Delaware.

  •
  Each outstanding option, share of restricted stock and other equity-based award issued under our equity incentive plans for the purchase or receipt of, or benefits or amounts based on, shares of Aon Delaware common stock will represent the right to purchase or receive, or receive benefits or amounts based on, as applicable, the same number of Class A Ordinary Shares of Aon UK on the same terms.

  •
  Aon Mergeco or Aon Delaware as the surviving corporation will cause the Class A Ordinary Shares to be delivered to the Aon Delaware stockholders.

        The merger agreement may be amended, modified or supplemented at any time by the parties thereto before or after it is adopted by the stockholders of Aon Delaware. However, after adoption by the stockholders, no amendment, modification or supplement may be made or effected that requires further approval by Aon Delaware stockholders without obtaining that approval. Further, our Board may abandon the merger at any time, including after stockholder approval.

Ownership in Aon UK; Conversion of Shares; Delivery of Shares to Former Record Holders

        The conversion of Aon Delaware common stock into the right to receive the merger consideration will occur automatically at the effective time of the merger. The exchange agent will, as soon as reasonably practicable after the effective time of the merger, exchange certificates representing Aon Delaware shares for the merger consideration in the form of Class A Ordinary Shares to be received in the merger pursuant to the terms of the merger agreement, including the receipt of certificates and properly executed letter of transmittal, where applicable. The interests in the Class A Ordinary Shares will be contributed to Aon Mergeco prior to the effective time of the merger and, following the effective time of the merger, the Class A Ordinary Shares will be delivered to the exchange agent through the facilities of DTC for credit to Aon Delaware stockholders upon surrender of the certificates representing Aon Delaware common stock.

        If you are currently a beneficial holder of Aon Delaware common stock (i.e., your shares are held in "street name"), your ownership of Class A Ordinary Shares will be recorded in book entry form by your broker on the effective date of the merger.

        All other Class A Ordinary Shares delivered in connection with the merger will also initially be delivered through the facilities of DTC. If you hold share certificates representing Aon Delaware shares or if you otherwise hold Aon Delaware shares as record holder, your Class A Ordinary Shares will initially be delivered to the Custodian, as custodian for you. Any such shares will be evidenced by a statement issued by the Custodian. No former record holder of Aon Delaware whose Class A Ordinary Shares are delivered to the Custodian will be required to pay any fees to the Custodian for the initial 90 day period. Any such holder who wishes to transfer its shares from the custody of the Custodian to another bank or broker or to receive certificated Class A Ordinary Shares will not be charged any fees to do so by the Custodian or Aon UK.

        Following the effective time, such former record holders of Aon Delaware will be provided with terms and conditions governing their custody account and must provide the Custodian with "know your customer" information and other customary documentation and must agree to the terms and conditions if they wish the custodian to continue holding their Class A Ordinary Shares. If a former record holder does not provide such documentation within 90 days of the effective time of the merger, its shares will be debited from its custody account with the Custodian and it will be issued a certificate in respect of its Class A Ordinary Shares by the Company or its transfer agent or registrar, and it will subsequently hold your shares of Aon UK as a registered or record shareholder. Certain non-U.S. shareholders will not be eligible to hold their shares through the Custodian after the initial 90 day period. Any such shareholders who do not inform the Custodian of another bank or broker to whom their shares should be transferred prior to the end of the initial 90 day period will be issued shares in certificated form.

        Transfers of shares by record holders of the Company (including a transfer of shares to a broker-dealer or other nominee or a private transfer between individuals on the register) will generally attract stamp duty or stamp duty reserve tax, or "SDRT" under U.K. law. For more information, see "Material Tax Considerations Relating to the Merger—Material U.K. Tax Considerations Relating to and After the Merger—Stamp Duty and SDRT". As a result, if a former record holder of shares of Aon Delaware does not provide the Custodian with "know your customer" and other customary information in respect of shares delivered in connection with the merger within 90 days of the effective time, such a holder will be issued a certificate and will not be able to transfer those shares into DTC without incurring stamp duty and/or SDRT. As a result, each former record holder is strongly encouraged to provide the information requested by the Custodian in a timely manner, so the shares may remain within the facilities of DTC.

        If you hold Aon Delaware stock certificates, soon after the effective time of the merger, you will be sent a letter of transmittal, which is to be used to surrender your Aon Delaware stock certificates and to request that Class A Ordinary Shares be delivered to you. The letter of transmittal will contain instructions explaining the procedure for surrendering Aon Delaware stock certificates and receiving Class A Ordinary Shares, which shall initially be issued to the Custodian noted above in non-certificated book entry form. The letter of transmittal will specify that delivery shall be effected, and risk of loss and title to Aon Delaware stock certificates shall pass, only upon actual and proper delivery of the certificates to the exchange agent. Only those certificated holders of Aon Delaware common stock who properly surrender their common stock certificates in accordance with the instructions contained in the letter of transmittal will receive Class A Ordinary Shares and cash in lieu of any fractional interests. YOU SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD. If a certificate for Aon Delaware common stock has been lost, stolen or destroyed, the exchange agent will issue the merger consideration properly deliverable under the merger agreement upon compliance by the applicable stockholder with the replacement requirements established by the exchange agent. After the effective time, each certificate representing shares of Aon Delaware common stock that has not been surrendered will represent only the right to receive upon surrender of that certificate, the Class A Ordinary Shares and cash in lieu of fractional interests, if any, to which such holder is entitled. Following completion of the merger, Aon Delaware will not register any transfers of Aon Delaware common stock outstanding on its stock transfer books prior to the merger.

Dividends and Distributions; Withholding; Termination of Exchange Fund; No Liability

        Until Aon Delaware stock certificates or book-entry shares are surrendered for exchange, any dividends or other distributions of Aon UK declared after the effective time of the merger with respect to Class A Ordinary Shares will accrue but will not be paid. Aon UK will pay to former Aon Delaware stockholders any unpaid dividends or other distributions, without interest, only after they have duly surrendered their Aon Delaware stock certificates or book-entry shares. After the effective time of the merger, there will be no transfers on the stock transfer books of Aon Delaware of any Aon Delaware shares. If stock certificates representing Aon Delaware shares are presented for transfer after the completion of the merger, they will be cancelled and exchanged for the merger consideration into which the Aon Delaware shares represented by that certificate have been converted.

        The exchange agent will be entitled to deduct and withhold from the merger consideration payable to any Aon Delaware stockholder the amounts it is required to deduct and withhold under the Code or any provision of any state, local or foreign tax law. If the exchange agent withholds any amounts, these amounts will be treated for all purposes of the merger as having been paid to the stockholders from whom they were withheld.

        Any portion of the securities or funds deposited with the exchange agent that remain undistributed to the former holders of shares of Aon Delaware common stock at the twelve month anniversary of the effective time of the merger will be delivered to Aon Delaware, as the surviving corporation, upon demand, or to its designee, and any former holder of shares of Aon Delaware common stock who has not theretofore properly surrendered its stock certificates shall thereafter look only to Aon Delaware, as the surviving corporation, for payment of any consideration due to it hereunder.

        None of Aon Delaware, Aon UK or the exchange agent will be liable to any former holder of shares of Aon Delaware common stock for any securities properly delivered or any amount properly paid by the exchange agent or its nominee, as the case may be, to a public official pursuant to applicable abandoned property, escheat or similar law nine months after the effective time of the merger. If any certificate representing shares of Aon Delaware common stock has not been surrendered prior to two years after the effective time of the merger (or immediately prior to an earlier date on which the Class A Ordinary Shares in respect of the stock certificate would otherwise escheat to or become the property of any governmental entity) any cash, share dividends and distributions otherwise payable in respect of the certificate shall, to the extent permitted by applicable law, become the property of Aon Delaware, as the surviving corporation, free and clear of all claims or interest of any person previously entitled thereto.

Subsequent Actions

        The merger is part of a reorganization of Aon Delaware's corporate structure. Following the consummation of the merger, Aon UK, as Aon Delaware's ultimate parent company, expects to examine various potential transactions that could bring about a further repositioning of the organizational structure of Aon Delaware and certain of its subsidiaries and their respective assets, in order to achieve the benefits of the reorganization described above under "—Background and Reasons for the Merger." We refer to these activities and transactions in this proxy statement/prospectus as "subsequent actions."

Possible Abandonment

        Pursuant to the merger agreement, the Board may exercise its discretion to terminate the merger agreement, and therefore abandon the reorganization, at any time, including after stockholder approval. Please see "Risk Factors—Our Board may choose to defer or abandon the merger at any time."

Additional Agreements and Actions

        The "Comparison of Rights of Stockholders/Shareholders—Indemnification of Directors and Officers" sets out the position under English law in relation to director and officer liability and indemnification. We expect to enter into new indemnity agreements and deeds of indemnity with directors, executive officers and certain other officers and employees (including directors, officers and employees of subsidiaries and other affiliates). These indemnification agreements and deeds of indemnity will require that Aon UK indemnify and hold harmless such persons, to the fullest extent permitted by applicable law, against all losses suffered or incurred by him or her which arise in connection with his or her appointment as a director or officer, as applicable, an act done in connection with his or her performance of his or her functions as a director or officer or an official investigation ordered into the affairs of the company of which he or she is serving as a director or officer at the request of the indemnifying company. However, the Companies Act prohibits an English company from indemnifying directors and certain officers in particular circumstances which are set out in the relevant indemnity agreements and generally summarized in the "Comparison of Rights of Stockholders/Shareholders—Indemnification of Directors and Officers."

        The reorganization does not constitute a change in control for purposes of Aon Delaware's equity incentive plans and change in control severance agreements. We have amended and/or intend to amend the equity incentive plans, change in control severance agreements and certain other plans and agreements, as necessary or advisable and to the extent permitted, to provide that any outstanding equity award is converted into rights to Class A Ordinary Shares on an equivalent one-share to one-share basis as of the effective time of the merger and to provide that the reorganization will not constitute a change in control under the terms of the applicable plans or agreements. Please see below "—Stock Compensation and Benefit Plans and Programs." Certain of our executive officers who will relocate to London following the merger had protection in their employment agreements that allowed them to terminate such agreements and receive severance benefits for "good reason" on account of their required relocation. Each executive officer that would have been entitled to such a termination in connection with the merger has consented to his or her international assignment and waived such severance protection in connection with his or her assignment and repatriation thereafter.

        In connection with the consummation of the reorganization, we do not expect any material actions to be required with respect to our (i) 8.205% junior subordinated deferrable interest debentures due January 2027, which have an aggregate principal amount outstanding of $687.0 million as of September 30, 2011, (ii) 6.25% €500 million debt securities due July 2014, which have an aggregate principal amount outstanding of €500 million as of September 30, 2011, (iii) 5.00% senior notes due September 2020, which have an aggregate principal amount outstanding of $600 million as of September 30, 2011, (iv) 3.50% senior notes due September 2015, which have an aggregate principal amount outstanding of $600 million as of September 30, 2011, (v) 5.05% CAD 375 million debt securities due April 2011, which have an aggregate principal amount outstanding of CAD 375 million as of September 30, 2011, (vi) 6.25% senior notes due September 2040, which have an aggregate principal amount outstanding of $300 million as of September 30, 2011, and (vii) 7.375% debt securities due December 2012, which have an aggregate principal amount outstanding of $225 million as of September 30, 2011. However, we intend to enter into supplemental indentures and other amendments as necessary or advisable to provide for guarantees by Aon UK or certain of its subsidiaries in connection with the reorganization. We will also provide financial information regarding Aon Delaware in the manner required by the aforementioned instruments. Refer to "Forward-Looking Statements" and "Risk Factors" above for a description of certain risks associated with the reorganization.

        We have a $450 million unsecured term loan facility (the "US Term Facility") with a syndicate of lenders, the proceeds of which were used to refinance a prior term loan facility. The US Term Facility matures in October 2013 and as of September 30, 2011, $438.8 million was outstanding under the US Term Facility.

        We also have a $400 million unsecured revolving credit facility (the "US Revolving Facility") and a €650 million unsecured revolving credit facility (the "Euro Revolving Facility"), with syndicates of lenders for general corporate purposes. The US Revolving Facility matures in December 2012 and the Euro Facility matures in October 2015. As of the date of this proxy statement/prospectus, there were no amounts outstanding under the US Revolving Facility and there were no amounts outstanding under the Euro Revolving Facility.

        In connection with the reorganization, we expect to seek the amendment or waiver of certain provisions of, or to renegotiate the terms of, the US Term Facility, the US Revolving Facility and the Euro Revolving Facility. If we are unsuccessful in modifying these credit facilities by the effective time of the merger, we may be in breach of certain provisions of these credit facilities.

 Conditions to Completion of the Merger

        Unless, among other things, the following conditions or requirements are satisfied or, if allowed by law, waived, the merger, and therefore the reorganization, will not be completed:

  •
  upon the SEC's declaration of effectiveness of the registration statement on Form S-4 with respect to the merger, Aon Delaware will have contributed all interests in the Class A Ordinary Shares to Aon Intermediate, which will in turn have contributed all such interests in the Class A Ordinary Shares to Aon Mergeco;

  •
  the merger agreement will have been adopted by the requisite vote of Aon Delaware stockholders;

  •
  Aon UK will have re-registered as a public limited company;

  •
  following stockholder approval of the merger agreement, Aon Delaware will have contributed all shares of Aon Intermediate to Aon UK;

  •
  a special resolution will have been passed to alter the rights of the holders of the Class A Ordinary Shares to have the same rights as holders of Class B Ordinary Shares, nominal value £0.10 each, or "Class B Ordinary Shares," conditional upon the merger becoming unconditional;

  •
  the Class A Ordinary Shares will have been authorized for listing on the NYSE, subject to official notice of issuance and satisfaction of other standard conditions;

  •
  the Class A Ordinary Shares shall have been deemed eligible for deposit, book-entry and clearance services by The Depository Trust Company and its affiliates;

  •
  McDermott Will & Emery LLP, legal counsel to Aon Delaware, will have delivered a tax opinion in form and substance acceptable to Aon Delaware;

  •
  no decree, order or injunction will have been in effect with respect to the SEC registration statement of which this proxy statement/prospectus is a part;

  •
  other than the filing of the certificate of merger with the Secretary of State of Delaware in connection with the merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Aon Delaware, Aon Mergeco or any of their respective subsidiaries to consummate the merger and the other transactions contemplated by the merger agreement, including without limitation any consents, authorizations, filings or registrations required under (i) applicable U.S. state securities and "Blue Sky" laws, (ii) U.K. financial services laws, and (iii) laws governing insurance brokerage in various countries in which we do business, shall have been obtained or made; and

  •
  none of the parties to the merger agreement shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., the U.K., the European Union or any other country, that prohibits the consummation of the merger.

        Our Board does not intend to waive (where capable of waiver) any of these conditions or requirements unless it determines that the merger is in the best interests of Aon Delaware and our stockholders, despite the condition(s) not being satisfied in whole or in part. Notwithstanding the foregoing, our Board reserves the right to defer or abandon the merger at any time, including after stockholder approval, for the reasons described under "Risk Factors—Our Board may choose to defer or abandon the merger at any time."

        Approval of the reduction of capital of Aon UK and the approval of the relocation compensation in the advisory, non-binding vote described in this proxy statement/prospectus are not conditions to the completion of the merger.

 Stock Compensation and Benefit Plans and Programs

        We have a variety of equity incentive plans, compensation plans, and other plans, agreements, awards and arrangements outstanding that provide for options, restricted stock units, performance share units or other rights to purchase or receive shares of Aon Delaware (or the right to receive benefits or amounts by reference to those shares). We refer to these plans, agreements, awards and arrangements as our equity incentive plans. As of the effective time of the merger, Aon UK will adopt and assume, and become the plan sponsor of, the Aon Stock Incentive Plan, the Amended and Restated Global Stock and Incentive Plan of Hewitt Associates, Inc., the Aon Corporation 2011 Incentive Plan, and each change-in-control agreement with a key employee and under the Aon Corporation Executive Special Severance Plan, each as may be amended from time to time. With respect to all other existing plan and arrangements, Aon Delaware will remain the plan sponsor. With respect to all equity incentive plans or arrangements, however, Class A Ordinary Shares, rights to Class A Ordinary Shares or benefits or amounts based on Class A Ordinary Shares will thereafter be granted or issued under each equity incentive plan instead of shares of Aon Delaware, rights to shares of Aon Delaware or benefits or amounts based on shares of Aon Delaware currently being granted or issued under such plans. Future awards would be subject to and governed by the terms of our equity incentive plans, as assumed by Aon UK if applicable, and any agreements entered into pursuant thereto.

        The equity incentive plans and certain other plans and agreements have been and/or will be amended or modified (i) to facilitate the assumption and adoption by Aon UK of certain equity incentive plans and the various rights, duties or obligations thereunder, as described in this proxy statement/prospectus, (ii) to the extent required to reflect the issuance of rights over Class A Ordinary Shares (rather than rights over Aon Delaware shares), (iii) to provide for the appropriate substitution of Aon UK in place of Aon Delaware where applicable, (iv) to provide that the merger will not constitute a change in control under the terms of the equity incentive plans, change in control severance agreements and certain other plans and agreements to the extent permitted or applicable, and (v) to comply with applicable English or U.S. corporate or tax law requirements. Stockholder approval of the adoption of the merger agreement will also constitute stockholder approval of the adoption and assumption of the equity incentive plans by Aon UK as contemplated by this proxy statement/prospectus. Equity incentive plans that provide benefits to employees and directors of Aon Delaware and its subsidiaries will, if applicable, upon being assumed by Aon UK, continue to provide benefits to such employees or directors consistent with the current manner, subject to the limitations set forth in the relevant plan, as such plan may be amended from time to time. To the extent that awards of restricted stock or similar restricted share rights are granted following the effective time of the merger, the holder may be obligated to pay the nominal or par value to receive the Class A Ordinary Shares due to English corporate law requirements.

        At the effective time of the merger, all outstanding options to purchase shares of Aon Delaware common stock granted or issued prior to the effective time of the merger, and all outstanding restricted stock units of Aon Delaware and other equity-based awards awarded under our equity incentive plans, will entitle the holder to purchase or receive, or receive benefits or amounts based on, as applicable, an equal number of Class A Ordinary Shares. All of such stock options, restricted stock units, performance share units and other equity-based awards will be subject to the same terms and conditions as were applicable to such awards granted or issued by Aon Delaware immediately prior to the effective time of the merger other than as discussed above. However, the Companies Act prohibits an English company from issuing shares for no consideration, including with respect to grants of restricted stock units or performance share units made pursuant to equity incentive plans. Accordingly, the nominal value of the shares issued upon the lapse of restrictions or the vesting of any share-based grant underlying any Class A Ordinary Shares must be paid pursuant to the Companies Act.

        Holders of outstanding nonqualified options, awards of restricted stock or other equity-based awards, as well as beneficial owners of Aon Delaware shares acquired under the Aon Savings Plan, other than U.S. taxpayers who perform all of their services within the U.S., may be subject to tax as a result of the conversion of the underlying shares of Aon Delaware common stock to Class A Ordinary Shares, depending on the country where the holders are citizens or tax residents or the country where they resided during the life of such equity awards of Aon Delaware. However, holders of outstanding nonqualified options and beneficial owners of Aon Delaware shares acquired under the Aon Savings Plan who are U.S. taxpayers should not recognize taxable gain for U.S. income tax purposes as a result of the conversion. Tax withholding and/or reporting may be required by the Company or one of its affiliates and/or the holder of the applicable equity award, and certain employer social insurance contributions or other taxes may be due as a result of the conversion of the equity awards from Aon Delaware awards to Class A Ordinary Shares awards. Depending on the country where the holders are citizens or residents or the country where they resided during the life of the Aon Delaware awards, it is also possible that the conversion of equity awards will trigger certain regulatory filings or notices to employees concerning the tax consequences.

Interests of Directors and Executive Officers in the Merger

        The directors and executive officers of Aon Delaware have interests in the transaction that are in addition to their interests as stockholders of Aon Delaware generally. Our Board was aware of these interests and considered them, among other matters, in approving the merger and in determining to recommend that Aon Delaware stockholders adopt the merger agreement.

Executive Officers of Aon Delaware

        In connection with the proposed relocation of the headquarters of the Company to London, England, the Organization and Compensation Committee of the board of directors of the Company (the "Committee"), after consulting with its independent executive compensation consultant, Frederic W. Cook & Co., Inc., approved relocation benefits for those executive officers who will relocate to the new corporate headquarters in London, including Gregory C. Case (the Company's President and Chief Executive Officer), Christa Davies (the Company's Executive Vice President and Chief Financial Officer), Stephen P. McGill (Chairman and Chief Executive Officer of Aon Risk Solutions) and Michael J. O'Connor (Chief Operating Officer of Aon Risk Solutions).

        In connection therewith, each of our named executive officers (other than Baljit Dail, the Co-Chief Executive Officer of Aon Hewitt, who will not relocate to London) and certain other senior executives entered into an international assignment letter with the Company. The letter describes the international assignment and sets forth the relocation benefits available to the executive, which are described below. The letter is not intended to diminish the rights of the executive under his or her current employment arrangement; however, the letter provides by its terms that the executive's acceptance of the international assignment, and repatriation thereafter, shall not give rise to any right to terminate for good reason (as such term is defined in the executive's employment agreement, if applicable). The potential cost had such protection been triggered by the executives' resignation for good reason would have been approximately $60 million. The letter will only remain in effect during the international assignment, and is not intended to continue for more than two years.

        Relocation benefits are customary for expatriate assignments for the Company and other employers in its industry. The relocation packages approved are intended to: keep the transferred executives "whole" on a total rewards basis; be transparent and equitable; and reflect best practices and benchmarks of industry counterparts. The Committee will periodically review the relocation packages of the Company's executive officers.

        Depending on each executive's personal circumstances, and as disclosed in the chart and the related footnotes herein, the relocation packages generally provide some or all of the following benefits, each shown in U.S. dollars:

  •
  A monthly housing allowance of approximately (a) $28,000 for Mr. Case and (b) $21,000 for the other executive officers;

  •
  A monthly cost of living differential, equal to 15% of the executive's monthly base salary (such monthly salary considered in the formula is subject to a cap of $50,000);

  •
  A monthly foreign service allowance of up to the monthly equivalent of 15% of the executive's annual base salary as of January 12, 2012;

  •
  An annual waiver/retention bonus, ranging from $0 for Mr. Case to $250,000 for certain of the other relocating executive officers;

  •
  A monthly transportation allowance of approximately $2,000;

  •
  An annual home leave benefit of $5,000 per family member, providing one round-trip air fare for the executive, his or her partner and eligible dependents;

  •
  Eligible dependents' schooling assistance, including tuition and application fees;

  •
  A households goods move at the beginning and end of the international assignment;

  •
  A one-time relocation allowance of the sum of the executive's monthly base salary plus $10,000 (capped at $80,000);

  •
  A tax equalization benefit (without a tax gross-up feature insulating the executive from incurring any U.S. income or social tax, such as FICA, on the relocation benefits) designed to equalize the income tax paid by the executive so that his or her total income and social tax costs related to any earnings from the Company while on the international assignment (including earnings related to granting or vesting of equity-based awards) will be no more than an amount the executive would have paid had all of the earnings been taxable solely pursuant to the U.S. income and social tax laws; and

  •
  Enhanced tax preparation and planning and expatriate services for the tax years covered by the international assignment or for which international earnings are taxed by the host country.

        The tax equalization benefit will not protect the executives in their capacity as shareholders of the Company from capital gains recognized pursuant to U.S. federal income tax law as a result of the merger. The tax equalization benefit will cap the executive's total income and social tax exposure to that he or she would be taxed on earnings from the Company under the U.S. tax laws (as compared to the U.K. tax laws as in existence from time to time). The benefit will not include a gross-up for U.S. income and social taxes on any earnings, including any taxable relocation benefits.

        The annual waiver/retention bonus is subject to recoupment under certain circumstances resulting in termination of the executive officer's employment during the period of the international assignment. All of the relocation benefits are subject to recoupment if the executive officer resigns employment with the Company within two years of commencing the international assignment, or twelve months after the end thereof, and becomes employed by a direct competitor of the Company.

        Effective January 12, 2012, the Committee also approved a change to the annual bonus eligibility for each of the relocating executive officers other than Mr. Case, such that for performance in 2012 and 2013 the target bonus will be a percentage of the sum of the executive's base salary plus his or her foreign service allowance. Previously, the target bonus was a percentage of base salary only. The target percentages remain unchanged (i.e. Ms. Davies' is 150%; Mr. McGill's is 175%; and Mr. O'Connor's is 100%).

        Mr. Case will be based in London and will secure a residence in London. To alleviate the additional expense and inconvenience to be incurred by Mr. Case and his family, the Committee, following consultation with and concurrence by the other independent directors, approved a housing allowance, relocation allowance, foreign service allowance and cost of living differential for Mr. Case. There will be no tax equalization on the allowances. No other benefits related to the relocation of the Company's headquarters will be provided to Mr. Case.

        The following executive officers of the Company (who are not named executive officers) will also relocate to London and will be provided the two-year relocation benefits described above, with the cost estimated in the aggregate: Peter Lieb ($1,555,123); Gregory Besio ($1,554,044); and Philip Clement ($1,636,119).

        With respect to the Company's named executive officers (other than Mr. Dail), the relocation package will contain the following benefits for the two-year term (shown in U.S. dollars) in addition to the executives' current compensation arrangements:

"Golden Parachute" Compensation

Name (a)	Cash Severance ($) (b)	Equity ($) (c)	Pension/ NQDC ($) (d)	Perquisites/ Benefits ($) (e)		Tax Reimbursement- Equalization ($) (f)		Other ($) (g)		Total ($) (h)
Gregory C. Case,	0	0	0	0		0		$1,202,000	(1)	$1,202,000
President and Chief Executive Officer
Christa Davies,	0	0	0	$315,368	(2)	$166,300	(3)(4)	$1,467,660	(5)	$1,949,328
Executive Vice President and Chief Financial Officer
Stephen P. McGill,	0	0	0	$190,000	(6)	$727,240	(4)(7)	$507,018	(8)	$1,424,258
Chairman and Chief Executive Officer—Aon Risk Solutions
Michael J. O'Connor,	0	0	0	$315,368	(9)	$122,350	(4)(10)	$1,467,660	(11)	$1,905,378
Chief Operating Officer—Aon Risk Solutions
Baljit Dail,	0	0	0	0		0		0		0
co-Chief Executive Officer—Aon Hewitt

(1)
Mr. Case will be provided the following relocation benefits, subject to tax and payable by U.S. payroll in monthly installments unless otherwise indicated: (a) a housing allowance of approximately $336,000 per year, ($672,000 for the two-year period) to secure a residence in London, adjustable for 2013 to account for changes to the foreign exchange rate between the U.S. dollar and the British pound; (b) a monthly cost of living differential ($90,000 annualized, $180,000 for the two-year period); (c) a monthly foreign service allowance based on 9% of Mr. Case's base salary in effect on January 12, 2012 ($135,000 annualized, $270,000 for the two-year period); and (d) a one-time relocation allowance of $80,000 payable in the first month of the international assignment.

(2)
The following relocation benefits-in-kind are expected to be provided to Ms. Davies, subject to tax where applicable: (a) eligible dependents' schooling assistance (estimated to be $68,959 annualized, $137,918 for the two-year period); (b) home leave benefits, based on annual round-trip airfare for Ms. Davies and her family (estimated to be $20,000 annualized, $40,000 for the two-year period); (c) one-time airfare and hotel expenses related to pre-move house hunting trip and transfer-in trip (aggregate cost estimated at $32,450); (d) estimated cost to move household goods at beginning and end of international assignment, based on the Company's International Transfer Policy ($30,000 in

  the aggregate); and (e) estimated cost of tax preparation services during the international assignment ($25,000 annualized, $75,000 for the two-year period plus any services required in subsequent periods related to the international assignment).

(3)
Ms. Davies will be eligible for tax equalization (void of any tax gross-up feature insulating the executive from incurring any U.S. income or social tax on the relocation benefits) on earnings from the Company during the international assignment, excluding any capital gains recognized by Ms. Davies as a shareholder of the Company pursuant to the U.S. federal income tax law as a result of the merger but including any earnings related to granting or vesting of equity-based awards during the international assignment. The net tax differential expense is an estimated annual cost of $83,150 ($166,300 for the two-year period). This figure was calculated using the following assumptions: U.S. dollar exchange rate of 0.63806 GBP; U.K. income tax rate of 50%; U.S. income tax rate of 41%; and U.S. social tax rate of 1.45%.

(4)
With regard to equity-based compensation, these awards will be covered under the tax equalization provisions of the assignments. The individuals will be subject to a hypothetical U.S. tax as if they had remained in the U.S., and the Company will cover any incremental U.K. tax cost. In the U.K., we believe that the awards granted prior to the assignment start should not be subject to U.K. tax. Therefore, any potential tax reimbursement cost related to current awards has not been incorporated into the figures presented above. For awards made while on assignment, it is likely that the U.K. will seek to tax the portion of the awards related to U.K. workdays during the grant to vesting period. Based on historic equity award levels, estimated workdays in the U.K. and estimated stock price at vesting, the tax equalization cost for the awards to be made to the named executive officers are calculated to be in the range of 5% to 15% of the fair market value of the shares at vesting over the course of the international assignments.

(5)
Ms. Davies will be provided the following relocation benefits, subject to tax and payable by U.S. payroll in monthly installments unless otherwise indicated: (a) a housing allowance of approximately $252,000 per year ($504,000 for the two-year period), adjustable for 2013 to account for changes in the foreign exchange rate between the U.S. dollar and the British pound to establish a primary residence in London; (b) a monthly cost of living differential ($90,000 annualized, $180,000 for the two-year period); (c) a monthly foreign service allowance, based on Ms. Davies' base salary in effect on January 12, 2012 ($120,000 annualized, $240,000 for the two-year period); (d) a monthly transportation allowance based on the Company's UK grade allowance for UK-based employees (approximately $23,509 annualized, $47,018 for the two-year period; (e) an annual waiver/retention bonus of $209,988 ($419,976 for the two-year period), payable in the month immediately prior to the beginning of the international assignment and on the first anniversary thereof, in recognition of her waiver of the right to terminate her employment for good reason in connection with the relocation to London; and (f) a one-time relocation allowance of $76,666, payable in the first month of the international assignment.

(6)
The following relocation benefits-in-kind are expected to be provided to Mr. McGill, subject to tax where applicable: (a) estimated cost to move household goods at beginning and end of international assignment, based on the Company's International Transfer Policy ($30,000 in the aggregate); (b) transfer-in trip (estimated at $10,000); and (c) estimated cost of tax preparation services during the international assignment ($50,000 annualized, $150,000 for the two-year period plus any services required in subsequent periods related to the international assignment). Mr. McGill is a U.K. citizen and, therefore, he will not require the additional relocation benefits in-kind afforded to other relocating executives.

(7)
Mr. McGill will be eligible for tax equalization (void of any tax gross-up feature insulating the executive from incurring any U.S. income or social tax on the relocation benefits) on earnings from the Company during the international assignment, excluding any capital gains recognized by Mr. McGill as a shareholder of the Company pursuant to the U.S. federal income tax law as a result of the merger but including any earnings related to granting or vesting of equity-based awards during the international assignment. The net tax differential expense is an estimated annual cost of $363,620 ($727,240 for the two-year period). This figure was calculated using the following assumptions: U.S. dollar exchange rate of 0.63806 GBP; U.K. income tax rate of 50%; U.S. income tax rate of 40%; and U.S. social tax rate of 1.45%.

(8)
Mr. McGill will be provided the following relocation benefits, subject to tax and payable by U.S. payroll in monthly installments unless otherwise indicated: (a) a monthly cost of living differential ($90,000 annualized, $180,000 for the two-year period); (b) a monthly transportation allowance based on the Company's UK grade allowance for UK-based employees (approximately $23,509 annualized, $47,018 for the two-year period); (c) an annual waiver/retention bonus of $100,000 ($200,000 for the two-year period), payable in the month immediately prior to the beginning of the international assignment and on the first anniversary thereof, in recognition of his waiver of the right to terminate his employment for good reason in connection with the relocation to London; and (d) a one-time relocation allowance of $80,000, payable in the first month of the international assignment. Mr. McGill will not require a housing allowance because he currently owns a residence in the London vicinity where he will reside when in London on Company business.

(9)
The following relocation benefits-in-kind are expected to be provided to Mr. O'Connor, subject to tax where applicable: (a) eligible dependents' schooling assistance (estimated at $68,959 annualized, $137,918 for the two-year period); (b) home leave benefits, based on annual round-trip airfare for Mr. O'Connor and his family (estimated at $20,000 annualized, $40,000 for the two-year period); (c) one-time airfare and hotel expenses related to pre-move house hunting trip and transfer-in trip (aggregate cost estimated at $32,450); (d) estimated cost to move household goods at beginning and end of international assignment, based on the Company's International Transfer Policy ($30,000 in the aggregate); and (e) estimated cost of tax preparation services during the international assignment ($25,000 annualized, $75,000 for the two-year period plus any services required in subsequent periods related to the international assignment).

(10)
Mr. O'Connor will be eligible for tax equalization (void of any tax gross-up feature insulating the executive from incurring any U.S. income or social tax on the relocation benefits) on earnings from the Company during the international assignment, excluding any capital gains recognized by Mr. O'Connor as a shareholder of the Company pursuant to the U.S. federal income tax law as a result of the merger but including any earnings related to granting or vesting of equity-based awards during the international assignment. The net tax differential expense is an estimated annual cost of $61,175 ($122,350 for the two-year period). This figure was calculated using the following assumptions: U.S. dollar exchange rate of 0.63806 GBP; U.K. income tax rate of 50%; U.S. income tax rate of 41%; and U.S. social tax rate of 1.45%.

(11)
Mr. O'Connor will be provided the following relocation benefits, subject to tax and payable by U.S. payroll in monthly installments unless otherwise indicated: (a) a housing allowance of approximately $252,000 per year ($504,000 for the two-year period), subject to adjustment for 2013 to account for changes in the foreign exchange rate between the U.S. dollar and the British pound, to establish a primary residence in London; (b) a monthly cost of living differential ($90,000 annualized, $180,000 for the two-year period); (c) a monthly foreign service allowance, based on Mr. O'Connor's base salary in effect on January 12, 2012 ($120,000 annualized, $240,000 for the two-year period); (d) a monthly transportation allowance based on the Company's UK grade allowance for UK-based employees (approximately $23,509 annualized, $47,018 for the two-year period); (e) an annual waiver/retention bonus of $209,988 ($419,976 for the two-year period), payable in the month immediately prior to the beginning of the international assignment and on the first anniversary thereof, in recognition of his agreement to relocate his primary work location to London; and (f) a one-time relocation allowance of $76,666, payable in the first month of the international assignment.

Directors of Aon Delaware

        In connection with the merger, Aon UK intends to enter into customary indemnification agreements with the directors and officers of Aon UK. For more information, see "—Additional Agreements and Actions."

Effective Time of the Merger

        We anticipate that the merger will be completed in the second quarter of 2012. Our Board will have the right, however, to defer or abandon the merger at any time, including after stockholder approval.

Management of Aon UK

        Immediately prior to the effective time of the merger, the directors and executive officers of Aon UK will be the same as the then-current directors and executive officers of Aon Delaware, and the directors of Aon Delaware will be the directors of Aon UK. If the merger is completed, the members of the Aon UK board of directors, or the "Aon UK Board," will serve until the earlier of the next meeting of shareholders at which an election of directors is required and until their successors are elected, and the executive officers will serve until their successors are elected or earlier death, disability or retirement.

 Recommendation and Required Vote

        The affirmative vote of the holders of at least two-thirds of the outstanding shares of Aon Delaware common stock entitled to vote at the special meeting is required to approve the proposal to adopt the merger agreement. Our Board believes that the reorganization, to be effected by the merger agreement and any subsequent actions, is advisable and in the best interests of Aon Delaware and our stockholders. ACCORDINGLY, OUR BOARD HAS APPROVED THE REORGANIZATION AND THE MERGER AGREEMENT. OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.

 Regulatory Approvals

        The only governmental or regulatory approvals or actions that are required to complete the merger are compliance with U.S. federal and state securities laws, the NYSE rules and regulations, U.K. financial services laws, laws governing insurance brokerage in various countries in which we do business, and the DGCL (including the filing with the Secretary of State of the State of Delaware of a certificate of merger).

Rights of Dissenting Stockholders

        Under the DGCL, you will not have appraisal rights in connection with the merger because, among other reasons, the Class A Ordinary Shares you have a right to receive in the merger will be listed on the NYSE.

Comparison of Rights of Holders of Aon Delaware Shares with Holders of Class A Ordinary Shares

        There are numerous differences between the rights of a stockholder in Aon Delaware, a Delaware corporation, and the rights of a holder of Class A Ordinary Shares of Aon UK, a company incorporated under English law. The characteristics of and the differences between Aon Delaware common stock and the Class A Ordinary Shares are summarized under ""Description of the Class A Ordinary Shares of Aon UK" and "Comparison of Rights of Stockholders/Shareholders."

Stock Exchange Listing

        Aon Delaware common stock is currently listed on the NYSE under the symbol "AON." There is currently no established public trading market for the Class A Ordinary Shares. However, it is a condition to the completion of the merger that the Class A Ordinary Shares will be authorized for listing on the NYSE, subject to official notice of issuance and satisfaction of other standard conditions. As such, we expect that as of the effective time of the merger, the Class A Ordinary Shares will be authorized for listing on the NYSE, and we expect such Class A Ordinary Shares will be listed on the NYSE under the symbol "AON."

 Dividends

        The following table sets forth the quarterly cash dividends paid per share of Aon Delaware common stock in the periods indicated.

Fiscal Year	Dividend Declared
2009
First Quarter (Declared January 2009)	$0.15
Second Quarter (Declared April 2009)	$0.15
Third Quarter (Declared July 2009)	$0.15
Fourth Quarter (Declared October 2009)	$0.15
2010
First Quarter (Declared January 2010)	$0.15
Second Quarter (Declared April 2010)	$0.15
Third Quarter (Declared July 2010)	$0.15
Fourth Quarter (Declared October 2010)	$0.15
2011
First Quarter (Declared January 2011)	$0.15
Second Quarter (Declared April 2011)	$0.15
Third Quarter (Declared July 2011)	$0.15
Fourth Quarter (Declared October 2011)	$0.15

        On January 11, 2012, Aon Delaware announced that its Board had declared a dividend of $0.15 per share to be paid on February 15, 2012, to shareholders of record on February 1, 2012. The Aon UK Board currently intends to declare quarterly dividends out of current earnings, if appropriate in view of its profitability, liquidity, financial condition, reinvestment opportunities and capital requirements. Aon UK will initially adopt Aon Delaware's prior practice with respect to dividends, which has been to pay quarterly cash dividends on our common stock since the first quarter of 1999, subject to the discretion of the board of directors. Following completion of the merger, as part of an overall review of capital allocation activities, Aon UK will evaluate both its dividend and share repurchase policies. We expect that Aon UK would make quarterly dividends after the completion of this review. Notwithstanding the foregoing, the declaration and payment of all future dividends and any share repurchases will remain subject to the discretion of Aon UK's Board and the limitations set forth in the Companies Act, which generally provide that dividends, distributions and share repurchases may only be made out of distributable reserves. "See Risk Factors—English law will require that we meet certain additional financial requirements before we declare dividends and repurchase shares following the merger."

Accounting Treatment of the Merger

        Historical cost basis accounting, rather than acquisition method accounting, will be applied to the merger under U.S. GAAP. Given that, for accounting purposes, there will be no change in control and Aon Delaware's stockholders will be in the same economic position immediately before and after the reorganization, and because the reorganization will be accounted for as an internal reorganization of entities under common control, there will be no revaluation of Aon Delaware's assets and liabilities.

Effect of the Reorganization on Potential Future Status as a Foreign Private Issuer

        We do not believe that, after the completion of the reorganization, Aon UK will be classified as a "foreign private issuer" within the meaning of the rules promulgated under the Exchange Act. The definition of a "foreign private issuer" has two parts—one based on a company's percentage of U.S. resident shareholders and the other on its business contacts with the U.S. An organization incorporated under the laws of a country outside the U.S. qualifies as a foreign private issuer unless both parts of the definition are satisfied as of the last business day of its most recently completed second fiscal quarter.

        The shareholder test requires more than 50 percent of the outstanding voting securities of a non-U.S. domiciled organization to be held by U.S. residents. We currently expect that Aon UK will meet the shareholder test upon the completion of the reorganization because we understand that more than 50 percent of our outstanding voting securities are held by U.S. residents.

        The business contacts test requires that any of the following be true with respect to a non-U.S. domiciled organization: (i) the majority of its executive officers or directors are U.S. citizens or residents; (ii) more than 50 percent of its assets are located in the U.S.; or (iii) its business is administered principally in the U.S. Because it is anticipated that a majority of Aon UK's directors immediately following the merger will be U.S. citizens or residents, we currently expect that Aon UK will meet the business contacts test upon the completion of the reorganization. However, at some time in the future, Aon UK could qualify for status as a foreign private issuer. If that occurs, Aon UK would be exempt from certain requirements applicable to U.S. public companies, including, among others:

  •
  the rules requiring the filing of Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC;

  •
  the SEC's rules regulating proxy solicitations;

  •
  the provisions of Regulation FD;

  •
  the filing of reports of beneficial ownership under Section 16 of the Exchange Act (although beneficial ownership reports may be required under Section 13 of the Exchange Act); and

  •
  "short-swing" trading liability imposed on insiders who purchase and sell securities within a six-month period.

MATERIAL TAX CONSIDERATIONS RELATING TO THE MERGER

        This section contains a general discussion of certain material tax consequences of (1) the merger, (2) post-merger ownership and disposition of Aon UK shares and (3) post-merger operations of Aon UK.

        The discussion under the caption "—U.S. Federal Income Tax Considerations" addresses (1) application of the U.S. anti-inversion rules to Aon Delaware, Aon UK and the exchanging holders, (2) the material U.S. federal income tax consequences of the merger to Aon Delaware and to Aon UK, and (3) the material U.S. federal income tax consequences to U.S. holders and non-U.S. holders (each as defined below) of (a) exchanging Aon Delaware shares for Aon UK shares in the merger and (b) owning and disposing of Aon UK shares received in the merger.

        The discussion of the merger and of ownership and disposition of Aon UK shares received in the merger under the caption "—U.K. Tax Considerations" addresses the material U.K. tax consequences to stockholders of Aon Delaware resident for tax purposes in the U.K. and in a country other than the U.K. It also addresses certain U.K. tax considerations of the merger and subsequent operations for Aon UK and Aon Delaware.

        The discussion below is not a substitute for an individual analysis of the tax consequences of the merger, post-merger ownership and disposition of Aon UK shares or post-merger operations of Aon UK. You should consult your own tax advisor regarding the particular U.S. (federal, state and local) and U.K. and other non-U.S. tax consequences of these matters in light of your particular situation.

U.S. Federal Income Tax Considerations

Scope of Discussion

        This discussion generally does not address any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all potential tax consequences of the merger or of holding and disposing of Aon UK shares, and does not address all tax considerations that may be relevant to Aon Delaware shareholders. In particular, the discussion below addresses tax consequences to those who hold their Aon Delaware shares, and who will hold their Aon UK shares, solely as capital assets. The discussion below does not address any tax consequences to Aon Delaware or Aon UK stockholders or shareholders, as applicable, who, for U.S. federal tax purposes, are subject to special rules, such as:

  •
  banks, financial institutions or insurance companies;

  •
  tax-exempt entities;

  •
  persons who hold shares as part of a straddle, hedge, integrated transaction or conversion transaction;

  •
  persons who have been, but are no longer, citizens or residents of the U.S.;

  •
  persons holding shares through a partnership or other fiscally transparent person;

  •
  dealers or traders in securities, commodities or currencies;

  •
  grantor trusts;

  •
  persons subject to the alternative minimum tax;

  •
  U.S. persons whose "functional currency" is not the U.S. dollar;

  •
  regulated investment companies and real estate investment trusts;

  •
  persons who received the Aon Delaware shares through the exercise of incentive stock options or through the issuance of restricted stock under an equity incentive plan or through a tax qualified retirement plan; or

  •
  persons who own (directly or through attribution) 10 percent or more, determined by voting power or value, of Aon Delaware common stock or Aon UK common stock.

        This discussion is based on the Code, the regulations promulgated thereunder by the U.S. Department of the Treasury, or the "Treasury Regulations," judicial and administrative interpretations thereof and the Convention Between the United States of America and the United Kingdom for the Avoidance of Double Taxation with respect to Taxes on Income, or the "U.K.-U.S. Tax Treaty," in each case as in effect and available on the date of this proxy statement/prospectus. Each of the foregoing is subject to change, potentially with retroactive effect, and any such change could affect the tax consequences described in this proxy statement/prospectus. It is expected that neither Aon Delaware nor Aon UK will request a ruling from the IRS as to the U.S. federal tax consequences of the merger, post-merger ownership and disposition of Aon UK shares or any other matter. There can be no assurance that the IRS will not challenge any of the U.S. federal tax consequences described below or, if challenged, will be sustained by a court.

        For purposes of this discussion, a "U.S. holder" is a beneficial owner of Aon Delaware shares or, after the completion of the merger, Aon UK shares, that for U.S. federal income tax purposes is:

  •
  an individual citizen or resident alien of the U.S.;

  •
  a corporation or other entity taxable as a corporation created or organized in or under the laws of the U.S. or any state thereof or the District of Columbia;

  •
  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (1) a U.S. court can exercise primary supervision over its administration and (2) one or more U.S. persons have the authority to control all of the substantial decisions of such trust.

        A "non-U.S. holder" is a beneficial owner of Aon Delaware shares or, after the completion of the merger, Aon UK shares, other than a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes (a "Partnership"). If a Partnership is a beneficial owner of Aon Delaware shares or Aon UK shares, the tax treatment of a partner in that Partnership will generally depend on the status of the partner and the activities of the Partnership. Holders of Aon Delaware shares or Aon UK shares that are Partnerships and partners in such Partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the merger and the ownership and disposition of Aon UK shares. For purposes of this discussion, "holder" or "shareholder" means either a U.S. holder or a non-U.S. holder or both, as the context may require.

        For U.S. federal income tax purposes, the conversion of each issued and outstanding share of the common stock of Aon Delaware into an Aon UK share upon the consummation of the merger generally will be treated as an exchange of such share for the Aon UK share. Therefore, the U.S. federal income tax discussion contained herein refers to an "exchange" rather than a "conversion" in describing the U.S. federal income tax consequences of the merger.

The U.S. Anti-Inversion Rules

        Although Aon UK is, or will be, incorporated in the U.K., the IRS may assert that Aon UK should be treated as a U.S. corporation (and, therefore, a U.S. tax resident) for U.S. federal tax purposes under Section 7874 of the Code. At the time of enactment of Section 7874 in 2004, a number of publicly-traded U.S. multinational corporations had expatriated to non-U.S. jurisdictions. In most cases, those corporations expatriated to tax haven jurisdictions in which the applicable U.S. multinational corporation had no (or minimal) historic business activities. As a general matter, absent the application of Section 7874, a corporation is considered, for U.S. federal tax purposes, to be a tax resident of the jurisdiction in which it is incorporated.

        Under Section 7874, a corporation created or organized outside the U.S. will be treated as a U.S. corporation for U.S. federal tax purposes, when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation, (ii) the former shareholders of the acquired U.S. corporation hold at least 80 percent of the vote or value of the shares of the foreign acquiring corporation by reason of holding stock in the U.S. acquired corporation, and (iii) the foreign corporation's "expanded affiliated group" does not have substantial business activities in the foreign corporation's country of incorporation relative to its expanded affiliated group's worldwide activities. Solely for purposes of Section 7874, "expanded affiliated group" means the foreign corporation and all subsidiaries in which the foreign corporation, directly or indirectly, owns more than 50 percent of the stock by vote and value.

        Aon UK will indirectly acquire all of the assets of Aon Delaware, and the former shareholders of Aon Delaware will acquire, as a result of the merger, 100 percent of the stock in Aon UK by reason of holding stock in Aon Delaware. After the merger, however, the Aon UK expanded affiliated group intends to continue the substantial business activities in the U.K. that the Aon Delaware expanded affiliated group currently conducts. Therefore, Aon UK should not be treated as a U.S. corporation for U.S. federal tax purposes.

        Section 7874 does not define the term "substantial business activities" or otherwise quantify the activities that the foreign corporation and its expanded affiliated group should have in the foreign corporation's country of incorporation. Temporary Treasury Regulations issued under Section 7874 of the Code in June 2009, or the "Applicable Regulations," also decline to define or quantify "substantial business activities." Rather, the Applicable Regulations provide that whether a foreign corporation's expanded affiliated group has substantial business activities in the foreign corporation's country of organization in relation to its worldwide activities is based on all facts and circumstances. The Applicable Regulations provide that relevant items to be considered in determining whether an expanded affiliated group has substantial business activities in a foreign country when compared to the total activities of the expanded affiliated group include, but are not limited to, the following:

  (i)
  the historical conduct of continuous business activities in the foreign country by the expanded affiliated group;

  (ii)
  the conduct of continuous business activities in the foreign country by the expanded affiliated group in the ordinary course of one or more active trades or businesses, involving:

  (A)
  property located in the foreign country that is owned by members of the expanded affiliated group,

  (B)
  the performance of services in the foreign country by employees of the expanded affiliated group, and

  (C)
  sales of goods to customers;

  (iii)
  the performance in the foreign country of substantial managerial activities by officers and employees of the expanded affiliated group who are based in the foreign country;

  (iv)
  a substantial degree of ownership of the expanded affiliated group by investors resident in the foreign country; and

  (v)
  business activities in the foreign country that are material to the achievement of the overall business objectives of the expanded affiliated group.

        The Applicable Regulations further provide that the presence or absence of any of the above items is not determinative, and the weight given to any item depends on the facts and circumstances. The Applicable Regulations contain no safe harbor or examples to illustrate the application of the relevant factors to determine whether substantial business activities exist. There is no judicial or further administrative guidance on the meaning of "substantial business activities" for purposes of Section 7874.

        Notwithstanding the absence of a safe harbor or other quantitative guidance in the Applicable Regulations, we believe that the activities the Aon Delaware expanded affiliated group conducts in the U.K. should satisfy the substantial business activities test set forth in the Applicable Regulations. Moreover, it is a condition to closing of the merger that Aon Delaware receives from McDermott Will & Emery LLP, counsel to the Company, or "Counsel," an opinion of Counsel concluding that Section 7874 should not apply to the merger. Pending receipt of Counsel's opinion, our belief that Section 7874 should not apply to the merger is based on an analysis of the relevant items listed in the Applicable Regulations.

Material Tax Consequences of the Merger to Aon Delaware and Aon UK

        The merger should not give rise to material U.S. federal income tax for Aon Delaware or Aon UK.

Material Tax Consequences to Stockholders

Material Tax Consequences to U.S. Holders

Consequences of the Merger

        The merger should qualify as a "reorganization" within the meaning of Section 368(a) of the Code and/or an exchange under Section 351 of the Code. However, pursuant to special rules contained in Section 367(a) of the Code and the Treasury Regulations promulgated thereunder, U.S. holders exchanging their Aon Delaware shares for Aon UK shares pursuant to the merger should recognize gain, if any, but not loss. In general, for U.S. federal income tax purposes, a U.S. holder should recognize gain equal to the excess of the fair market value of the Aon UK shares received by the U.S. holder pursuant to the merger over such holder's adjusted basis in the Aon Delaware shares exchanged therefor. Any such gain should be capital gain, and should be long-term capital gain if the Aon Delaware shares have been held by such holder for more than one year at the effective time of the merger. A U.S. holder that recognizes gain pursuant to the merger should have an adjusted tax basis in the Aon UK shares it receives equal to the adjusted tax basis of the Aon Delaware shares exchanged therefor, increased by the amount of gain recognized.

        A U.S. holder should not be permitted to recognize any loss realized on the exchange of its Aon Delaware shares in the merger. The adjusted tax basis of the Aon UK shares received by a U.S. holder with a loss on its Aon Delaware shares should be equal to such U.S. holder's adjusted tax basis in its Aon Delaware shares surrendered in exchange therefor.

        In determining the amount of gain recognized, each of the Aon Delaware shares transferred should be treated as the subject of a separate exchange. Thus, if a U.S. holder transfers some Aon Delaware shares on which gains are realized and other Aon Delaware shares on which losses are realized, the U.S. holder may not net the losses against the gains to determine the amount of gain recognized. The holding period for any Aon UK shares received by U.S. holders should include the holding period of the Aon Delaware shares exchanged therefor.

        Cash received by a U.S. holder in exchange for a fractional share of Aon Delaware common stock should be treated as having been received in redemption of such fractional share. Thus, gain or loss generally should be recognized by such U.S. holder in an amount equal to the difference between the amount of cash received and the U.S. holder's adjusted tax basis in such fractional share.

Receiving Distributions on Aon UK shares

        Subject to the discussion below under "—Passive Foreign Investment Company Provisions," U.S. holders will be required to include in gross income the gross amount of any distribution received on the Aon UK shares to the extent that the distribution is paid out of Aon UK's current or accumulated earnings and profits as determined for U.S. federal income tax purposes. We refer to such a distribution herein as a dividend. With respect to non-corporate U.S. holders, certain dividends received in taxable years beginning before January 1, 2013 from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 15 percent. As long as the Aon UK shares are listed on the NYSE (or certain other stock exchanges) and/or Aon UK qualifies for benefits under the U.K.-U.S. Tax Treaty, Aon UK will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances. U.S. holders generally will not be eligible for dividends-received deduction with respect to dividends from Aon UK.

        Distributions in excess of the current and accumulated earnings and profits of Aon UK should be applied first to reduce the U.S. holder's tax basis in its Aon UK shares, and thereafter should constitute gain from the sale or exchange of such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such "gain" is 15 percent under current law if the holder's holding period for such Aon UK shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2012. Special rules not described herein may apply to U.S. holders who do not have a uniform tax basis and holding period in all of their Aon UK shares, and any such U.S. holders are urged to consult their own tax advisors with regard to such rules.

Dispositions of Aon UK shares

        Subject to the discussion below under "—Passive Foreign Investment Company Provisions," a U.S. holder of Aon UK shares generally should recognize capital gain or loss for U.S. federal income tax purposes on the sale, exchange or other taxable disposition of Aon UK shares in an amount equal to the difference between the amount realized from such sale, exchange or other taxable disposition and the U.S. holders' tax basis in such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 15 percent under current law if the holder's holding period for such Aon UK shares exceeds twelve months. This reduced rate is scheduled to expire effective for taxable years beginning after December 31, 2012. The deductibility of capital losses are subject to limitations.

Passive Foreign Investment Company Provisions

        The treatment of U.S. holders of Aon UK shares in some cases could be materially different from that described above if, at any relevant time, Aon UK were a passive foreign investment company, which we refer to as a PFIC.

        For U.S. tax purposes, a foreign corporation is classified as a PFIC for any taxable year if either (1) 75 percent or more of its gross income is "passive income" (as defined for U.S. federal income tax purposes) or (2) the average percentage of assets held by such corporation which produce passive income or which are held for the production of passive income is at least 50 percent. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly its proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25 percent by value of the stock. Aon UK believes that it will not be a PFIC following the merger.

        The tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, Aon UK cannot assure U.S. holders that it will not become a PFIC. If Aon UK should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of Aon UK shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of Aon UK shares should consult their own tax advisors about the PFIC rules, including the availability of certain elections.

Material Tax Consequences to Non-U.S. Holders

Consequences of the Merger

        A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized, if any, on the exchange of Aon Delaware shares for Aon UK shares or on the receipt of cash in exchange for fractional shares of Aon Delaware common stock unless: (1) such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S. (or, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the U.S.); (2) in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is present in the U.S. for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met; (3) the non-U.S. holder is subject to backup withholding; or (4) Aon Delaware is or has been a "U.S. real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time within the shorter of the five-year period preceding the merger or such non-U.S. holder's holding period, and the non-U.S. holder holds, or has held at any time during such shorter period, more than 5 percent of the Aon Delaware common stock. Aon Delaware does not believe that it is or has been a U.S. real property holding corporation within the last five years.

        If a non-U.S. holder is a citizen or resident of, or otherwise subject to taxation in, a country other than the U.S. or the U.K., the tax consequences of the exchange of Aon Delaware shares for Aon UK shares will depend on the applicable tax laws in such country.

Consequences of Owning and Disposing of Aon UK shares

        A non-U.S. holder generally should not be subject to U.S. federal income or withholding tax on dividends from Aon UK unless: (1) the dividends are effectively connected with the non-U.S. holder's conduct of a trade or business in the U.S. (or, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the U.S.); or (2) such non-U.S. holder is subject to backup withholding.

        In addition, a non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange or other disposition of Aon UK shares unless: (1) such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the U.S. (or, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the U.S.); (2) in the case of certain capital gains recognized by a non-U.S. holder that is an individual, such individual is present in the U.S. for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met; or (3) the non-U.S. holder is subject to backup withholding.

        If a non-U.S. holder is a citizen or resident of, or otherwise subject to taxation in, a country other than the U.S. or the U.K., the tax consequences of owning and disposing of Aon UK shares will depend on the applicable tax laws in such country.

Material Tax Consequences to U.S. Holders if Aon UK is Ultimately Determined to Be a U.S. Corporation for U.S. Federal Tax Purposes

        Notwithstanding the foregoing, it is possible that the IRS may assert and ultimately establish that Aon UK should be treated as a U.S. corporation for U.S. federal tax purposes under Section 7874 of the Code. If the IRS were to prevail, Section 1.7874-2T(m)(1) of the Applicable Regulations provides that Aon UK should be deemed to convert to a U.S. corporation in a "reorganization" described in Section 368(a)(1)(F) of the Code on the day before the effective date of the merger. Consequently, the merger should qualify as a "reorganization" within the meaning of Section 368(a) of the Code and/or an exchange under Section 351 of the Code, and the U.S. holders of Aon Delaware shares should not be subject to U.S. federal income tax on the receipt of Aon UK shares in exchange for their Aon Delaware shares under Section 367(a) of the Code or otherwise. In such case, the adjusted tax basis of the Aon UK shares received by a U.S. holder should be equal to such holder's adjusted tax basis in its Aon Delaware shares exchanged therefor. In addition, the holding period for any Aon UK shares received by holders should include the holding period of the Aon Delaware shares exchanged therefor. The consequences of owning and disposing of the Aon UK shares should be the same as those of owning and disposing of Aon Delaware shares.

        If the IRS asserts and ultimately establishes that Aon UK should be treated as a U.S. corporation for U.S. federal tax purposes under Section 7874 of the Code, the resolution of the tax controversy may not be known until several years following the merger. Consequently, a U.S. holder that reported gain on its 2012 U.S. income tax return under Section 367(a) of Code as a result of the merger (as discussed above) may need to file an amended U.S. federal income tax return for the year in which the merger occurred in order to reflect that such U.S. holder should not have recognized gain under Section 367(a) of the Code. Furthermore, such U.S. holder may need to file an amended U.S. federal income tax return for any taxable year in which such U.S. holder disposed of any Aon UK shares received in the merger in order to reflect that the U.S. holder's adjusted tax basis in such Aon UK shares should equal such holder's adjusted tax basis in its Aon Delaware shares exchanged therefor.

        Importantly, it is possible that a tax controversy on the application of Section 7874 to the merger may not be resolved within the period of time a holder is eligible to file an amended return. As such, it is possible that certain holders may not have the opportunity to amend their 2012 U.S. income tax returns, or subsequent tax returns, as described herein. Thus, certain holders who recognize gain under Section 367(a) of the Code in 2012 could lose the opportunity to seek a refund of tax paid with respect to such gain if the IRS asserts and ultimately establishes that no gain should have been realized by such holder in 2012 because Aon UK should be treated as a U.S. corporation for U.S. federal tax purposes under Section 7874 of the Code. In addition, such holders may not be permitted to increase their adjusted tax basis in their Aon UK shares, notwithstanding that such holders recognized gain under Section 367(a) of the Code.

Information Reporting and Backup Withholding

        U.S. holders that own at least five percent (of total voting power or total value) of Aon Delaware immediately before, and/or at least five percent (of total voting power or total value) of Aon UK immediately after, the merger will be required to file with the IRS certain Section 368(a) and/or Section 351 statements. Other information reporting, including with respect to certain U.S. holders, information reporting on IRS Form 926, could also apply to the merger. Shareholders of Aon Delaware should consult their own tax advisors about the information reporting requirements that could be applicable to the exchange of Aon Delaware shares for Aon UK shares in the merger and any potential penalties associated with a failure to satisfy such requirements.

        Dividends on Aon UK shares paid within the U.S. or through certain U.S.-related financial intermediaries are subject to information reporting and may be subject to backup withholding

(currently at a 28 percent rate) unless the holder (1) is a corporation or other exempt recipient (including generally non-U.S. holders who establish such foreign status) or (2) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the payment of proceeds from a sale of Aon UK shares within the U.S. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder's U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS. Holders should consult their tax advisor regarding the application of information reporting and backup withholding to their particular situations.

        If a U.S. holder of Aon UK shares does not provide us (or our paying agent) the holder's correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS.

        Section 6038D of the Code, enacted in 2010, requires an individual who holds an interest in a "specified foreign financial asset" during any taxable year beginning after March 18, 2010, to attach to such person's return of federal income tax for such taxable year, certain information with respect to such specified foreign financial asset, including the name and address of the issuer and information necessary to identify the class or issue of which such stock is a part. Temporary Regulations issued December 15, 2011 prescribe Form 8938 (Statement of Specified Financial Assets) as the appropriate means to comply with section 6038D. Stock of Aon UK would be a specified foreign financial asset unless such stock is held in an account maintained by a financial institution. Any shareholder who does not intend to hold shares of Aon UK in an account maintained by a financial institution should consult his or her own tax adviser with respect to the requirement to provide such information as an attachment to such shareholder's federal income tax return for any year in which any such shares are held in such manner.

        THE U.S. FEDERAL INCOME TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH AON DELAWARE SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

U.K. Tax Considerations

Material Tax Consequences to Shareholders

Scope of Discussion

        The following paragraphs are the opinion of our Counsel and are intended as a general guide to current U.K. tax law and HMRC practice applying as at the date of this document (both of which are subject to change at any time, possibly with retrospective effect) in respect of the taxation of capital gains, the taxation of dividends paid by Aon UK and stamp duty and SDRT on the transfer of Aon UK shares. They relate only to persons who are beneficial owners of the Aon UK shares, or the "Shareholders." These paragraphs may not relate to certain classes of holders of the Aon UK shares, such as employees or directors of Aon UK or its affiliates, persons who are connected with Aon UK, insurance companies, charities, collective investment schemes, pension schemes or persons who hold Aon UK shares otherwise than as an investment, or individuals who are not domiciled in the U.K. These paragraphs do not describe all of the circumstances in which Shareholders may benefit from an exemption or relief from taxation. It is recommended that all Shareholders obtain their own taxation advice. In particular, non-U.K. resident or domiciled Shareholders are advised to consider the potential impact of any relevant double tax agreements.

Taxation of Merger

Capital Gains Tax

        At the effective time of the merger, an individual stockholder of Aon Delaware who is resident or ordinarily resident in the U.K. will be treated as disposing of his or her stock in Aon Delaware for a consideration equal to the market value of the stock at that time, which may, depending on the stockholder's individual circumstances, give rise to a chargeable gain or an allowable loss for the purposes of capital gains tax. An individual stockholder who is neither resident nor ordinarily resident in the U.K. will not be chargeable to capital gains tax on capital gains arising on the disposal of his or her stock in Aon Delaware, unless the stockholder carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. and the stock was acquired, used in or for the purposes of the branch or agency or used in or for the purposes of the trade, profession or vocation carried on by the stockholder through the branch or agency. In these circumstances, the stockholder will be treated as disposing of their stock in Aon Delaware for a consideration equal to the market value of the stock at that time, which may, depending on the stockholder's individual circumstances, give rise to a chargeable gain or an allowable loss for the purposes of capital gains tax. The rates of capital gains tax on chargeable gains for the tax year 2011/2012 are 18 percent (for basic rate taxpayers) and 28 percent (for higher and additional rate taxpayers).

        The merger should not be treated as giving rise to a distribution which will be chargeable to income tax. The individual stockholder will be treated as acquiring the Aon UK shares for a consideration equal to his or her market value at the time of the merger for capital gains tax purposes.

Corporation Tax

        At the effective time of the merger, a corporate stockholder of Aon Delaware who is resident in the U.K. will be treated as disposing of its stock in Aon Delaware for a consideration equal to the market value of the stock at that time, which may, depending on the stockholder's individual circumstances, give rise to a chargeable gain or an allowable loss for the purposes of corporation tax. A corporate stockholder which is not resident in the U.K. will not be liable for corporation tax on chargeable gains accruing on the disposal of its stock in Aon Delaware unless it carries on a trade in the U.K. through a permanent establishment in the U.K. and the stock was acquired, used in or for the purposes of the permanent establishment or used in or for the purposes of the trade carried on by the stockholder through the permanent establishment. In these circumstances, the non-U.K. resident stockholder of the Aon Delaware stock may, depending on its individual circumstances, be chargeable to corporation tax on chargeable gains arising from a disposal of its Aon Delaware stock. The merger should not be treated as giving rise to a distribution which will be chargeable to corporation tax.

        The full rate of corporation tax on chargeable gains is 26 percent in the financial year 2011 and 25 percent in the financial year 2012, although small companies may be entitled to claim the small companies rate of tax, in which case chargeable gains will be subject to corporation tax at rates of between 20 percent and 26 or 25 percent (as appropriate). A corporate stockholder of Aon Delaware will be entitled to an indexation allowance in computing the amount of a chargeable gain accruing on the disposal of its Aon Delaware stock, which will provide relief for the effects of inflation by references to movements in the U.K. retail price index. If the conditions of the substantial shareholding exemption set out in s.192A and Schedule 7AC of the Taxation of Chargeable Gains Act 1992 are satisfied in relation to a chargeable gain accruing to a corporate holder of Aon Delaware stock, the chargeable gain will be exempt from corporation tax. The conditions of the substantial shareholding exemption which must be satisfied will depend on the individual circumstances of the corporate stockholder. One of the conditions of the substantial shareholding exemption which must be satisfied is that the stockholder must have held a substantial shareholding in Aon Delaware throughout a twelve-month period beginning not more than two years before the day on which the disposal takes place.

Ordinarily, a corporate stockholder will not be regarded as holding a substantial shareholding in Aon Delaware unless it (whether alone or together with other group companies) holds not less than 10 percent of Aon Delaware's ordinary share capital. The corporate stockholder will be treated as acquiring the Aon UK shares for a consideration equal to their market value at the effective time of the merger for corporation tax purposes.

Taxation of Dividends

Withholding Tax

        Dividends paid by Aon UK will not be subject to any withholding or deduction for or on account of U.K. tax, irrespective of the residence or the individual circumstances of the Shareholders.

Income Tax

        An individual Shareholder who is resident or ordinarily resident in the U.K. may, depending on his or her individual circumstances, be subject to income tax on dividends received from Aon UK. An individual Shareholder who is not resident or ordinarily resident in the U.K. will not be chargeable to income tax on dividends received from Aon UK, unless the Shareholder carries on (whether solely or in partnership) any trade, profession or vocation through a branch or agency in the U.K. and the Aon UK shares are used by or held by or for that branch or agency. In these circumstances, the non-U.K. resident Shareholder may, depending on his or her individual circumstances, be chargeable to income tax on dividends received from Aon UK.

        The rate of income tax which is chargeable on dividends received in the tax year 2011/2012 is 32.5 percent (if taxed at the higher rate) and 42.5 percent (if taxed at the additional rate, which applies to income chargeable to income tax in excess of £150,000). An individual's dividend income is treated as the top slice of their total income which is chargeable to income tax. Individual Shareholders who are resident in the U.K. will be entitled to a tax credit equal to one-ninth of the amount of the dividend received from Aon UK, which will be taken into account in computing the gross amount of the dividend which is chargeable to income tax. The tax credit will be credited against the Shareholder's liability (if any) to income tax on the gross amount of the dividend. An individual Shareholder who is not subject to income tax on dividends received from Aon UK will not be entitled to claim payment of the tax credit in respect of such dividends. The right of an individual Shareholder who is not resident in the U.K. to a tax credit will depend on his or her individual circumstances.

Corporation Tax

        Unless an exemption is available as discussed below, a corporate Shareholder that is resident in the U.K. will be subject to corporation tax on dividends received from Aon UK. A corporate Shareholder that is not resident in the U.K. will not be subject to corporation tax on dividends received from Aon UK unless the Shareholder carries on a trade in the U.K. through a permanent establishment in the U.K. and the dividends form part of the profits of a trade carried on through or from the permanent establishment or the Aon UK shares are used by, for or held by or for, the permanent establishment. In these circumstances, the non-U.K. resident corporate Shareholder may, depending on its individual circumstances and if the exemption discussed below is not available, be chargeable to corporation tax on dividends received from Aon UK.

        The full rate of corporation tax chargeable on dividends received from Aon UK is 26 percent in financial year 2011 and 25 percent in financial year 2012, although companies with small profits may be entitled to claim the small profits rate of tax. If dividends paid by Aon UK fall within an exemption from corporation tax set out in Part 9A of the Corporation Tax Act 2009, the receipt of the dividend by a corporate Shareholder will be exempt from corporation tax. Generally, the conditions for exemption from corporation tax on dividends paid by Aon UK should be satisfied, although the conditions which must be satisfied in any particular case will depend on the individual circumstances of the corporate Shareholders.

        Shareholders that are regarded as small companies should generally be exempt from corporation tax on dividends received from Aon UK, unless the dividends are made as part of a tax advantage scheme. Corporate Shareholders that are not regarded as small companies should generally be exempt from corporation tax on dividends received from Aon UK on the basis that the Aon UK shares should be regarded as non-redeemable ordinary shares. Alternatively, corporate Shareholders that are not small companies should also generally be exempt from corporation tax on dividends received from Aon UK if they hold Aon UK shares which represent less than 10 percent of the issued share capital of Aon UK, would be entitled to less than 10 percent of the profits available for distribution to holders of the issued share capital of Aon UK and would be entitled on a winding up to less than 10 percent of the assets of Aon UK available for distribution to holders of its issued share capital. In certain limited circumstances, the exemption from corporation tax will not apply to such Shareholders if a dividend is made as part of a scheme which has a main purpose of falling within the exemption from corporation tax.

Taxation of Capital Gains

Capital Gains Tax

        A disposal of Aon UK shares by an individual Shareholder who is resident or ordinarily resident in the U.K. may, depending on his or her individual circumstances, give rise to a chargeable gain or an allowable loss for the purposes of capital gains tax. An individual Shareholder who temporarily ceases to be resident or ordinarily resident in the U.K. for a period of less than five years and who disposes of his or her Aon UK shares during that period of temporary non-residence may be liable to capital gains tax on a chargeable gain accruing on the disposal on his or her return to the U.K. under certain anti-avoidance rules. An individual Shareholder who is neither resident nor ordinarily resident in the U.K. will not be chargeable to capital gains tax on capital gains arising on the disposal of their Aon UK shares unless the Shareholder carries on a trade, profession or vocation in the U.K. through a branch or agency in the U.K. and the Aon UK shares were acquired, used in or for the purposes of the branch or agency or used in or for the purposes of the trade, profession or vocation carried on by the Shareholder through the branch or agency. In these circumstances, the non-U.K. resident Shareholder may, depending on his or her individual circumstances, be chargeable to capital gains tax on chargeable gains arising from a disposal of their Aon UK shares. The rates of capital gains tax on chargeable gains for the tax year 2011/2012 are 18 percent (for basic rate taxpayers) and 28 percent (for higher and additional rate taxpayers).

Corporation Tax

        A disposal of Aon UK shares by a corporate Shareholder which is resident in the U.K. may give rise to a chargeable gain or an allowable loss for the purposes of corporation tax. A corporate Shareholder that is not resident in the U.K. will not be liable for corporation tax on chargeable gains accruing on the disposal of its Aon UK shares unless it carries on a trade in the U.K. through a permanent establishment in the U.K. and the Aon UK shares were acquired, used in or for the purposes of the permanent establishment or used in or for the purposes of the trade carried on by the Shareholder through the permanent establishment. In these circumstances, the non-U.K. resident Shareholder may, depending on its individual circumstances, be chargeable to corporation tax on chargeable gains arising from a disposal of its Aon UK shares.

        The full rate of corporation tax on chargeable gains is 26 percent in financial year 2011 and 25 percent in financial year 2012, although companies with small profits may be entitled to claim the small profits rate of tax. Corporate Shareholders will be entitled to an indexation allowance in computing the amount of a chargeable gain accruing on a disposal of the Aon UK shares, which will provide relief for the effects of inflation by reference to movements in the U.K. retail price index. If the conditions of the substantial shareholding exemption set out in s.192A and Schedule 7AC of the Taxation of Chargeable Gains Act 1992 are satisfied in relation to a chargeable gain accruing to a corporate Shareholder, the chargeable gain will be exempt from corporation tax. The conditions of the substantial shareholding exemption which must be satisfied will depend on the individual circumstances of the corporate Shareholder. One of the conditions of the substantial shareholding exemption which must be satisfied is that the corporate Shareholder must have held a substantial shareholding in Aon UK throughout a twelve-month period beginning not more than two years before the day on which the disposal takes place. Ordinarily, a corporate Shareholder will not be regarded as holding a substantial shareholding in Aon UK unless it (whether alone, or together with other group companies) directly holds not less than 10 percent of Aon UK's ordinary share capital.

Stamp Duty and Stamp Duty Reserve Tax

        The discussion below relates to holders of Aon UK shares wherever resident (but not to holders such as market makers, brokers, dealers and intermediaries, to whom special rules apply).

Transfer of Aon UK Shares

        Any instrument of transfer of Aon UK shares that are not held by a nominee for the purposes of the provision of clearance services will attract stamp duty at a rate of 0.5 percent of the consideration for the transfer. An unconditional agreement for such transfer, or a conditional agreement which subsequently becomes unconditional, will be liable to SDRT generally at the rate of 0.5 percent of the consideration for the transfer; but such liability will be cancelled if the agreement is completed by a duty stamped instrument of transfer within six years of the date of the agreement, or if the agreement was conditional, the date the agreement became unconditional. Where stamp duty is paid, any SDRT previously paid will be repaid on the making of an appropriate claim. Stamp duty and SDRT are normally paid by the purchaser.

Transfer of Aon UK Shares Held by a Nominee As Part of a Clearance Service

        No stamp duty need, in practice, be paid on the acquisition or transfer of the beneficial ownership of Aon UK shares held by a nominee as part of a clearance service, provided that any instrument of transfer or contract for sale is not executed in the U.K. and remains at all times outside the U.K. and the transfer does not relate to any matter or thing done or to be done in the U.K. An agreement for the transfer of such Aon UK shares will not give rise to a SDRT liability.

        THE U.K. TAX CONSEQUENCES SUMMARIZED ABOVE ARE FOR GENERAL INFORMATION ONLY. EACH AON DELAWARE STOCKHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR U.K. TAX CONSEQUENCES THAT MAY APPLY TO SUCH STOCKHOLDER.

Material U.K. Tax Considerations Relating to and After the Merger

        The following paragraphs are intended to be a general summary of certain material U.K. tax consequences relating to the merger based on current English law relating to corporation tax, stamp duty and stamp duty reserve tax and on Counsel's understanding of the current administrative policies and practices of HMRC published in writing prior to the date hereof. This summary, and all other statements, do not otherwise take into account or anticipate any changes in law or practice, whether legislative, governmental or judicial decision or action, which could possibly be made effective on a retroactive basis. This summary does not address all U.K. corporation tax, stamp duty or SDRT consequences that may be relevant to Aon Delaware, Aon UK or any of their subsidiaries, and is not intended to be, nor should it be construed to be, legal or tax advice to any person.

The Merger

        We expect that none of Aon Delaware, Aon UK or any of their subsidiaries will incur UK corporation tax as a result of completion of the merger.

        Subject to certain exemptions, a charge to stamp duty or SDRT generally arises under U.K. law on the issue, transfer or appropriation of shares of companies incorporated in the U.K. to the issuer of depositary receipts, its nominee or agent. Such stamp duty or SDRT is payable by the issuer of the depositary receipts. The rate of such stamp duty or SDRT is generally 1.5 percent of either (i) in the case of an issue of shares, the issue price of the shares concerned, (ii) in the case of a transfer of shares, the amount or value of the consideration for the transfer, or (iii) in the case of an appropriation of shares, the value of the shares concerned. However, in view of the judgment of the European Court of Justice in HSBC Holdings plc, Vidacos Nominees Ltd v HMRC Case C-569/07 given on October 1, 2009, such charge to stamp duty or SDRT may be prohibited by Council Directive 69/335/EEC of July 17, 1969 concerning indirect taxes on the raising of capital (as amended).

        The U.K. Government is considering the judgment of the Court and has not announced what action (if any) it intends to take in relation to the stamp duty and SDRT treatment of the issue, transfer or appropriation of shares of companies incorporated in the U.K. to the issuer of depositary receipts. Accordingly, with respect to the transfer of Aon UK shares to EES on December 15, 2011, SDRT at the rate of 1.5 percent on the value of such shares was paid, which was equivalent to the capital subscribed for them in issue. The SDRT has been paid on the basis that all rights to claim repayment of the SDRT are reserved. Any claim for payment of overpaid SDRT, based on the HSBC Holdings judgment or otherwise, must be submitted to HMRC within six years after the date on which the SDRT was paid.

        An exemption from SDRT applies in respect of transfers of chargeable securities between a depositary receipt system and a clearance system, save in respect of transfers from an EU system to a non-EU system where no SDRT charge arose in respect of the prior transfer into the transferor system. HMRC has confirmed to Aon Delaware's advisers that Cede & Co (as nominee for The Depository Trust Company) forms part of a clearance system, and therefore that the transfer from EES to Cede & Co planned to take place prior to the consummation of the merger will not attract SDRT.

After the Merger

General

        Subject to any available exemptions or other forms of relief, a U.K. resident company, such as Aon UK, is subject to corporation tax on its worldwide income profits and chargeable gains. The current rate of corporation tax (except for small companies and in respect of certain offshore oil and gas extraction activities) is 26 percent.

Dividend Exemption

        A U.K. resident company, such as Aon UK, is exempt from corporation tax in respect of certain broad classes of dividend or other distributions (except of a capital nature) received from companies, whether they are resident in the U.K. or overseas, including dividends or other distributions from controlled companies and in respect of non-redeemable ordinary shareholdings.

Substantial Shareholding Exemption

        A U.K. resident company, such as Aon UK, which is a shareholder of a trading group is also exempt from corporation tax in respect of capital gains arising from the actual or deemed disposal of qualifying shareholdings in qualifying companies, whether they are resident in the U.K. or elsewhere. For this purpose, a capital distribution is treated as a deemed disposal of the shares of the distributing company.

Controlled Foreign Companies

        Subject to certain exemptions and other forms of relief, a U.K. resident company, such as Aon UK, is liable to corporation tax on the income profits (whether or not distributed) of any controlled company which is resident in a foreign jurisdiction and is subject to a lower level of taxation on those profits. A controlled company will be regarded as being subject to a lower level of taxation if the amount of foreign income tax on its profits is less than three-quarters of the corresponding corporation tax that would be payable in the U.K. if the company were resident in the U.K. Any such foreign income tax on the profits of the controlled company is generally creditable for U.K. corporation tax purposes.

        On December 6, 2011, the U.K. Government published draft legislation proposing major reforms to the existing CFC regime. These are expected to be included in the Finance Bill 2012, which will be laid before Parliament in the spring of 2012. The Government has proposed that the new regime would have effect for accounting periods of companies beginning on or after Royal Assent to the Finance Bill (which normally occurs in late July), but that this is subject to further consultation.

        Aon UK has received a ruling from HMRC confirming that a temporary exemption from the CFC regime in respect of foreign companies that have recently come under control of a U.K. company will apply in respect of all material subsidiaries of Aon UK following the merger. The draft legislation published on December 6, 2011 does not contain a similar temporary exemption. However, in a policy document published on January 31, 2012, the Government indicated that temporary exemptions applying under the existing regime would be grandfathered under the new rules. If enacted, this is expected to have the effect of maintaining the temporary exemption until December 31, 2014 (except to the extent that the group undertakes any steps which have the effect of invalidating it).

        No comfort can be obtained from HMRC in respect of legislation that is yet to be enacted, but it is expected that this exemption will, if passed, apply to all material subsidiaries of Aon UK for a period of up to three years following the merger. Further, based on analysis of the Government's published proposals and draft legislation, we are of the view that the proposed reforms as a whole will not have a material adverse effect on Aon UK. Subject to the final form of this legislation, Aon UK intends to seek an appropriate ruling from HMRC that any appropriate exemptions from the CFC regime will apply.

DESCRIPTION OF CLASS A ORDINARY SHARES OF AON UK

General

        The following information is a summary of the material terms of the Class A Ordinary Shares, nominal (i.e. par) value $0.01 per share, as specified in the form of Aon UK's articles of association and which are proposed to be adopted prior to the consummation of the merger, which we refer to as the "New Articles." You are encouraged to read the New Articles, which are included as Annex B to this proxy statement/prospectus. See also "Comparison of Rights of Stockholders/Shareholders."

        Pursuant to the merger agreement, each issued and outstanding share of common stock of Aon Delaware will be converted into the right to receive one Class A Ordinary Share. All of the issued Class A Ordinary Shares are fully paid and not subject to any further calls or assessments by Aon UK. There are no conversion rights, redemption provisions or sinking fund provisions relating to any Class A Ordinary Shares that will be delivered in connection with the merger.

        Under English law, persons who are neither residents nor nationals of the U.K. may freely hold, vote and transfer the Aon UK shares in the same manner and under the same terms as U.K. residents or nationals.

Share Capital

        As of the date of this proxy statement/prospectus, there are 345,523,558 Class A Ordinary Shares in issue. Following the merger, Aon UK intends to cancel any excess Class A Ordinary Shares not delivered in the merger.

        As of the date of this proxy statement/prospectus there are, and immediately following the merger there will be, 500,000 Class B Ordinary Shares in issue.

        As of the date of this proxy statement/prospectus and immediately prior to the consummation of the merger, the Aon UK Board is or will be authorized to allot up to a total of an additional number of shares as follows:

        (a)   415,000,000 Class A Ordinary Shares;

        (b)   25,000,000 Preference Shares, or "Preference Shares," which Preference Shares are a class of shares of Aon UK that may be issued by the Aon UK Board pursuant to the New Articles. The Preference Shares will have such rights and nominal (i.e. par) value as the Aon UK Board shall determine at the time of allotment and issuance and may be issued in one or more classes or series with or without voting rights attached to them, with the Aon UK Board to determine the existence of such voting rights and, if any, the ranking of such voting rights in relation to the other shares in the capital of Aon UK. The Aon UK Board will also determine any other terms and conditions of the Preference Shares, including with regards to their rights: (i) to receive dividends (which may include, without limitation, the right to receive preferential or cumulative dividends); (ii) to distributions made by Aon UK on a winding up, and (iii) to be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such prices or prices or at such rates of exchange and with such adjustments as may be determined by the Aon UK Board. Preference Shares may be issued as redeemable shares, at the option of the Aon UK Board; and

        (c)   1 Class C Ordinary Share, which it is anticipated will be used to effect a reduction of capital of Aon UK (please see "Proposal 2—Implementation of a Reduction of Capital of Aon UK" for more information). The Class C Ordinary Share is of a class of shares of Aon UK that may be issued by the Aon UK Board pursuant to the New Articles and is denominated in US Dollars with a nominal (i.e. par) value of $0.01. The Class C Ordinary Share must be issued without voting rights attached to it. The Class C Ordinary Share will rank equally with all other ordinary shares in the capital of Aon

UK for any dividend declared and for any distribution made on a winding up. The Class C Ordinary Share may be issued as a redeemable share, at the option of the Aon UK Board.

        The Class A Ordinary Shares and the Class B Ordinary Shares are together referred to as the "Ordinary Shares." The outstanding Class B Ordinary Shares will remain outstanding after the merger and will have the same rights and privileges in all respects as the Class A Ordinary Shares, with the exception that the Class B Ordinary Shares will have no voting rights to the extent that they are held by one of Aon UK's subsidiaries (including Aon Delaware). If issued, the rights of holders of Preference Shares will be determined by the Aon UK Board in accordance with the New Articles.

Dividends

        Subject to the Companies Act, the Aon UK Board may declare a dividend to be paid to the shareholders in accordance with their respective rights and interests in Aon UK, and may fix the time for payment of such dividend. The Aon UK Board may from time to time declare and pay (on any class of shares of any amounts and in any currency) dividends on its issued share capital only out of its distributable reserves, defined as accumulated realized profits less accumulated realized losses, and not out of share capital, which includes share premiums. Realized reserves are determined with generally accepted accounting principles at the time the relevant accounts are prepared. Aon UK will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or to the extent that the distribution will reduce the net assets below such amount. In connection with the merger, Aon UK is seeking to ensure that sufficient distributable reserves will be available to permit dividends, distributions or share repurchases following the closing. Please see "Risk Factors—English law will require that we meet certain additional financial requirements before we declare dividends and repurchase shares following the merger," "Proposal 1—Approval of the Adoption of the Merger Agreement—Dividends," and "Proposal 2—Implementation of a Reduction of Capital of Aon UK" for more information.

        There are no fixed dates on which entitlement to dividends arise on any of the Class A Ordinary Shares. The Aon UK Board may direct the payment of all or any part of a dividend to be satisfied by distributing specific assets, in particular paid up shares or debentures of any other company. The New Articles also permit a scrip dividend scheme under which shareholders may be given the opportunity to elect to receive fully paid Class A Ordinary Shares instead of cash, with respect to all or part of future dividends. Where Class A Ordinary Shares are held by or for the benefit of an Aon UK subsidiary (including Aon Delaware), such subsidiary will have no voting rights and is expected to waive its entitlement to any dividends or distributions, including any scrip dividends, bonus shares or dividends or distributions of property or debentures of any other company.

        If a shareholder owes any money to Aon UK relating in any way to any class of Aon UK shares, the Aon UK Board may deduct any of this money from any dividend on the relevant shares, or from other money payable by Aon UK in respect of these shares. Money deducted in this way may be used to pay the amount owed to Aon UK.

        Unclaimed dividends and other amounts payable by Aon UK can be invested or otherwise used by directors for the benefit of Aon UK until they are claimed under English law. A dividend or other money remaining unclaimed for a period of twelve years after it first became due for payment will, if the Aon UK Board so resolves, be forfeited and cease to be owing to the shareholder.

Voting Rights

        At a general meeting any resolutions put to a vote must be decided on a poll.

        Subject to any rights or restrictions as to voting attached to any class of shares and subject to disenfranchisement (i) in the event of non-payment of any call or other sum due and payable in respect of any shares not fully paid, (ii) in the event of any non-compliance with any statutory notice requiring disclosure of an interest in shares, (iii) with respect to any shares held by any subsidiary of Aon UK or (iv) in the event of any non-compliance with the information requirements set out in the New Articles in respect of a resolution that a qualifying member (or members) is (or are) proposing to bring before a meeting, every shareholder (other than Aon Delaware or any other subsidiary of Aon UK) who (being an individual) is present in person or (being a corporation) is present by a duly authorized corporate representative at a general meeting of Aon UK will have one vote for every share of which he or she is the holder, and every person present who has been appointed as a proxy shall have one vote for every share in respect of which he or she is the proxy.

        In the case of joint holders, the vote of the person whose name stands first in the register of shareholders and who tenders a vote, whether in person or by proxy, is accepted to the exclusion of any votes tendered by any other joint holders.

        The necessary quorum for a general shareholder meeting is the shareholders who together represent at least the majority of the voting rights of all the shareholders entitled to vote at the meeting, present in person or by proxy (i.e., any shares whose voting rights have been disenfranchised pursuant to the Companies Act shall be disregarded for the purposes of determining a quorum).

        An annual general meeting shall be called by not less than 21 clear days' notice and no more than 60 days' notice. For all other general meetings except general meetings properly requisitioned by shareholders, such meetings shall be called by not less than 14 clear days' notice and no more than 60 days' notice. The notice of meeting may also specify a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting. The number of shares then registered in their respective names shall determine the number of votes a person is entitled to cast at that meeting.

        An appointment of proxy (whether in hard copy form or electronic form) must be received by Aon UK before the time for holding the meeting or adjourned meeting at which the person named in the appointment of proxy proposes to vote and at such time as may be specified by the Board in compliance with the provisions of the Companies Act. An appointment of proxy not received or delivered in accordance with the New Articles is invalid under English law.

        To the extent that as a result of the merger any Class A Ordinary Shares are held by or for the benefit of any of Aon UK's subsidiaries, including Aon Delaware, then under the Companies Act such Class A Ordinary Shares will not have voting rights.

Winding Up

        In the event of a voluntary winding-up of Aon UK, the liquidator may, on obtaining any sanction required by law, divide among the shareholders the whole or any part of the assets of Aon UK, whether or not the assets consist of property of one kind or of different kinds.

        The liquidator may also, with the same authority, transfer the whole or any part of the assets to trustees upon any trusts for the benefit of the shareholders as the liquidator decides. No past or present shareholder can be compelled to accept any asset which could subject him or her to a liability.

Preemptive Rights and New Issues of Shares

        Under Section 549 of the Companies Act, directors are, with certain exceptions, unable to allot securities without being authorized either by the shareholders in a general meeting or by the New Articles pursuant to Section 551 of the Companies Act. In addition, under the Companies Act, the issuance of equity securities that are to be paid for wholly in cash (except shares held under an employees' share scheme) must be offered first to the existing equity shareholders in proportion to the respective nominal (i.e., par) values of their holdings on the same or more favorable terms, unless a special resolution (i.e. 75 percent of votes cast) to the contrary has been passed in a general meeting of shareholders or the articles of association otherwise provide an exclusion from this requirement (which exclusion can be for a maximum of five years after which shareholders approval would be required to renew the exclusion). In this context, equity securities generally means in relation to Aon UK, Ordinary Shares (being shares other than shares which with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution) and all rights to subscribe for or convert securities into such shares.

        A provision in the New Articles will authorize the directors (generally and unconditionally), for a period up to five years from the date on which the New Articles are adopted by Aon UK to allot equity securities, or to grant rights to subscribe for or to convert or exchange any security into shares of Aon UK, up to 415,000,000 Class A Ordinary Shares, up to 25,000,000 Preference Shares and up to one Class C Ordinary Share, and exclude preemptive rights in respect of such issuances for the same period of time. Such authority will continue for five years and thereafter it must be renewed, but we may seek renewal for additional five year terms more frequently. Aon UK may, before the expiration of any such authority, make an offer or agreement which would or might require Aon UK shares to be allotted (or rights to be granted) after such expiration, and the directors may allot shares or grant rights in pursuance of such an offer or agreement as if the authority to allot had not expired.

        Subject to the provisions of the Companies Act and to any rights attached to any existing shares, any Aon UK shares may be issued with, or have attached to them, such rights or restrictions as the shareholders of Aon UK may by ordinary resolution determine, or, where the appropriate authorizations are in place in the New Articles, the Aon UK Board may determine such rights or restrictions.

        The Companies Act prohibits an English company from issuing shares for no consideration, including with respect to grants of restricted stock made pursuant to equity incentive plans. Accordingly, the nominal value of the shares issued upon the lapse of restrictions or the vesting of any restricted stock award or any other share-based grant underlying any Class A Ordinary Shares must be paid pursuant to the Companies Act.

Disclosure of Interests in Shares

        Section 793 of the Companies Act gives Aon UK the power to require persons whom it knows has, or whom it has reasonable cause to believe has, or within the previous three years has had, any ownership interest in any shares (which we refer to as the "default shares") to disclose prescribed particulars of those shares. For this purpose "default shares" includes any shares allotted or issued after the date of the Section 793 notice in respect of those shares. Failure to provide the information requested within the prescribed period after the date of sending the notice will result in sanctions being imposed against the holder of the "default shares" as provided within the Companies Act.

        Under the New Articles, Aon UK will also withdraw certain voting rights of "default shares" if the relevant holder of "default shares" has failed to provide the information requested within the prescribed period after the date of sending the notice, depending on the level of the relevant shareholding (and unless the Aon UK Board decides otherwise).

Alteration of Share Capital/Repurchase of Shares

        Aon UK may from time to time by ordinary resolution of its shareholders:

  •
  increase its share capital by allotting new shares in accordance with the authority contained in the relevant shareholder resolution and the New Articles;

  •
  consolidate and divide all or any of its share capital into shares of a larger nominal amount than the existing shares; and

  •
  subdivide any of its shares into shares of a smaller nominal amount than its existing shares.

        Subject to the Companies Act and to any rights the holders of any Aon UK shares may have, Aon UK may purchase any of its own shares of any class (including any redeemable shares, if the Aon UK Board should decide to issue any) by way of "off market purchases" with the prior approval of 75 percent of shareholders by special resolution. Such approval may be for a specific purchase or constitute a general authority lasting for up to five years from the date of the special resolution, and renewal of such approval for additional five year terms may be sought more frequently. A special resolution, which would authorize the repurchase per year of up to all of the share capital outstanding as of the beginning of each fiscal year, is anticipated to be adopted prior to the effective time of the merger. However, shares may only be repurchased out of distributable reserves or, subject to certain exceptions, the proceeds of a fresh issue of shares made for that purpose.

Transfer of Shares

        Aon UK's New Articles allow shareholders to transfer all or any of their shares by instrument of transfer in writing in any usual form or in any other form which is permitted by the Companies Act and is approved by the Aon UK Board. The instrument of transfer must be executed by or on behalf of the transferor and (in the case of a transfer of a share which is not fully paid) by or on behalf of the transferee.

        The Aon UK Board may refuse to register a transfer:

        (1)   if the shares in question are not fully paid;

        (2)   if it is with respect to more than one class of shares;

        (3)   if it is with respect to shares on which Aon UK has a lien;

        (4)   if it is in favor of more than four persons jointly;

        (5)   if it is not duly stamped (if such a stamp is required);

        (6)   if it is not presented for registration together with the share certificate and evidence of title as the Aon UK Board reasonably requires; or

        (7)   in certain circumstances, if the holder has failed to provide the required particulars to Aon UK as described under "—Disclosure of Interests in Shares" above.

        If the Aon UK Board refuses to register a transfer of a share, it shall, within two months after the date on which the transfer was lodged with Aon UK, send to the transferee notice of the refusal, together with its reasons for refusal.

General Meetings and Notices

        The notice of a general meeting shall be given to the shareholders (other than any who, under the provisions of the New Articles or the terms of allotment or issue of shares, are not entitled to receive notice), to the Aon UK Board and to the auditors. Under English law, Aon UK is required to hold an annual general meeting of shareholders within 6 months from the day following the end of its fiscal year and, subject to the foregoing, the meeting may be held at a time and place determined by the Aon UK Board whether within or outside of the U.K..

Liability of Aon UK and its Directors and Officers

        The New Articles provide that English courts have exclusive jurisdiction with respect to any suits brought by shareholders (in their capacity as such) against Aon UK or its directors. See "Comparison of Rights of Stockholders/Shareholders—Liability of Directors and Officers" for a discussion of the inability of an English company to exempt directors and officers from certain liabilities.

Anti-takeover Provisions

        The level of anti-takeover provisions with respect to Aon UK differs from that with respect to Aon Delaware by virtue of the differences between the DGCL and the Companies Act and the differences between the certificate of incorporation and by-laws of Aon Delaware and the New Articles. The provisions summarized below do not include those provisions required by the Companies Act. The provisions of the New Articles summarized below may have the effect of discouraging, delaying or preventing hostile takeovers, including those that might result in a premium being paid over the market price of Class A Ordinary Shares, as applicable, and discouraging, delaying or preventing changes in control or management of Aon UK.

        An English public limited company is potentially subject to the U.K. City Code on Takeovers and Mergers, or "Takeover Code" if, among other factors, its central place of management and control are within the U.K., the Channel Islands or the Isle of Man. The Takeover Panel will generally look to the residency of a company's directors to determine where it is centrally managed and controlled. The Takeover Panel has confirmed that, based upon Aon UK's current and intended plans for its directors and management, the Takeover Code will not apply to Aon UK. It is possible that, in the future, circumstances could change that may cause the Takeover Code to apply to Aon UK.

  Issuance of Preference Shares

        The Aon UK Board will have the authority, without further action of its shareholders for a period of five years (from the date of adoption of the New Articles), but subject to its statutory and fiduciary duties, and to the requirements of English law on Aon UK, to issue up to 25,000,000 Preference Shares, in one or more series and to fix the powers, preferences, rights and qualifications, limitations or restrictions thereof. Such authority will continue for five years (from the date of adoption of the New Articles) and thereafter it must be renewed, but we may seek renewal for additional five year terms more frequently. The issuance of Preference Shares on various terms could adversely affect the holders of Class A Ordinary Shares. The potential issuance of Preference Shares may discourage bids for Class A Ordinary Shares at a premium over the market price, may adversely affect the market price of Class A Ordinary Shares and may discourage, delay or prevent a change of control of Aon UK.

COMPARISON OF RIGHTS OF STOCKHOLDERS/SHAREHOLDERS

        Your rights as a stockholder of Aon Delaware are governed by the DGCL and Aon Delaware's certificate of incorporation and by-laws. After the merger, you, through your ownership of Class A Ordinary Shares, will have the rights of a shareholder of Aon UK, and your rights will generally be governed by English law and the New Articles. Immediately following the completion of the merger, each Class A Ordinary Share issued in connection with the merger will be held through the facilities of DTC. As a result, your rights will also be governed by the rules and procedures of DTC and the relationship between you and the bank, broker or other financial institution who holds Class A Ordinary Shares on your behalf.

        The economic and voting rights of Aon Delaware common stock and Class A Ordinary Shares are similar. However, there are differences between your rights under the DGCL and under applicable English law. In addition, there are differences between Aon Delaware's certificate of incorporation and by-laws and the New Articles.

        The following discussion is a summary of the material differences in your rights that would result from the merger and assuming you hold Class A Ordinary Shares. As such, this summary does not cover all the differences between applicable English law and the DGCL affecting corporations and their stockholders or all of the differences between Aon Delaware's certificate of incorporation and by-laws and the New Articles. While we believe this summary is accurate in all material respects, the following descriptions are qualified in their entirety by reference to the complete text of the relevant provisions of applicable English law, the DGCL, Aon Delaware's certificate of incorporation and by-laws and the New Articles. We encourage you to read those laws and documents. A copy of the New Articles is attached to this proxy statement/prospectus as Annex B. For information as to how you can obtain a copy of Aon Delaware's certificate of incorporation and by-laws, see "Where You Can Find More Information."

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
Voting Rights
Voting, Generally; Supermajority Vote Requirements
• Each stockholder is entitled to one vote for each share of capital stock held by the stockholder, unless the certificate of incorporation provides otherwise.	• Each shareholder of Aon UK is entitled to one vote for each Class A Ordinary Share held by such shareholder.
• If issued, the voting rights of holders of preferred stock will be determined by the certificate of incorporation or the certificate of designation with respect to such preferred stock.	• If issued, the voting rights of holders of Preference Shares will be determined by the Aon UK Board in accordance with the articles of association.

        • Aon Delaware's by-laws also provide that, as a general matter, except in the case of the election of directors, with respect to certain business combinations, with respect to a liquidation of the corporation or as otherwise provided in the certificate of incorporation of Aon Delaware or by Delaware law, action on a matter will be approved if it receives the affirmative vote of the holders of a majority of the shares entitled to vote and present in person or represented by proxy at the meeting.

        • Under English law and the New Articles, certain matters require an "ordinary resolution," which must be approved by at least a majority of the votes cast by shareholders, and certain other matters require a "special resolution," which requires the affirmative vote of at least 75 percent of the votes cast at the meeting (in either case, abstentions and non votes are not counted as a vote for or against).

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
With respect to the election of directors, Aon Delaware's by-laws provide that a nominee for director will be elected by a majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present. A majority of the votes cast will mean that the number of votes cast for a director nominee exceeds the number of votes cast against that director nominee (with abstentions and broker nonvotes not counted as a vote either for or against that director's election). Notwithstanding the foregoing, directors will be elected by a plurality of the votes cast in person or by proxy at any meeting of stockholders at which the number of nominees for election as directors exceeds the number of directors to be elected as of a date that is 10 days prior to the date that Aon Delaware files its definitive proxy statement with the SEC (regardless of whether or not the proxy statement is thereafter revised or supplemented).

        • The New Articles generally continue Aon Delaware's voting standards applicable to the election of directors. An ordinary resolution is needed to (among other things): remove a director; provide, vary or renew a director's authority to allot shares; and appoint directors (where appointment is by shareholders and is not contested).

        Where the appointment of a director is contested, (i.e., there is a shareholder meeting at which it is proposed to vote on resolutions for the appointment of directors and the total number of proposed directors exceeds the total number of directors to be appointed at such shareholder meeting), the New Articles continue to provide "plurality voting" applicable to contested elections of directors as provided under Aon Delaware's by-laws (i.e. the directors with the greatest number of votes are elected in descending order until the number of directors to be appointed at such meeting is satisfied).

Aon Delaware's certificate of incorporation provides that a supermajority vote of at least two-thirds of all the shares entitled to vote at a meeting of stockholders is required to approve certain business combinations (as more specifically described below under "Approval of Acquisitions and Mergers Generally"), to approve a liquidation of Aon Delaware, or to amend certain provisions of Aon Delaware's certificate of incorporation, which include the supermajority provisions described above and a provision describing factors which may be considered by the board of directors in evaluating the best interests of Aon Delaware in response to an acquisition proposal.

        • A special resolution is needed to (amongst other things): alter a company's articles of association, exclude statutory preemptive rights on allotment of securities for cash (for up to five years); reduce a company's share capital; and re-register a public company as a private company (or vice versa).

• The Aon UK board will also have the authority under the articles of association to change the company's name.
Quorum

        • Holders of at least a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business, except as otherwise provided by Delaware law.

• Holders who together represent at least a majority of the voting rights of all the shareholders entitled to vote, present in person or by proxy, at a general meeting, shall constitute a quorum.
Cumulative Voting
• Aon Delaware's certificate of incorporation does not provide for cumulative voting of common stock.	• Cumulative voting is not recognized under English law.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
Action by Written Consent

        • Subject to the rights, if any, of the holders of any series of preferred stock with respect to such series, Aon Delaware's certificate of incorporation expressly prohibits action by written consent of Delaware's stockholders.

• Under English law, a public limited company's shareholders cannot pass a resolution by written consent; they can only pass resolutions taken at shareholder meetings.
Shareholder Proposals and Shareholder Nominations of Directors

        Shareholder Proposals (other than Nomination of Candidates for Election to the Board of Directors)

        Aon Delaware's by-laws provide that the proposal of other business may be made at an annual meeting of stockholders by a stockholder of Aon Delaware.

        For proposals to be properly brought before an annual meeting, the stockholder must have given timely notice thereof in writing to the secretary of Aon Delaware and such other business must otherwise be a proper matter for action by the stockholders under the laws of the State of Delaware. To be timely, a stockholder's notice must set forth all information regarding the proposed business and the proposing stockholder and any associated person as required under the by-laws and must be delivered to the secretary at the principal office of Aon Delaware not earlier than the close of business on the 120th calendar day nor later than the close of business on the 90th calendar day prior to the date of the first anniversary of the preceding year's annual meeting. In the event that the date of an annual meeting is more than 30 calendar days before or more than 60 calendar days after the date of the first anniversary of the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th calendar day prior to such annual meeting and not later than the close of business on the later of (i) the 90th calendar day prior to such annual meeting and (ii) the 10th calendar day after the day on which public announcement of the date of such annual meeting is first made by Aon Delaware.

        • Under English law, the ownership of shares (by one or more shareholders) representing 5 percent of the paid-up capital of Aon UK carrying voting rights gives the right to requisition the holding of a general meeting.

        • One or more shareholders holding at least 5 percent of the total voting rights of all shareholders who have the right to vote on the resolution or at least 100 shareholders who have a right to vote and hold (on average) at least £100 per shareholder of paid-up share capital can require resolutions to be put before the annual general meeting (including, for the avoidance of doubt, a resolution to appoint a director). The request must be received at least 6 weeks before the relevant annual general meeting. If so requested, the company is required to give notice of a resolution in the same manner and at the same time (or as soon as reasonably practical thereafter) as the notice of the annual general meeting.

        The New Articles contain an advance notice provision that provides for the same periods of advance notice and information from a shareholder seeking to bring information before an annual meeting as Aon Delaware's by-laws. However, under the Aon Delaware by-laws, a matter brought by a shareholder that did not comply with Aon Delaware's advance notice by-laws would not be eligible for presentation at a meeting of stockholders. Under the New Articles, a matter that is brought by a shareholder that complies with the notice period provided by English law that is set forth in the preceding paragraph but does not comply with the advance notice provision analogous to that set forth in Aon Delaware's by-laws is eligible to be presented at a meeting, but the non-compliant shareholder may not vote on the matter.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders

        Nomination of Candidates for Election to the Board of Directors

        Aon Delaware's by-laws provide that nominations of persons for election to the board of directors may be made at an annual meeting of stockholders by a stockholder of Aon Delaware.

        For nominations for election to the board of directors of Aon Delaware or other business to be properly brought before an annual meeting, the stockholder must have given timely notice as described above under "Stockholder Proposals" with the exception noted below, and such notice must include all the information regarding the nominee(s), the stockholder giving the notice and any associated person, as set forth in the by-laws.

        If the number of directors to be elected to the board of directors of Aon Delaware is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 100 calendar days prior to the date of the first anniversary of the preceding year's annual meeting, a stockholder's notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the secretary at the principal office of Aon Delaware not later than 5:00 p.m., Central Time, on the tenth (10th) calendar day after the day on which such public announcement is first made by Aon Delaware.

        • All shareholder resolutions thus proposed must not be:

        (A) if passed, ineffective (whether by reason of inconsistency with any enactment or the New Articles);

        (B) defamatory of any person; or

        (C) frivolous or vexatious.

        • One or more shareholders holding at least 5 percent of the total voting rights of all shareholders who have the right to vote on the resolution or at least 100 shareholders who have a right to vote and hold (on average) at least £100 per shareholder of paid-up share capital, can require the company to circulate to shareholders a statement of up to 1,000 words relating to a matter referred to in a proposed resolution or any other business matter to be dealt with in any type of general meeting. The request must be received at least one week before the meeting to which it relates. If so requested, the company is required to circulate a statement in the same manner and at the same time (or as soon as reasonably practical thereafter) as the notice of the relevant general meeting.

        • Shareholders, whether individually or collectively, who do not meet the 5 percent threshold will not be entitled to nominate a director or propose a shareholder resolution for consideration at a meeting of the shareholders, but may propose matters in compliance with SEC Rule 14a-8 under the Exchange Act.

        • Directors of Aon UK that are proposed to be elected at a shareholder meeting must be elected individually pursuant to separate proposals at the meeting; more than one director cannot be elected under the same shareholder proposal.

        • The shareholders of Aon UK also have the right in the New Articles to appoint directors by ordinary resolution, subject to the provisions regarding contested elections described above and the maximum number of directors allowed under the New Articles.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
Sources and Payment of Dividends
Sources of Dividends

        • Under Delaware law, subject to any restriction in the corporation's certificate of incorporation, the Board may declare and pay dividends out of

        (1) surplus of the corporation, which is defined as net assets less statutory capital; or

        (2) if no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year;

        provided, however, that if the capital of the corporation has been diminished to an amount less than the aggregate amount of capital represented by the issued and outstanding stock of all classes having preference upon the distribution of assets, the Board may not declare and pay dividends out of the corporation's net profits until the deficiency in the capital has been repaired.

        • Aon UK may pay dividends on its issued share capital only out of its distributable reserves, defined as accumulated, realized profits less accumulated, realized losses, and not out of share capital, which includes share premiums (which are equal to the excess of the consideration for the issue of shares over the aggregate nominal amount of such shares).

        • In addition, under English law, Aon UK will not be permitted to make a distribution if, at the time, the amount of its net assets is less than the aggregate of its issued and paid-up share capital and undistributable reserves or to the extent that the distribution will reduce the net assets below such amount.

Declaration of Dividends

        • Aon Delaware's by-laws provide that dividends may be declared by the Board at any regular or special meeting, and may be paid in cash, property or in shares of the company's capital stock. Before payment of any dividend, there may be set aside out of the funds of the corporation available for dividends such sums as the directors may from time to time, in their absolute discretion, think proper as a reserve to meet contingencies, to equalize dividends or to repair or maintain company property or for any other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish such reserve in the manner in which it was created.

        • The New Articles authorize the directors to declare dividends if the Aon UK Board consider that the financial position of Aon UK justifies such payment.

        • The New Articles provide that dividends may be paid in cash or in property, paid-up shares, or debentures of another company.

        • Where the shares in Aon UK are held by or for the benefit of subsidiaries of Aon UK it is expected that such subsidiaries will waive their entitlement to dividends, including any scrip dividends, bonus shares or dividends or distributions of property or debentures of any other company.

        See "Material Tax Considerations Relating to the Merger—U.S. Federal Income Tax Considerations—Material Tax Consequences to Stockholders" for a description of tax withholding that may be applicable to holders of Class A Ordinary Shares.

Record Date
• Aon Delaware's by-laws provide that for dividends and other matters, the record date must be set not more than 60 days prior to such action.	• The New Articles provide that, subject to certain restrictions, the Aon UK Board may set the record date for a dividend or other distribution.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
Purchase and Redemption of Stock
Purchase and Redemption of Stock, Generally

        • Under Delaware law, a corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation shall:

        (1) Purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced;

        • The New Articles provide that it may purchase its own shares, which, if purchased off market, requires approval of the shareholders by special resolution, and redeem outstanding redeemable shares, which, if requiring shareholder approval, requires an ordinary resolution. A special resolution, which would authorize the repurchase per year of up to all of the share capital outstanding as of the beginning of each fiscal year, is anticipated to be adopted prior to the effective time of the merger. See "Description of Class A Ordinary Shares of Aon UK—Alteration of Share Capital/Repurchase of Shares."

        • Aon UK may redeem or purchase shares only if the shares are fully paid and only out of

        (1) distributable reserves; or

(2) Purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or	(2) the proceeds of a new issue of shares made for the purpose of the purchase or redemption.
(3) Redeem any of its shares unless their redemption is authorized by a subsection of the Delaware Code and then only in accordance with such section and the certificate of incorporation.	• Under English law, any shares (including redeemable shares) purchased by Aon UK must then be cancelled and cannot be resold by the company.

• Under Delaware law, a corporation has a right to resell any of its shares theretofore purchased or redeemed out of surplus and which have not been retired, for such consideration as shall be fixed by the Board.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
Voting Treasury Stock

        • Under Delaware law, shares of its own capital stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, are neither entitled to vote nor counted for quorum purposes; however, a corporation has a right to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

        • Under Delaware law, shares which have been called for redemption shall not be deemed to be outstanding shares for the purpose of voting or determining the total number of shares entitled to vote on any matter on and after the date on which written notice of redemption has been sent to holders thereof and a sum sufficient to redeem such shares has been irrevocably deposited or set aside to pay the redemption price to the holders of the shares upon surrender of certificates therefor.

        • Under English law, because Aon UK will not be quoted on certain exchanges in the European Economic Area (i.e. it will be listed only on the NYSE), it may not hold treasury shares.

        • The New Articles permit the company to issue redeemable shares. Any redeemable shares which are redeemed by Aon UK must be cancelled, but pending redemption could be voted and deemed outstanding for the purpose of determining the total number of shares entitled to vote on any such matter unless the terms of issue provide otherwise.

Meetings of Shareholders

        • Aon Delaware's by-laws provide that all meetings of stockholders are to be held at such time and place as may be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

        The DGCL requires notice to stockholders of the place (if any), date, and hour, and means of remote communication, if any, of each annual and special stockholders' meeting at least 10 days, but no more than 60 days, before the meeting date, unless other provisions of the DGCL require a different notice. In the case of a special meeting, the notice must also state the purpose or purposes for which the meeting is called. Pursuant to the DGCL, notice of a stockholders' meeting to vote upon a merger or a sale of all or substantially all of the corporation's assets must be delivered at least 20 days before the meeting date.

        Aon Delaware's by-laws provide that written notice of an annual or special meeting will be given to each stockholder entitled to vote thereat, not less than ten nor more than sixty days prior to the meeting, unless there will be a vote of stockholders on a proposed business combination at the meeting, in which case notice will be given not less than 20 nor more than 60 days prior to the meeting.

        • The New Articles provide that the Aon UK Board may convene general meetings of the shareholders at any place they so designate.

        • The notice of the general meeting must state the time, date and place of the meeting and the general nature of the business to be dealt with. The general meeting may be within or outside the U.K.

        • Aon UK must hold its annual general meeting within 6 months from the day following the end of its fiscal year.

        • Under English law, an annual general meeting must be called by at least 21 clear days' notice. This notice period can be shortened if all shareholders who are permitted to attend and vote agree to the shorter notice.

        • A meeting other than the annual general meeting must be called by not less than 14 clear days' notice, but this can be shortened by agreement if shareholders holding at least 95 percent of the voting rights in Aon UK agree.

        • The maximum notice in the New Articles is 60 days for both types of meeting.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
• English law requires that notice of a general meeting of shareholders must be delivered to the shareholders at least 14 clear days prior to the meeting. Under the New Articles the notice must be delivered not more than 60 days prior to the meeting. This notice must state the place, date and hour of the meeting and the purpose or purposes for which the meeting is called. Business transacted at any general meeting of shareholders shall be limited to the purposes stated in the notice.

        • Where the meeting is properly requisitioned by the shareholders of Aon UK (see "Special Meetings of Shareholders" below), the Aon UK Board must call the general meeting within 21 days, and the meeting itself should be held not more than 28 days, after the date of the notice convening the meeting. The 28 day requirement may not be lengthened. It can, however, be shortened with shareholder consent.

        • "Clear days" means calendar days and excludes (1) the date of receipt or deemed receipt of the notice; and (2) the date of the meeting itself.

Special Meetings of Shareholders
Calling a Special Meeting

        • Aon Delaware's certificate of incorporation provides that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of the Aon Delaware board of directors, the President and Chief Executive Officer or the executive committee, by the Secretary at the request in writing of a majority of the Aon Delaware board of directors, or by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of Aon Delaware issued and outstanding and entitled to vote. Any written request of the stockholders to hold a special meeting must set forth the purpose of the meeting. Under Delaware law, any stockholder may petition the Court of Chancery to order a meeting to elect directors if such meeting, or action to elect directors by written consent in lieu of a meeting, has not been held within thirteen months.

        • The New Articles provide that general meetings of shareholders may be called on the order of the Aon UK Board.

        • Under English law, one or more shareholders representing at least 5 percent of the paid up capital of Aon UK carrying voting rights have the right to requisition the holding of a general meeting.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
Appraisal Rights
To Whom are Appraisal Rights Available

        • Under Delaware law, stockholders of a corporation involved in a merger who hold shares of stock on the date a demand is made with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, and who has neither voted in favor of the merger or consolidation nor consented thereto in writing generally have the right to demand and receive payment in cash of the fair value of their stock as determined by the Delaware Court of Chancery, in lieu of receiving the merger consideration. However, appraisal rights are not available to holders of shares

        • English law does not provide for "appraisal rights" similar to those rights under Delaware law. However, English law will provide for dissenter's rights which permit a shareholder to object to a Court in the context of the compulsory acquisition of minority shares. See "Shareholders' Votes on Certain Transactions" below.

(1) listed on a national securities exchange; or
(2) held of record by more than 2,000 stockholders.
Exceptions to Appraisal Rights

• Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation if the holders are required by the terms of an agreement of merger or consolidation to accept for such stock anything except:
(1) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depositary receipts in respect thereof;

(2) shares of stock of any other corporation or depositary receipts in respect thereof that, at the effective date of the merger, will be either (a) listed on a national securities exchange; or (b) held of record by more than 2,000 holders;
(3) cash in lieu of fractional shares of the stock or depositary receipts received; or
(4) any combination of the shares of stock, depositary receipts and cash in lieu of fractional shares or fractional depositary receipts described in the foregoing (1) - (3).

In addition, appraisal rights are not available to the holders of shares of the surviving corporation in the merger, if the merger does not require the approval of the stockholders of that corporation.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
Preemptive Rights

        • Under Delaware law, a stockholder is not entitled to preemptive rights to subscribe for additional issuances of stock or any security convertible into stock unless they are specifically granted in the certificate of incorporation.

        • Aon Delaware's certificate of incorporation expressly provides Aon Delaware's stockholders shall not have preemptive rights.

        • Under English law, unless either a special resolution to the contrary has been passed by the shareholders or there is a provision in the articles of association conferring a corresponding right, the issuance for cash of:

        (1) equity securities, (i.e., ordinary shares, which are shares other than shares which, with respect to dividends or capital, carry a right to participate only up to a specified amount in a distribution); or

        (2) rights to subscribe for or convert securities into, ordinary shares,

        must be offered first to the existing ordinary shareholders in proportion to their respective nominal values of their holdings. English law permits a company's shareholders by special resolution or a provision in a company's articles of association to exclude preemptive rights for a period of up to five years.

        • Preemptive rights do not generally apply to a company's issuance of shares in exchange for consideration other than cash.

        • The New Articles exclude preemptive rights in relation to share issuances for a period of five years from the date of the adoption of the New Articles. See "Description of Class A Ordinary shares of Aon UK—Preemptive Rights and New Issues of Shares."

Amendment of Governing Instruments
Amending the Certificate of Incorporation

        • Under Delaware law, unless the certificate of incorporation requires a greater vote, an amendment to the certificate of incorporation requires

        (1) recommendation of the Board;

        (2) the affirmative vote of a majority of the outstanding stock entitled to vote; and

        (3) the affirmative vote of a majority of the outstanding stock of each class entitled to vote.

        • Under Delaware law, stockholders have the power to adopt, amend or repeal by-laws by the affirmative vote of a majority of the stock present and entitled to vote at a meeting at which a quorum is present, unless the certificate of incorporation or the by-laws specify a greater vote.

        • The provisions in the articles of association of an English public limited company are generally equivalent to the collective provisions in a certificate of incorporation and by-laws of a Delaware corporation.

        • Under English law, a special resolution of the shareholders is required to amend any provision of the New Articles that is not entrenched (unless otherwise permitted by statute). The Aon UK Board does not have the power to amend the articles of association without shareholder approval.

        • Under the New Articles, the requirement for poll voting on resolutions at a general meeting of Aon UK may only be removed, amended or varied by unanimous resolution of the members.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
        • Aon Delaware's certificate of incorporation requires a vote of stockholders holding two-thirds of the company's securities then entitled to vote on such matter for the stockholders to amend or repeal the following provisions in the certificate of incorporation:

        (1) provisions regarding the need for supermajority approval of certain business combinations (Article Ninth);

        (2)  provisions regarding the ability of the board of directors to consider the interest of constituencies other than stockholders in the consideration of an acquisition proposal (Article Tenth); and

        (3) provisions regarding the liquidation of the corporation (Article Eleventh).

Amending the By-laws
• The by-laws provide that the by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders of the corporation.

        • Under Delaware law, if provided by the certificate of incorporation, the board of directors has the power to adopt, amend or repeal the by-laws of a company. Aon Delaware's certificate of incorporation authorizes the Board to make, alter or repeal the by-laws of the corporation.

Preferred Stock/Preference Shares

        • Aon Delaware's certificate of incorporation authorizes the Board

        (1) to provide for the issuance of one or more series of preferred stock;

        (2) to establish from time to time the number of shares to be included in such series; and

        (3) to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of each such series.

        • Aon Delaware's by-laws provide that the voting rights of holders of preferred stock shall be determined by the certificate of incorporation or the resolutions of the board of directors of the corporation with respect to such preferred stock. Aon Delaware currently does not have any shares of preferred stock outstanding.

        • Preferred shares can be issued by English companies, giving the holders rights of priority over ordinary shareholders.

        • Subject to there being an unexpired authority to allot shares, the New Articles permit the directors to issue preference shares with rights to be determined by the directors at the time of issuance, which may include preferred rights.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
Stock Class Rights

        • Under Delaware law, any change to the rights of holders of Aon Delaware's common or preferred stock would require an amendment to Aon Delaware's certificate of incorporation. Holders of shares of a class are entitled to vote as a class upon a proposed amendment to the certificate of incorporation if the amendment will

        • Amendments affecting the rights of the holders of any class of shares may, depending on the rights attached to the class and the nature of the amendments, also require approval of the class affected at a separate class meeting.

(1) increase or decrease the authorized shares of the class;	• The New Articles provide that shareholders of the relevant class of shares can approve any amendment to their rights either by
(2) increase or decrease the par value of the shares of the class; or	(1) consent in writing of shareholders holding at least 75 percent in nominal (i.e. par) value of the issued shares of that class by amount; or
(3) alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.	(2) a special resolution passed at a class meeting of the relevant class.
Shareholders' Votes on Certain Transactions
Approval of Mergers and Acquisitions Generally; Supermajority Vote Requirement

        • Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger or consolidation or substantially all of a corporation's assets or dissolution requires:

        • As noted above, "ordinary resolutions" must be approved by at least a majority of the votes cast by shareholders. "Special resolutions" require the affirmative vote of at least 75 percent of the votes cast at the meeting to be approved.

        (1) the approval of the board of directors; and

        (2) approvals by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders

        • Aon Delaware's certificate of incorporation provides that the affirmative vote of the holders of at least two-thirds of all of the securities of the corporation then entitled to vote at a meeting of stockholders, considered for this purpose as one class, shall be necessary for the adoption of authorization of any business combination. The certificate of incorporation provides that the foregoing vote shall be in lieu of any lesser vote of the holders of the voting securities of the corporation voting as one class otherwise required by law or by agreement, but shall be in addition to any class vote or other vote otherwise required by law, the certificate of incorporation or any agreement to which the corporation is a party. The certificate of incorporation provides that "business combination" is defined as any merger or consolidation of the corporation with or into any other corporation, or the sale or lease or exchange of all or substantially all of the property and of the assets of the corporation to any person.

        • Under English law and subject to applicable U.S. securities laws and NYSE rules and regulations, where Aon UK proposes to acquire another company, approval of Aon UK's shareholders is not required.

        • Under English law, where another company proposes to acquire Aon UK, the requirement for the approval of the shareholders of Aon UK depends on the method of acquisition.

        Under English law, a merger between Aon UK and another English public company (as opposed to an acquisition by one company of the other) will require approval of the shareholders of both Aon UK and the other public company.

        • Schemes of arrangement are arrangements or compromises between a company and any class of shareholders or creditors, and are used in certain types of reconstructions, amalgamations, capital reorganizations or takeovers (similar to a merger in the U.S.). Such arrangements require the approval of: (i) a majority in number of shareholders or creditors (as the case may be) representing 75 percent in value of the creditors or class of creditors or shareholders or class of shareholders present and voting either in person or by proxy at a special meeting convened by order of the court; and (ii) the English court.

        • Once approved, sanctioned and becoming effective, all shareholders and creditors of the relevant class are bound by the terms of the scheme, and a dissenting shareholder would have no rights comparable to appraisal rights provided under Delaware law.

        • The Companies Act also provides that where (i) a takeover offer is made for shares, and (ii) following the offer, the offeror has acquired or contracted to acquire not less than 90 percent in value of the shares to which the takeover offer relates, and not less than 90 percent of the voting rights carried by the shares to which the offer relates, the offeror may require the other shareholders who did not accept the offer to transfer their shares on the terms of the offer.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
• A dissenting shareholder may object to the transfer on the basis that the bidder is not entitled to acquire shares or to specify terms of acquisition different from those in the offer by applying to the court within six weeks of the date on which notice of the transfer was given. In the absence of fraud or oppression, the court is unlikely to order that the acquisition shall not take effect, but it may specify terms of the transfer that it finds appropriate.

        • A minority shareholder is also entitled in similar circumstances to require the offeror to acquire his or her shares on the terms of the offer.

        • The New Articles continue a provision contained in Aon Delaware's certificate of incorporation that provides that an affirmative vote of the shareholders of Aon UK representing at least two thirds of the nominal (i.e. par) value of the issued share capital of Aon UK is required for certain transactions relating to the sale of all or substantially all of the assets of Aon UK.

Related Party Transactions

        • Under the rules of the NYSE, shareholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, to:

• Aon UK will be subject to the rules of the NYSE regarding related party transactions.

        (1) a director, officer or substantial security holder of the company (each a "Related Party");

        (2) a subsidiary, affiliate or other closely-related person of a Related Party; or

        (3) any company or entity in which a Related Party has a substantial direct or indirect interest;

        • Under English law, certain transactions between a director and a related company of which he or she is a director are prohibited unless approved by the shareholders, such as loans (including quasi-loans), credit transactions and substantial property transactions.

if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
However, if the Related Party involved in the transaction is classified as such solely because such person is a substantial security holder, and if the issuance relates to a sale of stock for cash at a price at least as great as each of the book and market value of the issuer's common stock, then shareholder approval will not be required unless the number of shares of common stock to be issued, or unless the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either five percent of the number of shares of common stock or five percent of the voting power outstanding before the issuance.
Greater than 20 Percent Change in Common Shares or Voting Power

        • Under the rules of the NYSE, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if:

• Aon UK will continue to be subject to the rules of the NYSE regarding the issuances of shares representing 20 percent or more of its outstanding share capital.

        (1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or

        (2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

However, shareholder approval will not be required for any such issuance involving:

        (1) any public offering for cash; or

        (2) any bona fide private financing, if such financing involves a sale of:

                (a) common stock, for cash, at a price at least as great as each of the book and market value of the issuer's common stock; or

                (b) securities convertible into or exercisable for common stock, for cash, if the conversion or exercise price is at least as great as each of the book and market value of the issuer's common stock.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
Rights of Inspection
Rights of Inspection Generally

• Delaware law allows any stockholder in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from:	• Generally, the register and index of names of shareholders of Aon UK may be inspected at any time (1) for free, by its shareholders, and (2) for a fee by any other person.
(1) The corporation's stock ledger, a list of its stockholders, and its other books and records; and	• The inspecting shareholder has to show he or she has a proper purpose in inspecting the register. Documents may be copied for a fee.

        (2) A subsidiary's books and records, to the extent that:

        a. The corporation has actual possession and control of such records of such subsidiary; or

        b. The corporation could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand:

        (i) The stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the subsidiary and a person or persons not affiliated with the corporation; and

• The service contracts of Aon UK's directors can be inspected without charge and during business hours. In this and certain other contexts under applicable English law, a "director" includes certain executive officers and a "service contract" includes any contract under which such a director or executive officer undertakes personally to provide services to the company or a subsidiary company, whether in that person's capacity as a director, an executive officer or otherwise. Where service contracts are not in writing, a written memorandum setting out the terms must be provided by Aon UK.
(ii) The subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.
• The shareholders of Aon UK may also inspect, without charge and during business hours, the minutes of meetings of the shareholders for the previous 10 years and obtain copies of the minutes for a fee.

• In addition, the published annual accounts of Aon UK are required to be available for shareholders at a general meeting and a shareholder is entitled to a copy of these accounts. The accounts must also be made available on Aon UK's website and remain available until the accounts for the next financial year are placed on the website.
• Under English law, the shareholders of a company do not have the right to inspect the corporate books of a subsidiary of that company.
• The New Articles continue the current practice in relation to permitting shareholders to examine a complete list of shareholders prior to, and at, a shareholder meeting.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
Stockholder List

• Aon Delaware's by-laws state that a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder shall be open to the examination of any stockholder, for any purpose germane to the stockholder meeting, during ordinary business hours, for a period of at least ten days prior to the meeting. The list shall also be produced and kept at the time and place of the meeting and may be inspected by any stockholder who is present.
Standard of Conduct for Directors; Composition of Board

• Delaware law does not contain any specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of the Board is thus determined by the courts of the State of Delaware. In general, directors have a duty to act in good faith, on an informed basis and in a manner they reasonably believe to be in the best interests of the stockholders.
        • English law imposes certain specific obligations on the directors of Aon UK. In addition to certain common law and equitable principles, there are statutory director duties, including seven codified duties as follows:

        (1) To act in a way he or she considers, in good faith, would be most likely to promote the success of the company for the benefit of its shareholders as a whole;

• Aon Delaware's certificate of incorporation provides that it is a proper corporate purpose, reasonably calculated to benefit stockholders, for the board of directors to base the response of the corporation to any acquisition proposal on the interests of the corporation and for the board of directors, in evaluating what is in the best interests of the corporation to consider: (a) the best interest of the stockholders; for this purpose the board of directors shall consider, among other factors, not only the consideration being offered in the acquisition proposal, in relation to the then current market price, but also in relation to the then current value of the corporation in a freely negotiated transaction and in relation to the board of directors' then estimate of the future value of the corporation as an independent entity; and (b) such other factors as the board determines to be relevant, including, among other factors, the social, legal and economic effects upon employees, field sales agents, suppliers, customers, policyholders and business. For the purpose of this provision, "acquisition proposal" is defined to mean any proposal of any person (i) for a tender offer or exchange offer for any equity security of the corporation, (ii) to merge or consolidate the corporation with another corporation, or (iii) to
        (2) To act in accordance with the company's constitution and exercise powers only for the purposes for which they are conferred;

        (3) To exercise independent judgment;

        (4) To exercise reasonable care, skill and diligence;

        (5) To avoid conflicts of interest;

        (6) Not to accept benefits from third parties; and

        (7) To declare an interest in a proposed transaction with the company.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
purchase or otherwise acquire all of substantially all of the properties and assets of the corporation.
• The Board currently consists of 16 directors, one of whom is an executive officer of Aon Delaware.

• Aon Delaware's certificate of incorporation states that the number of directors of the corporation shall be not less than 7 nor more than 21, with the number fixed within the foregoing limits from time to time by resolution adopted by the Board.
Annual Election of the Board of Directors

• Delaware law permits the certificate of incorporation or a stockholder-adopted by-law to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year.
• English law permits a company to provide for terms of different length for its directors. However, it also requires, in the case of officers who are also considered directors under English law, that employment agreements with a guaranteed term of more than two years be subject to a prior approval of shareholders at a general meeting.
• Aon Delaware's certificate of incorporation and by-laws do not provide for a classified board.	• The New Articles do not provide for a classified board.
Removal of Directors
• Delaware law provides that a director or the entire board may be removed with or without cause by the holders of a majority of the shares entitled to vote at an election of directors, except that
• Under English law, shareholders may remove a director without cause by ordinary resolution, irrespective of any provisions in the company's articles of association, provided that 28 clear days' notice of the resolution is given to the company.

        (1) members of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise; and

        (2) directors may not be removed in certain situations in the case of a corporation having cumulative voting.

• Unless otherwise provided in the articles of association, the director has a right to make reasonable written representations, which the company must circulate to shareholders, as to why he or she should not be removed. This right is not excluded by the New Articles.

• Aon Delaware's certificate of incorporation and by-laws do not provide for a classified board or for cumulative voting. As a result, Aon Delaware's directors may be removed with or without cause, as described above.
Vacancies on the Board of Directors
Vacancies, Generally
• Under Delaware law, unless otherwise provided in the certificate of incorporation or the by-laws, (1) vacancies on a board of directors; and
• The New Articles provide that vacancies in the board of directors may be filled by the Aon UK Board or may be filled by shareholders at a general meeting convened by the Aon UK Board for such purpose, provided the shareholder(s) comply with

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
(2) newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors in office, although less than a quorum, or by a sole remaining director. In the case of a classified board, directors elected to fill vacancies or newly created directorships will hold office until the next election of the class for which the directors have been chosen. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.	the relevant procedural requirements. See "Shareholder Proposals and Shareholder Nominations of Directors" and "Special Meetings of Shareholders" above.

• If there are no directors in office, a shareholder may convene a general meeting for the purpose of appointing directors.

• Under Delaware law, unless otherwise provided in the certificate of incorporation or the by-laws, when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.
• Aon Delaware's certificate of incorporation provides that
(1) any vacancies on the Board; or
(2) newly created directorships,
may be filled by the affirmative vote of a majority of the directors in office at the time of vote, although less than a quorum
Term of Service After Appointment to Fill a Vacancy

• Aon Delaware's certificate of incorporation further provides that any director appointed to fill a vacancy by the board of directors shall hold office until the next election of directors and until his or her successor shall be elected and shall qualify.
• The New Articles provide that any director appointed to fill a vacancy shall serve until his successor is elected or until his earlier resignation or removal in accordance with the articles of association.
Liability of Directors and Officers
• Delaware law permits a corporation's certificate of incorporation to include a provision eliminating or limiting the personal liability of a	• English law does not permit a company to exempt any director or certain officers from any liability arising from negligence, default, breach of

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for	duty or breach of trust against the company. However, despite this prohibition, an English company is permitted to purchase and maintain limited insurance for a director or executive officer of the company against any such liability.
(1) any breach of his or her duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;	• Shareholders can ratify by ordinary resolution a director's or certain officer's conduct amounting to negligence, default, breach of duty or breach of trust in relation to the company.
(3) intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or
(4) any transaction from which he or she derives an improper personal benefit.
• Aon Delaware's certificate of incorporation eliminates the personal liability of its directors to the fullest extent permitted by the DGCL.
Indemnification of Directors and Officers

        • Delaware law provides that a corporation may indemnify a person who is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding on account of being a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person

        (1) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

        (2) in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

        • Subject to exceptions, English law does not permit a company to exempt a director or certain officers from, or indemnify him or her against, liability in connection with any negligence, default, breach of duty or breach of trust by him or her in relation to the company.

        • The exceptions allow a company to:

        (1) purchase and maintain director and officer insurance, or "D&O Insurance" against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company. D&O Insurance generally covers costs incurred in defending allegations and compensatory damages that are awarded. However, D&O Insurance will not cover damages awarded in relation to criminal acts, intentional malfeasance or other forms of dishonesty, regulatory offences or excluded matters such as environmental liabilities. In relation to these matters, D&O Insurance generally only covers defense costs, subject to the obligation of the director or officer to repay the costs if an allegation of criminality, dishonesty or intentional malfeasance is subsequently admitted or found to be true; and

• Aon Delaware's certificate of incorporation provides that Aon will indemnify and hold harmless to the fullest extent authorized by the DGCL each person who is involved in any action, suit or	(2) provide a qualifying third party indemnity provision, or "QTPIP." This permits a company to indemnify its directors and certain officers (and directors and certain officers of an associated

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
proceeding by reason of the fact that they are or were an officer or director of Aon Delaware or serving at the request of Aon Delaware as an officer, director or employee of any other entity, against all expense, liability and loss reasonably incurred or suffered by such person in connection with such action or proceeding. Aon Delaware will only indemnify a person in connection with a proceeding initiated by such person if the proceeding was authorized by Aon Delaware's board of directors.	company) in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment, except for: the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings brought by the company itself; fines imposed in criminal proceedings; and penalties imposed by regulatory bodies). Aon UK can therefore indemnify directors and certain officers against such third party actions as class actions or actions following mergers and acquisitions or share issues; and

• Aon Delaware's officers and directors are entitled to be paid by Aon Delaware the expenses (including attorneys' fees) incurred in connection with a proceeding in advance of its final disposition, so long as the officer or director undertakes to repay such amounts advanced if it is ultimately determined that the officer or director was not entitled to indemnification for such expenses from Aon Delaware.
(3) indemnify a director or certain officers in respect of defense costs in relation to civil and criminal proceedings against him or her (even if the action is brought by the company itself). This is subject to the requirement for the director or officer to reimburse the company if the defense is unsuccessful. However, if the company has a QTPIP in place whereby the director or officer is indemnified in respect of legal costs in civil proceedings brought by third parties, then the director or officer will not be required to reimburse the company.

• The New Articles include a provision that indemnifies to the extent permitted by law any person who is or was a director or officer of Aon UK against any loss or liability, whether in connection with any negligence, default, breach of duty or breach of trust by him or her or otherwise, in relation to Aon UK.

• In addition to the provisions of the articles of association, it is common to set out the terms of the QTPIP in the form of a deed of indemnity between the company and the relevant director or executive officer which indemnifies the director or executive officer against claims brought by third parties to the fullest extent permitted under English law. Aon UK expects to enter into new indemnification agreements and deeds of indemnity with directors, executive officers and certain other officers and employees (including directors, officers and employees of subsidiaries and other affiliates). See "Proposal 1—Approval of the Adoption of the Merger Agreement—Additional Agreements and Actions."
• Aon UK will be required to disclose in its annual directors' report any QTPIP in force at any point during the relevant financial year or in force

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
when the directors' report is approved. A copy of the indemnity or, if it is not in writing, a memorandum setting out its terms must be open to inspection during the life of the indemnity and for a period of one year from the date of its termination or expiration. Any shareholder may inspect the indemnity, or memorandum, without charge or may request a copy on payment of a fee.
Shareholders' Suits

        • Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must

        (1) state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff's shares thereafter devolved on the plaintiff by operation of law; and

        (2) allege with particularity:

 (a) the efforts, if any, made by the plaintiff to obtain the action the plaintiff desires from the directors; or

 (b) the reasons for the plaintiff's failure to obtain the action or for not making the effort.

        • Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the court.

        • While English law only permits a shareholder to initiate a lawsuit on behalf of the company in limited circumstances, it does permit a shareholder whose name is on the register of shareholders of Aon UK to apply for a court order:

        (1) when Aon UK's affairs are being or have been conducted in a manner unfairly prejudicial to the interests of all or some shareholders, including the shareholder making the claim; or

        (2) when any act or omission of Aon UK is or would be so prejudicial.

        • As discussed in "Description of Class A Ordinary Shares of Aon UK—Anti-takeover Provisions," Aon UK will not be subject to the U.K. Takeover Panel (i.e., the regulator of the Takeover Code).

• An individual may also maintain a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met.
Share Acquisitions

• Section 203 of the Delaware General Corporation Law prohibits "business combinations." A corporation shall not engage in any business combination with any interested stockholder for a period of 3 years following the time that such stockholder became an interested stockholder, unless:	• There is no equivalent of Section 203 of the Delaware General Corporation Law under English law or the New Articles.
(1) Prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
(2) Upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) At or subsequent to such time the business combination was approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.
Anti-Takeover Matters

        • A Delaware court will generally uphold board of director decisions to adopt anti-takeover measures in the face of a potential takeover where the directors are able to show that

        (1) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

        • Under the New Articles, Aon UK will not have the ability to adopt a shareholder rights plan.

        For further information on anti-takeover matters, see "Description of Class A Ordinary Shares of Aon UK—Anti-takeover Provisions" above.

(2) the board action taken was reasonable in relation to the threat posed.
Disclosure of Interests
Short Form Disclosure

        • Certain acquisitions of Aon Delaware stock may require disclosure under the Exchange Act. Some acquisitions, however, may qualify for a short-form disclosure on Schedule 13G. Generally, an acquisition of more than a 5 percent interest in a U.S. publicly-held issuer by

        (1)  certain types of persons, including a broker-dealer, a bank, an insurance company, an investment company and an investment adviser, or

        (2) a "passive investor" who is not seeking to acquire or influence control of the issuer, so long as the investor owns less than 20 percent of the class of stock it is acquiring, may be disclosed on a

        • The Section 13D/G reporting regime will continue to apply to Aon UK as it will have its shares registered under Section 12 of the U.S. Securities Exchange Act of 1934.

        • In addition, English law provides that a company may, by notice in writing, require a person whom the company knows or reasonably believes to be or to have been within the three preceding years, interested in its issued voting share capital to:

        (1) confirm whether this is or is not the case; and

        (2) if this is the case, to give further information that it requires relating to his or her interest and any

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
Schedule 13G.	other interest in the company's shares of which he or she is aware. The disclosure must be made within a reasonable period as specified in the relevant notice which may be as short as one or two days.
Amendments to Short Form Disclosure
• A buyer who files a Schedule 13G must amend it periodically
(1) to report any change in the information previously reported; or
(2) if it acquires more than 10 percent of the class of stock and, thereafter, if it undergoes any change in ownership of 5 percent or more of the class of stock.
Limitation on Enforceability of Civil Liabilities Under U.S. Federal Securities Laws
Ability to Bring Suits, Enforce Judgments and Enforce U.S. Law

• Aon Delaware is a U.S. company incorporated under the laws of Delaware and has substantial assets located in the U.S. As a result, investors generally can initiate lawsuits in the U.S. against Aon Delaware and its directors and officers and can enforce lawsuits based on U.S. federal securities laws in U.S. courts.
• As a company listed on the NYSE, Aon UK and its directors and officers would be subject to U.S. Federal securities laws, and investors could initiate civil lawsuits in the U.S. against Aon UK for breaches of the U.S. Federal securities laws.

• Because Aon UK will be a public limited company incorporated under English law after the effective time of the merger, investors could experience more difficulty enforcing judgments obtained against Aon UK in U.S. courts than would currently be the case for U.S. judgments obtained against Aon Delaware. In addition, it may be more difficult (or impossible) to bring some types of claims against Aon UK in courts sitting in England than it would be to bring similar claims against a U.S. company in a U.S. court. In addition, the Aon UK articles of association will provide that English courts have exclusive jurisdiction with respect to any suits brought by shareholders (in their capacity as such) against Aon UK or its directors.

• A judgment obtained against Aon UK from a U.S. court will not be recognized by the English courts but an action may be commenced in the English courts for an amount due under a judgment given by the U.S. courts if that judgment is (a) for a debt or definite sum of money; (b) final and conclusive; and (c) not of a penalty or revenue nature. A judgment may be impeached by showing

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
that: (i) the court in question did not, in the circumstances of the case, and in accordance with the English rules of private international law, have jurisdiction to give that judgment; or (ii) the judgment was obtained through fraud; or (iii) the enforcement of the judgment would be contrary to the public policy of the U.K.; or (iv) the proceedings in which the judgment was obtained were opposed to the rules of natural justice.

• Aon UK and its directors and officers may be subject to criminal penalties in the U.S. arising from breaches of the U.S. federal securities laws, but may not be subject to criminal penalties unless the criminal laws of the U.K. were violated.

• A criminal judgment in a U.S. court under U.S. Federal securities laws may not be enforceable in the English courts on public policy grounds and a prosecution brought before the English courts under U.S. federal securities laws might not be permitted on public policy grounds.
Short Swing Profits

• Directors and officers of Aon Delaware are governed by rules under the Exchange Act that may require directors and officers to forfeit to Aon Delaware any "short swing" profits realized from purchases and sales, as determined under the Exchange Act and the rules thereunder, of Aon Delaware equity securities.	• As a company listed on the NYSE, directors and officers of Aon UK would be subject to the U.S. securities laws, including the prohibitions on "short swing" trading.
Proxy Statements and Reports
Notices and Reports to Shareholders; Matters to Include
Proxy Statements Generally
• Under the Exchange Act proxy rules, Aon Delaware must comply with notice and disclosure requirements relating to the solicitation of proxies for stockholder meetings.
• The Exchange Act proxy rules will continue to apply to Aon UK (unless there are further changes in Aon UK as described in "Proposal 1—Approval of the Adoption of the Merger Agreement—Effect of the Reorganization on Potential Future Status as a Foreign Private Issuer").
• English law does not have specific proxy solicitation legislation, but approaches to shareholders may need to comply with Financial Services and Markets Act 2000.
Voting by Proxy
• Aon Delaware's by-laws provide that each holder of common stock of Aon Delaware shall at every meeting of the stockholders be entitled to vote in person or by proxy for each share of common	• The New Articles provide that each holder of common stock of Aon UK shall at every meeting of shareholders be entitled to vote in person or by proxy for each share held by such shareholder.

Provisions Currently Applicable to Aon Delaware Stockholders	Provisions Applicable to Aon UK Shareholders
stock held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.
Approval of Director Compensation
• Aon Delaware's stockholders generally do not have the right to approve directors' compensation.	• Directors must prepare a director renumeration report. The directors' renumeration report must form part of the annual financial statements, as discussed below.
Approval of Auditors

• Aon Delaware's stockholders do not have the right to appoint the Company's auditors; however, Aon Delaware typically includes in its proxy statement a shareholder proposal to ratify the appointment of its auditors.
• Under English law, Aon UK's shareholders approve the company's auditors each year. In addition, the company's annual financial statements, which must, to the satisfaction of the directors, give a "true and fair view" of the assets, liabilities, financial position and profit or loss of Aon UK and the consolidated group, must be presented to the shareholders at a general meeting but are not required to be approved by the shareholders.
Notice

• Aon Delaware's by-laws provide that whenever notice is required to be given to any stockholder, such notice may be given in writing, by mail, addressed to such stockholder, at his or her address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the U.S. mail.	• The New Articles provide that whenever notice is required to be given to any shareholder, such notice may be given in writing in such form and such means as the board may determine.
Reporting Requirements

        • As a U.S. public company, Aon Delaware must file with the SEC, among other reports and notices:

        (1) an Annual Report on Form 10-K within 60 days after the end of a fiscal year;

        (2) a Quarterly Report on Form 10-Q within 40 days after the end of a fiscal quarter ending; and

        (3) Current Reports on Form 8-K upon the occurrence of certain important corporate events. Unless otherwise specified, a report is to be filed or furnished within four business days after occurrence of the event.

• Since Aon UK would be considered a successor issuer to Aon Delaware and would be listed on the NYSE, Aon UK would remain subject to U.S. securities laws, but would not be subject to the reporting obligations of companies listed on the London Stock Exchange or on any other securities exchange.

PROPOSAL 2—IMPLEMENTATION OF A REDUCTION OF CAPITAL OF AON UK

        Under English law, Aon UK will only be able to declare dividends, make distributions or repurchase shares out of "distributable reserves". "Distributable reserves" are a company's accumulated, realized profits, so far as not previously utilized by distribution or capitalization, less its accumulated, realized losses, so far as not previously written off in a reduction or reorganization of capital duly made. Immediately after the merger, as a newly formed public limited company, Aon UK will not have distributable reserves. In order to have sufficient distributable reserves to continue paying quarterly dividends and to repurchase shares on the anticipated schedule for the foreseeable future Aon UK will seek to have an amount, approximately equal to the sum of Aon Delaware's retained earnings and additional paid-in capital less Aon Delaware's outstanding indebtedness as of a date on or around closing created as distributable reserves following a reduction of capital of Aon UK implemented through a customary and conventional one-time court proceeding. Please see "Risk Factors—English law will require that we meet certain additional financial requirements before we declare dividends and repurchase shares following the merger" and "Proposal 1—Approval of the Adoption of the Merger Agreement—Dividends" for more information.

        The current shareholder of Aon UK (which is Aon Delaware) has passed a resolution to reduce the capital of Aon UK to allow the creation of distributable reserves following the merger. Based on the retained earnings, additional paid-in capital and outstanding indebtedness of Aon Delaware as of September 30, 2011, distributable reserves of Aon UK resulting from this resolution would be approximately $7.8 billion. This Proposal 2 is seeking the approval of Aon Delaware's current stockholders, as the future stockholders of Aon UK, for that action. In connection with this process, a revaluation reserve will arise in Aon UK in respect of its indirect holding in Aon Delaware. Aon UK will capitalize the revaluation reserve by issuing a share in Aon UK (the Class C Ordinary Share) to an Aon group company, which would allow Aon UK to undertake a reduction of capital in respect of such share.

        If this Proposal 2 to reduce Aon UK's capital is approved by Aon Delaware's stockholders and the merger is completed, we will seek to obtain the approval of the English Companies Court through a customary process, which is required for the creation of distributable reserves to be effective, as soon as practicable following the transaction. The court has discretion as to whether to approve the reduction of capital including whether the interests of creditors are adequately safeguarded. The approval of the English Companies Court is expected to be received within four weeks after the completion of the merger. In the future, earnings of Aon UK will form part of the distributable reserves of Aon UK.

        The approval of this Proposal 2 is not a condition to the completion of the merger. If stockholders do not approve the proposal to approve an implementation of a reduction of capital of Aon UK, Aon UK would undertake other efforts to allow it to declare dividends, make distributions or repurchase shares following the completion of the merger. These efforts may include certain customary intra-group reorganizations, which are established and often-used alternatives for the creation of distributable reserves in a U.K. public limited company, but which we believe to be less advantageous than the proposed court-approved reduction in capital.

Recommendation and Required Vote

        The affirmative vote of a majority of the shares of common stock of Aon Delaware present in person or represented by proxy at the special meeting and entitled to vote with respect to Proposal 2 is required to approve Proposal 2. ACCORDINGLY, OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSAL TO IMPLEMENT A REDUCTION OF CAPITAL OF AON UK THROUGH A CUSTOMARY COURT-APPROVED PROCESS SO THAT IT WILL HAVE SUFFICIENT DISTRIBUTABLE RESERVES TO DECLARE DIVIDENDS, MAKE DISTRIBUTIONS OR REPURCHASE SHARES FOLLOWING THE CLOSING.

PROPOSAL 3—ADVISORY VOTE ON CERTAIN COMPENSATION PAYABLE IN CONNECTION WITH THE TRANSACTION

        The Dodd Frank Wall Street Reform and Consumer Protection Act of 2010, or the "Dodd-Frank Act", and Rule 14a-21(c) under the Exchange Act, require that Aon Delaware provides its stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation that might be received by named executive officers of a company in connection with certain mergers and other corporate transactions, which the Dodd-Frank Act and Rule 14a-21 refer to as "golden parachute" compensation. The applicable rules and regulations interpreting these provisions are very broad, and may contemplate an advisory vote on any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to, among other things, a merger. None of Aon Delaware's named executive officers are entering into any new severance arrangements or other traditional "golden parachute" arrangements in connection with the merger and, in fact, each of Aon Delaware's named executive officers that is relocating to the U.K. has agreed to waive any entitlement to severance that he or she would have had as a result of being required to relocate to the U.K.

        However, because the compensation of Aon Delaware's named executive officers will be changed in connection with their relocation to the U.K., and because the reorganization of Aon Delaware's operations is being accomplished through a merger, Aon Delaware is requesting its stockholders' approval, on a non-binding, advisory basis, of the compensation that might be received by certain of Aon Delaware's named executive officers in connection with the merger, as described under "Proposal 1—Approval of the Adoption of the Merger Agreement—Interests of Directors and Executive Officers in the Merger—Executive Officers of Aon Delaware", including the associated narrative discussion, and therefore are asking stockholders to adopt the following resolution:

  "RESOLVED, that the compensation that may be paid to certain of Aon Delaware's named executive officers in connection with the merger, as described under "Proposal 1—Approval of the Adoption of the Merger Agreement—Interests of Directors and Executive Officers in the Merger—Executive Officers of Aon Delaware", including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation might be paid or become payable, are hereby APPROVED."

        The relocation benefits were approved by the Organization and Compensation Committee of the Board after consulting with its independent compensation consultant. The benefits provided are customary for expatriate assignments for the Company and other employers in the industry and are intended to keep the relocated executive "whole" on a total rewards basis, be transparent and equitable and reflect best practices and benchmarks of industry counterparts.

        The vote on this Proposal 3 is a vote separate and apart from each of the other proposals. Accordingly, you may vote to approve this Proposal 3 and vote not to approve any or all of the other proposals. Because the vote is advisory in nature only, it will not be binding on Aon Delaware regardless of whether the merger is approved. Approval of the non-binding, advisory proposal with respect to the compensation that might be received by Aon Delaware's named executive officers in connection with the merger is not a condition to completion of the merger, and failure to approve this advisory matter will have no effect on the vote to approve the merger. In addition, because Aon Delaware is contractually obligated to pay such compensation to these individuals, regardless of the outcome of this advisory vote, such compensation will be payable, subject only to the conditions applicable thereto, if the merger is approved.

Recommendation and Required Vote

        The affirmative vote of a majority of the shares of common stock of Aon Delaware present in person or represented by proxy at the special meeting and entitled to vote with respect to Proposal 3 is required to approve Proposal 3. ACCORDINGLY, OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE NON-BINDING, ADVISORY PROPOSAL REGARDING COMPENSATION THAT MIGHT BE RECEIVED BY AON DELAWARE'S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER.

PROPOSAL 4—ADJOURNMENT PROPOSAL

        Aon Delaware is asking its stockholders to consider and vote upon a proposal to approve one or more adjournments of the special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of Proposal 1.

        If the number of shares of common stock present in person or represented by proxy at the special meeting voting in favor of Proposal 1 to adopt the merger agreement and approve the merger and the reorganization is insufficient to approve Proposal 1 at the time of the special meeting, then Aon Delaware may move to adjourn the special meeting in order to enable its Board to solicit additional proxies in respect of such proposal. In that event, Aon Delaware stockholders will be asked to vote only upon the adjournment proposal, and not on any other proposal, including Proposal 1.

        In this proposal, you are being asked to authorize the holder of any proxy solicited by Aon Delaware's Board to vote in favor of granting discretionary authority to the proxy or attorney-in-fact to adjourn the special meeting one or more times for the purpose of soliciting additional proxies. If Aon Delaware's stockholders approve the adjournment proposal, Aon Delaware could adjourn the special meeting and any adjourned session of the special meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies or authorized a proxy by using the Internet or telephone. Among other things, approval of the adjournment proposal could mean that, even if Aon Delaware has received proxies representing a sufficient number of votes against the approval of Proposal 1 such that the proposal would be defeated, Aon Delaware could adjourn the special meeting without a vote on Proposal 1 and seek to obtain sufficient votes in favor of approval of Proposal 1 to obtain approval of that proposal.

Recommendation and Required Vote

        The affirmative vote of a majority of the shares of common stock of Aon Delaware present in person or represented by proxy at the special meeting and entitled to vote with respect to Proposal 4 is required to approve Proposal 4. OUR BOARD RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THIS PROPOSAL.

LEGAL MATTERS

        The validity of the Class A Ordinary Shares of Aon UK registered hereby has been passed upon for Aon UK by Freshfields Bruckhaus Deringer LLP.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The consolidated financial statements of Aon Delaware appearing in Aon Delaware's Annual Report on Form 10-K for the year ended December 31, 2010 and the effectiveness of Aon Delaware's internal control over financial reporting as of December 31, 2010 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        Aon Delaware is subject to the informational requirements of the Exchange Act and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Aon Delaware's SEC filings also are available to the public from commercial document retrieval services and at the SEC's website at www.sec.gov.

        Aon UK has filed a Registration Statement on Form S-4 with the SEC to register its Class A Ordinary Shares in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Aon UK under applicable U.S. securities laws in addition to being the proxy statement of Aon Delaware for the special meeting. This proxy statement/prospectus is not intended to be and is not a prospectus for purposes of the U.K. Financial Services Authority's Prospectus Rules.

        In addition to the information set forth in this proxy statement/prospectus, SEC rules allow Aon Delaware and Aon UK to "incorporate by reference" information into this proxy statement/prospectus, which means that Aon Delaware can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/prospectus, except for any information therein that is superseded by information set forth in this proxy statement/prospectus. We incorporate by reference the documents listed below and any additional documents that we will file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information "furnished" but not "filed") following the date of this document, but prior to the date of the special meeting. These documents contain important information about Aon Delaware. The documents incorporated by reference are:

  1.
  Annual Report on Form 10-K for the year ended December 31, 2010, filed with the SEC on February 25, 2011;

  2.
  Proxy Statement on Schedule 14A, filed with the SEC on April 8, 2011;

  3.
  Quarterly Report on Form 10-Q for the quarter ended March 31, 2011, filed with the SEC on May 5, 2011;

  4.
  Quarterly Report on Form 10-Q for the quarter ended June 30, 2011, filed with the SEC on August 4, 2011;

  5.
  Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, filed with the SEC on November 4, 2011; and

  6.
  Current Reports on Form 8-K (in each case, other than information and exhibits "furnished" to and not "filed" with the SEC in accordance with SEC rules and regulations) filed with the SEC on March 1, 2011, March 8, 2011, March 23, 2011, May 16, 2011, May 24, 2011, May 25, 2011, May 27, 2011, June 15, 2011, October 24, 2011, December 20, 2011, January 13, 2012, January 23, 2012 and January 26, 2012.

        If you are a stockholder of record or beneficial owner, we may already have sent you some of the documents incorporated by reference, but you can obtain any of them from us or the SEC. Stockholders of record, beneficial owners, and any other person to whom a proxy statement is delivered, may obtain without charge a copy of documents that we incorporate by reference into this proxy statement/prospectus (including exhibits, but only if specifically requested) by requesting them by telephone at (312) 381-1000 or in writing at the following address:

Aon Corporation
200 East Randolph Street
Chicago, IL 60601
Attention: Investor Relations

        In addition, you may obtain copies of some of this information by accessing Aon's website at www.aon.com under the heading "Investor Relations," and then under the link "SEC Filings." If you would like to request documents from us, please do so no later than five business days before the special meeting, to assure that you will receive them before the special meeting.

        You should rely only on the information contained or incorporated by reference into this proxy statement/prospectus to consider and vote upon the adoption of the merger agreement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. The date of this proxy statement/prospectus can be found on the first page. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date, and neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Class A Ordinary Shares in the merger shall create any implication to the contrary.

OTHER INFORMATION

Information Concerning Stockholder Proposals Made at Special Meeting

        Aon Delaware's by-laws limit the business that may be transacted at a special meeting of stockholders to matters brought before the meeting pursuant to the notice of the meeting. Accordingly, Aon Delaware's stockholders may not submit other proposals for consideration at the special meeting.

Stockholder Proposals for Next Annual Meeting

        Aon Delaware held its 2011 annual meeting of stockholders on May 20, 2011. The deadline for submitting a stockholder proposal for inclusion in Aon Delaware's proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act for its 2012 annual meeting of stockholders has passed. However, if the merger is not completed, stockholder proposals that are intended to be presented at Aon Delaware's 2012 annual meeting, but that are not intended to be considered for inclusion in Aon Delaware's proxy statement and proxy related to that meeting, or nominations of a candidate for election as a director, must have been received no earlier than January 21, 2012 and no later than February 20, 2012. Any nominations or proposals must provide the information required by Aon Delaware's by-laws and comply with any applicable laws and regulations. All submissions should be made to the Office of the Secretary at Aon Delaware's principal offices at 200 East Randolph Street, Chicago, Illinois 60601.

 Shareholder Proposals After Merger

        Upon the completion of the merger, Aon UK will become the successor issuer of Aon Delaware for purposes of U.S. securities laws. The deadline for submitting a stockholder proposal for inclusion in Aon UK's proxy statement and form of proxy pursuant to Rule 14a-8 under the Exchange Act for its 2012 annual meeting of stockholders has passed. If you desire to bring a matter before a meeting of the shareholders of Aon UK and the proposal is submitted outside the process of Rule 14a-8, a shareholder must follow the procedures set out under the Companies Act and the New Articles as set out in Annex B.

Postponements of the Special Meeting

        At any time prior to convening the special meeting, Aon Delaware may postpone the special meeting one or more times for any reason without the approval of Aon Delaware's stockholders. If the special meeting were postponed, Aon Delaware could use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies or authorized a proxy by using the Internet or telephone.

        Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow Aon Delaware stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting.

Householding of Proxy Materials

        We participate, and some brokers, banks, trusts and other nominee record holders may be participating, in the practice of "householding" proxy materials. This procedure allows multiple stockholders residing at the same address the convenience of receiving a single proxy statement/prospectus and any other proxy materials. You may request a separate copy of the proxy statement/prospectus by calling (866) 647-8869. You also may request paper copies when prompted after you vote at Georgeson, 199 Water Street, 26th Floor, New York, New York 10038.

ANNEX A

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

        This AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this "Agreement") is entered into as of January 12, 2012, by and among Aon Corporation, a Delaware corporation ("Aon Delaware"), and Market Mergeco Inc., a Delaware corporation and a wholly-owned indirect subsidiary of Aon Delaware ("Mergeco").

RECITALS:

        A.    The Board of Directors of Aon Delaware has determined that it is advisable and in the best interests of Aon Delaware's stockholders to reorganize so that Mergeco will merge with and into Aon Delaware with Aon Delaware as the surviving corporation (the "Merger").

        B.    The Board of Directors of Aon Delaware has approved the Merger, this Agreement and, to the extent applicable to Aon Delaware, the other transactions described herein or contemplated hereby, pursuant to which Aon Delaware will be the surviving corporation in the Merger and will become a wholly-owned subsidiary of Aon Holdings LLC, a newly formed Delaware limited liability company ("Aon Intermediate"), and whereby each issued share of common stock, par value US$1.00 per share, of Aon Delaware ("Aon Delaware Common Stock"), other than those shares of Aon Delaware Common Stock held by Aon Delaware in treasury or by any subsidiaries of Aon Delaware, shall be converted into the right to receive one Class A Ordinary Share, nominal value US$0.01 per share (collectively, the "Class A Ordinary Shares") of Aon Global Limited, a private limited company incorporated under English law, which, prior to the Effective Time (defined below), will re-register as a public limited company to be named "Aon plc" (or a similar name) ("Aon UK"), all upon the terms and subject to the conditions set forth in this Agreement.

        C.    The Board of Directors of Mergeco has unanimously determined that it is advisable and in the best interests of Mergeco's sole stockholder to enter into the Merger and has unanimously approved the Merger, this Agreement and, to the extent applicable, the other transactions described herein or contemplated hereby.

        D.    The Merger requires, among other things, the adoption of this Agreement by the sole stockholder of Mergeco and the affirmative vote of the holders of at least two-thirds of all of the issued and outstanding shares of Aon Delaware Common Stock entitled to vote at a meeting of stockholders.

        E.    The sole stockholder of Mergeco is, immediately following the execution and delivery of this Agreement, expected to approve the Merger, this Agreement and, to the extent applicable, the other transactions described herein or contemplated hereby.

        F.     The parties intend that, for U.S. federal income tax purposes, the Merger qualifies as (i) a "reorganization" within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) an exchange under Section 351 of the Code.

        G.    The parties further intend for this Agreement to constitute a plan of reorganization within the meaning of Treasury Regulation Section 1.368-2(g).

AGREEMENT:

        NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
THE MERGER

        Section 1.1    The Merger.    Subject to the terms and conditions of this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time, Mergeco shall merge with and into Aon Delaware in accordance with this Agreement, and the separate corporate existence of Mergeco shall thereupon cease. From and after the Effective Time and in accordance with the DGCL, Aon Delaware shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), becoming a wholly-owned subsidiary of Aon Intermediate.

        Section 1.2    Filing Certificate of Merger; Effective Time.    As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated as provided in Section 6.1, the parties shall cause a certificate of merger (the "Certificate of Merger") meeting the requirements of Section 251(c) of the DGCL to be properly executed and filed in accordance with such section and otherwise make all other filings or recordings as required by the DGCL in connection with the Merger. The Merger shall become effective upon the filing of the Certificate of Merger (or such later date and time as the parties hereto shall agree, which shall be reflected in the Certificate of Merger) (the "Effective Time").

        Section 1.3    Effects.    The Merger shall have the effects set forth in this Agreement and Section 259 of the DGCL.

ARTICLE II
CHARTER DOCUMENTS;
DIRECTORS AND OFFICERS OF
SURVIVING CORPORATION

        Section 2.1    Name of the Surviving Corporation.    The name of the Surviving Corporation shall be "Aon Corporation."

        Section 2.2    Certificate of Incorporation of the Surviving Corporation.    From and after the Effective Time, the Certificate of Incorporation of Mergeco in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with its terms and applicable law.

        Section 2.3    Bylaws of Surviving Corporation.    From and after the Effective Time, the Bylaws of Mergeco in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with their terms and applicable law.

        Section 2.4    Directors of Surviving Corporation.    From and after the Effective Time, the directors of Mergeco immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each such director to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

        Section 2.5    Officers of Surviving Corporation.    From and after the Effective Time, the officers of Aon Delaware immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each such officer to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

ARTICLE III
CANCELLATION AND CONVERSION OF STOCK

        Section 3.1    Effect on Capital Stock.    At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Aon Delaware Common Stock, any Mergeco common stock, any Class A Ordinary Shares of Aon UK, any Class B Ordinary Shares of Aon UK or any Class C Ordinary Shares of Aon UK:

          a.    Cancellation of Aon Delaware Common Stock.    Each issued share of Aon Delaware Common Stock that is owned by Aon Delaware (as a treasury share or otherwise) or by any subsidiaries of Aon Delaware (excluding any shares of Aon Delaware Common Stock (x) held by Aon Delaware or its subsidiaries in connection with any market making activities or proprietary trading activities and (y) shares held in trust, managed, custodial or nominee accounts and the like, including in respect of any employee benefit plans of Aon Delaware or its subsidiaries, or held by mutual funds for which a subsidiary of Aon Delaware acts as investment advisor or in a similar capacity) immediately prior to the Effective Time shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable hereunder in connection with such cancellation.

          b.    Conversion of Remaining Aon Delaware Shares.    Subject to Section 3.2(l), each issued and outstanding share of Aon Delaware Common Stock (other than the issued shares of Aon Delaware Common Stock referenced in Section 3.1(a)) shall be converted into the right to receive one (the "Exchange Ratio"), validly issued, fully paid and nonassessable Class A Ordinary Share.

          c.    Conversion of Mergeco Common Stock.    All issued and outstanding shares of common stock of Mergeco shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value US$0.01 per share, of the Surviving Corporation.

          d.    Equity-Based Compensation Plans.    With effect from the Effective Time, Aon Delaware shall assign to Aon UK, and shall cause Aon UK to assume and adopt, Aon Delaware's rights and obligations under those equity compensation plans, and the underlying award agreements outstanding thereunder, that provide for the delivery of equity securities of Aon Delaware to any employee, director or other service provider as compensation for services and are not exempt from the shareholder approval requirement under New York Stock Exchange ("NYSE") listing standards and are listed on Exhibit A (collectively, the "Equity Plans"). To the extent an Equity Plan provides for awards of incentive stock options pursuant to Section 422 of the Code, approval of such plan by Aon Delaware, as the sole direct or indirect shareholder of Aon UK, shall be deemed, as of the Effective Time, to constitute shareholder approval of such Equity Plan and the issuance or delivery of Class A Ordinary Shares by Aon UK under the share limitations set forth thereunder for purposes of Section 422(b) of the Code.

          e.    Change in Control Arrangements.    With effect from the Effective Time, Aon Delaware shall assign to Aon UK, and shall cause Aon UK to assume and adopt, Aon Delaware's rights and obligations under each change-in-control agreement with a key employee and under the Aon Corporation Executive Special Severance Plan, as amended from time to time, and as listed on Exhibit A (collectively, the "CIC Arrangements").

          f.    Other Employee Benefit Plans and Employment Arrangements.    With the exception of the Equity Plans and the CIC Arrangements, Aon Delaware shall remain the plan sponsor of all other employee benefit plans and programs and employment contracts and arrangements it currently sponsors or is contractually bound by in accordance with Article IV of this Agreement (collectively, the "Unassumed Plans").

          g.    Class B Ordinary Shares of Aon UK.    Each issued and outstanding Class B Ordinary Share, par value £0.10 per share, of Aon UK that is owned by Aon Delaware immediately prior to the Effective Time shall remain outstanding.

          h.    Class C Ordinary Shares of Aon UK.    Any issued and outstanding Class C Ordinary Share, of Aon UK that is owned by Aon Delaware immediately prior to the Effective Time shall remain outstanding.

        Section 3.2    Surrender and Exchange of Shares.

          a.     Following the date of this Agreement and in any event prior to the Effective Time, Aon Delaware shall select a bank or trust company to act as exchange agent in connection with the Merger (together with any other bank or trust company also selected, the "Exchange Agent") for the purpose of delivering or causing to be delivered to each holder of Aon Delaware Common Stock those Class A Ordinary Shares and any cash in lieu of fractional interests to which such holder shall become entitled to receive with respect to such holder's shares of Aon Delaware Common Stock pursuant to this Article III. The Exchange Agent shall act as agent for each holder of shares of Aon Delaware Common Stock in connection therewith.

          b.     Prior to the Effective Time, Mergeco, or, after the Effective Time, the Surviving Corporation, shall deposit or cause to be deposited with the Exchange Agent, from time to time, (i) that number of Class A Ordinary Shares, in such denominations as the Exchange Agent shall specify, as are deliverable pursuant to Section 3.1, and which, unless the Company shall otherwise determine, shall be deposited with the Exchange Agent through the facilities of The Depository Trust Company ("DTC"), and (ii) the amount of cash that is payable pursuant to this Article III, in each case in respect of shares of Aon Delaware Common Stock for which Certificates are expected to be properly delivered to the Exchange Agent.

          c.     Except as Aon Delaware shall otherwise determine, all Class A Ordinary Shares and cash in lieu of fractional interests, if any, deliverable in respect of shares of Aon Delaware Common Stock held of record, other than such shares held of record by Cede & Co., as nominee for DTC, shall be not be delivered to such holders of record directly, but shall be delivered instead to a bank or trust company selected by Aon Delaware that is a participant in the facilities of DTC (the "Custodian"), which Custodian shall initially hold such shares for the benefit of such holders.

          d.     Promptly after the Effective Time, the Surviving Corporation shall cause to be mailed to each record holder, immediately prior to the Effective Time, of shares of Aon Delaware Common Stock that are represented by certificates ("Certificates"), a form of letter of transmittal, which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such holder representing such shares of Aon Delaware Common Stock shall pass, only upon actual and proper delivery of the Certificates to the Exchange Agent.

          e.     Each holder of shares of Aon Delaware Common Stock that are represented by Certificates shall be entitled to receive in exchange for such holder's shares of Aon Delaware Common Stock that are represented by Certificates, upon surrender to the Exchange Agent of a Certificate, together with a letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as may be required pursuant to such instructions, the number of whole Class A Ordinary Shares into which such holder's shares of Aon Delaware Common Stock represented by such holder's properly surrendered Certificates were converted in accordance with Section 3.1 and any cash dividends or other distributions that such holder has the right to receive pursuant to Section 3.2(i) and Section 3.2(l).

          f.      If delivery of Class A Ordinary Shares in respect of shares of Aon Delaware Common Stock represented by a Certificate is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of delivery that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment or delivery shall have paid to the Exchange Agent any transfer and other taxes required by reason of the delivery of the Class A Ordinary Shares to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Exchange Agent that such tax either has been paid or is not applicable. Until so surrendered, each Certificate shall, after the Effective Time, represent for all purposes only the right to receive upon such surrender the applicable Class A Ordinary Shares as contemplated by this Article III.

          g.     At the Effective Time, the stock transfer books of Aon Delaware shall be closed and thereafter there shall be no further registration of transfers of shares of Aon Delaware Common Stock that were outstanding prior to the Effective Time. After the Effective Time, Certificates presented to the Surviving Corporation for transfer shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article III.

          h.     Any Class A Ordinary Shares to be delivered plus any cash dividend or other distribution that a former holder of shares of Aon Delaware Common Stock has the right to receive pursuant to this Article III that remains unclaimed by any former holder of shares of Aon Delaware Common Stock after the Effective Time shall be held by the Exchange Agent (or a successor agent appointed by the Surviving Corporation). Any portion of such securities or funds that remains undistributed to the former holders of shares of Aon Delaware Common Stock at the twelve month anniversary of the Effective Time shall be delivered to the Surviving Corporation, upon demand, or to its designee, and any former holder of shares of Aon Delaware Common Stock who has not theretofore complied with this Article III shall thereafter look only to the Surviving Corporation for payment of any consideration due to it hereunder. None of the Surviving Corporation, Aon UK or the Exchange Agent shall be liable to any former holder of shares of Aon Delaware Common Stock for any securities properly delivered or any amount properly paid by the Exchange Agent or its nominee, as the case may be, to a public official pursuant to applicable abandoned property, escheat or similar law nine months after the Effective Time. If any Certificate has not been surrendered prior to two years after the Effective Time (or immediately prior to an earlier date on which the Class A Ordinary Shares in respect of the Certificate would otherwise escheat to or become the property of any governmental entity) any cash, share dividends and distributions otherwise payable in respect of the Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

          i.      No dividends or other distributions with respect to Class A Ordinary Shares deliverable with respect to the shares of Aon Delaware Common Stock shall be paid to the holder of any unsurrendered Certificates until after those Certificates are surrendered as provided in this Article III. After surrender, there shall be delivered and/or paid to the holder of the Class A Ordinary Shares delivered in exchange therefor, without interest, (A) at the time of surrender, the dividends or other distributions payable with respect to those Class A Ordinary Shares with a record date on or after the date of the Effective Time and a payment date on or prior to the date of this surrender and not previously paid and (B) at the appropriate payment date, the dividends or other distributions payable with respect to those Class A Ordinary Shares with a record date on or after the date of the Effective Time but with a payment date subsequent to surrender.

          j.      No holder of Aon Delaware Common Stock will be entitled to exercise voting rights with respect to Class A Ordinary Shares deliverable with respect to such Aon Delaware Common Stock until after such holder has surrendered the Certificates, if any, representing such Aon Delaware Common Stock as provided in this Article III.

          k.     In the event that any Certificate shall have been lost, stolen or destroyed, upon the holder's compliance with the replacement requirements established by the Exchange Agent, including, if necessary, the posting by the holder of a bond in customary amount as indemnity against any claim that may be made against it with respect to the Certificate, the Exchange Agent shall deliver in exchange for the lost, stolen or destroyed Certificate the applicable Class A Ordinary Shares deliverable in respect of the shares of Aon Delaware Common Stock represented by the Certificate pursuant to this Article III.

          l.      Each holder of shares of Aon Delaware Common Stock otherwise entitled to receive a fractional interest in a Class A Ordinary Share pursuant to the terms of this Article III, shall be entitled to receive, in accordance with the provisions of this Section 3.2(l), a cash payment (without interest) in lieu of that fractional interest in a Class A Ordinary Share determined by multiplying the fractional interest to which such holder would otherwise be entitled by the closing price for a Class A Ordinary Share as reported on the NYSE on the last trading day prior to the date on which the Effective Time occurs. For purposes of this Section 3.2(l), all fractional interests to which a single holder would be entitled shall be aggregated and calculations shall be rounded to three decimal places. Any cash payment in lieu of a fractional interest shall be made in U.S. dollars and shall be rounded to the nearest cent.

          m.    Notwithstanding anything in this Agreement to the contrary, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any former holder of shares of Aon Delaware Common Stock pursuant to this Agreement any amounts as may be required to be deducted and withheld with respect to the making of this payment under the U.S. Internal Revenue Code of 1986, as amended, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Surviving Corporation shall be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any former holder of shares of Aon Delaware Common Stock, sold this consideration for an amount of cash equal to the fair market value of the consideration at the time of the deemed sale and paid these cash proceeds to the appropriate taxing authority.

        Section 3.3    No Dissenters' Rights.    There are no dissenters' rights or appraisal rights available to holders of Aon Delaware Common Stock under the DGCL in connection with the Merger.

ARTICLE IV
EQUITY PLANS, UNASSUMED PLANS, CIC ARRANGEMENTS AND OTHER EMPLOYMENT AGREEMENTS AND ARRANGEMENTS

        Section 4.1    Assignment and Assumption of Equity Plans.    Aon Delaware shall assign to Aon UK, and shall cause Aon UK to adopt and assume, the rights and obligations of Aon Delaware under the Equity Plans at the Effective Time.

        Section 4.2    Application of Equity Plans to Class A Ordinary Shares.    To the extent any Equity Plan provides for the grant, issuance, delivery or purchase of, or otherwise relates to, options, awards of restricted stock or other rights to purchase or receive shares of Aon Delaware Common Stock (or the right to receive benefits or amounts by reference to those shares), from and after the Effective Time, Aon Delaware or Aon UK, as applicable, shall cause such Equity Plan to be amended to provide for the grant, issuance, delivery or purchase of, or otherwise relate to, Class A Ordinary Shares, and all options or awards issued, or benefits available or based upon the value of a specified number of shares of Aon Delaware Common Stock, under such Equity Plans after the Effective Time shall entitle the holder thereof to purchase or receive, or receive payment based on, as applicable, an equal number of Class A Ordinary Shares in accordance with the terms of such Equity Plan. Except as provided in this Section 4.2 and for certain amendments to Equity Plans intended to clarify the meaning of certain provisions in such Equity Plans, the outstanding options, restricted stock awards or other equity-based awards or benefits available under the terms of any Equity Plan at and following the Effective Time shall, to the extent permitted by law and otherwise reasonably practicable, be subject to the same terms and conditions as under such Equity Plan and the agreements relating thereto immediately prior to the Effective Time (including, for greater certainty, having the same option exercise or measurement price). Notwithstanding the foregoing, the number of Class A Ordinary Shares, issuable or available upon the exercise, payment, issuance or availability of such option, award or benefit immediately after the Effective Time, and the option exercise or measurement price of each such option, award or benefit, shall be subject to adjustment by Aon Delaware or Aon UK, as applicable, only to the extent necessary to comply with applicable law. The foregoing adjustments shall be made in accordance with applicable law (and administrative practice of applicable governmental authorities), including but not limited to Section 409A of the Code and the U.S. Treasury Regulations promulgated thereunder, to the extent such provisions are applicable to an option, award, or benefit. Other than as set forth above, the Merger shall constitute a "reorganization" for purposes of the Equity Plans, to the extent such term is applicable, and will not affect the underlying terms or conditions of any outstanding equity awards, which shall remain subject to their original terms and conditions.

        Section 4.3    Issuance of Class A Ordinary Shares under Equity Plans.    To the extent any Class A Ordinary Shares are held by Aon Delaware after the Effective Time, Aon Delaware agrees to use such Class A Ordinary Shares for future issuances in connection with the Equity Plans, as directed by Aon UK and as permitted by applicable law.

        Section 4.4    CIC Arrangements.    Aon Delaware shall, or Aon Delaware shall cause Aon UK to, as applicable, amend such CIC Arrangements as necessary to: provide for the appropriate substitution of Aon UK in place of Aon Delaware; provide for a change-in-control definition generally consistent with the definition currently set forth in the CIC Arrangements but modified as necessary to comport with the governance and ownership structure of Aon UK; provide that the merger will not constitute a change in control under the terms of any such CIC Arrangement; comply with applicable English or U.S. corporate or tax law requirements; and make any other conforming or clarifying changes as may be necessary.

        Section 4.5    Unassumed Plans and Other Employment Agreements and Arrangements.    Aon Delaware shall amend the Unassumed Plans and employment agreements and arrangements other than the CIC Arrangements, as necessary, to: provide for the appropriate substitution of Aon UK in place of Aon Delaware, where applicable; provide that the merger will not constitute a change in control under the terms of any such plan, agreement or arrangement to the extent permitted or applicable; to comply with applicable English or U.S. corporate or tax law requirements; and to make any other conforming or clarifying changes necessary.

ARTICLE V
CONDITIONS PRECEDENT

        Section 5.1    Conditions Precedent to the Obligations of Each Party.    The obligations of the respective parties hereto to effect the Merger are subject to the satisfaction or waiver of the following conditions:

          a.     Holders of at least two-thirds of all of the issued and outstanding shares of Aon Delaware Common Stock entitled to vote at a meeting of stockholders at the record date for such actions as set by the Board of Directors of Aon Delaware shall have approved the adoption of this Agreement.

          b.     Following the approval referenced in Section 5.1(f), Aon Delaware shall have contributed all of its interests in Class A Ordinary Shares to Aon Intermediate, which shall, in turn, have contributed all such interests in Class A Ordinary Shares to Mergeco.

          c.     Aon UK shall have re-registered as a public limited company.

          d.     Following the approval referenced in Section 5.1(a) and the contributions referred to at Section 5.1(b), Aon Delaware shall have contributed all shares of Aon Intermediate to Aon UK.

          e.     None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., the U.K., the European Union or any other country, that prohibits the consummation of the Merger.

          f.      The registration statement on Form S-4 filed with the Securities and Exchange Commission filed by Aon UK in connection with the offer of the Class A Ordinary Shares to be delivered as consideration pursuant to the Merger shall have become effective under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and no stop order with respect thereto shall be in effect.

          g.     Aon Delaware shall have received an opinion of counsel as to certain tax matters in form and acceptable to Aon Delaware.

          h.     The Class A Ordinary Shares shall have been authorized for listing on the NYSE, subject to official notice of delivery and satisfaction of other standard conditions.

          i.      Other than the filing of the Certificate of Merger provided for under Article I, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required of Aon Delaware, Mergeco or any of their respective subsidiaries to consummate the Merger and the other transactions contemplated hereby, including without limitation any filings required under (i) applicable U.S. state securities and "Blue Sky" laws, (ii) U.K. financial services laws, and (iii) laws governing insurance brokerage throughout the world, shall have been obtained or made.

          j.      A special resolution shall have been passed to alter the rights of the holders of the Class A Ordinary Shares to have the same rights as holders of ordinary shares of Class B Ordinary Shares, conditional upon the Merger becoming unconditional.

          k.     The Class A Ordinary Shares shall have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates.

ARTICLE VI
TERMINATION, AMENDMENT AND WAIVER

        Section 6.1    Termination.    This Agreement may be terminated and the Merger abandoned by action of the Board of Directors of Aon Delaware at any time prior to or after approval by the stockholders of Aon Delaware of this Agreement but before the Effective Time.

        Section 6.2    Effect of Termination.    In the event this Agreement is terminated as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any party hereto.

        Section 6.3    Amendment.    This Agreement may be amended by the parties hereto at any time before or after the stockholders of Aon Delaware approve the adoption this Agreement; provided, however, that after any such adoption by the Aon Delaware stockholders, this Agreement shall not be further amended without the approval of the Aon Delaware stockholders unless any such amendment shall not require the approval of such stockholders under applicable law or under the NYSE listing rules. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

        Section 6.4    Waiver.    At any time prior to the Effective Time, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII
COVENANTS

        Section 7.1    Rule 16b-3 Approval.    The parties shall take, and cause their respective subsidiaries to take, all such steps as may reasonably be required to cause the transactions contemplated by Section 3.1 and any other dispositions of Aon Delaware equity securities (including derivative securities) or acquisitions of Class A Ordinary Shares (including derivative securities thereof) in connection with this Agreement by each individual who (a) is a director or officer of Aon Delaware, or (b) at the Effective Time, is or will become a director or officer of Aon UK, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

ARTICLE VIII
GENERAL PROVISIONS

        Section 8.1    Assignment; Binding Effect; Benefit.    Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

        Section 8.2    Entire Agreement.    This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto.

        Section 8.3    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to its rules of conflict of laws that would apply any other law.

        Section 8.4    Counterparts.    This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by both of the parties hereto.

        Section 8.5    Headings.    Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

        Section 8.6    Severability.    If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AON CORPORATION a Delaware corporation
By:	/s/ GREGORY C. CASE
	Name:	Gregory C. Case
	Title:	President and Chief Executive Officer
MARKET MERGECO INC. a Delaware corporation
By:	/s/ CHRISTA DAVIES
	Name:	Christa Davies
	Title:	Vice President

[Signature Page to Agreement and Plan of Merger and Reorganization]

Exhibit A

Equity Plans

        Aon Stock Incentive Plan, as amended and restated effective as of January 1, 2006, and as amended from time to time thereafter

        Amended and Restated Global Stock and Incentive Plan of Hewitt Associates, Inc.

        Aon Corporation 2011 Incentive Plan

CIC Arrangements

        Aon Corporation Executive Special Severance Plan, effective January 5, 2005, and as amended from time to time

        Severance (or Change in Control) Agreements between Aon Delaware and the following individuals:

Gregory C. Case
Christa Davies
Stephen P. McGill
Michael J. O'Connor
Baljit Dail
Gregory J. Besio
Peter Lieb
Kristi Savacool
Philip B. Clement
Matthew Levin

Annex B

COMPANY NUMBER: 7876075

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

[Aon] plc

COMPANY NUMBER: 7876075

COMPANIES ACT 2006

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

of

[Aon] plc

(adopted by special resolution passed on                    2012)

PRELIMINARY

Relevant model
articles

1.
The regulations in the relevant model articles shall not apply to the Company.

Definitions

2.
In these Articles, except where the subject or context otherwise requires:

Act means the Companies Act 2006 including any modification or re-enactment of it for the time being in force;

Articles means these articles of association as altered from time to time by special resolution;

auditors means the auditors of the Company;

the board means the directors or any of them acting as the board of directors of the Company;

certificated share means a share in the capital of the Company which is held in physical certificated form and references in these Articles to a share being held in certificated form shall be construed accordingly;

Class A Ordinary Shares has the meaning given to it in Article 6;

Class B Ordinary Shares has the meaning given to it in Article 6;

Class C Ordinary Shares has the meaning given to it in Article 6;

clear days in relation to the sending of a notice means the period excluding the day on which a notice is given or deemed to be given and the day for which it is given or on which it is to take effect;

Depositary means any depositary, custodian or nominee approved by the board that holds legal title to shares in the capital of the Company for the purposes of facilitating beneficial ownership of such shares by other individuals;

director means a director of the Company;

dividend means dividend or bonus;

entitled by transmission means, in relation to a share in the capital of the Company, entitled as a consequence of the death or bankruptcy of the holder or otherwise by operation of law;

holder in relation to a share in the capital of the Company means the member whose name is entered in the register as the holder of that share;

member means a member of the Company;

office means the registered office of the Company;

paid means paid or credited as paid;

Preference Shares has the meaning given to it in Article 6;

register means the register of members of the Company;

seal means the common seal of the Company and includes any official seal kept by the Company by virtue of section 49 or 50 of the Act;

secretary means the secretary of the Company and includes a joint, assistant, deputy or temporary secretary and any other person appointed to perform the duties of the secretary;

uncertificated share means a share in the capital of the Company which is not held in physical certificated form and references in these Articles to a share being held in uncertificated form shall be construed accordingly; and

United Kingdom means Great Britain and Northern Ireland.

Construction

3.    References to a document or information being sent, supplied or given to or by a person mean such document or information, or a copy of such document or information, being sent, supplied, given, delivered, issued or made available to or by, or served on or by, or deposited with or by that person by any method authorised by these Articles, and sending, supplying and giving shall be construed accordingly.

References to writing mean the representation or reproduction of words, symbols or other information in a visible form by any method or combination of methods, whether in electronic form or otherwise, and written shall be construed accordingly.

Words denoting the singular number include the plural number and vice versa; words denoting the masculine gender include the feminine gender; and words denoting persons include corporations.

Words or expressions contained in these Articles which are not defined in Article 2 but are defined in the Act have the same meaning as in the Act (but excluding any modification of the Act not in force at the date these Articles took effect) unless inconsistent with the subject or context.

Subject to the preceding two paragraphs, references to any provision of any enactment or of any subordinate legislation (as defined by section 21(1) of the Interpretation Act 1978) include any modification or re-enactment of that provision for the time being in force.

Headings and marginal notes are inserted for convenience only and do not affect the construction of these Articles.

In these Articles, (a) powers of delegation shall not be restrictively construed but the widest interpretation shall be given to them; (b) the word board in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director, any other officer of the Company and any local or divisional board, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated; (c) no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and (d) except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by any other body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

SHARE CAPITAL AND LIMITED LIABILITY

Limited liability

4.    The liability of the members is limited to the amount, if any, unpaid on the shares held by them.

Shares with
special rights

5.    Subject to the provisions of the Companies Acts and without prejudice to any rights attached to any existing shares or class of shares, any share may be issued with such rights or restrictions as the Company may by ordinary resolution determine or, subject to and in default of such determination, as the board shall determine.

Classes of share

6.    Subject to Article 5, and without limitation, the Company may issue the following shares in the capital of the Company with rights attaching to them and denominated, in each case, as follows:

(a)
Class A Ordinary Shares: Class A ordinary shares (the Class A Ordinary Shares) shall be denominated in US Dollars with a nominal value of US$0.01 each. Class A Ordinary Shares shall be issued with voting rights attached to them and each Class A Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company that have voting rights for voting purposes. Each Class A Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any dividend declared. Each Class A Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any distribution made on a winding up of the Company. Class A Ordinary Shares may be issued as redeemable shares, at the option of the board.

(b)
Class B Ordinary Shares: Class B ordinary shares (the Class B Ordinary Shares) shall be denominated in British Pounds Sterling with a nominal value of GBP£0.10 each. Class B Ordinary Shares may be issued with or without voting rights attached to them and, if with voting rights, each Class B Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company that have voting rights for voting purposes. Each Class B Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any dividend declared. Each Class B Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any distribution made on a winding up. Class B Ordinary Shares may not be issued as redeemable shares.

(c)
Class C Ordinary Shares: Class C ordinary shares (the Class C Ordinary Shares) shall be denominated in US Dollars with a nominal value of US$0.01 each. Class C Ordinary Shares shall be issued without voting rights attached to them. Each Class C Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any dividend declared. Each Class C Ordinary Share shall rank equally with all other ordinary shares in the capital of the Company for any distribution made on a winding up. Class C Ordinary Shares may be issued as redeemable shares, at the option of the board.

(d)
Preference Shares: Preference shares (the Preference Shares) shall be denominated in US Dollars with a nominal value to be determined by the board. Preference Shares may be issued in one or more classes or series with or without voting rights attached to them, with the board to determine the existence of such voting rights and, if any, the ranking of such voting rights in relation to the other shares in the capital of the Company. The board may determine any other terms and conditions of the Preference Shares, including with regards to their rights: (i) to receive dividends (which may include, without limitation, the right to receive preferential or cumulative dividends); (ii) to distributions made by the Company on a winding up; and (iii) to be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares, at such prices or prices or at such rates of exchange and with such adjustments as may be determined by the board. Preference Shares may be issued as redeemable shares, at the option of the board.

Share warrants
to bearer

7.    The board may issue share warrants to bearer in respect of any fully paid shares under a seal of the Company or in any other manner authorised by the board. Any share while represented by such a warrant shall be transferable by delivery of the warrant relating to it. In any case in which a warrant is so issued, the board may provide for the payment of dividends or other moneys on the shares represented by the warrant by coupons or otherwise. The board may decide, either generally or in any particular case or cases, that any signature on a warrant may be applied by electronic or mechanical means or printed on it or that the warrant need not be signed by any person.

Conditions of
issue of share
warrants

8.    The board may determine, and from time to time vary, the conditions on which share warrants to bearer shall be issued and, in particular, the conditions on which:

(a)
a new warrant or coupon shall be issued in place of one worn-out, defaced, lost or destroyed (but no new warrant shall be issued unless the Company is satisfied beyond reasonable doubt that the original has been destroyed);

(b)
the bearer shall be entitled to attend and vote at general meetings; or

(c)
a warrant may be surrendered and the name of the bearer entered in the register in respect of the shares specified in the warrant.

The bearer of such a warrant shall be subject to the conditions for the time being in force in relation to the warrant, whether made before or after the issue of the warrant. Subject to those conditions and to the provisions of the Companies Acts, the bearer shall be deemed to be a member of the Company and shall have the same rights and privileges as he would have if his name had been included in the register as the holder of the shares comprised in the warrant.

No right in
relation to share

9.    The Company shall not be bound by or be compelled in any way to recognise any right in respect of the share represented by a share warrant other than the bearer's absolute right to the warrant.

Uncertificated
shares

10.    The board may permit the holding of shares in any class of shares in uncertificated form.

Not separate
class of shares

11.    Shares in the capital of the Company that fall within a certain class shall not form a separate class of shares from other shares in that class because any share in that class is held in uncertificated form.

Exercise of
Company's
entitlements in
respect of
uncertificated
share

12.    Where the Company is entitled under any provision of the Companies Acts or these Articles to sell, transfer or otherwise dispose of, forfeit, re-allot, accept the surrender of, or otherwise enforce a lien over, a share held in uncertificated form, the Company shall be entitled, subject to the provisions of the Companies Acts and these Articles:

(a)
to require the holder of that uncertificated share by notice to change that share into certificated form within the period specified in the notice and to hold that share in certificated form so long as required by the Company; and

(b)
to take any action that the board considers appropriate to achieve the sale, transfer, disposal, forfeiture, re-allotment or surrender of that share, or otherwise to enforce a lien in respect of that share.

Section 551
authority

13.    The board has general and unconditional authority to exercise all the powers of the Company to allot shares in the Company or to grant rights to subscribe for or to convert any security into shares in the Company up to an aggregate nominal amount equal to the section 551 amount, for each prescribed period.

Section 561
disapplication

14.    The board is empowered for each prescribed period to allot equity securities for cash pursuant to the authority conferred by Article 13 as if section 561 of the Act did not apply to any such allotment, provided that its power shall be limited to the allotment of equity securities up to an aggregate nominal amount equal to the section 561 amount.

This Article applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Act as if in this Article the words "pursuant to the authority conferred by Article 13" were omitted.

Allotment after
expiry

15.    The Company may make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after an authority given pursuant to Article 13 or a power given pursuant to Article 14 has expired. The board may allot shares, or grant rights to subscribe for or convert any security into shares, in pursuance of that offer or agreement as if the authority or power pursuant to which that offer or agreement was made had not expired.

Definitions

16.    In this Article 16 and Articles 13, 14 and 15:

prescribed period means any period for which the authority conferred by Article 13 is given by ordinary or special resolution stating the section 551 amount and/or the power conferred by Article 14 is given by special resolution stating the section 561 amount;

section 551 amount means, for any prescribed period, the amount stated as such in the relevant ordinary or special resolution; and

section 561 amount means, for any prescribed period, the amount stated as such in the relevant special resolution.

Allotment
powers—
section 551
authority

17.    The directors shall be generally and unconditionally authorised pursuant to section 551 of the Act to:

(a)
allot shares in the Company, and to grant rights to subscribe for or to convert any security into shares in the Company, up to:

(i)
415,000,000 shares in respect of Class A Ordinary Shares for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company;

(ii)
one (1) share in respect of Class C Ordinary Shares for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company; and

(iii)
25,000,000 shares in respect of Preference Shares for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company; and

(b)
make an offer or agreement which would or might require shares to be allotted, or rights to subscribe for or convert any security into shares to be granted, after expiry of the authority described in this Article 17 and the directors may allot shares and grant rights in pursuance of that offer or agreement as if this authority had not expired.

Allotment
powers—
section 561
authority

18.    The directors shall be generally empowered pursuant to section 570 and section 573 of the Act to allot equity securities (as defined in the Act) for cash, pursuant to the authorities conferred by Article 17 of these Articles as if section 561(1) of the Act did not apply to the allotment. This power:

(a)
expires (unless previously renewed, varied or revoked by the Company in general meeting) on the date which is five years from the date of the adoption of these Articles by the Company, but the Company may make an offer or agreement which would or might require equity securities to be allotted after expiry of this power and the directors may allot equity securities in pursuance of that offer or agreement as if this power had not expired; and

(b)
shall be limited to the allotment of equity securities up to:

(i)
415,000,000 shares in respect of Class A Ordinary Shares;

(ii)
one (1) share in respect of Class C Ordinary Shares; and

(iii)
25,000,000 shares in respect of Preference Shares.

This Article applies in relation to a sale of shares which is an allotment of equity securities by virtue of section 560(3) of the Act as if in the first paragraph of the words "pursuant to the authorities conferred by Article 17" were omitted.

Residual
allotment
powers

19.    Subject to the provisions of the Companies Acts relating to authority, pre-emption rights or otherwise and of any resolution of the Company in general meeting passed pursuant to those provisions, and, in the case of redeemable shares, the provisions of Article 20:

(a)
all shares for the time being in the capital of the Company shall be at the disposal of the board; and

(b)
the board may reclassify, allot (with or without conferring a right of renunciation), grant options over, or otherwise dispose of them to such persons on such terms and conditions and at such times as it thinks fit.

Redeemable
shares

20.    Subject to the provisions of the Companies Acts, and without prejudice to any rights attached to any existing shares or class of shares, shares may be issued which are to be redeemed or are to be liable to be redeemed at the option of the Company or the holder. The board may determine the terms, conditions and manner of redemption of shares provided that it does so before the shares are allotted.

Commissions

21.    The Company may exercise all powers of paying commissions or brokerage conferred or permitted by the Companies Acts. Subject to the provisions of the Companies Acts, any such commission or brokerage may be satisfied by the payment of cash or by the allotment of fully or partly paid shares or partly in one way and partly in the other.

Trusts not
recognised

22.    Except as required by law, the Company shall recognise no person as holding any share on any trust and (except as otherwise provided by these Articles or by law) the Company shall not be bound by or recognise any interest in any share (or in any fractional part of a share) except the holder's absolute right to the entirety of the share (or fractional part of the share).

POWERS OF ALLOTMENT

Circumstances
where board
may allot shares

23.    The purposes for which the board shall be able to exercise any power of the Company to allot shares in the capital of the Company shall include (without limitation) the raising of capital and shall also include (without limitation) where the Company does not require capital but where, in the opinion of the majority of the board members present at a duly convened board meeting, acting in good faith and on such grounds as the board shall genuinely consider reasonable, the purpose(s) for which the board in exercising the power of the Company to allot shares in the Company would be to improve the likelihood that:

(a)
the use of abusive tactics by any person in connection with any potential acquisition or change of Control of the Company would be prevented;

(b)
any potential acquisition or change of Control of the Company which would be unlikely to treat all members of the Company equally and fairly and in a similar manner would be prevented;

(c)
any potential acquisition or change of Control of the Company at a price which would undervalue the Company or its shares would be prevented; and/or

(d)
any potential acquisition or change of Control of the Company which would be likely to harm the prospects of the success of the Company for the benefit of its members as a whole, having had regard to the matters in section 172 of the Act, will be prevented.

For the purposes of this Article 23 a person shall be deemed to have control (Control) of the Company if he, either alone or with any group of affiliated or associated persons, exercises, or is able to exercise or is entitled to acquire, the direct or indirect power to direct or cause the direction of the management and policies of the Company, whether through the ownership of voting securities, by contract or otherwise, and in particular, but without prejudice to the generality of the preceding words, if he, either alone or with any group of affiliated or associated persons, possesses or is entitled to acquire:

(e)
beneficial ownership of 20 per cent or more of the voting rights attributable to the capital of the Company which are exercisable at a general meeting; or

(f)
such percentage of the issued share capital of the Company as would, if the whole of the income or assets of the Company were in fact distributed among the members (without regard to any rights which he or any other person has as a loan creditor), entitle him to receive 20 per cent or more of the income or assets so distributed; or

(g)
such rights as would, in the event of the winding-up of the Company or in any other circumstances, entitle him to receive 20 per cent or more of the assets of the Company which would then be available for distribution among the members.

For the purposes of this Article 23, person shall include any individual, firm, body corporate, unincorporated association, government, state or agency of state, association, joint venture or partnership, in each case whether or not having a separate legal personality and group of affiliated or associated persons shall have the meaning given to such terms under the United States federal securities laws, including the Securities Exchange Act of 1934, as amended from time to time.

For the purposes of this Article 23, a person shall be treated as entitled to acquire anything which he is entitled to acquire at a future date, or will at a future date be entitled to acquire, irrespective of whether such future acquisition is contingent upon satisfaction of any conditions precedent.

For the purposes of this Article 23, there shall be attributed to any person any rights or powers of a nominee for him, that is to say, any rights or powers which another person possesses on his behalf or may be required to exercise on his direction or behalf.

For the purposes of this Article 23, beneficial ownership of any person or group of affiliated or associated persons shall have the meaning given to such term under the United States federal securities laws, including the Securities Exchange Act of 1934 (the Exchange Act), as amended from time to time.

VARIATION OF RIGHTS

Method of
varying rights

24.    Subject to the provisions of the Companies Acts, if at any time the capital of the Company is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of allotment of the shares of that class) be varied or abrogated, whether or not the Company is being wound up, either:

(a)
with the written consent of the holders of three-quarters in nominal value of the issued shares of the class, which consent shall be in hard copy form or in electronic form sent to such address (if any) for the time being specified by or on behalf of the Company for that purpose, or in default of such specification to the office, and may consist of several documents, each executed or authenticated in such manner as the board may approve by or on behalf of one or more holders, or a combination of both; or

(b)
with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class, but not otherwise.

When rights
deemed to be
varied

25.    For the purposes of Article 24, if at any time the capital of the Company is divided into different classes of shares, unless otherwise expressly provided by the rights attached to any share or class of shares, those rights shall be deemed to be varied by:

(a)
the reduction of the capital paid up on that share or class of shares otherwise than by a purchase or redemption by the Company of its own shares; and

(b)
the allotment of another share ranking in priority for payment of a dividend or in respect of capital or which confers on its holder voting rights more favourable than those conferred by that share or class of shares, but shall not be deemed to be varied by the creation or issue of another share ranking equally with, or subsequent to, that share or class of shares or by the purchase or redemption by the Company of its own shares.

SHARE CERTIFICATES

Members' rights
to certificates

26.    Every member, on becoming the holder of a share shall be entitled, without payment, to one certificate for all the shares of each class held by him (and, on transferring a part of his holding of shares of any class, to a certificate for the balance of his holding of shares). He may elect to receive one or more additional certificates for any of his shares if he pays a reasonable sum determined from time to time by the board for every certificate after the first. Every certificate shall:

(a)
be executed under the seal or otherwise in accordance with Article 168 or in such other manner as the board may approve; and

(b)
specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount or respective amounts paid up on the shares.

The Company shall not be bound to issue more than one certificate for shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them. Shares of different classes may not be included in the same certificate.

Replacement
certificates

27.    If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and payment of any exceptional out-of-pocket expenses reasonably incurred by the Company in investigating evidence and preparing the requisite form of indemnity as the board may determine but otherwise free of charge, and (in the case of defacement or wearing out) on delivery up of the old certificate.

LIEN

Company to
have lien on
shares

28.    The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys payable to the Company (whether presently or not) in respect of that share. The board may at any time (generally or in a particular case) waive any lien or declare any share to be wholly or in part exempt from the provisions of this Article. The Company's lien on a share shall extend to any amount (including without limitation dividends) payable in respect of it.

Enforcement of
lien by sale

29.    The Company may sell, in such manner as the board determines, any share on which the Company has a lien if a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share, or to the person entitled to it by transmission, demanding payment and stating that if the notice is not complied with the share may be sold.

Giving effect to
sale

30.    To give effect to that sale the board may authorise any person to execute an instrument of transfer in respect of the share sold to, or in accordance with the directions of, the buyer. If the share is an uncertificated share, the board may exercise any of the powers of the Company under Article 12 to effect the sale of the share. The buyer shall not be bound to see to the application of the purchase money and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings in relation to the sale.

Application of
proceeds

31.    The net proceeds of the sale, after payment of the costs, shall be applied in or towards payment or satisfaction of so much of the sum in respect of which the lien exists as is presently payable. Any residue shall (if the share sold is a certificated share, on surrender to the Company for cancellation of the certificate in respect of the share sold and, whether the share sold is a certificated share or an uncertificated share, subject to a like lien for any moneys not presently payable as existed on the share before the sale) be paid to the person entitled to the share at the date of the sale.

CALLS ON SHARES

Power to make
calls

32.    Subject to the terms of allotment, the board may from time to time make calls on the members in respect of any moneys unpaid on their shares (whether in respect of nominal value or premium). Each member shall (subject to receiving at least 14 clear days' notice specifying when and where payment is to be made) pay to the Company the amount called on his shares as required by the notice. A call may be required to be paid by instalments. A call may be revoked in whole or part and the time fixed for payment of a call may be postponed in whole or part as the board may determine. A person on whom a call is made shall remain liable for calls made on him even if the shares in respect of which the call was made are subsequently transferred.

Time when call
made

33.    A call shall be deemed to have been made at the time when the resolution of the board authorising the call was passed.

Liability of joint
holders

34.    The joint holders of a share shall be jointly and severally liable to pay all calls in respect of it.

Interest payable

35.    If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid. Interest shall be paid at the rate fixed by the terms of allotment of the share or in the notice of the call or, if no rate is fixed, the rate determined by the board, not exceeding 15 per cent. per annum, or, if higher, the appropriate rate (as defined in the Act), but the board may in respect of any individual member waive payment of such interest wholly or in part.

Deemed calls

36.    An amount payable in respect of a share on allotment or at any fixed date, whether in respect of nominal value or premium or as an instalment of a call, shall be deemed to be a call duly made and notified and payable on the date so fixed or in accordance with the terms of the allotment. If it is not paid the provisions of these Articles shall apply as if that amount had become due and payable by virtue of a call duly made and notified.

Differentiation
on calls

37.    Subject to the terms of allotment, the board may make arrangements on the issue of shares for a difference between the allottees or holders in the amounts and times of payment of calls on their shares.

Payment of calls
in advance

38.    The board may, if it thinks fit, receive from any member all or any part of the moneys uncalled and unpaid on any share held by him. Such payment in advance of calls shall extinguish the liability on the share in respect of which it is made to the extent of the payment. The Company may pay on all or any of the moneys so advanced (until they would but for such advance become presently payable) interest at such rate agreed between the board and the member not exceeding (unless the Company by ordinary resolution otherwise directs) 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act).

FORFEITURE AND SURRENDER

Notice requiring
payment of call

39.    If a call or any instalment of a call remains unpaid in whole or in part after it has become due and payable, the board may give the person from whom it is due not less than 14 clear days' notice requiring payment of the amount unpaid together with any interest which may have accrued and any costs, charges and expenses incurred by the Company by reason of such non-payment. The notice shall name the place where payment is to be made and shall state that if the notice is not complied with the shares in respect of which the call was made will be liable to be forfeited.

Forfeiture for
non-compliance

40.    If that notice is not complied with, any share in respect of which it was sent may, at any time before the payment required by the notice has been made, be forfeited by a resolution of the board. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited share which have not been paid before the forfeiture. When a share has been forfeited, notice of the forfeiture shall be sent to the person who was the holder of the share before the forfeiture. An entry shall be made promptly in the register opposite the entry of the share showing that notice has been sent, that the share has been forfeited and the date of forfeiture. No forfeiture shall be invalidated by the omission or neglect to send that notice or to make those entries.

Sale of forfeited
shares

41.    Subject to the provisions of the Companies Acts, a forfeited share shall be deemed to belong to the Company and may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the board determines, either to the person who was the holder before the forfeiture or to any other person. At any time before sale, re-allotment or other disposal, the forfeiture may be cancelled on such terms as the board thinks fit. Where for the purposes of its disposal a forfeited share is to be transferred to any person, the board may authorise any person to execute an instrument of transfer of the share to that person. Where for the purposes of its disposal a forfeited share held in uncertificated form is to be transferred to any person, the board may exercise any of the powers of the Company under Article 12.The Company may receive the consideration given for the share on its disposal and may register the transferee as holder of the share.

Liability
following
forfeiture

42.    A person shall cease to be a member in respect of any share which has been forfeited and shall, if the share is held in certificated form, surrender the certificate for any forfeited share to the Company for cancellation. The person shall remain liable to the Company for all moneys which at the date of forfeiture were presently payable by him to the Company in respect of that share with interest on that amount at the rate at which interest was payable on those moneys before the forfeiture or, if no interest was so payable, at the rate determined by the board, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), from the date of forfeiture until payment. The board may waive payment wholly or in part or enforce payment without any allowance for the value of the share at the time of forfeiture or for any consideration received on its disposal.

Surrender

43.    The board may accept the surrender of any share which it is in a position to forfeit on such terms and conditions as may be agreed. Subject to those terms and conditions, a surrendered share shall be treated as if it had been forfeited.

Extinction of
rights

44.    The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only those rights and liabilities expressly saved by these Articles, or as are given or imposed in the case of past members by the Companies Acts.

Evidence of
forfeiture or
surrender

45.    A statutory declaration by a director or the secretary that a share has been duly forfeited or surrendered on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the share. The declaration shall (subject if necessary to the execution of an instrument of transfer) constitute a good title to the share. The person to whom the share is disposed of shall not be bound to see to the application of the purchase money, if any, and his title to the share shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the forfeiture, surrender, sale, re-allotment or disposal of the share.

TRANSFER OF SHARES

Form and
execution of
transfer of share

46.    Without prejudice to any power of the Company to register as shareholder a person to whom the right to any share has been transmitted by operation of law, the instrument of transfer may be in any usual form or in any other form which the board may approve. An instrument of transfer shall be signed by or on behalf of the transferor and, unless the share is fully paid, by or on behalf of the transferee. An instrument of transfer need not be under seal.

Transfers of
partly paid
shares

47.    The board may, in its absolute discretion, refuse to register the transfer of a share which is not fully paid, provided that the refusal does not prevent dealings in shares in the Company from taking place on an open and proper basis.

Invalid transfers
of shares

48.    The board may also refuse to register the transfer of a share:

(a)
unless the instrument of transfer:

(i)
is lodged, duly stamped (if stampable), at the office or at another place appointed by the board accompanied by the certificate for the share to which it relates and such other evidence as the board may reasonably require to show the right of the transferor to make the transfer;

(ii)
is in respect of only one class of shares; or

(iii)
is in favour of not more than four transferees;

(b)
if it is with respect to a share on which the Company has a lien and a sum in respect of which the lien exists is presently payable and is not paid within 14 clear days after notice has been sent to the holder of the share in accordance with Article 29; or

(c)
if it is a certificated share and is not presented for registration together with the share certificate and such evidence of title as the Company reasonably requires.

Notice of refusal
to register

49.    If the board refuses to register a transfer of a share, it shall send the transferee notice of its refusal within two months after the date on which the instrument of transfer was lodged with the Company, together with reasons for the refusal.

No fee payable
on registration

50.    No fee shall be charged for the registration of any instrument of transfer or other document relating to or affecting the title to a share.

Retention of
transfers

51.    The Company shall be entitled to retain an instrument of transfer which is registered, but an instrument of transfer which the board refuses to register shall be returned to the person lodging it when notice of the refusal is sent.

TRANSMISSION OF SHARES

Transmission

52.    If a member dies, the survivor or survivors where he was a joint holder, and his personal representatives where he was a sole holder or the only survivor of joint holders, shall be the only persons recognised by the Company as having any title to his interest. Nothing in these Articles shall release the estate of a deceased member (whether a sole or joint holder) from any liability in respect of any share held by him.

Elections
permitted

53.    A person becoming entitled by transmission to a share may, on production of any evidence as to his entitlement properly required by the board, elect either to become the holder of the share or to have another person nominated by him registered as the transferee. If he elects to become the holder he shall send notice to the Company to that effect. If he elects to have another person registered and the share is a certificated share, he shall execute an instrument of transfer of the share to that person.

If he elects to have himself or another person registered and the share is an uncertificated share, he shall take any action the board may require (including without limitation the execution of any document) to enable himself or that person to be registered as the holder of the share. All the provisions of these Articles relating to the transfer of shares apply to that notice or instrument of transfer as if it were an instrument of transfer executed by the member and the death or bankruptcy of the member or other event giving rise to the transmission had not occurred.

Elections
required

54.    The board may at any time send a notice requiring any such person to elect either to be registered himself or to transfer the share. If the notice is not complied with within 60 days, the board may after the expiry of that period withhold payment of all dividends or other moneys payable in respect of the share until the requirements of the notice have been complied with.

Rights of
persons entitled
by transmission

55.    A person becoming entitled by transmission to a share shall, on production of any evidence as to his entitlement properly required by the board and subject to the requirements of Article 53, have the same rights in relation to the share as he would have had if he were the holder of the share, subject to Article 178. That person may give a discharge for all dividends and other moneys payable in respect of the share, but he shall not, before being registered as the holder of the share, be entitled in respect of it to receive notice of, or to attend or vote at, any meeting of the Company or to receive notice of, or to attend or vote at, any separate meeting of the holders of any class of shares in the capital of the Company.

ALTERATION OF SHARE CAPITAL

New shares
subject to these
Articles

56.    All shares created by increase of the Company's share capital (unless otherwise provided by the terms of allotment of the shares of that class), by consolidation, division or sub-division of its share capital or the conversion of stock into paid-up shares shall be subject to all the provisions of these Articles, including without limitation provisions relating to payment of calls, lien, forfeiture, transfer and transmission.

Fractions
arising

57.    Whenever any fractions arise as a result of a consolidation or sub-division of shares, the board may on behalf of the members deal with the fractions as it thinks fit. In particular, without limitation, the board may sell shares representing fractions to which any members would otherwise become entitled to any person (including, subject to the provisions of the Companies Acts, the Company) and distribute the net proceeds of sale in due proportion among those members. Where the shares to be sold are held in certificated form the board may authorise some person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer. Where the shares to be sold are held in uncertificated form, the board may do all acts and things it considers necessary or expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer. The buyer shall not be bound to see to the application of the purchase moneys and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in relation to the sale.

GENERAL MEETINGS

Annual general
meetings

58.    The board shall convene and the Company shall hold general meetings as annual general meetings in accordance with the requirements of the Companies Acts.

Class meetings

59.    All provisions of these Articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the holders of any class of shares in the capital of the Company, except that:

(a)
the necessary quorum at any such meeting (or adjournment thereof) shall be members of that class who together represent at least the majority of the voting rights of all the members of that class entitled to vote, present in person or by proxy, at the relevant meeting;

(b)
all votes shall be taken on a poll; and

(c)
each holder of shares of the class shall, on a poll, have one vote in respect of every share of the class held by him.

For the purposes of this Article, where a person is present by proxy or proxies, he is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights with respect to any matter proposed at the meeting.

Convening
general meetings

60.    The board may call general meetings whenever and at such times and places as it shall determine. On the requisition of members pursuant to the provisions of the Companies Acts, the board shall promptly convene a general meeting in accordance with the requirements of the Companies Acts.

NOTICE OF GENERAL MEETINGS

Period of notice

61.    An annual general meeting shall be called by not less than 21 clear days' notice and no more than 60 days' notice. Subject to the provisions of the Companies Acts, all other general meetings may be called by not less than 14 clear days' notice and no more than 60 days' notice.

Recipients of
notice

62.    Subject to the provisions of the Companies Acts, to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be sent to every member and every director. The auditors are entitled to receive all notices of, and other communications relating to, any general meeting which any member is entitled to receive.

Contents of
notice: general

63.    Subject to the provisions of the Companies Acts, the notice shall specify the time, date and place of the meeting (including without limitation any satellite meeting place arranged for the purposes of Article 66, which shall be identified as such in the notice) and the general nature of the business to be dealt with.

Contents of
notice: additional
requirements

64.    In the case of an annual general meeting, the notice shall specify the meeting as such. In the case of a meeting to pass a special resolution, the notice shall specify the intention to propose the resolution as a special resolution.

Article 68
arrangements

65.    The notice shall include details of any arrangements made for the purpose of Article 68 (making clear that participation in those arrangements will not amount to attendance at the meeting to which the notice relates).

General meetings
at more than
one place

66.    The board may resolve to enable persons entitled to attend a general meeting to do so by simultaneous attendance and participation at a satellite meeting place anywhere in the world. The members present in person or by proxy at satellite meeting places shall be counted in the quorum for, and entitled to vote at, the general meeting in question, and that meeting shall be duly constituted and its proceedings valid if the chairman of the general meeting is satisfied that adequate facilities are available throughout the general meeting to ensure that members attending at all the meeting places are able to:

(a)
participate in the business for which the meeting has been convened;

(b)
hear and see all persons who speak (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) in the principal meeting place and any satellite meeting place; and

(c)
be heard and seen by all other persons so present in the same way.

The chairman of the general meeting shall be present at, and the meeting shall be deemed to take place at, the principal meeting place.

Interruption or
adjournment
where facilities
inadequate

67.    If it appears to the chairman of the general meeting that the facilities at the principal meeting place or any satellite meeting place have become inadequate for the purposes referred to in Article 66, then the chairman may, without the consent of the meeting, interrupt or adjourn the general meeting. All business conducted at that general meeting up to the time of that adjournment shall be valid. The provisions of Article 81 shall apply to that adjournment.

Other
arrangements for
viewing and
hearing proceedings

68.    The board may make arrangements for persons entitled to attend a general meeting or an adjourned general meeting to be able to view and hear the proceedings of the general meeting or adjourned general meeting and to speak at the meeting (whether by the use of microphones, loudspeakers, audio-visual communications equipment or otherwise) by attending at a venue anywhere in the world not being a satellite meeting place. Those attending at any such venue shall not be regarded as present at the general meeting or adjourned general meeting and shall not be entitled to vote at the meeting at or from that venue. The inability for any reason of any member present in person or by proxy at such a venue to view or hear all or any of the proceedings of the meeting or to speak at the meeting shall not in any way affect the validity of the proceedings of the meeting.

Controlling level
of attendance

69.    The board may from time to time make any arrangements for controlling the level of attendance at any venue for which arrangements have been made pursuant to Article 68 (including without limitation the issue of tickets or the imposition of some other means of selection) it in its absolute discretion considers appropriate, and may from time to time change those arrangements. If a member, pursuant to those arrangements, is not entitled to attend in person or by proxy at a particular venue, he shall be entitled to attend in person or by proxy at any other venue for which arrangements have been made pursuant to Article 68. The entitlement of any member to be present at such venue in person or by proxy shall be subject to any such arrangement then in force and stated by the notice of meeting or adjourned meeting to apply to the meeting.

Change in place
and/or time of
meeting

70.    If, after the sending of notice of a general meeting but before the meeting is held, or after the adjournment of a general meeting but before the adjourned meeting is held (whether or not notice of the adjourned meeting is required), the board decides that it is impracticable or unreasonable, for a reason beyond its control, to hold the meeting at the declared place (or any of the declared places, in the case of a meeting to which Article 66 applies) and/or time, it may change the place (or any of the places, in the case of a meeting to which Article 66 applies) and/or postpone the time at which the meeting is to be held. If such a decision is made, the board may then change the place (or any of the places, in the case of a meeting to which Article 66 applies) and/or postpone the time again if it decides that it is reasonable to do so. In either case:

(a)
no new notice of the meeting need be sent, but the board shall, if practicable, advertise the date, time and place of the meeting by public announcement and in two newspapers with national circulation in the United Kingdom and shall make arrangements for notices of the change of place and/or postponement to appear at the original place and/or at the original time; and

(b)
a proxy appointment in relation to the meeting may, if by means of a document in hard copy form, be delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 107(a) or, if in electronic form, be received at the address (if any) specified by or on behalf of the Company in accordance with Article 107(b).

For the purposes of this Article 70, public announcement shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or other method of public announcement as the board may deem appropriate in the circumstances.

Meaning of
participate

71.    For the purposes of Articles 66, 67, 68, 69 and 70, the right of a member to participate in the business of any general meeting shall include without limitation the right to speak, vote on a poll, be represented by a proxy and have access to all documents which are required by the Companies Acts or these Articles to be made available at the meeting.

Accidental
omission to
send notice etc.

72.    The accidental omission to send a notice of a meeting or resolution, or to send any notification where required by the Companies Acts or these Articles in relation to the publication of a notice of meeting on a website, or to send a form of proxy where required by the Companies Acts or these Articles, to any person entitled to receive it, or the non-receipt for any reason of any such notice, resolution or notification or form of proxy by that person, whether or not the Company is aware of such omission or non-receipt, shall not invalidate the proceedings at that meeting.

Security

73.    The board and, at any general meeting, the chairman may make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of a general meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The board and, at any general meeting, the chairman are entitled to refuse entry to a person who refuses to comply with these arrangements, requirements or restrictions.

LIST OF MEMBERS FOR VOTING AT GENERAL MEETINGS

Preparation of
shareholder list

74.    At least ten days before every general meeting, the secretary shall prepare a complete list of the members entitled to vote at the meeting. Such list shall be:

(a)
be arranged in alphabetical order;

(b)
show the address of each member entitled to vote at the meeting; and

(c)
show the number of shares registered in the name of each member.

Shareholder list
to be available
for inspection

75.    The list of members prepared in accordance with Article 74 shall be available during ordinary business hours for a period of at least ten days before the meeting for inspection by any member for any purpose relevant to the meeting. The notice of the meeting may specify the place where the list of members may be inspected. If the notice of the meeting does not specify the place where members may inspect the list of members, the list of members shall be available for inspection (at the discretion of the board) at either the Company's registered office or on a website. The list of members shall be available for inspection by any member who is present at the meeting, at the place and for the duration, of the meeting.

PROCEEDINGS AT GENERAL MEETINGS

Quorum

76.    No business shall be dealt with at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting. Save as otherwise provided by these Articles, quorum is the members who together represent at least the majority of the voting rights of all the members entitled to vote, present in person or by proxy, at the relevant meeting.

For the purposes of this Article 76 a "qualifying person" means: (i) an individual who is a member of the Company; (ii) a person authorised under the Companies Acts to act as a representative of the corporation in relation to the meeting; or (iii) a person appointed as proxy of a member in relation to the meeting.

For the purposes of this Article, where a person is present by proxy or proxies, he is treated only as holding the shares in respect of which those proxies are authorised to exercise voting rights with respect to any matter proposed at the meeting.

If quorum not
present

77.    If such a quorum is not present within five minutes (or such longer time not exceeding 30 minutes as the chairman of the meeting may decide to wait) from the time appointed for the meeting, or if during a meeting such a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved, and in any other case shall stand adjourned to such time and place as the chairman of the meeting may, subject to the provisions of the Companies Acts, determine. The adjourned meeting shall be dissolved if a quorum is not present within 15 minutes after the time appointed for holding the meeting.

Chairman

78.    The chairman, if any, of the board or, in his absence, any deputy chairman of the Company or, in his absence, some other director nominated by the board, shall preside as chairman of the meeting. If neither the chairman, deputy chairman nor such other director (if any) is present within five minutes after the time appointed for holding the meeting or is not willing to act as chairman, the directors present shall elect one of their number to be chairman. If there is only one director present and willing to act, he shall be chairman. If no director is willing to act as chairman, or if no director is present within five minutes after the time appointed for holding the meeting, the members present in person or by proxy and entitled to vote shall choose a member present in person or a proxy of a member or a person authorised to act as a representative of a corporation in relation to the meeting to be chairman.

Directors entitled
to speak

79.    A director shall, notwithstanding that he is not a member, be entitled to attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the capital of the Company.

Adjournment:
chairman's powers

80.    The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting), adjourn the meeting from time to time and from place to place. No business shall be dealt with at an adjourned meeting other than business which might properly have been dealt with at the meeting had the adjournment not taken place. In addition (and without prejudice to the chairman's power to adjourn a meeting conferred by Article 67), the chairman may adjourn the meeting to another time and place without such consent if it appears to him that:

(a)
it is likely to be impracticable to hold or continue that meeting because of the number of members wishing to attend who are not present; or

(b)
the unruly conduct of persons attending the meeting prevents or is likely to prevent the orderly continuation of the business of the meeting; or

(c)
an adjournment is otherwise necessary so that the business of the meeting may be properly conducted.

Adjournment:
procedures

81.    Any such adjournment may, subject to the provisions of the Companies Acts, be for such time and to such other place (or, in the case of a meeting held at a principal meeting place and a satellite meeting place, such other places) as the chairman may, in his absolute discretion determine, notwithstanding that by reason of such adjournment some members may be unable to be present at the adjourned meeting. Any such member may nevertheless appoint a proxy for the adjourned meeting either in accordance with Article 107 or by means of a document in hard copy form which, if delivered at the meeting which is adjourned to the chairman or the secretary or any director, shall be valid even though it is given at less notice than would otherwise be required by Article 107(a). When a meeting is adjourned for 30 days or more or for an indefinite period, notice shall be sent at least seven clear days before the date of the adjourned meeting specifying the time and place (or places, in the case of a meeting to which Article 66 applies) of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to send any notice of an adjournment or of the business to be dealt with at an adjourned meeting.

Amendments to
resolutions

82.    If an amendment is proposed to any resolution under consideration but is in good faith ruled out of order by the chairman, the proceedings on the substantive resolution shall not be invalidated by any error in such ruling. With the consent of the chairman, an amendment may be withdrawn by its proposer before it is voted on. No amendment to a resolution duly proposed as a special resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error). No amendment to a resolution duly proposed as an ordinary resolution may be considered or voted on (other than a mere clerical amendment to correct a patent error) unless either:

(a)
at least 48 hours before the time appointed for holding the meeting or adjourned meeting at which the ordinary resolution is to be considered (which, if the board so specifies, shall be calculated taking no account of any part of a day that is not a working day), notice of the terms of the amendment and the intention to move it has been delivered in hard copy form to the office or to such other place as may be specified by or on behalf of the Company for that purpose, or received in electronic form at such address (if any) for the time being specified by or on behalf of the Company for that purpose, or

(b)
the chairman in his absolute discretion decides that the amendment may be considered and voted on.

Methods of
voting—Poll
voting entrenched

83.    A resolution put to the vote of a general meeting shall be decided on a poll. This requirement for poll voting on resolutions at a general meeting of the Company may only be removed, amended or varied by resolution of the members passed unanimously at a general meeting of the Company.

Conduct of poll

84.    Subject to Article 85, a poll shall be taken as the chairman directs and he may, and shall if required by the meeting, appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll. The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

When poll to
be taken

85.    A poll on the election of a chairman or on a question of adjournment shall be taken immediately. A poll on any other question shall be taken at either the meeting or at such time and place as the chairman directs not being more than 30 days after the meeting.

Effectiveness of
special resolutions

86.    Where for any purpose an ordinary resolution of the Company is required, a special resolution shall also be effective.

PROPOSED SHAREHOLDER RESOLUTIONS

Content of
member requests
for requisitioned
resolution
and general
meetings

87.    Where a member or members, in accordance with the provisions of the Act, request the Company to: (i) call a general meeting for the purposes of bringing a resolution before the meeting; or (ii) give notice of a resolution to be proposed at an annual general meeting, such request must, in each case and in addition to the requirements of the Act contain the following:

(a)
to the extent that that request relates to the nomination of a director, as to each person whom the member(s) propose(s) to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, and the regulations promulgated thereunder, including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;

(b)
to the extent that that request relates to any business other than the nomination of a director that the member(s) propose(s) to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such member(s) and any Member Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the member(s) or the Member Associated Person therefrom; and

(c)
as to the member(s) giving the notice and the Member Associated Person, if any, on whose behalf the nomination or proposal is made:

            (i)  the name and address of such member(s), as they appear on the Company's books, and of such Member Associated Persons, if any;

           (ii)  the class and number of shares of the Company which are owned beneficially and of record by such member(s) and such Member Associated Persons, if any;

          (iii)  whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of stock price changes for, or to increase or decrease the voting power of, such member(s) or any such Member Associated Persons with respect to any shares of the Company (which information shall be updated by such member(s) as of the record date of the meeting not later than ten days after the record date for the meeting);

          (iv)  a description of all agreements, arrangements and understandings between such member and such Member Associated Persons, if any, each proposed nominee and any other person or persons (including their names) in connection with the nomination of a director or the proposal of any other business by such member(s) or such Member Associated Person, if any;

           (v)  any other information relating to such member or such beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and

          (vi)  to the extent known by the member(s) giving the notice, the name and address of any other member supporting the nominee for election or reelection as a director or the proposal of other business on the date of such request.

For purposes of this Article 87, a Member Associated Person of any member shall mean: (i) any person controlling, directly or indirectly, or acting in concert with, such member; (ii) any beneficial owner of shares of stock of the Company owned of record or beneficially by such member; and (iii) any person controlling, controlled by or under common control with such Member Associated Person.

88.    If a request made in accordance with Article 87 does not include the information specified in that Article or if a request made in accordance with Article 87 is not received in the time and manner indicated in Article 89 relevant in respect of the shares which the relevant member(s) hold (the member default shares) the member(s) shall not be entitled to vote, either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares (or at an adjournment of any such meeting), the member default shares with respect to matters detailed in the request made in accordance with Article 87.

    (B)
    the transfer is an approved transfer in accordance with Article 99(c).

Time for
receiving
requests

89.    Without prejudice the rights of any member under the Act, a member who makes a request to which Article 87 relates, must deliver any such request in writing to the secretary at the Company's registered office not earlier than the close of business on the one hundred and twentieth (120th) calendar day nor later than the close of business on the ninetieth (90th) calendar day prior to the date of the first anniversary of the preceding year's annual general meeting; provided, however, that in the event that the date of an annual meeting is more than thirty (30) calendar days before or more than sixty (60) calendar days after the date of the first anniversary of the preceding year's annual general meeting, notice by the member must be so delivered in writing not earlier than the close of business on the one hundred and twentieth (120th) calendar day prior to such annual general meeting and not later than the close of business on the later of (i) the ninetieth (90th) calendar day prior to such annual general meeting and (ii) the 10th calendar day after the day on which public announcement of the date of such annual general meeting is first made by the Company. In no event shall any adjournment or postponement of an annual general meeting or the public announcement thereof commence a new time period for the giving of a member's notice as described in this Article.

For the purposes of the annual general meeting of the Company to be held in 2013, references in this Article 89 to the Company's "preceding year's annual general meeting" shall be construed as references to the annual general meeting of the Company held in 2012 or, if no such meeting is held, then such references shall be construed as references to the 2012 annual general meeting of Aon Corporation.

Notwithstanding anything in the foregoing provisions of this Article 89 to the contrary, in the event that the number of directors to be elected to the board is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased board of directors made by the Company at least one hundred (100) calendar days prior to the date of the first anniversary of the preceding year's annual general meeting, a member's notice required by this Article 89 shall also be considered as validly delivered in accordance with Article 89, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the secretary at the Company's registered not later than 5.00p.m., local time, on the tenth (10th) calendar day after the day on which such public announcement is first made by the Company.

For purposes of this Article 89, public announcement shall mean disclosure in a press release reported by Reuters, the Dow Jones News Service, Associated Press or a comparable news service or in a document publicly filed by the Company with the U.S. Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

Notwithstanding the provisions of Article 87 or Article 88 or the foregoing provisions of this Article 89, a member shall also comply with all applicable requirements of the Companies Acts and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in Article 87 or Article 88 and this Article 89. Nothing in Article 87 or Article 88 or this Article 89 shall be deemed to affect any rights of members to request inclusion of proposals in, nor the right of the Company to omit proposals from, the Company's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

VOTES OF MEMBERS

Right to vote on
a poll

90.    Subject to any rights or restrictions attached to any shares, on a vote on a resolution on a poll every member present in person or by proxy shall have one vote for every share of which he is the holder.

Votes of joint
holders

91.    In the case of joint holders of a share, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders. For this purpose seniority shall be determined by the order in which the names of the holders stand in the register.

Member under
incapacity

92.    A member in respect of whom an order has been made by a court or official having jurisdiction (whether in the United Kingdom or elsewhere) in matters concerning mental disorder may vote by his receiver, curator bonis or other person authorised for that purpose appointed by that court or official. That receiver, curator bonis or other person may vote by proxy. The right to vote shall be exercisable only if evidence satisfactory to the board of the authority of the person claiming to exercise the right to vote has been delivered to the office, or another place specified in accordance with these Articles for the delivery of proxy appointments, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised provided that the Company may specify, in any case, that in calculating the period of 48 hours, no account shall be taken of any part of a day that is not a working day.

Calls in arrears

93.    No member shall be entitled to vote at a general meeting or at a separate meeting of the holders of any class of shares in the capital of the Company, either in person or by proxy, in respect of any share held by him unless all moneys presently payable by him in respect of that share have been paid.

Members in
default of s793
of the Act

94.    If at any time the board is satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Act (a section 793 notice) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the board may, in its absolute discretion at any time thereafter by notice (a direction notice) to such member direct that:

(a)
in respect of the shares in relation to which the default occurred (the default shares, which expression includes any shares issued after the date of the section 793 notice in respect of those shares) the member shall not be entitled to attend or vote either personally or by proxy at a general meeting or at a separate meeting of the holders of that class of shares or on a poll; and

(b)
in respect of the default shares:

(i)
no payment shall be made by way of dividend and no share shall be allotted pursuant to Article 176; and

(ii)
no transfer of any default share shall be registered unless:

(A)
the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the board may in its absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(B)
the transfer is an approved transfer.

Copy of notice
to interested
persons

95.    The Company shall send the direction notice to each other person appearing to be interested in the default shares, but the failure or omission by the Company to do so shall not invalidate such notice.

When
restrictions
cease to have
effect

96.    Any direction notice shall cease to have effect not more than seven days after the earlier of receipt by the Company of:

(a)
a notice of an approved transfer, but only in relation to the shares transferred; or

(b)
all the information required by the relevant section 793 notice, in a form satisfactory to the board.

Board may
cancel
restrictions

97.    The board may at any time send a notice cancelling a direction notice.

Conversion of
uncertificated
shares

98.    The Company may exercise any of its powers under Article 12 in respect of any default share that is held in uncertificated form.

Supplementary
provisions

99.    For the purposes of this Article and Articles 94, 95, 96, 97 and 98:

(a)
a person shall be treated as appearing to be interested in any shares if the member holding such shares has sent to the Company a notification under section 793 of the Act which either (i) names such person as being so interested or (ii) fails to establish the identities of all those interested in the shares, and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)
the prescribed period is 14 days from the date of service of the section 793 notice; and

(c)
a transfer of shares is an approved transfer if:

(i)
it is a transfer of shares pursuant to an acceptance of a takeover offer (within the meaning of section 974 of the Act); or

(ii)
the board is satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with any other person appearing to be interested in the shares; or

(iii)
the transfer results from a sale made through a recognised investment exchange as defined in the Financial Services and Markets Act 2000 or any other stock exchange outside the United Kingdom on which the Company's shares are normally traded.

Section 794 of
the Act

100.    Nothing contained in Article 94, 95, 96, 97, 98 or 99 limits the power of the Company under section 794 of the Act.

Errors in voting

101.    If any votes are counted which ought not to have been counted, or might have been rejected, the error shall not vitiate the result of the voting unless it is pointed out at the same meeting, or at any adjournment of the meeting, and, in the opinion of the chairman, it is of sufficient magnitude to vitiate the result of the voting.

Objection to
voting

102.    No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting or poll at which the vote objected to is tendered. Every vote not disallowed at such meeting shall be valid and every vote not counted which ought to have been counted shall be disregarded. Any objection made in due time shall be referred to the chairman whose decision shall be final and conclusive.

Voting:
additional
provisions

103.    On a poll, a member entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.

PROXIES AND CORPORATE REPRESENTATIVES

Appointment of
proxy:
form

104.    The appointment of a proxy shall be made in writing and shall be:

(a)
in the case of a proxy relating to shares in the capital of the Company held in the name of a Depositary, in a form approved by the board, which may include, without limitation, a voter instruction form to be provided to the Company by certain third parties on behalf of the Depositary. Subject thereto, the appointment of a proxy may be:

(A)
in hard copy form; or

(B)
in electronic form, to the electronic address provided by the Company for this purpose; or

(b)
in the case of a proxy relating to shares to which Article 104(a) does not apply:

(i)
in any usual form or in any other form which the board may approve. Subject thereto, the appointment of a proxy may be:

(A)
in hard copy form; or

    (B)
    in electronic form, to the electronic address provided by the Company for this purpose.

Execution of
proxy

105.    The appointment of a proxy, whether made in hard copy form or in electronic form, shall be executed in such manner as may be approved by or on behalf of the Company from time to time. Subject thereto, the appointment of a proxy shall be executed by the appointor or any person duly authorised by the appointor or, if the appointor is a corporation, executed by a duly authorised person or under its common seal or in any other manner authorised by its constitution.

Proxies: other
provisions

106.    The board may, if it thinks fit, but subject to the provisions of the Companies Acts, at the Company's expense send hard copy forms of proxy for use at the meeting and issue invitations in electronic form to appoint a proxy in relation to the meeting in such form as may be approved by the board. The appointment of a proxy shall not preclude a member from attending and voting in person at the meeting or poll concerned. A member may appoint more than one proxy to attend on the same occasion, provided that each such proxy is appointed to exercise the rights attached to a different share or shares held by that member.

Delivery/receipt
of proxy
appointment

107.    Without prejudice to Article 70(b) or to the second sentence of Article 81, the appointment of a proxy shall:

(a)
if in hard copy form, be delivered by hand or by post to the office or such other place within the United Kingdom as may be specified by or on behalf of the Company for that purpose:

(i)
in the notice convening the meeting; or

(ii)
in any form of proxy sent by or on behalf of the Company in relation to the meeting,

  by the time specified by the board (as the board may determine, in compliance with the provisions of the Act) in any such notice or form of proxy.

(b)
if in electronic form, be received at any address to which the appointment of a proxy may be sent by electronic means pursuant to a provision of the Companies Acts or to any other address specified by or on behalf of the Company for the purpose of receiving the appointment of a proxy in electronic form:

(i)
in the notice convening the meeting; or

(ii)
in any form of proxy sent by or on behalf of the Company in relation to the meeting; or

(iii)
in any invitation to appoint a proxy issued by the Company in relation to the meeting; or

(iv)
on a website that is maintained by or on behalf of the Company and identifies the Company,

  by the time specified by the board (as the board may determine, in compliance with the provisions of the Companies Acts) in any such method of notification.

The board may specify, when determining the dates by which proxies are to be lodged, that no account need be taken of any part of a day that is not a working day.

Authentication
of proxy
appointment not
made by holder

108.    Subject to the provisions of the Companies Acts, where the appointment of a proxy is expressed to have been or purports to have been made, sent or supplied by a person on behalf of the holder of a share:

(a)
the Company may treat the appointment as sufficient evidence of the authority of that person to make, send or supply the appointment on behalf of that holder; and

(b)
that holder shall, if requested by or on behalf of the Company at any time, send or procure the sending of reasonable evidence of the authority under which the appointment has been made, sent or supplied (which may include, without limitation, a copy of such authority certified notarially or in some other way approved by the board), to such address and by such time as may be specified in the request and, if the request is not complied with in any respect, the appointment may be treated as invalid.

Validity of
proxy
appointment

109.    Subject to Article 108, a proxy appointment which is not delivered or received in accordance with Article 107 shall be invalid. When two or more valid proxy appointments are delivered or received in respect of the same share for use at the same meeting, the one that was last delivered or received shall be treated as replacing or revoking the others as regards that share, provided that if the Company determines that it has insufficient evidence to decide whether or not a proxy appointment is in respect of the same share, it shall be entitled to determine which proxy appointment (if any) is to be treated as valid. Subject to the Companies Acts, the Company may determine at its discretion when a proxy appointment shall be treated as delivered or received for the purposes of these Articles.

Rights of proxy

110.    A proxy appointment shall be deemed to entitle the proxy to exercise all or any of the appointing member's rights to attend and to speak and vote at a meeting of the Company in respect of the shares to which the proxy appointment relates. The proxy appointment shall, unless it provides to the contrary, be valid for any adjournment of the meeting as well as for the meeting to which it relates.

Company not
required to
check proxy
votes

111.    The Company shall not be required to check that a proxy or corporate representative votes in accordance with any instructions given by the member by whom he is appointed. Any failure to vote as instructed shall not invalidate the proceedings on the resolution.

Corporate
representatives

112.    Any corporation which is a member of the Company (in this Article the grantor) may, by resolution of its directors or other governing body, authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or at any separate meeting of the holders of any class of shares. A director, the secretary or other person authorised for the purpose by the secretary may require all or any of such persons to produce a certified copy of the resolution of authorisation before permitting him to exercise his powers. Such person is entitled to exercise (on behalf of the grantor) the same powers as the grantor could exercise if it were an individual member of the Company. Where a grantor authorises more than one person:

(a)
where more than one authorised person purport to exercise a power in respect of the same shares:

(i)
if they purport to exercise the power in the same way as each other, the power is treated as exercised in that way; and

(ii)
if they do not purport to exercise the power in the same way as each other, the power is treated as not exercised.

Revocation of
authority

113.    The termination of the authority of a person to act as a proxy or duly authorised representative of a corporation does not affect:

(a)
whether he counts in deciding whether there is a quorum at a meeting;

(b)
the validity of anything he does as chairman of a meeting;

(c)
the validity of a poll demanded by him at a meeting; or

(d)
the validity of a vote given by that person,

unless notice of the termination was either delivered or received as mentioned in the following sentence at least 24 hours before the start of the relevant meeting or adjourned meeting or (in the case of a poll taken otherwise than on the same day as the meeting or adjourned meeting) the time appointed for taking the poll. Such notice of termination shall be either by means of a document in hard copy form delivered to the office or to such other place within the United Kingdom as may be specified by or on behalf of the Company in accordance with Article 107(a) or in electronic form received at the address specified by or on behalf of the Company in accordance with Article 107(b), regardless of whether any relevant proxy appointment was effected in hard copy form or in electronic form.

Duration of
general
authority

114.    A proxy given in the form of a power of attorney or similar authorisation granting power to a person to vote on behalf of a member at forthcoming meetings in general shall not be treated as valid for a period of more than three years, unless a contrary intention is stated in it.

BUSINESS COMBINATIONS

Shareholder
approval of
business
combinations

115.    The adoption or authorisation of any Business Combination must be pre-approved by members of the Company representing at least two thirds in nominal value of the issued share capital of the Company (excluding shares held by the Company). The foregoing vote shall be in lieu of any lesser vote of the holders of the voting shares of the Company voting as one class otherwise required by law or by agreement, but shall be in addition to any class vote or other vote otherwise required by law, these Articles or any agreement to which the Company is a party.

For the purposes of this Article 115, the term Business Combination shall mean the sale or lease or exchange of all or substantially all of the property and of the assets of the Company to any person.

NUMBER OF DIRECTORS

Limits on
number of
directors

116.    The number of directors shall be as the board may determine from time to time, but shall be not less than seven and no more than twenty one.

APPOINTMENT OF DIRECTORS

Annual re-
election

117.    Subject to Article 118, the directors shall be elected at each annual general meeting of the Company.

Eligibility for
election

118.    Each director elected shall hold office until his successor is elected or until his earlier resignation or removal in accordance with Article 122, Article 133 or Article 134.

119.    No person shall be appointed a director at any general meeting unless:

(a)
he is recommended by the board; or

(b)
notice in respect of that person is given by a member qualified to vote at the meeting has been received by the Company in accordance with Article 87 and Article 89 or section 338 of the Act of the intention to propose that person for appointment stating the particulars which would, if he were so appointed, be required to be included in the Company's register of directors, together with notice by that person of his willingness to be appointed.

Separate
resolutions on
appointment

120.    Except as otherwise authorised by the Companies Acts, a motion for the appointment of two or more persons as directors by a single resolution shall not be made unless a resolution that it should be so made has first been agreed to by the meeting without any vote being given against it.

Additional
powers of the
Company

121.    Subject to Article 116, Article 117 and Article 122, the Company may by ordinary resolution appoint a person who is willing to act to be a director either to fill a vacancy or as an additional director. The appointment of a person to fill a vacancy or as an additional director shall take effect from the end of the meeting.

Contested
election

122.    In the event that at a meeting of the Company it is proposed to vote upon a number of resolutions for the appointment of a person as a director (each a Director Resolution) that exceeds the total number of directors that are to be appointed to the board at that meeting (the Board Number), the persons that shall be appointed shall: first be the person who receives the greatest number of "for" votes (whether or not a majority of those votes cast in respect of that Director Resolution), and then shall second be the person who receives the second greatest number of "for" votes (whether or not a majority of those votes cast in respect of that Director Resolution), and so on, until the number of directors so appointed equals the Board Number.

123.    Article 122 shall not apply to any resolution proposed to be voted on at a meeting in respect of the proposed removal of an existing director and appointment of a person instead of the person so removed, which pursuant to Article 134 and the Act shall be proposed as an ordinary resolution.

Appointment by
board

124.    The board may appoint a person who is willing to act to be a director, either to fill a vacancy or as an additional director and in either case whether or not for a fixed term. Any director so appointed shall hold office until his successor is elected or until his earlier resignation or removal in accordance with Article 122, Article 133 or Article 134.

No share
qualification

125.    A director shall not be required to hold any shares in the capital of the Company by way of qualification.

POWERS OF THE BOARD

Business to be
managed by
board

126.    Subject to the provisions of the Companies Acts and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the board which may pay all expenses incurred in forming and registering the Company and may exercise all the powers of the Company, including without limitation the power to dispose of all or any part of the undertaking of the Company. No alteration of the Articles and no such direction shall invalidate any prior act of the board which would have been valid if that alteration had not been made or that direction had not been given. The powers given by this Article shall not be limited by any special power given to the board by these Articles. A meeting of the board at which a quorum is present may exercise all powers exercisable by the board.

Exercise by
Company of
voting rights

127.    The board may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as it thinks fit (including without limitation the exercise of that power in favour of any resolution appointing its members or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

Change of the
Company's
name

CHANGE OF THE COMPANY'S NAME

128.    The Company's name may be changed by resolution of the board.

DELEGATION OF POWERS OF THE BOARD

Committees of
the board

129.    The board may delegate any of its powers to any committee consisting of one or more directors. The board may also delegate to any director holding any executive office such of its powers as the board considers desirable to be exercised by him. Any such delegation shall, in the absence of express provision to the contrary in the terms of delegation, be deemed to include authority to sub-delegate to one or more directors (whether or not acting as a committee) or to any employee or agent of the Company all or any of the powers delegated and may be made subject to such conditions as the board may specify, and may be revoked or altered.

Subject to any conditions imposed by the board, the proceedings of a committee with two or more members shall be governed by these Articles regulating the proceedings of directors so far as they are capable of applying.

Local boards
etc.

130.    The board may establish local or divisional boards or agencies for managing any of the affairs of the Company, either in the United Kingdom or elsewhere, and may appoint any persons to be members of the local or divisional boards, or any managers or agents, and may fix their remuneration. The board may delegate to any local or divisional board, manager or agent any of the powers, authorities and discretions vested in or exercisable by the board, with power to sub-delegate, and may authorise the members of any local or divisional board, or any of them, to fill any vacancies and to act notwithstanding vacancies. Any appointment or delegation made pursuant to this Article may be made on such terms and subject to such conditions as the board may decide. The board may remove any person so appointed and may revoke or vary the delegation but no person dealing in good faith and without notice of the revocation or variation shall be affected by it.

Agents

131.    The board may, by power of attorney or otherwise, appoint any person to be the agent of the Company for such purposes, with such powers, authorities and discretions (not exceeding those vested in the board) and on such conditions as the board determines, including without limitation authority for the agent to delegate all or any of his powers, authorities and discretions, and may revoke or vary such delegation.

Offices
including title
“director”

132.    The board may appoint any person to any office or employment having a designation or title including the word "director" or attach to any existing office or employment with the Company such a designation or title and may terminate any such appointment or the use of any such designation or title. The inclusion of the word "director" in the designation or title of any such office or employment shall not imply that the holder is a director of the Company, and the holder shall not thereby be empowered in any respect to act as, or be deemed to be, a director of the Company for any of the purposes of these Articles.

DISQUALIFICATION AND REMOVAL OF DIRECTORS

Disqualification
as a director

133.    A person ceases to be a director as soon as:

(a)
that person ceases to be a director by virtue of any provision of the Act or is prohibited from being a director by law;

(b)
a bankruptcy order is made against that person;

(c)
a composition is made with that person's creditors generally in satisfaction of that person's debts;

(d)
a registered medical practitioner who is treating that person gives a written opinion to the Company stating that that person has become physically or mentally incapable of acting as a director and may remain so for more than three months;

(e)
by reason of that person's mental health, a court makes an order which wholly or partly prevents that person from personally exercising any powers or rights which that person would otherwise have;

(f)
notification is received by the Company from the director that the director is resigning or retiring from office, and such resignation or retirement has taken effect in accordance with its terms; or

(g)
that person dies.

Power of
Company to
remove director

134.    The Company may, without prejudice to the provisions of the Companies Acts, by ordinary resolution remove any director from office (notwithstanding any provision of these Articles or of any agreement between the Company and such director, but without prejudice to any claim he may have for damages for breach of any such agreement). No special notice need be given of any resolution to remove a director in accordance with this Article and no director proposed to be removed in accordance with this Article has any special right to protest against his removal. The Company may, by ordinary resolution, appoint another person in place of a director removed from office in accordance with this Article.

NON-EXECUTIVE DIRECTORS

Arrangements
with non-
executive
directors

135.    Subject to the provisions of the Companies Acts, the board may enter into, vary and terminate an agreement or arrangement with any director who does not hold executive office for the provision of his services to the Company. Any such agreement or arrangement may be made on such terms as the board determines.

Ordinary
remuneration

136.    Each non-executive director shall be paid a fee for their services (which shall be deemed to accrue from day to day) at such rate as may from time to time be determined by the board.

Additional
remuneration
for special
services

137.    Any director who does not hold executive office and who performs special services which in the opinion of the board are outside the scope of the ordinary duties of a director, may be paid such extra remuneration by way of additional fee, salary, commission or otherwise as the board may determine.

DIRECTORS' EXPENSES

Directors may
be paid expenses

138.    The directors may be paid all travelling, hotel, and other expenses properly incurred by them in connection with their attendance at meetings of the board or committees of the board, general meetings or separate meetings of the holders of any class of shares or of debentures of the Company or otherwise in connection with the discharge of their duties.

EXECUTIVE DIRECTORS

Appointment to
executive office

139.    Subject to the provisions of the Companies Acts, the board may appoint one or more of its body to be the holder of any executive office (including, without limitation, to hold office as president, chief executive officer and/or treasurer, but excluding that of auditor) in the Company and may enter into an agreement or arrangement with any such director for his employment by the Company or for the provision by him of any services outside the scope of the ordinary duties of a director. Any such appointment, agreement or arrangement may be made on such terms, including without limitation terms as to remuneration, as the board determines. The board may revoke or vary any such appointment but without prejudice to any rights or claims which the person whose appointment is revoked or varied may have against the Company because of the revocation or variation.

Termination of
appointment to
executive office

140.    Any appointment of a director to an executive office shall terminate if he ceases to be a director but without prejudice to any rights or claims which he may have against the Company by reason of such cessation. A director appointed to an executive office shall not cease to be a director merely because his appointment to such executive office terminates.

Emoluments to
be determined
by the board

141.    The emoluments of any director holding executive office for his services as such shall be determined by the board, and may be of any description, including without limitation admission to, or continuance of, membership of any scheme (including any share acquisition scheme) or fund instituted or established or financed or contributed to by the Company for the provision of pensions, life assurance or other benefits for employees or their dependants, or the payment of a pension or other benefits to him or his dependants on or after retirement or death, apart from membership of any such scheme or fund.

DIRECTORS' INTERESTS

Authorisation
under s175 of
the Act

142.    For the purposes of section 175 of the Act, the board may authorise any matter proposed to it in accordance with these Articles which would, if not so authorised, involve a breach of duty by a director under that section, including, without limitation, any matter which relates to a situation in which a director has, or can have, an interest which conflicts, or possibly may conflict, with the interests of the Company. Any such authorisation will be effective only if:

(a)
any requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and

(b)
the matter was agreed to without their voting or would have been agreed to if their votes had not been counted.

The board may (whether at the time of the giving of the authorisation or subsequently) make any such authorisation subject to any limits or conditions it expressly imposes but such authorisation is otherwise given to the fullest extent permitted. The board may vary or terminate any such authorisation at any time.

For the purposes of the Articles, a conflict of interest includes a conflict of interest and duty and a conflict of duties, and interest includes both direct and indirect interests.

Director may
contract with
the Company
and hold other
offices etc

143.    Provided that he has disclosed to the board the nature and extent of his interest (unless the circumstances referred to in section 177(5) or section 177(6) of the Act apply, in which case no such disclosure is required) a director notwithstanding his office:

(a)
may be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is otherwise (directly or indirectly) interested;

(b)
may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director; and

(c)
may be a director or other officer of, or employed by, or a party to a transaction or arrangement with, or otherwise interested in, any body corporate:

(i)
in which the Company is (directly or indirectly) interested as shareholder or otherwise; or

(ii)
with which he has such a relationship at the request or direction of the Company.

Remuneration,
benefits etc.

144.    A director shall not, by reason of his office, be accountable to the Company for any remuneration or other benefit which he derives from any office or employment or from any transaction or arrangement or from any interest in any body corporate:

(a)
the acceptance, entry into or existence of which has been approved by the board pursuant to Article 142 (subject, in any such case, to any limits or conditions to which such approval was subject); or

(b)
which he is permitted to hold or enter into by virtue of paragraph (a), (b) or (c) of Article 143;

nor shall the receipt of any such remuneration or other benefit constitute a breach of his duty under section 176 of the Act.

Notification of
interests

145.    Any disclosure required by Article 143 may be made at a meeting of the board, by notice in writing or by general notice or otherwise in accordance with section 177 of the Act.

Duty of
confidentiality
to another
person

146.    A director shall be under no duty to the Company with respect to any information which he obtains or has obtained otherwise than as a director of the Company and in respect of which he owes a duty of confidentiality to another person. However, to the extent that his relationship with that other person gives rise to a conflict of interest or possible conflict of interest, this Article applies only if the existence of that relationship has been approved by the board pursuant to Article 142. In particular, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he fails:

(a)
to disclose any such information to the board or to any director or other officer or employee of the Company; and/or

(b)
to use or apply any such information in performing his duties as a director of the Company.

Consequences of
authorisation

147.    Where the existence of a director's relationship with another person has been approved by the board pursuant to Article 142 and his relationship with that person gives rise to a conflict of interest or possible conflict of interest, the director shall not be in breach of the general duties he owes to the Company by virtue of sections 171 to 177 of the Act because he:

(a)
absents himself from meetings of the board at which any matter relating to the conflict of interest or possible conflict of interest will or may be discussed or from the discussion of any such matter at a meeting or otherwise; and/or

(b)
makes arrangements not to receive documents and information relating to any matter which gives rise to the conflict of interest or possible conflict of interest sent or supplied by the Company and/or for such documents and information to be received and read by a professional adviser, for so long as he reasonably believes such conflict of interest or possible conflict of interest subsists.

Without
prejudice to
equitable
principles or
rule of law

148.    The provisions of Articles 146 and 147 are without prejudice to any equitable principle or rule of law which may excuse the director from:

(a)
disclosing information, in circumstances where disclosure would otherwise be required under these Articles; or

(b)
attending meetings or discussions or receiving documents and information as referred to in Article 147, in circumstances where such attendance or receiving such documents and information would otherwise be required under these Articles.

GRATUITIES, PENSIONS AND INSURANCE

Gratuities and
pensions

149.    The board may (by establishment of, or maintenance of, schemes or otherwise) provide benefits, whether by the payment of gratuities or pensions or by insurance or otherwise, for any past or present director or employee of the Company or any of its subsidiary undertakings or any body corporate associated with, or any business acquired by, any of them, and for any member of his family (including a spouse, a civil partner, a former spouse and a former civil partner) or any person who is or was dependent on him, and may (as well before as after he ceases to hold such office or employment) contribute to any fund and pay premiums for the purchase or provision of any such benefit.

Insurance

150.    Without prejudice to the provisions of Article 211, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

(a)
a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether direct or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated; or

(b)
a trustee of any pension fund in which employees of the Company or any other body referred to in paragraph (a) of this Article are or have been interested,

including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund.

Directors not
liable to account

151.    No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to these Articles. The receipt of any such benefit shall not disqualify any person from being or becoming a director of the Company.

Section 247 of
the Act

152.    The board may make provision for the benefit of any persons employed or formerly employed by the Company or any of its subsidiaries other than a director or former director or shadow director in connection with the cessation or the transfer of the whole or part of the undertaking of the Company or any subsidiary. Any such provision shall be made by a resolution of the board in accordance with section 247 of the Act.

PROCEEDINGS OF THE BOARD

Convening
meetings

153.    Subject to the provisions of these Articles, the board may regulate its proceedings as it thinks fit. A director may, and the secretary at the request of a director shall, call a meeting of the board by giving notice of the meeting to each director. Notice of a board meeting shall be deemed to be given to a director if it is given to him personally or by word of mouth or sent in hard copy form to him at his last known address or such other address (if any) as may for the time being be specified by him or on his behalf to the Company for that purpose, or sent in electronic form to such address (if any) for the time being specified by him or on his behalf to the Company for that purpose. Questions arising at a meeting shall be decided by a majority of votes. Any director may waive notice of a meeting and any such waiver may be retrospective. Any notice pursuant to this Article need not be in writing if the board so determines and any such determination may be retrospective.

Quorum

154.    The quorum for the transaction of the business of the board may be fixed by the board and unless so fixed at any other number shall be a majority of the directors then in office. Any director who ceases to be a director at a board meeting may continue to be present and to act as a director and be counted in the quorum until the termination of the board meeting if no director objects.

Powers of
directors if
number falls
below minimum

155.    The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but if the number of directors is less than the number fixed as the quorum the continuing directors or director may act only for the purpose of filling vacancies or of calling a general meeting.

Chairman and
deputy
chairman

156.    The board may appoint one of their number to be the chairman, and one of their number to be the deputy chairman, of the board and may at any time remove either of them from such office. Unless he is unwilling to do so, the director appointed as chairman, or in his stead the director appointed as deputy chairman, shall preside at every meeting of the board at which he is present. If there is no director holding either of those offices, or if neither the chairman nor the deputy chairman is willing to preside or neither of them is present within five minutes after the time appointed for the meeting, the directors present may appoint one of their number to be chairman of the meeting.

Validity of acts
of the board

157.    All acts done by a meeting of the board, or of a committee of the board, or by a person acting as a director, shall, notwithstanding that it be afterwards discovered that there was a defect in the appointment of any director or any member of the committee or that any of them were disqualified from holding office, or had vacated office, or were not entitled to vote, be as valid as if every such person had been duly appointed and was qualified and had continued to be a director and had been entitled to vote.

Resolutions in
writing

158.    A resolution in writing agreed to by all the directors entitled to vote at a meeting of the board or of a committee of the board (not being less than the number of directors required to form a quorum of the board) shall be as valid and effectual as if it had been passed at a meeting of the board or (as the case may be) a committee of the board duly convened and held. For this purpose:

(a)
a director signifies his agreement to a proposed written resolution when the Company receives from him a document indicating his agreement to the resolution authenticated in the manner permitted by the Companies Acts for a document in the relevant form; and

(b)
the director may send the document in hard copy form or in electronic form to such address (if any) for the time being specified by the Company for that purpose.

Meetings by
telephone etc.

159.    Without prejudice to the first sentence of Article 153, a person entitled to be present at a meeting of the board or of a committee of the board shall be deemed to be present for all purposes if he is able (directly or by electronic communication) to speak to and be heard by all those present or deemed to be present simultaneously. A director so deemed to be present shall be entitled to vote and be counted in a quorum accordingly. Such a meeting shall be deemed to take place where it is convened to be held or (if no director is present in that place) where the largest group of those participating is assembled, or, if there is no such group, where the chairman of the meeting is. The word meeting in these Articles shall be construed accordingly.

Directors'
power to vote on
contracts in
which they are
interested

160.    Except as otherwise provided by these Articles, a director shall not vote at a meeting of the board or a committee of the board on any resolution of the board concerning a matter in which he has an interest (other than by virtue of his interests in shares or debentures or other securities of, or otherwise in or through, the Company) which can reasonably be regarded as likely to give rise to a conflict with the interests of the Company, unless his interest arises only because the resolution concerns one or more of the following matters:

(a)
the giving of a guarantee, security or indemnity in respect of money lent or obligations incurred by him or any other person at the request of or for the benefit of, the Company or any of its subsidiary undertakings;

(b)
the giving of a guarantee, security or indemnity in respect of a debt or obligation of the Company or any of its subsidiary undertakings for which the director has assumed responsibility (in whole or part and whether alone or jointly with others) under a guarantee or indemnity or by the giving of security;

(c)
a contract, arrangement, transaction or proposal concerning an offer of shares, debentures or other securities of the Company or any of its subsidiary undertakings for subscription or purchase, in which offer he is or may be entitled to participate as a holder of securities or in the underwriting or sub-underwriting of which he is to participate;

(d)
a contract, arrangement, transaction or proposal concerning any other body corporate in which he or any person connected with him is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise, if he and any persons connected with him do not to his knowledge hold an interest (as that term is used in sections 820 to 825 of the Act) representing one per cent. or more of either any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be likely to give rise to a conflict with the interests of the Company in all circumstances);

(e)
a contract, arrangement, transaction or proposal for the benefit of employees of the Company or of any of its subsidiary undertakings which does not award him any privilege or benefit not generally accorded to the employees to whom the arrangement relates; and

(f)
a contract, arrangement, transaction or proposal concerning any insurance which the Company is empowered to purchase or maintain for, or for the benefit of, any directors of the Company or for persons who include directors of the Company.

161.    The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting of the board or of a committee of the board.

Division of
proposals

162.    Where proposals are under consideration concerning the appointment (including without limitation fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately. In such cases each of the directors concerned shall be entitled to vote in respect of each resolution except that concerning his own appointment.

Decision of
chairman final
and conclusive

163.    If a question arises at a meeting of the board or of a committee of the board as to the entitlement of a director to vote, the question may, before the conclusion of the meeting, be referred to the chairman of the meeting and his ruling in relation to any director other than himself shall be final and conclusive except in a case where the nature or extent of the interests of the director concerned have not been fairly disclosed. If any such question arises in respect of the chairman of the meeting, it shall be decided by resolution of the board (on which the chairman shall not vote) and such resolution will be final and conclusive except in a case where the nature and extent of the interests of the chairman have not been fairly disclosed.

SECRETARY

Appointment
and removal of
secretary

164.    Subject to the provisions of the Companies Acts, the secretary shall be appointed by the board for such term, at such remuneration and on such conditions as it may think fit. Any secretary so appointed may be removed by the board, but without prejudice to any claim for damages for breach of any contract of service between him and the Company.

MINUTES

Minutes
required to be
kept

165.    The board shall cause minutes to be recorded for the purpose of:

(a)
all appointments of officers made by the board; and

(b)
all proceedings at meetings of the Company, the holders of any class of shares in the capital of the Company, the board and committees of the board, including the names of the directors present at each such meeting.

Conclusiveness
of minutes

166.    Any such minutes, if purporting to be authenticated by the chairman of the meeting to which they relate or of the next meeting, shall be sufficient evidence of the proceedings at the meeting without any further proof of the facts stated in them.

THE SEAL

Authority
required for
execution of
deed

167.    The seal shall only be used by the authority of a resolution of the board. The board may determine who shall sign any document executed under the seal. If they do not, it shall be signed by at least one director and the secretary or by at least two directors. Any document may be executed under the seal by impressing the seal by mechanical means or by printing the seal or a facsimile of it on the document or by applying the seal or a facsimile of it by any other means to the document. A document executed, with the authority of a resolution of the board, in any manner permitted by section 44(2) of the Act and expressed (in whatever form of words) to be executed by the Company has the same effect as if executed under the seal.

Certificates for
shares and
debentures

168.    The board may by resolution determine either generally or in any particular case that any certificate for shares or debentures or representing any other form of security may have any signature affixed to it by some mechanical or electronic means, or printed on it or, in the case of a certificate executed under the seal, need not bear any signature.

REGISTERS

Overseas and
local registers

169.    Subject to the provisions of the Companies Acts, the Company may keep an overseas or local or other register in any place, and the board may make, amend and revoke any regulations it thinks fit about the keeping of that register.

Authentication
and certification
of copies and
extracts

170.    Any director or the secretary or any other person appointed by the board for the purpose shall have power to authenticate and certify as true copies of and extracts from:

(a)
any document comprising or affecting the constitution of the Company, whether in hard copy form or electronic form;

(b)
any resolution passed by the Company, the holders of any class of shares in the capital of the Company, the board or any committee of the board, whether in hard copy form or electronic form; and

(c)
any book, record and document relating to the business of the Company, whether in hard copy form or electronic form (including without limitation the accounts).

If certified in this way, a document purporting to be a copy of a resolution, or the minutes or an extract from the minutes of a meeting of the Company, the holders of any class of shares in the capital of the Company, the board or a committee of the board, whether in hard copy form or electronic form, shall be conclusive evidence in favour of all persons dealing with the Company in reliance on it or them that the resolution was duly passed or that the minutes are, or the extract from the minutes is, a true and accurate record of proceedings at a duly constituted meeting.

DIVIDENDS

Declaration of
dividends

171.    Subject to the provisions of the Companies Acts, the Company may by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the board.

Interim dividends

172.    Subject to the provisions of the Companies Acts, the board may pay interim dividends if it appears to the board that they are justified by the profits of the Company available for distribution. If the share capital is divided into different classes, the board may:

(a)
pay interim dividends on shares which confer deferred or non-preferred rights with regard to dividends as well as on shares which confer preferential rights with regard to dividends, but no interim dividend shall be paid on shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrear; and

(b)
pay at intervals settled by it any dividend payable at a fixed rate if it appears to the board that the profits available for distribution justify the payment.

If the board acts in good faith it shall not incur any liability to the holders of shares conferring preferred rights for any loss they may suffer by the lawful payment of an interim dividend on any shares having deferred or non-preferred rights.

Declaration and
payment in
different
currencies

173.    Dividends may be declared and paid in any currency or currencies that the board shall determine. The board may also determine the exchange rate and the relevant date for determining the value of the dividend in any currency.

Apportionment
of dividends

174.    Except as otherwise provided by the rights attached to shares, all dividends shall be declared and paid according to the amounts paid up on the shares on which the dividend is paid; but no amount paid on a share in advance of the date on which a call is payable shall be treated for the purpose of this Article as paid on the share. All dividends shall be apportioned and paid proportionately to the amounts paid up on the shares during any portion or portions of the period in respect of which the dividend is paid; but, if any share is allotted or issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly.

Dividends in
specie

175.    A general meeting declaring a dividend may, on the recommendation of the board, by ordinary resolution direct that it shall be satisfied wholly or partly by the distribution of assets, including without limitation paid up shares or debentures of another body corporate. The board may make any arrangements it thinks fit to settle any difficulty arising in connection with the distribution, including without limitation (a) the fixing of the value for distribution of any assets, (b) the payment of cash to any member on the basis of that value in order to adjust the rights of members, and (c) the vesting of any asset in a trustee.

Scrip dividends:
authorising
resolution

176.    The board may, if authorised by an ordinary resolution of the Company (the Resolution), offer any holder of shares the right to elect to receive shares, credited as fully paid, instead of cash in respect of the whole (or some part, to be determined by the board) of all or any dividend specified by the Resolution. The offer shall be on the terms and conditions and be made in the manner specified in Article 177 or, subject to those provisions, specified in the Resolution.

Scrip dividends:
procedures

177.    The following provisions shall apply to the Resolution and any offer made pursuant to it and Article 176.

(a)
The Resolution may specify a particular dividend, or may specify all or any dividends declared within a specified period.

(b)
Each holder of shares shall be entitled to that number of new shares as are together as nearly as possible equal in value to (but not greater than) the cash amount (disregarding any tax credit) of the dividend that such holder elects to forgo (each a new share). For this purpose, the value of each new share shall be:

(i)
equal to the average quotation for the Company's ordinary shares, that is, the average of the middle market quotations for those shares on the New York Stock Exchange or other exchange or quotation service on which the Company's shares are listed or quoted as derived from such source as the board may deem appropriate, on the day on which such shares are first quoted ex the relevant dividend and the four subsequent business days; or

(ii)
calculated in any other manner specified by the Resolution,

  but shall never be less than the par value of the new share.

  A certificate or report by the auditors as to the value of a new share in respect of any dividend shall be conclusive evidence of that value.

(c)
On or as soon as practicable after announcing that any dividend is to be declared or recommended, the board, if it intends to offer an election in respect of that dividend, shall also announce that intention. If, after determining the basis of allotment, the board decides to proceed with the offer, it shall notify the holders of shares of the terms and conditions of the right of election offered to them, specifying the procedure to be followed and place at which, and the latest time by which, elections or notices amending or terminating existing elections must be delivered in order to be effective.

(d)
The board shall not proceed with any election unless the board has sufficient authority to allot shares and sufficient reserves or funds that may be appropriated to give effect to it after the basis of allotment is determined.

(e)
The board may exclude from any offer any holders of shares where the board believes the making of the offer to them would or might involve the contravention of the laws of any territory or that for any other reason the offer should not be made to them.

(f)
The dividend (or that part of the dividend in respect of which a right of election has been offered) shall not be payable in cash on shares in respect of which an election has been made (the elected shares) and instead such number of new shares shall be allotted to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article. For that purpose the board shall appropriate out of any amount for the time being standing to the credit of any reserve or fund (including without limitation the profit and loss account), whether or not it is available for distribution, a sum equal to the aggregate nominal amount of the new shares to be allotted and apply it in paying up in full the appropriate number of new shares for allotment and distribution to each holder of elected shares as is arrived at on the basis stated in paragraph (b) of this Article.

(g)
The new shares when allotted shall rank equally in all respects with the fully paid shares of the same class then in issue except that they shall not be entitled to participate in the relevant dividend.

(h)
No fraction of a share shall be allotted. The board may make such provision as it thinks fit for any fractional entitlements including without limitation payment in cash to holders in respect of their fractional entitlements, provision for the accrual, retention or accumulation of all or part of the benefit of fractional entitlements to or by the Company or to or by or on behalf of any holder or the application of any accrual, retention or accumulation to the allotment of fully paid shares to any holder.

(i)
The board may do all acts and things it considers necessary or expedient to give effect to the allotment and issue of any share pursuant to this Article or otherwise in connection with any offer made pursuant to this Article and may authorise any person, acting on behalf of the holders concerned, to enter into an agreement with the Company providing for such allotment or issue and incidental matters. Any agreement made under such authority shall be effective and binding on all concerned.

(j)
The board may, at its discretion, amend, suspend or terminate any offer pursuant to this Article.

Permitted
deductions
and retentions

178.    The board may deduct from any dividend or other moneys payable to any member in respect of a share any moneys presently payable by him to the Company in respect of that share. Where a person is entitled by transmission to a share, the board may retain any dividend payable in respect of that share until that person (or that person's transferee) becomes the holder of that share.

Procedure for
payment to
holders and
others entitled

179.    Any dividend or other moneys payable in respect of a share may be paid:

(a)
in cash; or

(b)
by cheque or warrant made payable to or to the order of the holder or person entitled to payment; or

(c)
by any direct debit, bank or other funds transfer system to the holder or person entitled to payment or, if practicable, to a person designated by notice to the Company by the holder or person entitled to payment; or

(d)
by any other method approved by the board and agreed (in such form as the Company thinks appropriate) by the holder or person entitled to payment.

Joint entitlement

180.    If two or more persons are registered as joint holders of any share, or are entitled by transmission jointly to a share, the Company may:

(a)
pay any dividend or other moneys payable in respect of the share to any one of them and any one of them may give effectual receipt for that payment; and

(b)
for the purpose of Article 179, rely in relation to the share on the written direction, designation or agreement of, or notice to the Company by, any one of them.

Payment by post

181.    A cheque or warrant may be sent by post:

(a)
where a share is held by a sole holder, to the registered address of the holder of the share; or

(b)
if two or more persons are the holders, to the registered address of the person who is first named in the register; or

(c)
if a person is entitled by transmission to the share, as if it were a notice to be sent under Article 196; or

(d)
in any case, to such person and to such address as the person entitled to payment may direct by notice to the Company.

Discharge to
Company and
risk

182.    Payment of a cheque or warrant by the bank on which it was drawn or the transfer of funds by the bank instructed to make the transfer shall be a good discharge to the Company. Every cheque or warrant sent or transfer of funds made by the relevant bank or system in accordance with these Articles shall be at the risk of the holder or person entitled. The Company shall have no responsibility for any sums lost or delayed in the course of payment by any method used by the Company in accordance with Article 179.

Interest not
payable

183.    No dividend or other moneys payable in respect of a share shall bear interest against the Company unless otherwise provided by the rights attached to the share.

Forfeiture of
unclaimed
dividends

184.    Any dividend which has remained unclaimed for 12 years from the date when it became due for payment shall, if the board so resolves, be forfeited and cease to remain owing by the Company. The payment of any unclaimed dividend or other moneys payable in respect of a share may (but need not) be paid by the Company into an account separate from the Company's own account. Such payment shall not constitute the Company a trustee in respect of it. The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if those instruments have been returned undelivered, or left uncashed by that member, on at least two consecutive occasions, or, following one such occasion, reasonable enquiries have failed to establish the member's new address. The entitlement conferred on the Company by this Article in respect of any member shall cease if the member claims a dividend or cashes a dividend warrant or cheque.

CAPITALISATION OF PROFITS AND RESERVES

Power to
capitalise

185.    The board may with the authority of an ordinary resolution of the Company:

(a)
subject to the provisions of this Article, resolve to capitalise any undistributed profits of the Company not required for paying any preferential dividend (whether or not they are available for distribution) or any sum standing to the credit of any reserve or other fund, including without limitation the Company's share premium account and capital redemption reserve, if any;

(b)
appropriate the sum resolved to be capitalised to the members or any class of members on the record date specified in the relevant resolution who would have been entitled to it if it were distributed by way of dividend and in the same proportions;

(c)
apply that sum on their behalf either in or towards paying up the amounts, if any, for the time being unpaid on any shares held by them respectively, or in paying up in full shares, debentures or other obligations of the Company of a nominal amount equal to that sum but the share premium account, the capital redemption reserve, and any profits which are not available for distribution may, for the purposes of this Article, only be applied in paying up shares to be allotted to members credited as fully paid;

(d)
allot the shares, debentures or other obligations credited as fully paid to those members, or as they may direct, in those proportions, or partly in one way and partly in the other;

(e)
where shares or debentures become, or would otherwise become, distributable under this Article in fractions, make such provision as they think fit for any fractional entitlements including without limitation authorising their sale and transfer to any person, resolving that the distribution be made as nearly as practicable in the correct proportion but not exactly so, ignoring fractions altogether or resolving that cash payments be made to any members in order to adjust the rights of all parties;

(f)
authorise any person to enter into an agreement with the Company on behalf of all the members concerned providing for either:

(i)
the allotment to the members respectively, credited as fully paid, of any shares, debentures or other obligations to which they are entitled on the capitalisation; or

(ii)
the payment up by the Company on behalf of the members of the amounts, or any part of the amounts, remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under that authority shall be binding on all such members; and

(g)
generally do all acts and things required to give effect to the ordinary resolution.

RECORD DATES

Record dates for
dividends etc.

186.    Notwithstanding any other provision of these Articles, and subject to the Act, the Company or the board may:

(a)
fix any date as the record date for any dividend, distribution, allotment or issue, which may be on or at any time before or after any date on which the dividend, distribution, allotment or issue is declared, paid or made;

(b)
for the purpose of determining which persons are entitled to attend and vote at a general meeting of the Company, or a separate general meeting of the holders of any class of shares in the capital of the Company, and how many votes such persons may cast, specify in the notice of meeting a time by which a person must be entered on the register in order to have the right to attend or vote at the meeting; changes to the register after the time specified by virtue of this Article 186 shall be disregarded in determining the rights of any person to attend or vote at the meeting; and

(c)
for the purpose of sending notices of general meetings of the Company, or separate general meetings of the holders of any class of shares in the capital of the Company, under these Articles, determine that persons entitled to receive such notices are those persons entered on the register at the close of business on a day determined by the Company or the board, which day may not be more than 21 days before the day that notices of the meeting are sent.

ACCOUNTS

Rights to
inspect records

187.    No member shall (as such) have any right to inspect any accounting records or other book or document of the Company except as conferred by statute or authorised by the board or by ordinary resolution of the Company or order of a court of competent jurisdiction.

Sending of
annual accounts

188.    Subject to the Companies Acts, a copy of the Company's annual accounts and reports for that financial year shall, at least 21 clear days before the date of the meeting at which copies of those documents are to be laid in accordance with the provisions of the Companies Acts, be sent to every member and to every holder of the Company's debentures, and to every person who is entitled to receive notice of meetings from the Company under the provisions of the Companies Acts or of these Articles or, in the case of joint holders of any share or debenture, to one of the joint holders. A copy need not be sent to a person for whom the Company does not have a current address.

Summary
financial
statements

189.    Subject to the Companies Acts, the requirements of Article 188 shall be deemed satisfied in relation to any person by sending to the person, instead of such copies, a summary financial statement derived from the Company's annual accounts and the directors' report, which shall be in the form and containing the information prescribed by the Companies Acts and any regulations made under the Companies Acts.

COMMUNICATIONS

When notice
required to
be in writing

190.    Any notice to be sent to or by any person pursuant to these Articles (other than a notice calling a meeting of the board) shall be in writing.

Methods of
Company sending
notice

191.    Subject to Article 190 and unless otherwise provided by these Articles, the Company shall send or supply a document or information that is required or authorised to be sent or supplied to a member or any other person by the Company by a provision of the Companies Acts or pursuant to these Articles or to any other rules or regulations to which the Company may be subject in such form and by such means as it may in its absolute discretion determine provided that the provisions of the Act which apply to sending or supplying a document or information required or authorised to be sent or supplied by the Companies Acts shall, the necessary changes having been made, also apply to sending or supplying any document or information required or authorised to be sent by these Articles or any other rules or regulations to which the Company may be subject.

Methods of member
etc. sending
document or
information

192.    Subject to Article 190 and unless otherwise provided by these Articles, a member or a person entitled by transmission to a share shall send a document or information pursuant to these Articles to the Company in such form and by such means as it may in its absolute discretion determine provided that:

(a)
the determined form and means are permitted by the Companies Acts for the purpose of sending or supplying a document or information of that type to a company pursuant to a provision of the Companies Acts; and

(b)
unless the board otherwise permits, any applicable condition or limitation specified in the Companies Acts, including without limitation as to the address to which the document or information may be sent, is satisfied.

Unless otherwise provided by these Articles or required by the board, such document or information shall be authenticated in the manner specified by the Companies Acts for authentication of a document or information sent in the relevant form.

Notice to joint
holders

193.    In the case of joint holders of a share any document or information shall be sent to the joint holder whose name stands first in the register in respect of the joint holding and any document or information so sent shall be deemed for all purposes sent to all the joint holders.

Deemed receipt
of notice

194.    A member present, either in person or by proxy, at any meeting of the Company or of the holders of any class of shares in the capital of the Company shall be deemed to have been sent notice of the meeting and, where requisite, of the purposes for which it was called.

Terms and
conditions for
electronic
communications

195.    The board may from time to time issue, endorse or adopt terms and conditions relating to the use of electronic means for the sending of notices, other documents and proxy appointments by the Company to members or persons entitled by transmission and by members or persons entitled by transmission to the Company.

Notice to persons
entitled by
transmission

196.    A document or information may be sent or supplied by the Company to the person or persons entitled by transmission to a share by sending it in any manner the Company may choose authorised by these Articles for the sending of a document or information to a member, addressed to them by name, or by the title of representative of the deceased, or trustee of the bankrupt or by any similar description at the address (if any) as may be supplied for that purpose by or on behalf of the person or persons claiming to be so entitled. Until such an address has been supplied, a document or information may be sent in any manner in which it might have been sent if the death or bankruptcy or other event giving rise to the transmission had not occurred.

Transferees etc.
bound by
prior notice

197.    Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before his name is entered in the register, has been sent to a person from whom he derives his title.

Proof of
sending/when
notices etc.
deemed sent
by post

198.    Proof that a document or information was properly addressed, prepaid and posted shall be conclusive evidence that the document or information was sent or supplied. A document or information sent by the Company to a member by post shall be deemed to have been received:

(a)
if sent by first class post or special delivery post from an address in the United Kingdom to another address in the United Kingdom, or by a postal service similar to first class post or special delivery post from an address in another country to another address in that other country, on the day following that on which the document or information was posted;

(b)
in any other case, on the second day following that on which the document or information was posted.

When notices etc.
deemed sent
by hand

199.    A document or information sent by the Company to a member by hand shall be deemed to have been received by the member when it is handed to the member or left at his registered address.

Proof of
sending/when
notices etc.
deemed sent by
electronic means

200.    Proof that a document or information sent or supplied by electronic means was properly addressed shall be conclusive evidence that the document or information was sent or supplied. A document or information sent or supplied by the Company to a member in electronic form shall be deemed to have been received by the member on the day following that on which the document or information was sent to the member. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

When notices etc.
deemed sent
by website

201.    A document or information sent or supplied by the Company to a member by means of a website shall be deemed to have been received by the member:

(a)
when the document or information was first made available on the website; or

(b)
if later, when the member is deemed by Article 198, 199 or 200 to have received notice of the fact that the document or information was available on the website. Such a document or information shall be deemed received by the member on that day notwithstanding that the Company becomes aware that the member has failed to receive the relevant document or information for any reason and notwithstanding that the Company subsequently sends a hard copy of such document or information by post to the member.

No entitlement to
receive notice etc
if Company has
no current address

202.    A member shall not be entitled to receive any document or information that is required or authorised to be sent or supplied to him by the Company by a provision of the Companies Acts or pursuant to these Articles or to any other rules or regulations to which the Company may be subject if documents or information sent or supplied to that member by post in accordance with the Articles have been returned undelivered to the Company:

(a)
on at least two consecutive occasions; or

(b)
on one occasion and reasonable enquiries have failed to establish the member's address.

Without prejudice to the generality of the foregoing, any notice of a general meeting of the Company which is in fact sent or purports to be sent to such member shall be ignored for the purpose of determining the validity of the proceedings at such general meeting.

A member to whom this Article applies shall become entitled to receive such documents or information when he has given the Company an address to which they may be sent or supplied.

DESTRUCTION OF DOCUMENTS

Power of Company
to destroy
documents

203.    The Company shall be entitled to destroy:

(a)
all instruments of transfer of shares which have been registered, and all other documents on the basis of which any entry is made in the register, at any time after the expiration of six years from the date of registration;

(b)
all dividend mandates, variations or cancellations of dividend mandates, and notifications of change of address at any time after the expiration of two years from the date of recording;

(c)
all share certificates which have been cancelled at any time after the expiration of one year from the date of the cancellation;

(d)
all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment;

(e)
all proxy appointments which have been used for the purpose of a poll at any time after the expiration of one year from the date of use; and

(f)
all proxy appointments which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the proxy appointment relates and at which no poll was demanded.

Presumption in
relation to
destroyed
documents

204.    It shall conclusively be presumed in favour of the Company that:

(a)
every entry in the register purporting to have been made on the basis of an instrument of transfer or other document destroyed in accordance with Article 203 was duly and properly made;

(b)
every instrument of transfer destroyed in accordance with Article 203 was a valid and effective instrument duly and properly registered;

(c)
every share certificate destroyed in accordance with Article 203 was a valid and effective certificate duly and properly cancelled; and

(d)
every other document destroyed in accordance with Article 203 was a valid and effective document in accordance with its recorded particulars in the books or records of the Company,

but:

(e)
the provisions of this Article and Article 203 apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties) to which the document might be relevant;

(f)
nothing in this Article or Article 203 shall be construed as imposing on the Company any liability in respect of the destruction of any document earlier than the time specified in Article 203 or in any other circumstances which would not attach to the Company in the absence of this Article or Article 203; and

(g)
any reference in this Article or Article 203 to the destruction of any document includes a reference to its disposal in any manner.

UNTRACED MEMBERS

Power to dispose
of shares of
untraced members

205.    The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by transmission if:

(a)
during the period of 12 years before the date of the publication of the advertisements referred to in paragraph (b) of this Article (or, if published on different dates, the first date) (the relevant period) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b)
the Company shall as soon as practicable after expiry of the relevant period have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c)
during the relevant period and the period of three months following the publication of the advertisements referred to in paragraph (b) of this Article (or, if published on different dates, the first date) the Company has received no indication either of the whereabouts or of the existence of such member or person.

Transfer on sale

206.    To give effect to any sale pursuant to Article 205, the board may (a) authorise any person to execute an instrument of transfer of the shares to, or in accordance with the directions of, the buyer; or (b) where the shares are held in uncertificated form, do all acts and things it considers necessary and expedient to effect the transfer of the shares to, or in accordance with the directions of, the buyer.

Effectiveness of
transfer

207.    An instrument of transfer executed by that person in accordance with Article 206 shall be as effective as if it had been executed by the holder of, or person entitled by transmission to, the shares. An exercise by the Company of its powers in accordance with Article 206(b) shall be as effective as if exercised by the registered holder of or person entitled by transmission to the shares. The transferee shall not be bound to see to the application of the purchase money, and his title to the shares shall not be affected by any irregularity in, or invalidity of, the proceedings in reference to the sale.

Proceeds of sale

208.    The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or other person previously entitled for an amount equal to the proceeds. The Company shall enter the name of such former member or other person in the books of the Company as a creditor for that amount. In relation to the debt, no trust is created and no interest is payable. The Company shall not be required to account for any money earned on the net proceeds of sale, which may be used in the Company's business or invested in such a way as the board from time to time thinks fit.

WINDING UP

Liquidator may
distribute in
specie

209.    If the Company is wound up, the liquidator may, with the sanction of a special resolution of the Company and any other sanction required by the Insolvency Act 1986:

(a)
divide among the members in specie the whole or any part of the assets of the Company and may, for that purpose, value any assets and determine how the division shall be carried out as between the members or different classes of members;

(b)
vest the whole or any part of the assets in trustees for the benefit of the members; and

(c)
determine the scope and terms of those trusts,

but no member shall be compelled to accept any asset on which there is a liability.

Disposal of assets
by liquidator

210.    The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

INDEMNITY

Indemnity to
directors and
officers

211.    Subject to the provisions of the Companies Acts, but without prejudice to any indemnity to which the person concerned may otherwise be entitled, every director or other officer of the Company (other than any person (whether an officer or not) engaged by the Company as auditor) shall be indemnified out of the assets of the Company against any liability incurred by him for negligence, default, breach of duty or breach of trust in relation to the affairs of the Company, provided that this Article shall be deemed not to provide for, or entitle any such person to, indemnification to the extent that it would cause this Article, or any element of it, to be treated as void under the Act or otherwise under the Companies Acts.

DISPUTE RESOLUTION

Exclusive
jurisdiction
of English courts

212.    The courts of England and Wales shall have exclusive jurisdiction to determine any and all disputes brought by a member in that member's capacity as such against the Company and/or the board and/or any of the directors individually or collectively, arising out of or in connection with these Articles or any non-contractual obligations arising out of or in connection with these Articles.

Governing law

213.    The governing law of these Articles is the law of England and these Articles shall be interpreted in accordance with English law.

For the purposes of Articles 212 and 213 director shall be read so as to include each and any director of the Company from time to time in his capacity as such or as an employee of the Company and shall include any former director of the Company.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Aon UK is currently a private limited company incorporated under the law of England and Wales, but will be re-registered as a public limited company prior to the effective date of the merger. Chapter 7 of Part 10 of the Companies Act contains provisions protecting directors from liability. All statutory references in this Item 20 are to the Companies Act.

        Section 232(1) makes void any provision that purports to exempt a director of a company from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company.

        Section 232(2) makes similar provisions in respect of indemnities provided for a director, subject to three permitted types of indemnity, each discussed more fully below:

  (a)
  liability insurance within Section 233; and

  (b)
  qualifying third-party indemnity provisions falling within Section 234.

        Section 233 permits liability insurance, commonly known as directors' and officers' liability insurance, purchased and maintained by a company against liability for negligence, default, breach of duty or breach of trust in relation to the company.

        Section 234 allows for Aon UK to provide an indemnity against liability incurred by a director to someone other than Aon UK or an associated company. Such an indemnity does not permit indemnification against liability to pay criminal fines or civil penalties to a regulatory authority or the costs of an unsuccessful defense of criminal or civil proceedings or application for relief under Sections 661 (power of court to grant relief in case of acquisition of shares by innocent nominee) or 1157 (general power of court to grant relief in case of honest and reasonable conduct) of the Companies Act.

        Any indemnity provided under Section 234 must be disclosed in the company's annual report in accordance with Section 236 and copies of such indemnification provisions made available for inspection in accordance with Section 237 (and every member has a right to inspect and request such copies under Section 238).

        Conduct of a director amounting to negligence, default, breach of duty or breach of trust in relation to the company can be ratified, in accordance with Section 239, by a resolution of the members of the company, disregarding the votes of the director (if a member) and any connected member.

        To the extent permitted by the Companies Act (as amended from time to time) and without prejudice to any indemnity to which any person may otherwise be entitled, the New Articles provide for indemnification to the fullest extent permitted under law. Under the New Articles, any expansion of the protection afforded to every director or other officer of Aon UK (other than any person (whether an officer or not) engaged by Aon UK as auditor) by the Companies Act will automatically extend to Aon UK's directors or other officers of Aon UK (other than any person (whether an officer or not) engaged by Aon UK as auditor).

        Where a person is indemnified against any liability in accordance with this Item 20, such indemnity shall extend, to the extent permitted by the Companies Act, to all costs, charges, losses, expenses and liabilities incurred by him in relation thereto.

        In addition, to the fullest extent permitted by law and without prejudice to any other indemnity to which the director may otherwise be entitled, Aon UK will enter into deeds of indemnity with its directors and officers. Under the deeds of indemnity, Aon UK will indemnify its directors and officers to the fullest extent permitted or authorized by the Companies Act, as it may from time to time be amended, or by any other statutory provisions authorizing or permitting such indemnification.

        The directors of Aon UK will also be entitled to cover pursuant to the Aon group's directors' and officers' liability insurance.

Item 21.    Exhibits and Financial Statement Schedules

  (a)
  Exhibits

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of January 12, 2012 among Aon Corporation and Market Mergeco Inc. (included as Annex A to the proxy statement/prospectus).
3.1*	Memorandum of Association of Aon Global Limited.
3.2*	Articles of Association of Aon Global Limited.
3.3	Form of Articles of Association of Aon UK following the reorganization (included as Annex B to the proxy statement/prospectus).
5.1*	Opinion of Freshfields Bruckhaus Deringer LLP regarding the legality of securities being registered.
8.1	Opinion of McDermott Will & Emery LLP regarding certain U.S. tax matters.
8.2	Opinion of McDermott Will & Emery UK LLP regarding certain U.K. tax matters.
23.1*	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1).
23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 8.1).
23.3	Consent of McDermott Will & Emery UK LLP (included in Exhibit 8.2).
23.4	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (included in Part II to this Registration Statement).
99.1	Form of Proxy Card of Aon Corporation.
99.2	Consents of persons named as directors of the surviving corporation.

*
Previously filed.

Item 22.    Undertakings

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

             (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned Registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

        (d)   The Registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (c) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (e)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (f)    The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (g)   The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        (h)   The undersigned Registrant hereby undertakes that, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)  Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

           (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

          (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

          (iv)  Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 6th day of February, 2012.

AON GLOBAL LIMITED
By:	/s/ CHRISTA DAVIES
	Name:	Christa Davies
	Title:	Executive Vice President and Chief Financial Officer

Signature	Title	Date

* Gregory C. Case	President, Chief Executive Officer and Member of the Board of Directors and Authorized Representative in the United States (Principal Executive Officer)	February 6, 2012
/s/ CHRISTA DAVIES Christa Davies	Executive Vice President and Chief Financial Officer and Director (Principal Financial Officer)	February 6, 2012
* Laurel Meissner	Senior Vice President and Global Controller and Director (Principal Accounting Officer)	February 6, 2012

*By:	/s/ RAM PADMANABHAN Ram Padmanabhan Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description
2.1	Agreement and Plan of Merger and Reorganization, dated as of January 12, 2012 among Aon Corporation and Market Mergeco Inc. (included as Annex A to the proxy statement/prospectus).
3.1*	Memorandum of Association of Aon Global Limited.
3.2*	Articles of Association of Aon Global Limited.
3.3	Form of Articles of Association of Aon UK following the reorganization (included as Annex B to the proxy statement/prospectus).
5.1*	Opinion of Freshfields Bruckhaus Deringer LLP regarding the legality of securities being registered.
8.1	Opinion of McDermott Will & Emery LLP regarding certain U.S. tax matters.
8.2	Opinion of McDermott Will & Emery UK LLP regarding certain U.K. tax matters.
23.1*	Consent of Freshfields Bruckhaus Deringer LLP (included in Exhibit 5.1).
23.2	Consent of McDermott Will & Emery LLP (included in Exhibit 8.1).
23.3	Consent of McDermott Will & Emery UK LLP (included in Exhibit 8.2).
23.4	Consent of Ernst & Young LLP.
24.1*	Power of Attorney (included in Part II to this Registration Statement).
99.1	Form of Proxy Card of Aon Corporation.
99.2	Consents of persons named as directors of the surviving corporation.

*
Previously filed.